As filed with the Securities and Exchange Commission on July 1, 2015
Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARRIS International Limited
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	3663 (Primary Standard Industrial Classification Code Number)	98-1241619 (I.R.S. Employer Identification Number)

3871 Lakefield Drive
Suwanee, Georgia 30024
(678) 473-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick W. Macken
ARRIS Group, Inc.
3871 Lakefield Drive
Suwanee, Georgia 30024
(678) 473-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
W. Brinkley Dickerson, Jr.
Heather M. Ducat
Troutman Sanders, LLP
600 Peachtree Street, Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the Merger described in the enclosed proxy statement/prospectus.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Ordinary Shares, nominal value £0.01 per share	146,847,449	Not Applicable	$4,477,378,720	$520,272

(1)
This registration statement relates to ordinary shares, nominal value £0.01 per share, of ARRIS International Limited, a private limited company incorporated under the laws of England and Wales (“New ARRIS”), to be issued to holders of common shares, $0.01 par value per share, of ARRIS Group, Inc., a Delaware corporation (“ARRIS”) pursuant to the Agreement and Plan of Merger, dated as of April 22, 2015, by and among New ARRIS, ARRIS, Archie U.S. Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of New ARRIS (“ARRIS Holdings”), and Archie U.S. Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of ARRIS Holdings.

(2)
Represents the proposed maximum number of the New ARRIS ordinary shares expected to be issued upon the completion of the merger transaction described herein. Calculated based on an exchange ratio of one New ARRIS ordinary share for each ARRIS common share estimated to be outstanding immediately prior to completion of the transaction.

(3)
Estimated solely for the purpose of calculating the registration fee. The registration fee is required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rules 457(f) and 457(c) under the Securities Act. Pursuant to Rule 457(f) under the Securities Act, the proposed maximum aggregate offering price of the New ARRIS ordinary shares is equal to $4,477,378,720, which was determined by multiplying (i) 146,847,449, the estimated maximum number of ARRIS shares to be exchanged for New ARRIS ordinary shares (which is the sum of  (i) 146,164,859 ARRIS shares outstanding as of June 30, 2015, (ii) 11,847 ARRIS shares potentially issuable pursuant to stock options outstanding as of June 30, 2015 that are vested or that are expected to vest prior to completion of the merger and (iii) 670,743 ARRIS shares issuable pursuant to restricted stock awards and restricted stock units outstanding as of June 30, 2015 that are expected to vest prior to completion of the merger), by (ii) $30.49, the average of the high and low prices for the ARRIS shares as reported on The NASDAQ Stock Market LLC on June 30, 2015.

(4)
Determined in accordance with Section 6(b) of the Securities Act by multiplying the estimated aggregate offering price of the securities to be registered by 0.0001162.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PRELIMINARY — SUBJECT TO COMPLETION — DATED JULY 1, 2015

Dear ARRIS Stockholder:
You are cordially invited to attend a special meeting of the stockholders of ARRIS Group, Inc. (“ARRIS”) to be held on [•], 2015 at [•] local time, at ARRIS’ corporate headquarters at 3871 Lakefield Drive, Suwanee, Georgia, 30024, USA.
The boards of ARRIS and Pace plc (“Pace”) have reached agreement on the terms of a recommended combination of Pace with ARRIS (the “Combination”) whereby (i) ARRIS International Limited (“New ARRIS”), a newly formed company incorporated in England and Wales, will acquire all of the outstanding shares of Pace by means of a court-sanctioned scheme of arrangement under English law and (ii) ARRIS will merge (the “Merger”) with a subsidiary of New ARRIS, with ARRIS surviving the Merger (pursuant to the Agreement and Plan of Merger dated as of April 22, 2015 (the “Merger Agreement”)). Under the terms of the Combination, (a) Pace Scheme shareholders will receive 132.5 pence in cash and 0.1455 shares of New ARRIS for each Pace share they hold and (b) ARRIS stockholders will receive one New ARRIS share for each share of ARRIS common stock they hold. As a result of the Combination, both Pace and ARRIS will become wholly-owned subsidiaries of New ARRIS. It is intended that shares of New ARRIS will be listed on The NASDAQ Stock Market LLC under the symbol “ARRS” following the completion of the Combination. Based on the number of ARRIS and Pace shares outstanding as of the record date, the total number of New ARRIS shares expected to be issued in connection with the Combination is approximately [•].
ARRIS is holding a special meeting of stockholders to seek your adoption of the Merger Agreement, which gives effect to the Merger and is a necessary component of the Combination. ARRIS stockholders also are being asked to vote on a non-binding advisory proposal to approve certain compensation arrangements for ARRIS’ named executive officers in connection with the Merger and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement.
ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT AND EACH OF THE PROPOSALS DESCRIBED ABOVE. In considering this recommendation, you should be aware that non-employee directors and executive officers of ARRIS will have interests in the Combination in addition to interests they might have as stockholders of ARRIS. See “Interests of Certain Persons in Matters to be Acted Upon” beginning on page 88.
More information about the Combination and the proposals described above is contained in the accompanying proxy statement/prospectus. We urge you to read this document, including the Annexes and the documents incorporated by reference, carefully and in full. In particular, we urge you to read the section captioned “Risk Factors” beginning on page 19.
The close of business on [•], 2015 has been fixed as the record date for determining the ARRIS stockholders entitled to receive notice of and to vote at the special meeting.
We are not asking for a proxy from Pace shareholders, and Pace shareholders are requested not to send us a proxy. Pace shareholders are not entitled to vote on the matters described above. Pace shareholders are expected to receive a separate circular and should read and respond to that document.
Your vote is very important. Whether or not you plan to attend the special meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus. A failure to vote, failure to instruct a bank, broker or nominee, or abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
We look forward to seeing you at the special meeting and appreciate your support.
Sincerely,
ROBERT J. STANZIONE
Chairman and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved any of the transactions described in this proxy statement/prospectus or the securities to be issued under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The UK Financial Conduct Authority (“FCA”) has not approved or disapproved any of the transactions described in this proxy statement/prospectus or the securities to be issued under this document or passed upon the adequacy or accuracy of this document. This proxy statement/prospectus does not constitute an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. For the avoidance of doubt, this proxy statement/prospectus does not constitute an offer to buy or sell securities or a solicitation of an offer to buy or sell any securities in the UK or any other member state of the European Economic Area or a solicitation of a proxy under the laws of England and Wales or the FCA’s Listing Rules, and it is not intended to be, and is not, a prospectus or an offer document for the purposes of the FCA’s Prospectus Rules.
The accompanying proxy statement/prospectus is dated [•], 2015, and is first being mailed to ARRIS stockholders on or about [•], 2015.

NOTICE OF SPECIAL MEETING
Important Notice Regarding the Special Meeting on [•], 2015
A special meeting of stockholders of ARRIS Group, Inc. (“ARRIS”) will be held on [•], 2015, at [•] a.m. local time at ARRIS corporate headquarters at 3871 Lakefield Drive, Suwanee, Georgia, USA for the following purposes:
1.
To adopt the Agreement and Plan of Merger, dated as of April 22, 2015 (the “Merger Agreement”), by and among ARRIS, ARRIS International Limited, a private limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of ARRIS (“New ARRIS”), Archie U.S. Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of New ARRIS (“ARRIS Holdings”), and Archie U.S. Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of ARRIS Holdings (“Merger Sub”);

2.
To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ARRIS’ named executive officers in connection with the completion of the merger (the “Merger”) of Merger Sub with and into ARRIS, with ARRIS continuing as the surviving corporation, pursuant to the Merger Agreement; and

3.
To approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, (ii) to provide to ARRIS stockholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to ARRIS stockholders voting at the special meeting.

The ARRIS board of directors determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of ARRIS and approved the Merger Agreement. The ARRIS board of directors unanimously recommends that ARRIS stockholders vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the non-binding advisory proposal to approve certain compensatory arrangements between ARRIS and certain named ARRIS executive officers relating to the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the Merger Agreement.
The ARRIS board of directors has fixed the close of business on [•], 2015 as the record date for determination of ARRIS stockholders entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Only holders of record of common stock, $0.01 par value per share, of ARRIS (“ARRIS shares”) at the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting.
Your vote is very important. A failure to vote in person, grant a proxy for your shares, or instruct a bank, broker or nominee how to vote at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Whether or not you expect to attend the special meeting in person, we urge you to submit a proxy to vote your shares as promptly as possible by either: (1) logging onto www.voteproxy.com and following the instructions on your proxy card; (2) dialing 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 from foreign countries and listening for further directions; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by the plan administrator, or record holder, as appropriate.
The enclosed proxy statement/prospectus provides a detailed description of the combination of Pace with ARRIS and the Merger Agreement. We urge you to read this proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. In particular, we urge you to read the section captioned “Risk Factors” beginning on page [•].

If you have any questions concerning the combination of Pace with ARRIS or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of ARRIS shares, please contact ARRIS’ proxy solicitor using the contact instructions included in this proxy statement/prospectus.
Sincerely,
PATRICK W. MACKEN
Secretary
Suwanee, Georgia
[•], 2015

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT ADDITIONAL INFORMATION
The accompanying proxy statement/prospectus incorporates by reference important business and financial information about ARRIS from documents that are not included in or delivered with the proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in the accompanying proxy statement/prospectus by requesting them in writing or by telephone at the following address and telephone number.
ARRIS Group, Inc.
Attn: Secretary
3871 Lakefield Drive
Suwanee, Georgia 30024
678-473-2000
In addition, if you have questions about the Combination or the special meeting, or if you need to obtain copies of the accompanying proxy statement/prospectus, proxy card or other documents incorporated by reference in the proxy statement/prospectus, you may contact the company listed below. You will not be charged for any of the documents you request.
Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms, Please Call: (203) 658-9400
Holders Call Toll Free: (855)-223-1287
Email: arris.info@morrowco.com
If you would like to request documents, please do so by [•], 2015, in order to receive them before the special meeting.
For a more detailed description of the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it, see the section captioned “Where You Can Find More Information” beginning on page [•] of the accompanying proxy statement/prospectus.
ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document constitutes a prospectus of New ARRIS under Section 5 of the Securities Act of 1933, as amended with respect to the New ARRIS ordinary shares to be issued to ARRIS stockholders in the Merger pursuant to the Merger Agreement. This document is also a proxy statement under the Securities Exchange Act of 1934, as amended, and a notice of meeting under Delaware law with respect to the special meeting at which ARRIS stockholders will be asked to consider and vote upon the proposal to adopt the Merger Agreement (as defined in this proxy statement/prospectus) and certain related proposals.
No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this proxy statement/prospectus, and, if given or made, such information must not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any circumstances in which such offer or solicitation is unlawful. The distribution or possession of this proxy statement/prospectus in or from certain jurisdictions may be restricted by law. You should inform yourself about and observe any such restrictions, and none of ARRIS, Pace or New ARRIS accepts any liability in relation to any such restrictions.
Neither the distribution of this proxy statement/prospectus nor the issuance by New ARRIS of New ARRIS ordinary shares in connection with the Combination shall, under any circumstances, create any implication that there has been no change in the affairs of ARRIS, Pace or New ARRIS since the date of this proxy statement/prospectus or that the information contained in this proxy statement/prospectus is correct as of any time subsequent to its date.
Information contained in this proxy statement/prospectus regarding Pace has been provided by Pace, and information contained in this proxy statement/prospectus regarding ARRIS, New ARRIS, Archie U.S. Holdings LLC, and Archie U.S. Merger LLC has been provided by ARRIS.

i

Page
NO DELAWARE APPRAISAL RIGHTS	161
ACCOUNTING TREATMENT OF THE COMBINATION	162
WHERE YOU CAN FIND MORE INFORMATION	162
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	164
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PACE	165
INDEX TO FINANCIAL STATEMENTS OF PACE	F-1
ANNEX A: MERGER AGREEMENT
ANNEX B: RULE 2.7 ANNOUNCEMENT
ANNEX C: CO-OPERATION AGREEMENT
ANNEX D: FORM OF ARTICLES OF ASSOCIATION OF NEW ARRIS
ANNEX E: FAIRNESS OPINION OF EVERCORE

ii

COMMONLY USED TERMS
For your convenience, some of the terms that are commonly used in the proxy statement/prospectus have the meanings set forth below unless otherwise indicated or the context otherwise requires:
•
“ARRIS” refers to ARRIS Group, Inc., a Delaware corporation.

•
“ARRIS Holdings” refers to Archie U.S. Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of New ARRIS, which will be converted into a Delaware corporation prior to the completion of the Merger.

•
“ARRIS shares” refers to outstanding common stock of ARRIS, $0.01 par value.

•
“ARRIS stockholders” refers to the holders of ARRIS shares.

•
“Board” refers to ARRIS’ board of directors, New ARRIS’ board of directors or Pace’s board of directors, as the context suggests.

•
“Combination” refers to the combination of ARRIS and Pace by means of the Merger and the Pace Acquisition.

•
“Companies Act” refers to the UK Companies Act 2006, as amended.

•
“Contractual Offer” means the implementation of the Pace Acquisition by means of a takeover offer as defined in section 974 of the Companies Act, rather than by means of the Scheme.

•
“Court” refers to the High Court of Justice in England and Wales.

•
“Court Meeting” means the meeting(s) of Pace Scheme shareholders to be convened by an order of the Court under section 896 of the Companies Act, notice of which will be set out in the Scheme Circular, to consider and if thought fit approve the Scheme (with or without amendment) including any adjournment thereof.

•
“DGCL” means the Delaware General Corporation Law.

•
“Dollars” or “$” refers to U.S. dollars.

•
“ESPP” means an employee stock purchase right.

•
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

•
“General Meeting” means the general meeting of Pace shareholders to be convened in connection with the Scheme, notice of which will be set out in the Scheme Circular, to consider and if thought fit approve various matters in connection with the implementation of the Scheme, including any adjournment thereof.

•
“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

•
“Internal Revenue Code” or “Code” means the U.S. Internal Revenue Code of 1986, as amended.

•
“IRS” means the U.S. Internal Revenue Service.

•
“LSE” means the London Stock Exchange plc.

•
“Merger” means the merger of Merger Sub with and into ARRIS, with ARRIS continuing as the surviving corporation, pursuant to the Merger Agreement.

•
“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 22, 2015, among New ARRIS, ARRIS, ARRIS Holdings, and Merger Sub.

•
“Merger Sub” refers to Archie U.S. Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of ARRIS Holdings.

•
“Named Executive Officers” refers to the chief executive officer, the chief financial officer, and the three other most highly paid executive officers of ARRIS, being Robert J. Stanzione, David B. Potts, Lawrence A. Margolis, Bruce McClelland and Lawrence Robinson.

•
“NASDAQ” means The NASDAQ Stock Market LLC.

•
“New ARRIS” refers to ARRIS International Limited, currently a private limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of ARRIS, which will be re-registered as a public limited company named ARRIS International plc prior to the completion of the Scheme (or, if the Scheme is converted to a Contractual Offer, before or after the completion of the Contractual Offer).

•
“New ARRIS group” means ARRIS, New ARRIS and their respective subsidiaries from time to time.

•
“New ARRIS shares” or “New ARRIS ordinary shares” refers to ordinary shares of New ARRIS, nominal value £0.011 per share.

•
“New ARRIS shareholders” refers to the holders of New ARRIS ordinary shares.

•
“Option” means a stock option.

•
“Our,” “we” or “us” refers to ARRIS.

•
“Pace” refers to Pace plc, a public limited company incorporated under the laws of England and Wales.

•
“Pace Acquisition” means the acquisition by New ARRIS of the entire issued and to be issued share capital of Pace, other than Pace ordinary shares held by or on behalf of New ARRIS or the New ARRIS group or by Pace in treasury (if any), to be implemented by means of the Scheme or, if ARRIS so elects (subject to the consent of the Takeover Panel (where necessary) and subject to the provisions of the Co-operation Agreement), by means of the Contractual Offer, on the terms and subject to the conditions of the Rule 2.7 Announcement.

•
“Pace ordinary shares” or “Pace shares” refers to outstanding ordinary shares of Pace, nominal value £0.05 per share.

•
“Pace Scheme shareholder” means the holders of Pace shares:

(a)
in issue at the date of the Scheme Circular and which remain in issue at the Scheme Record Time;

(b)
(if any) issued after the date of the Scheme Circular but before the Voting Record Time and which remain in issue at the Scheme Record Time; and

(c)
(if any) issued at or after the Voting Record Time but at or before the Scheme Record Time on terms that the holder thereof shall be bound by the Scheme or in respect of which the original or any subsequent holders thereof are, or have agreed in writing to be, bound by the Scheme and, in each case, which remain in issue at the Scheme Record Time, excluding, in any case, any Pace shares held by or on behalf of New ARRIS or the New ARRIS group at the Scheme Record Time.
•
“Pace shareholders” refers to the holders of Pace ordinary shares.

•
“Pounds” or “£” refers to UK pounds sterling.

•
“Restricted Share” means a restricted share.

•
“RSU” means a restricted stock unit.

•
“Rule 2.7 Announcement” means the announcement in respect of the Combination issued by ARRIS on April 22, 2015 pursuant to Rule 2.7 of the Takeover Code.

New ARRIS shares currently have a nominal value of  £1.00. However, it is expected that the nominal value of the New ARRIS shares will be changed to £0.01 prior to the date of this proxy statement/prospectus.

•
“Scheme” means the scheme of arrangement proposed to be made under Part 26 of the Companies Act between Pace and the Pace Scheme shareholders, with or subject to any modification, addition or condition approved or imposed.

•
“Scheme Circular” means the document to be sent to Pace shareholders setting out, amongst other things, the Scheme and notices convening the Court Meeting and the General Meeting, and including the particulars required by section 897 of the Companies Act.

•
“Scheme Record Time” means the time and date specified in the Scheme Circular by reference to which the Scheme will be binding on holders of Pace shares at such time.

•
“SEC” means the U.S. Securities and Exchange Commission.

•
“Securities Act” means the U.S. Securities Act of 1933, as amended.

•
“Special Meeting” means the special meeting of the ARRIS stockholders to be held on [•], 2015.

•
“Takeover Code” refers to the City Code on Takeovers and Mergers.

•
“Takeover Panel” refers to the UK Panel on Takeovers and Mergers.

•
“U.S. Treasury” means the U.S. Department of Treasury.

•
“Voting Record Time” means the time and date specified in the Scheme Circular by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00pm (London time (BST)) on the day which is two days before the date of the Court Meeting or if the Court Meeting is adjourned, 6.00pm (London time (BST)) on the day which is two days before such adjourned meeting.

QUESTIONS AND ANSWERS ABOUT THE COMBINATION
The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed Combination and the Special Meeting (each as defined below). These questions and answers only highlight some of the information contained in this proxy statement/prospectus. They may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the annexes and the documents incorporated by reference into this proxy statement/prospectus, to understand fully the proposed Combination and the voting procedures for the Special Meeting. See the section captioned “Where You Can Find More Information” beginning on page [•].
Q:
Whose proxies are being solicited?

A:
Only proxies from holders of ARRIS shares are being solicited. We are not soliciting any proxies or votes from Pace shareholders.

If you are a Pace shareholder and not an ARRIS stockholder, and you have received or gained access to this proxy statement/prospectus, you should disregard it completely and should not treat it as any solicitation of your proxy, vote or support on any matter. If you are both an ARRIS stockholder and a Pace shareholder, you should treat this proxy statement/prospectus as soliciting only your proxy with respect to the ARRIS shares held by you and should not treat it as a solicitation of your proxy, vote or support on any matter with respect to your Pace shares. Pace shareholders will receive a separate circular and should read and respond to such circular.
Q:
When and where is the Special Meeting?

A:
ARRIS will hold a special meeting on [•], 2015, at [•] a.m. local time at ARRIS corporate headquarters at 3871 Lakefield Drive, Suwanee, Georgia, USA.

Q:
What am I being asked to vote on at the Special Meeting?

You are being asked to consider and vote on the following proposals:
(1)
to adopt the Merger Agreement, as described in the section captioned “Proposal 1 — Adoption of the Merger Agreement” beginning on page [•] (the “Merger Agreement Proposal”);

(2)
to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ARRIS’ Named Executive Officers in connection with the completion of the Merger as described in the section captioned “Proposal 2 — Advisory (Non-Binding) Vote on Merger-Related Compensation for ARRIS’ Named Executive Officers” beginning on page [•] (the “Non-Binding Compensation Proposal”); and

(3)
to approve any motion to adjourn the Special Meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, (ii) to provide to ARRIS stockholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to ARRIS stockholders voting at the Special Meeting (the “Adjournment Proposal”).

Approval of the Non-Binding Compensation Proposal and approval of the Adjournment Proposal are not conditions to completion of the Combination.
Q:
Does the ARRIS Board recommend approval of the proposals?

A:
YES. ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT AND EACH OF THE PROPOSALS DESCRIBED ABOVE.

Q:
When is the Combination expected to be completed?

A:
As of the date of this proxy statement/prospectus, the Combination is expected to be completed in late 2015. However, no assurance can be provided as to when or if the Combination will be completed. The required vote of Pace shareholders and ARRIS stockholders to approve the relevant shareholder proposals at their respective meetings, as well as the sanction and confirmation of the Court and the necessary regulatory consents and approvals, must be obtained and the other conditions specified in Appendix 2 of the Rule 2.7 Announcement included as Annex B to this proxy statement/prospectus must be satisfied or, to the extent applicable, waived.
Q:
Why am I being asked to vote on the Non-Binding Compensation Proposal?

A:
The Exchange Act entitles stockholders to vote on an advisory (non-binding) basis on the compensation that may be paid or become payable in connection with a merger such as the one disclosed in this proxy statement/prospectus. Approval by the ARRIS stockholders of the compensation that may be paid or become payable to the ARRIS Named Executive Officers in connection with the Merger is not a condition to completion of the Merger, and the advisory vote is not binding on ARRIS. Regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the terms and conditions applicable thereto, if the Merger is completed. See “Interests of Certain Persons in Matters to be Acted Upon” on page [•] and “Proposal 2 — Advisory (Non-Binding) Vote on Merger-Related Compensation for ARRIS’ Named Executive Officers” on page [•].

Q:
Who is entitled to vote at the Special Meeting?

A:
The close of business on [•], 2015 has been fixed as the record date for determining the ARRIS stockholders entitled to receive notice of and to vote at the Special Meeting (the “Record Date”). Each ARRIS stockholder as of the Record Date is entitled to one vote per ARRIS share that he holds on each matter to be voted upon at the Special Meeting. If you are a non-record (beneficial) holder of ARRIS shares, to vote you must instruct your broker or other intermediary how to vote.

Q:
What if I sell my ARRIS shares before the Special Meeting?

A:
The Record Date is earlier than the date of the Special Meeting and the date that the Combination is expected to be completed. If you transfer your ARRIS shares after the Record Date but before the Special Meeting, unless you make arrangements to the contrary with your transferee you will retain your right to vote at the Special Meeting, but will have transferred the right to receive New ARRIS ordinary shares pursuant to the Merger. In order to receive the New ARRIS ordinary shares, you must hold your shares through the completion of the Merger.

Q:
What constitutes a quorum at the Special Meeting?

A:
A quorum of ARRIS stockholders is necessary to validly hold the Special Meeting. A quorum will be present if a majority of the outstanding ARRIS shares on the Record Date are represented at the Special Meeting, either in person or by proxy. Your shares will be counted for purposes of determining a quorum if you vote:

•
via the Internet;

•
by telephone;

•
by submitting a properly executed proxy card or voting instruction form by mail; or

•
in person at the Special Meeting.

Abstentions and broker non-votes will be counted for determining whether a quorum is present for the Special Meeting.
Q:
What vote is needed to approve each of the proposals?

A:
Approval of the Merger Agreement Proposal requires an affirmative vote of the holders of a majority of the outstanding ARRIS shares. Approval of each of the Non-Binding Compensation Proposal and the Adjournment Proposal requires approval by a majority of the votes cast by the holders of ARRIS shares entitled to vote at the Special Meeting.

As of the Record Date, ARRIS directors and executive officers owned and were entitled to vote [•] ARRIS shares, representing approximately [•]% of the ARRIS shares outstanding on the Record Date. It is expected that the ARRIS directors and executive officers who are ARRIS stockholders will vote “for” the Merger Agreement Proposal, “for” the Non-Binding Compensation Proposal, and “for” the Adjournment Proposal, although none of them has entered into any agreement requiring them to do so.
ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.
Q:
What is the effect if I do not cast my vote?

A:
If a stockholder of record does not cast his vote by proxy or in any other permitted fashion, no votes will be cast on behalf of such stockholder of record on any of the items of business at the Special Meeting. If a non-record (beneficial) stockholder does not instruct its broker or other intermediary on how to vote on any of the proposals at the Special Meeting, no votes will be cast on behalf of such non-record (beneficial) stockholder with respect to such items of business.

If you fail to submit a proxy or vote in person at the Special Meeting, or you vote to abstain, or you do not provide your bank, brokerage firm or other nominee or intermediary with instructions, as applicable, this will have the same effect as a vote “against” the Merger Agreement Proposal.
Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus.
Q:
What is the difference between holding ARRIS shares as a stockholder of record and holding ARRIS shares as a non-record (beneficial) holder?

A:
If your ARRIS shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered a “stockholder of record” of those shares.

If your ARRIS shares are held in a brokerage account or by a bank or other nominee, you hold those shares in “street name” and are considered a “non-record (beneficial) stockholder.”
Q:
How do I vote my shares?

A:
The voting process differs depending on whether you are a stockholder of record or a non-record (beneficial) stockholder:

Stockholder of record
If you are a stockholder of record, a proxy card is enclosed with this proxy statement/prospectus to enable you to vote, or, more technically, to appoint a proxyholder to vote on your behalf, at the Special Meeting. Whether or not you plan to attend the Special Meeting, you may vote your ARRIS shares by proxy by any one of the following methods:
•
by mail:   Mark, sign and date your proxy card and return it in the postage paid envelope. Your proxy card must be received no later than 11:59 p.m. (Eastern Time) on [•], 2015 in order for your vote to be counted;

•
by telephone:   Call 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 from foreign countries. Have your proxy card available when you call. The telephone voting service is available until 11:59 p.m. (Eastern Time) on [•], 2015; and

•
via the Internet:   Go to www.voteproxy.com and follow the instructions on the website and complete your proxy voting prior to 11:59 p.m. (Eastern Time) on [•], 2015. We provide Internet proxy voting to allow you to vote your ARRIS shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

If the Special Meeting is adjourned or postponed, our transfer agent must receive your proxy card or your vote via telephone or Internet not later than 11:59 p.m. (Eastern Time) on the business day immediately preceding the date of any rescheduled meeting.
Voting your ARRIS shares by proxy does not prevent you from attending the Special Meeting in person and voting in person.
Non-record (beneficial) stockholders
If you are a non-record (beneficial) stockholder, your intermediary (or its agent) will send you a voting instruction form or proxy form with this proxy statement/prospectus. Properly completing such form and returning it to your intermediary (or its agent) will instruct your intermediary how to vote your ARRIS shares at the Special Meeting on your behalf. You should carefully follow the instructions provided by your intermediary (or its agent) and contact your intermediary (or its agent) promptly if you need help.
If you do not intend to attend the Special Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary (or its agent). Your intermediary (or its agent) also may have provided you with the options of voting by telephone or Internet, similar to those applicable to stockholders of record set forth above.
If you wish to vote in person at the Special Meeting, follow the instructions provided by your intermediary (or its agent).
In addition, your intermediary (or its agent) will need to receive your voting instructions in sufficient time in advance for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Time) on [•], 2015, or, in the case of any adjournment or postponement of the Special Meeting, 11:59 p.m. (Eastern Time) on the business day immediately preceding the date of any rescheduled meeting.
Q:
If my ARRIS shares are held in a brokerage account or in “street name” will my broker or other intermediary vote them for me?

A:
If you own your ARRIS shares through a bank, trust company, securities broker or other intermediary, you will receive instructions from your intermediary on how to instruct them to vote your ARRIS shares, including by completing a voting instruction form, or providing instructions by telephone or fax or through the Internet. If you do not receive such instructions, you may contact your intermediary to request them. In accordance with rules of the New York Stock Exchange, most intermediaries who hold ARRIS shares in “street name” for customers may not exercise their voting discretion with respect to the proposals. This is discussed more fully below under “What if I return a proxy card or otherwise vote but do not make specific choices?”

Accordingly, if you do not provide your intermediary with instructions on how to vote your street name shares, your intermediary will not be permitted to vote them at the Special Meeting.
Q:
How will my shares be voted if I give my proxy?

A:
On the proxy card, you can indicate how you want your proxyholder to vote your ARRIS shares, or you can let your proxyholder decide for you by signing and returning the proxy card without indicating a voting preference for one or more of the proposals. If you have specified on the proxy card how you want to vote on a particular proposal (by marking, as applicable, “for” or “against”), then your proxyholder must vote your ARRIS shares accordingly.

Q:
What if I return a proxy card or otherwise vote but do not make specific choices?

A:
Stockholder of Record

If you are a stockholder of record and you submit your proxy through the Internet or by telephone without indicating your vote, or if you sign and return an ARRIS proxy card without giving specific voting instructions, then the proxyholders will vote your shares in the manner recommended by the ARRIS Board on all matters presented in this proxy statement/prospectus and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Non-record (Beneficial) Stockholders
If you are a non-record (beneficial) stockholder and you do not provide the organization that holds your ARRIS shares with specific instructions, generally the organization that holds your ARRIS shares may vote on routine matters but cannot vote on non-routine matters. We expect the Merger Agreement Proposal and the Non-Binding Compensation Proposal to be non-routine matters for this purpose. If the organization that holds your ARRIS shares does not receive instructions from you on how to vote your ARRIS shares on these two proposals, it is likely that it will inform the inspector for the Special Meeting that it does not have the authority to vote on these matters with respect to your ARRIS shares. This generally is referred to as a “broker non-vote.” When ARRIS’ inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, will have the same effect as a vote “against” the Merger Agreement Proposal, and will not have any effect with regard to the vote on the Non-Binding Compensation Proposal and the Adjournment Proposal. ARRIS encourages you to provide voting instructions to the organization that holds your ARRIS shares to ensure that your vote is counted on all three proposals.
Q:
What is “householding”?

A:
The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

Several brokers and banks with accountholders who are ARRIS stockholders will be “householding” our proxy materials. As indicated in the notice provided by these brokers to ARRIS stockholders, a single proxy statement/prospectus will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. If, at any time, you no longer wish to participate in “householding” with respect to the Special Meeting and you prefer to receive a separate proxy statement/prospectus, please notify your broker or contact our proxy solicitor, Morrow & Co. at (203) 658-9400, or write us at Investor Relations, ARRIS Group, Inc., 3871 Lakefield Drive, Suwanee, Georgia 30024. ARRIS stockholders who currently receive multiple copies of the proxy statement/prospectus at their address and would like to request “householding” of their communications should contact their broker or bank.
Q:
If I change my mind, can I change my vote or revoke my proxy once I have given it?

A:
Yes. If you are a non-record (beneficial) stockholder, you can revoke your prior voting instructions by providing new instructions on a voting instruction form or proxy form with a later date, or at a later time in the case of voting by telephone or through the Internet. Otherwise, contact your intermediary (or its agent) if you want to revoke your proxy or change your voting instructions, or if you change your mind and want to vote in person. Any new voting instructions given to an intermediary (or its agent) in connection with the revocation of proxies need to be received with sufficient time to allow the intermediary to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Time), on [•], 2015, or, in the case of any adjournment or postponement of the Special Meeting, 11:59 p.m. (Eastern Time) on the business day immediately preceding the date of any rescheduled meeting.

If you are a stockholder of record, you may revoke any proxy that you have given until the time of the Special Meeting by voting again by telephone or through the Internet as instructed above, by signing and dating a new proxy card and submitting it as instructed above, by giving written notice of such revocation to ARRIS’ Corporate Secretary at our address, by revoking it in person at the Special Meeting, or by voting by ballot at the Special Meeting. If you choose to submit a proxy multiple times whether by telephone, through the Internet or by mail, or a combination thereof, only your latest vote, not revoked and received prior to 11:59 p.m. (Eastern Time), on [•], 2015 (or, in the case of any adjournment or postponement of the Special Meeting, 11:59 p.m. (Eastern Time) on the business day immediately preceding the date of any rescheduled meeting) will be counted. A stockholder of record participating in person, in a vote by ballot at the Special Meeting, will automatically revoke any proxy previously given by that stockholder regarding business considered by that vote. However, attendance at the Special Meeting by a registered stockholder who has voted by proxy does not alone revoke such proxy.
Q:
Who will count the votes?

A:
ARRIS expects to appoint its Corporate Secretary as the inspector of elections to count the votes, but it may, in its discretion, appoint someone else.

Q:
Who is soliciting my proxy?

A:
The ARRIS Board is soliciting your proxy for use at the Special Meeting to be held on [•], 2015 at [•] a.m. local time at ARRIS corporate headquarters at 3871 Lakefield Drive, Suwanee, Georgia, USA (or any adjournments or postponements of that meeting). It is expected that the solicitation will be primarily by mail, but proxies also may be solicited personally, by advertisement or by telephone, by directors, officers or employees of ARRIS without special compensation or by ARRIS’ proxy solicitor, Morrow & Co. This proxy statement/prospectus describes the voting procedures and the proposals to be voted on at the Special Meeting.

Q:
Are ARRIS stockholders able to exercise dissenters’ or appraisal rights with respect to the matters being voted upon at the Special Meeting?

A:
No, ARRIS stockholders will not be entitled to dissenters’ or appraisal rights.

Q:
Where can I find more information on ARRIS and Pace?

A:
You can find more information about ARRIS and Pace from various sources described in the section captioned “Where You Can Find More Information” on page [•].

Q:
Who should I contact if I have additional questions concerning the proxy statement/prospectus or the proxy card?

A:
If you have any questions concerning the information contained in this proxy statement/prospectus or require assistance completing the proxy card, you may contact Morrow & Co. as follows:

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms, Please Call: (203) 658-9400
Holders Call Toll Free: (855)-223-1287
Email: arris.info@morrowco.com

SUMMARY
This summary highlights selected information contained in this proxy statement/prospectus and may not contain all of the information that may be important to you. We urge you to read this document, including the Annexes and the documents incorporated by reference, carefully and in full. In particular, we urge you to read the section captioned “Risk Factors” beginning on page [•]. The page references have been included in this summary to direct you to a more complete description of the topics presented below. See also the section entitled “Where You Can Find More Information” beginning on page [•].
Overview of the Combination (Page [•])
The Combination will be implemented in two main steps, which are the Pace Acquisition and the Merger:
In the Pace Acquisition (which will be implemented by means of the Scheme or, if ARRIS so elects, the Contractual Offer):
•
all Pace ordinary shares, other than Pace ordinary shares held by or on behalf of New ARRIS or the New ARRIS group or Pace in treasury (if any), will be transferred to New ARRIS;

•
holders of such Pace ordinary shares will receive 132.5 pence in cash and will be issued 0.1455 New ARRIS ordinary shares in consideration for each Pace ordinary share so transferred; and

•
Pace will become a wholly-owned subsidiary of New ARRIS.

In the Merger:
•
Merger Sub will be merged with and into ARRIS with ARRIS continuing as the surviving corporation;

•
each ARRIS share, other than ARRIS shares held by ARRIS as treasury stock or any shares owned of record by ARRIS Holdings or Merger Sub, will be converted into the right to receive one New ARRIS ordinary share; and

•
ARRIS will become a wholly-owned subsidiary of New ARRIS.

As a result of the Combination, ARRIS and Pace will become wholly-owned subsidiaries of New ARRIS, and ARRIS stockholders and Pace Scheme shareholders will become New ARRIS shareholders. We estimate that, upon the completion of the Combination, ARRIS stockholders will own approximately 76% of the New ARRIS ordinary shares, and Pace Scheme shareholders will receive approximately £438.8 million (or approximately $[•] million based on the exchange rate as of  [•], 2015) in cash in the aggregate and will own approximately 24% of the New ARRIS ordinary shares.
The Pace Acquisition is conditioned on, among other things, the approval of the Scheme by the Pace Scheme shareholders, the sanction of the Scheme by the Court, the adoption of the Merger Agreement by ARRIS stockholders and the receipt of certain regulatory approvals. The consummation of the Merger is conditioned on the adoption of the Merger Agreement Proposal by the affirmative vote of holders of a majority of the ARRIS shares outstanding and entitled to vote, the completion of the Pace Acquisition and the completion of certain internal steps that New ARRIS and ARRIS Holdings have committed to take relating to the issuance of the New ARRIS ordinary shares as Merger Consideration (as defined below).
The directors of Pace have recommended that Pace shareholders vote in favor of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting.
For further information, including diagrams explaining the Combination, please see the section captioned “Overview of the Combination” beginning on page [•].
Reasons for the Combination (Page [•])
The ARRIS Board considered a number of reasons for approving the Combination, including:
•
the Combination will provide ARRIS with a large scale entry into the satellite segment and increase ARRIS’ speed of innovation;

•
the Combination will significantly enhance ARRIS’ international presence;

•
the Combination will diversify and broaden ARRIS’ customer base, increase ARRIS’ portfolio and add Pace’s world-class technology and employees to the ARRIS organization;

•
the Combination will position the company for future growth; and

•
the Combination will result in compelling financial benefits.

The Combination has been structured in such a way as to bring ARRIS and Pace together under common ownership while allowing both entities’ legal corporate status to survive. New ARRIS was incorporated in the United Kingdom because a UK incorporation was deemed to be the most efficient and beneficial for the combined company with respect to the future growth of the company, financial and global cash management flexibility and a lower tax rate. The United Kingdom enjoys strong relationships as a member of the European Union, and has a long history of international investment and a good network of commercial, tax, and other treaties with the United States, the European Union and many other countries where both ARRIS and Pace operate. Incorporation in the United Kingdom is expected to result in enhanced global cash management flexibility, including access to both ARRIS’ and Pace’s non-U.S. cash flow without negative tax effects, compared to incorporation in the United States, so long as New ARRIS’ status as a non-U.S. corporation is respected for U.S. federal tax purposes. However, future U.S. regulatory or legislative action may adversely impact whether New ARRIS’ status as a non-U.S. corporation is respected for U.S. federal tax purposes. ARRIS expects that New ARRIS will have a non-GAAP effective tax rate between 26% and 28% beginning in fiscal year 2016.
The ARRIS Board believes that the Combination and incorporation in the United Kingdom will put ARRIS in a stronger position to continue to grow internally and/or through additional acquisitions.
Companies Involved in the Combination (Page [•])
In the Combination, ARRIS and Pace will each become wholly-owned subsidiaries of New ARRIS, and ARRIS stockholders and Pace shareholders will become New ARRIS shareholders.
ARRIS
ARRIS is a global provider of entertainment and communications solutions. It operates in two business segments: Customer Premises Equipment (“CPE”) and Network & Cloud (“N&C”). It enables service providers, including cable, telephone, and digital broadcast satellite operators, and media programmers, to deliver media, voice, and IP data services to their subscribers.
ARRIS was organized as a corporation under the laws of the State of Delaware. ARRIS’ principal executive offices are located at 3871 Lakefield Drive, Suwanee, Georgia 30024 and its telephone number at that address is +1 (678) 473-2000. ARRIS employs approximately 6,660 people globally in manufacturing and warehouse facilities, research and development, administrative and sales offices in various locations. ARRIS’ common stock is listed on NASDAQ and trades under the symbol “ARRS.”
Pace
Pace is a leading technology developer for the global Pay TV industry, working across satellite, cable, IPTV and terrestrial platforms. Pace has highly experienced specialist engineering teams, developing intelligent and innovative products and services for both Pay TV operators and Telcos across the world.
Pace was founded in 1982 and is registered in England and Wales. Pace’s principal executive offices are located at Victoria Road, Saltaire, West Yorkshire, BD18 3LF, England and its telephone number at that address is +44 (0)1274 532000. It employs over 2,000 people in locations around the world, including France, the USA, Brazil, India and China. Pace is a member of the FTSE 250 and listed on the Official List of the LSE and trades under the symbol “PIC.”
New ARRIS
New ARRIS is a private limited company incorporated under the laws of England and Wales. New ARRIS was incorporated on April 20, 2015, under the name “Archie ACQ Limited,” for the purpose of effecting the Combination. On June 15, 2015, Archie ACQ Limited changed its name to “ARRIS International Limited.” New ARRIS has not conducted any business operations other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and the Pace Acquisition (including the financing arrangements entered into in connection with the Combination). As of the date of this proxy statement/prospectus, New ARRIS does not beneficially own any Pace ordinary shares. Prior to completion of the Combination, New ARRIS will be converted into a public limited company named ARRIS International plc, and, following the Combination, it is expected that New ARRIS ordinary shares will be listed on NASDAQ under the symbol “ARRS.”
The principal executive offices of New ARRIS are located at 3871 Lakefield Drive, Suwanee, Georgia 30024 and its telephone number at that address is +1 (678) 473-2000.
ARRIS Holdings
ARRIS Holdings is a newly-formed Delaware limited liability company and a direct wholly-owned subsidiary of New ARRIS. ARRIS Holdings has not conducted any business operations other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Prior to completion of the Merger, ARRIS Holdings will be converted into a Delaware corporation. ARRIS Holdings’ principal executive office is located at 3871 Lakefield Drive, Suwanee, Georgia 30024 and its telephone number at that address is +1 (678) 473-2000.
Merger Sub
Merger Sub is a newly-formed Delaware limited liability company and a direct wholly-owned subsidiary of ARRIS Holdings. Merger Sub has not conducted any business operations other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Merger Sub’s principal executive office is located at 3871 Lakefield Drive, Suwanee, Georgia 30024 and its telephone number at that address is +1 (678) 473-2000.
The Scheme (Page [•])
The Pace Acquisition will be implemented by means of the Scheme (or, if ARRIS so elects, the Contractual Offer). Under the Scheme, the Pace Scheme shareholders will be entitled to receive 132.5 pence in cash and will be issued 0.1455 New ARRIS ordinary shares in consideration for each Pace ordinary share being transferred to New ARRIS. As a result of the Scheme, Pace will become a wholly-owned subsidiary of New ARRIS, and Pace Scheme shareholders will become New ARRIS shareholders. Upon completion of the Scheme, we estimate that Pace Scheme shareholders will receive approximately £438.8 million (or approximately $[•] million based on the exchange rate as of  [•], 2015) in cash in the aggregate and will own approximately 24% of New ARRIS ordinary shares.
Conditions to the Scheme (Page [•])
The Scheme is conditional on, among other things:
(a)
the Court Meeting and General Meeting being held on or before the 22nd day after the expected date of the meetings to be set out in the Scheme Circular or such later date (if any) as ARRIS and Pace may agree;

(b)
the hearing of the Court to sanction the Scheme being held on or before the 22nd day after the expected date of the hearing to be set out in the Scheme Circular, or such later date (if any) as ARRIS and Pace may agree;

(c)
the Scheme becoming unconditional and becoming effective by no later than April 22, 2016, or such later date (if any) as ARRIS and Pace may agree and (if required) the Court may allow;

(d)
the registration statement of which this proxy statement/prospectus is a part having become “effective” under the Securities Act and not having been the subject of any stop order suspending its effectiveness, and no proceedings seeking any such stop order having been initiated or threatened by the SEC;

(e)
the Merger Agreement being duly adopted by the ARRIS stockholders at the Special Meeting;

(f)
NASDAQ having authorized the listing of all of the New ARRIS shares and not having withdrawn such authorization;

(g)
approval of the Scheme by a majority in number representing not less than three-fourths in value of the Pace Scheme shareholders entitled to vote and present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment thereof) and at any separate class meeting which may be required by the Court (or at any adjournment thereof);

(h)
all resolutions required to approve and implement the Scheme (including, without limitation, to amend Pace’s articles of association) being duly passed by the requisite majority or majorities of the Pace shareholders at the meeting to approve the Scheme, or at any adjournment thereof;

(i)
the sanction of the Scheme by the Court with or without modifications, on terms reasonably acceptable to ARRIS and Pace and the delivery of a copy of the order sanctioning the Scheme to the Registrar of Companies in England and Wales; and

(j)
all notifications and filings as may be required under the HSR Act having been made in connection with the acquisition of Pace shares by ARRIS and all applicable HSR Act waiting periods (including any extensions thereof) relating to the acquisition of Pace shares by ARRIS having expired or been terminated.

The Scheme also is conditional on the receipt of various other anti-trust clearances in a number of jurisdictions, including Brazil, Colombia, Germany, Portugal and South Africa, and on the satisfaction or waiver of the other conditions to the Scheme set out in the Rule 2.7 Announcement, which is attached to this proxy statement/prospectus as Annex B.
To the extent permitted by law and subject to the requirements of the Takeover Panel, ARRIS has reserved the right to waive all or any of the conditions (other than the conditions set out in (a) – (i) above).
ARRIS is permitted to invoke a condition to the Scheme (other than certain conditions relating to the approval of the Scheme by Pace Scheme shareholders and the Court, the effectiveness of the registration statement of which this proxy statement/prospectus is a part, adoption of the Merger Agreement and authorization of the listing of New ARRIS shares on NASDAQ) only where the circumstances underlying the failure of the condition are of material significance to ARRIS in the context of the Pace Acquisition. Because of this limitation, the conditions may provide ARRIS with less protection than the customary conditions in a comparable combination between U.S. corporations. Please see the section captioned “Risk Factors — Risks Relating to the Combination” beginning on page [•].
The Co-operation Agreement (Page [•])
On April 22, 2015, ARRIS, New ARRIS and Pace entered into the Co-operation Agreement in connection with the proposed Combination. Pursuant to the Co-operation Agreement, the parties have agreed to provide each other with such information and assistance as may reasonably be required for the purposes of obtaining all regulatory clearances and making any submission, filing or notification to any regulatory authority. ARRIS has also given certain undertakings regarding the implementation of the Combination and the conduct of its business from the date of the Co-operation Agreement until the effective date of the Combination. Each of ARRIS and Pace has the right to terminate the Co-operation Agreement if, among other things, any condition to the Pace Acquisition is invoked so as to cause the Pace Acquisition not to proceed, if the Pace Board withdraws its recommendation of the Scheme or the ARRIS Board withdraws its recommendation of the Merger, or if certain deadlines are not met, including the Pace Acquisition not being consummated by April 22, 2016. As compensation for any loss suffered by Pace in connection with the preparation and negotiation of the Combination, the Co-operation Agreement and any other document relating to the Combination, ARRIS has undertaken in the Co-operation Agreement that, on the occurrence of certain Break Payment Events, ARRIS will pay to Pace $20 million or, in certain other instances, Pace’s costs up to a cap of  $12 million. The Co-operation Agreement also, among other things, contains certain arrangements relating to Pace’s share incentive plans.

The Merger and the Merger Agreement (Page [•])
The Merger will be implemented pursuant to the Merger Agreement. In the Merger, Merger Sub will be merged with and into ARRIS with ARRIS as the surviving corporation, and each ARRIS share, other than ARRIS shares held by ARRIS as treasury stock or any shares owned of record by ARRIS Holdings or Merger Sub, will be converted into the right to receive one New ARRIS share. As a result of the Merger, ARRIS will become an indirect wholly-owned subsidiary of New ARRIS, and ARRIS stockholders will become New ARRIS shareholders. The consummation of the Merger is conditioned on the adoption of the Merger Agreement Proposal by the affirmative vote of holders of a majority of the ARRIS shares outstanding and entitled to vote, the completion of the Pace Acquisition and the completion of certain internal steps that New ARRIS and ARRIS Holdings have committed to take relating to the issuance of the New ARRIS ordinary shares as Merger Consideration.
Treatment of ARRIS Equity-Based Awards (Page [•])
Upon completion of the Merger, each outstanding ARRIS Option, ARRIS Restricted Share, ARRIS RSU and ARRIS ESPP will be converted into, respectively, a New ARRIS Option, New ARRIS Restricted Share, New ARRIS RSU or New ARRIS ESPP, which converted award will relate to the number of New ARRIS shares equal to the number of ARRIS shares subject to the corresponding pre-conversion award and will continue to have the same terms and conditions that were applicable to the corresponding pre-conversion ARRIS award (including settlement in cash or shares, as applicable).
ARRIS Board Recommendation (Page [•])
The ARRIS Board has determined that the Combination is in the best interests of ARRIS and its stockholders. The ARRIS Board unanimously recommends that you vote:
•
“FOR” the Merger Agreement Proposal;

•
“FOR” the Non-Binding Compensation Proposal; and

•
“FOR” the Adjournment Proposal.

Opinion of ARRIS’ Financial Advisor (Page [•])
ARRIS retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Combination. As part of this engagement, ARRIS requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration of one New ARRIS share for each outstanding ARRIS share (other than any ARRIS shares that are held in treasury by ARRIS or owned of record by ARRIS Holdings or Merger Sub) to be received by the holders of ARRIS shares in the Combination (after giving effect to the completion of the Pace Acquisition) (the “Merger Consideration”). At a meeting of the ARRIS Board held on April 22, 2015 to evaluate the Combination, Evercore rendered an oral opinion to the ARRIS Board, subsequently confirmed in writing, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Evercore’s written opinion, the Merger Consideration to be received by the holders of ARRIS shares in the Combination (after giving effect to the completion of the Pace Acquisition) is fair, from a financial point of view, to such holders.
The full text of Evercore’s written opinion, dated April 22, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex E to this proxy statement/prospectus and is incorporated herein by reference. Evercore’s opinion does not constitute a recommendation to the ARRIS Board or to any other persons in respect of the Combination, including as to how any holder of ARRIS shares should vote or act in respect of the Combination. Evercore’s opinion was provided for the benefit of the ARRIS Board and was rendered to the ARRIS Board in connection with its evaluation of whether the Merger Consideration to be received by the holders of ARRIS shares in the Combination (after giving effect to the completion of the Pace Acquisition) is fair, from a financial point of view, to such holders, and did not address any other aspects of the Combination. The opinion did not address the relative merits of the Combination as compared to any other transaction or business strategy in which ARRIS might engage or the merits of the underlying decision by ARRIS to engage in the Combination. We encourage you to read Evercore’s opinion carefully and in its entirety. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion attached as Annex E to this proxy statement/prospectus.
Irrevocable Undertakings (Page [•])
In connection with the Scheme, the Pace directors who hold Pace shares, being Mike Pulli, Allan Leighton, Pat Chapman-Pincher, John Grant and Mike Inglis, have irrevocably undertaken to vote in favor of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting in respect of their holdings of Pace shares which amount, in aggregate, to [•] shares representing approximately [•]% of the outstanding Pace shares as of  [•], 2015.
These irrevocable undertakings will cease to be binding if:
•
the Scheme Circular is not sent to Pace shareholders on or before September 22, 2015 or such later time as may be agreed by the Takeover Panel;

•
the Scheme does not become effective on or before April 22, 2016; or

•
ARRIS announces that it does not intend to make or proceed with the Pace Acquisition and the Scheme is withdrawn and no new replacement scheme of arrangement is announced by ARRIS within five business days of such withdrawal.

Listing of New ARRIS Shares to be Issued in Connection with the Combination (Page [•])
New ARRIS ordinary shares currently are not traded or quoted on a stock exchange or quotation system. NASDAQ has advised ARRIS that NASDAQ will treat the Combination as a “Substitution Listing Event” under its rules and that upon notice of completion of the Combination, the New ARRIS ordinary shares will be listed on NASDAQ. New ARRIS expects that the New ARRIS ordinary shares will trade under the symbol “ARRS.”
Financing (Page [•])
On June 18, 2015, ARRIS, ARRIS Enterprises, Inc., New ARRIS and certain ARRIS subsidiaries entered into an amended and restated credit agreement (the “Credit Agreement”), which amended and restated ARRIS’ existing credit facility (the “Existing Credit Agreement”) and will be used to finance: (i) the payment of the cash consideration by New ARRIS to holders of Pace shares being acquired by New ARRIS in the Pace Acquisition, (ii) the payment of cash consideration to holders of options or awards to acquire Pace shares pursuant to any proposal under the Takeover Code, (iii) the fees, costs and expenses related to the Combination and issuance of new debt, refinancing, prepayment, repayment, redemption, discharge, defeasance and/or amendment of all existing debt of ARRIS and Pace and (iv) the payment or refinancing of existing debt at ARRIS and Pace.
Board of Directors and Management after the Combination (Page [•])
Following the Combination, the Board of New ARRIS is expected to expand to ten members and include all ten of the current ARRIS Directors. Robert J. Stanzione (the current ARRIS Chairman and CEO) will be the Chairman and CEO of New ARRIS and David B. Potts (the current ARRIS CFO) will be the CFO of New ARRIS.
Material U.S. Federal Income Tax Consequences of the Merger and the Combination (Page [•])
Tax Residence of New ARRIS for U.S. Federal Income Tax Purposes
Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, New ARRIS, which is incorporated under the laws of England and Wales, would be a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Internal Revenue Code (which is referred to in this document as “Section 7874”), contains specific rules (more fully discussed below) that can cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex, and there is little or no guidance as to their application.
As more fully described under “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger and the Combination to ARRIS and New ARRIS — Tax Residence of New ARRIS for U.S. Federal Income Tax Purposes” beginning on page [•], Section 7874 currently is expected to apply in a manner such that New ARRIS should not be treated as a U.S. corporation for U.S. federal income tax purposes. However, whether the requirements of Section 7874 have been satisfied will not be finally determined until after the completion of the Combination, by which time there could be adverse changes to the relevant facts and circumstances. In addition, there could be changes to Section 7874, or the regulations promulgated thereunder, or other changes in law or subsequent changes in facts that could (possibly retroactively) cause New ARRIS to be treated as a U.S. corporation for U.S. federal income tax purposes. In such event, New ARRIS could be liable for substantial U.S. federal income tax on its operations and income following the completion of the Combination in excess of what currently is contemplated.
Regardless of the application of Section 7874, New ARRIS is expected to be treated as a UK resident company for UK tax purposes because New ARRIS is incorporated under the laws of England and Wales.
The remaining discussion assumes that New ARRIS will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874.
U.S. Federal Income Tax Consequences of the Merger to ARRIS
ARRIS will not be subject to U.S. federal income tax on the Merger. However, ARRIS will continue to be subject to U.S. tax after the Merger. ARRIS (and its U.S. affiliates) may be subject to limitations on the utilization of certain tax attributes, as described below under “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger and the Combination to ARRIS and New ARRIS” beginning on page [•].
U.S. Federal Income Tax Consequences of the Merger to ARRIS Stockholders
For U.S. federal income tax purposes, the Merger is intended to qualify as a non-taxable “reorganization” in which (i) Merger Sub will merge with and into ARRIS (with ARRIS as the surviving corporation in the Merger), and (ii) ARRIS stockholders will exchange their ARRIS shares for New ARRIS shares. However, notwithstanding such qualification as a non-taxable reorganization, it is expected that U.S. Holders of ARRIS shares will recognize gain, if any, but not loss, on the receipt of New ARRIS shares in exchange for ARRIS shares pursuant to the Merger. The amount of gain recognized should equal the excess, if any, of the fair market value of the New ARRIS shares received in the Merger over the U.S. Holder’s adjusted tax basis in its ARRIS shares exchanged therefor. Accordingly, a U.S. Holder will be subject to U.S. federal income tax on any gain recognized without a corresponding receipt of cash. For a more detailed discussion of the material U.S. federal income tax consequences of the Merger, see “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger to ARRIS stockholders” beginning on page [•].
Such discussion is not intended to be tax advice to any particular ARRIS stockholder. ARRIS stockholders should consult their own tax advisors regarding the particular tax consequences of the Merger (and the Combination) to them in light of their particular circumstances, including the applicability and effect of any U.S. federal, state, local or foreign tax laws or any non-income or other tax laws.
Comparison of the Rights of ARRIS Stockholders and New ARRIS Shareholders (Page [•])
As a result of the Combination, the ARRIS stockholders will become New ARRIS shareholders and their rights will be governed by the articles of association of New ARRIS instead of ARRIS’ certificate of incorporation and bylaws. The current articles of association of New ARRIS will be amended and restated prior to the completion of the Combination in substantially the form set forth in Annex D to this proxy statement/prospectus. Following the Combination, former ARRIS stockholders will have different rights as

New ARRIS shareholders than the rights that they had as ARRIS stockholders. For a summary of the material differences between the rights of ARRIS stockholders and New ARRIS shareholders, see the sections captioned “Description of New ARRIS Shares” beginning on page [•] and “Comparison of the Rights of ARRIS Stockholders and New ARRIS Shareholders” beginning on page [•].
Comparative per Share Market Price Data and Dividend Information (Page [•])
ARRIS shares are listed on NASDAQ under the symbol “ARRS.” Pace ordinary shares are listed on the LSE under the symbol “PIC.” The following table shows, as of  (i) April 22, 2015, the last full trading day before ARRIS and Pace publicly announced the Combination, and (ii) [•], 2015, the last practicable date before the printing of this proxy statement/prospectus, the closing price per ARRIS share on NASDAQ and the closing price per Pace ordinary share on the LSE.
	ARRIS Common Stock	Pace Ordinary Shares		Implied Equivalent Value per Pace Ordinary Shares(1)
	($)	(£)	($)	(£)	($)
April 22, 2015	$30.54	£3.32	$4.99(2)	£4.28	$6.44(2)
[•], 2015	[•]	[•]	[•](3)	[•]	[•](3)

(1)
Implied equivalent value is calculated by multiplying the closing price per ARRIS share by 0.1455, the exchange ratio for each Pace share cancelled in the Combination, and then adding to that amount the cash portion of the consideration of 132.5 pence payable for each Pace share cancelled in the Combination.

(2)
Based on an exchange rate of  $1.5040 per £1.00 as of April 22, 2015.

(3)
Based on an exchange rate of  $[•] per £1.00 as of  [•], 2015.

The market prices of ARRIS and Pace shares are likely to fluctuate prior to the completion of the Combination and cannot be predicted. We urge you to obtain current market information regarding ARRIS and Pace shares.
No Delaware Appraisal Rights (Page [•])
Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Appraisal rights are not available to ARRIS stockholders in connection with the Merger.
Accounting Treatment of the Combination (Page [•])
ARRIS will account for the Combination using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) with ARRIS being considered the accounting acquirer.
Share Ownership and Voting by ARRIS’ Officers and Directors (Page [•])
As of the Record Date, the ARRIS directors and executive officers and their affiliates will have the right to vote approximately [•] ARRIS shares, representing approximately [•]% of the ARRIS shares then outstanding and entitled to vote at the meeting. ARRIS expects that the ARRIS directors and executive officers and their affiliates who are stockholders of ARRIS will vote “FOR” each of the proposals above.
Interests of Certain Persons in Matters to be Acted Upon (Page [•])
Non-employee directors and executive officers of ARRIS have certain interests in the Combination that are different from, or in addition to, the interests of ARRIS stockholders generally. These interests include the right to receive a payment to make the directors and executive officers whole for the excise tax imposed pursuant to Section 4985 of the Code (which excise tax is not applicable to other ARRIS stockholders), accelerated vesting of certain outstanding equity awards (intended to avoid excise tax becoming due on such equity awards), continuing non-employee director and executive officer positions with New ARRIS, and rights to ongoing indemnification and insurance coverage. The ARRIS Board was aware of and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Combination and in making its recommendation that the ARRIS stockholders adopt the Merger Agreement. See the section captioned “Interests of Certain Persons in Matters to be Acted Upon” beginning on page [•] which sets forth the estimated amount, based on certain assumptions, of the value of stock awards to be vested and the excise tax make-whole payment for each director and executive officer.
Please Read the Risk Factors (Page [•])
The Combination is subject to risks, and upon the completion of the Combination, New ARRIS will be subject to risks. You should carefully read and consider the risk factors contained in the section captioned “Risk Factors” beginning on page [•].

RISK FACTORS
By approving the Merger Agreement Proposal, ARRIS stockholders will be choosing to invest in New ARRIS ordinary shares. In considering whether to approve the Merger Agreement Proposal, you should consider carefully the following risk factors, including the matters addressed under the caption “Forward-Looking Statements,” in addition to the other information contained in or incorporated by reference into this proxy statement/prospectus.
Risks Relating to the Combination
ARRIS must obtain required approvals and governmental and regulatory consents to consummate the Combination, which, if delayed, not granted or granted with unfavorable conditions, may delay or jeopardize the completion of the Combination, result in additional expenditures of money and resources and/or reduce the anticipated benefits of the Combination.
The completion of the Combination is conditioned on, among other things, the clearance by antitrust and competition authorities in the United States, Brazil, Colombia, Germany, Portugal and South Africa. The governmental agencies from which the parties will seek certain of these approvals and consents have broad discretion in administering the governing regulations. ARRIS can provide no assurance that all required approvals and consents will be obtained. Moreover, as a condition to the approvals, the governmental agencies may impose requirements, limitations or costs on, or require divestitures or place restrictions on the conduct of, New ARRIS’ business after the completion of the Combination. These requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the completion of the Combination or reduce the anticipated benefits of the Combination. Further, no assurance can be given as to the terms, conditions and timing of the approvals. If ARRIS and Pace agree to any material requirements, limitations, costs, divestitures or restrictions in order to obtain any approvals required to consummate the Combination, these requirements, limitations, costs, divestitures or restrictions could adversely affect New ARRIS’ ability to integrate Pace’s operations with ARRIS’ operations and/or reduce the anticipated benefits of the Combination. This could have a material adverse effect on New ARRIS’ business and results of operations.
The Combination remains subject to other conditions that ARRIS cannot control.
The Combination is subject to other conditions, including the approval of the Scheme by a majority in number of Pace Scheme shareholders representing no less than 75% in value of the shareholders present and voting (in person or by proxy), the sanction of the Scheme by the Court, the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding ARRIS shares entitled to vote, the Scheme becoming effective by April 22, 2016 (or such later date (if any) as may be agreed by ARRIS and Pace and (if required) the Court may allow), the registration statement of which this proxy statement/prospectus is a part having become effective under the Securities Act and not having been the subject of any stop order suspending its effectiveness, and no proceedings seeking any such stop order having been initiated or threatened by the SEC, and authorization of the listing of the New ARRIS ordinary shares on NASDAQ. Additional conditions are set out in Appendix I to the Rule 2.7 Announcement, which is attached to this proxy statement/prospectus as Annex B. No assurance can be given that all of the conditions to the Combination will be satisfied, or if they are, as to the timing of such satisfaction.
If the conditions to the Combination are not satisfied, then the Combination may not be consummated. See the section of this proxy statement/prospectus entitled “The Merger and The Merger Agreement — Conditions of the Merger” beginning on page [•].
Even if a material adverse change to Pace’s business or prospects were to occur, ARRIS may not be able to invoke conditions and terminate the Combination, which could reduce the value of New ARRIS shares.
The Takeover Code provides that certain conditions may be invoked only where the circumstances underlying the failure of the condition are of material significance to ARRIS in the context of the Combination. Therefore, with the exceptions of certain conditions relating to (i) the approval of the Scheme by Pace Scheme shareholders and the Court, (ii) the adoption of the Merger Agreement by ARRIS stockholders, (iii) the registration statement of which this proxy statement/prospectus is a part having become effective under the Securities Act and (iv) the listing of New ARRIS ordinary shares on NASDAQ, ARRIS will be required to obtain the agreement from the Takeover Panel that the circumstances giving rise to the right to invoke the condition were of material significance to ARRIS in the context of the Pace Acquisition before ARRIS would be permitted to rely on that condition.
If a material adverse change affecting Pace occurs and the Takeover Panel does not allow ARRIS to invoke a condition to cause the Combination not to proceed, the market price of ARRIS shares may decline or ARRIS’ business or ARRIS’ financial condition may be materially adversely affected. As a result, the value of the New ARRIS ordinary shares received by ARRIS stockholders may be reduced and/or the business or financial condition of New ARRIS may be adversely affected.
ARRIS may waive one or more of the conditions to the Merger without resoliciting stockholder approval.
ARRIS may determine to waive, in whole or in part, one or more of the conditions to its obligations to complete the Merger, to the extent permitted by applicable laws. ARRIS will evaluate the materiality of any such waiver and its effect on its stockholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement/prospectus and resolicitation of proxies is required or warranted. ARRIS may waive any of these conditions prior to the Special Meeting, and if any such waiver is material, this proxy statement/prospectus will be amended as necessary to reflect such waiver. If ARRIS determines to waive any conditions after receiving stockholder approval at the Special Meeting, it may have the discretion to complete the Merger without seeking further stockholder approval. Waiver of certain conditions for which further stockholder approval is not sought may nevertheless be subject to approval under the Credit Agreement.
While the Combination is pending, ARRIS and Pace will be subject to business uncertainties that could adversely affect their businesses.
Uncertainty about the effect of the Combination on employees, customers and suppliers may have an adverse effect on ARRIS and Pace and, consequently, on New ARRIS. These uncertainties may impair ARRIS’ and Pace’s ability to attract, retain and motivate key personnel until the Combination is consummated and for a period of time thereafter, and could cause customers, suppliers and others who deal with ARRIS and Pace to seek to change existing business relationships with ARRIS and Pace. Employee retention may be particularly challenging during the pendency of the Combination because employees may experience uncertainty about their future roles with New ARRIS. If, despite ARRIS’ and Pace’s retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with New ARRIS, New ARRIS’ business could be harmed.
The number of New ARRIS shares that ARRIS stockholders will receive as consideration in the Combination will be based on a fixed exchange ratio, which will not be adjusted to reflect changes in the market value of ARRIS shares or Pace shares prior to the consummation of the Combination.
In the Merger, ARRIS stockholders will receive one New ARRIS ordinary share as consideration for each ARRIS share they hold. This one-for-one fixed exchange ratio will not be adjusted upwards or downwards to compensate for changes in the price of ARRIS shares or Pace shares prior to the effective time of the Combination. Share price changes may result from a variety of factors, including changes in the business, operations or prospects of ARRIS or Pace, market assessments of the likelihood that the Combination will be completed, the timing of the Combination, regulatory considerations, general market and economic conditions and other factors. ARRIS stockholders are urged to obtain current market quotations for ARRIS shares and Pace shares. See “Comparative Per Share Market Price Data and Dividend Information” beginning on page [•] for additional information on the market value of ARRIS shares and Pace shares.
ARRIS’ directors and executive officers have interests in the Combination that are in addition to, or different from, any interests they might have as stockholders.
In considering the recommendations of the ARRIS Board, ARRIS stockholders should be aware that the directors and executive officers of ARRIS have interests in the proposed transaction that are in addition to, or different from, any interests they might have as stockholders, including the right to receive a payment to make them whole for the excise tax imposed pursuant to Section 4985 of the Internal Revenue Code (which excise tax is not applicable to other ARRIS stockholders), the aggregate value of which we estimate to be approximately $19.2 million for ARRIS’ directors and executive officers, accelerated vesting of certain outstanding equity awards (which vesting is intended to avoid any excise tax being due on such equity shares), continuing non-employee director and executive officer positions with New ARRIS, and rights to ongoing indemnification and insurance coverage. For more information, including the assumptions used to estimate the value of such interests, please see “Interests of Certain Persons in Matters to Be Acted Upon” beginning on page [•]. You should consider these interests in connection with your vote on the related proposals.
The Takeover Code may limit ARRIS’ ability to cause Pace to consummate the transaction and may otherwise limit the relief ARRIS may obtain in the event Pace’s Board withdraws its support of the Scheme.
The Takeover Code limits the contractual commitments that may be obtained from Pace to take actions in furtherance of the Combination, and the Pace Board may, if its fiduciary and other directors’ duties so require, withdraw its recommendation in support for the Scheme, and withdraw the Scheme itself, at any time before the Court hearing to sanction the Scheme. The Takeover Code does not permit Pace to pay any break fee if it does so, nor can it be subject to any restrictions on soliciting or negotiating other offers or transactions involving Pace other than the restrictions under the Takeover Code against undertaking actions or entering into agreements which are similar to or have a similar effect to “poison pills” and which might frustrate ARRIS’ offer for Pace.
ARRIS stockholders will have a reduced ownership and voting interest after the Combination and may exercise less influence over management in New ARRIS than they currently have in ARRIS.
Upon the completion of the Combination, an ARRIS stockholder will hold a percentage ownership of New ARRIS that is smaller than such stockholder’s current percentage ownership of ARRIS prior to completion of the Combination. It is currently expected that the former stockholders of ARRIS as a group will receive shares in the Merger constituting approximately 76% of the outstanding New ARRIS ordinary shares immediately after the consummation of the Merger. Because of this, current ARRIS stockholders may have less influence on the management and policies of New ARRIS than they currently have on the management and policies of ARRIS.
The cash consideration subjects ARRIS to foreign exchange rate exposure.
Because the cash portion of the purchase price payable to the Pace shareholders in the Pace Acquisition is payable in pounds, while a majority of ARRIS’ revenues are denominated in U.S. dollars, ARRIS is subject to exchange rate exposure through the closing of the Combination. ARRIS may seek to mitigate its exposure to currency exchange rate fluctuations by hedging any material mismatch between revenues and obligations, but any such efforts may not be successful, in which case changes in the relative value of pounds versus U.S. dollars could materially and adversely affect ARRIS’ financial condition.
Failure to consummate the Combination could negatively impact the share price and the future business and financial results of ARRIS.
If the Combination is not consummated, the ongoing businesses of ARRIS may be adversely affected and, without realizing any of the benefits of having consummated the Combination, ARRIS will be subject to a number of risks which, if they materialize, might adversely affect ARRIS’ business, results of operation and share price, including without limitation the risks described below: ARRIS may be required to pay costs and expenses relating to the proposed Combination, including certain break payments and expense reimbursements as provided in the Co-operation Agreement. For more information see the section captioned “The Co-operation Agreement” beginning on page [•]. The consideration, negotiation and implementation of the Combination (including integration planning) will have required substantial commitments of time and resources by ARRIS management, which could otherwise have been devoted to other opportunities beneficial to ARRIS.

Risks Relating to the Combined Company
New ARRIS may not realize all of the anticipated benefits of the Combination or those benefits may take longer to realize than expected. New ARRIS may also encounter significant unexpected difficulties in integrating the two businesses.
Our ability to realize all of the anticipated benefits of the Combination will depend on our ability to integrate the ARRIS and Pace businesses. The combination of two independent businesses is a complex, costly and time-consuming process. As a result, we will be required to devote significant management attention and resources to integrating the business practices and operations of ARRIS and Pace. The integration process may disrupt the businesses and, if implemented ineffectively, could preclude realization of the full benefits expected by ARRIS. Our failure to meet the challenges involved in integrating the two businesses to realize the anticipated benefits of the Combination could cause an interruption of, or a loss of momentum in, the activities of either or both of the businesses of ARRIS and Pace and could adversely affect New ARRIS’ results of operations.
In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer relationships, and diversion of management’s attention. The difficulties of combining the operations of the companies include, among others:
•
the diversion of management’s attention to integration matters;

•
difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining the business of Pace with that of ARRIS;

•
difficulties in the integration of operations and systems; and

•
difficulties in managing the expanded operations of a larger and more complex company.

Many of these factors will be outside of our control and any of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact the business, financial condition and results of operations of New ARRIS. In addition, even if the operations of the businesses of ARRIS and Pace are integrated successfully, we may not realize the full benefits of the Combination, including the potential synergies, cost savings or sales or growth opportunities. These benefits may not be achieved within the anticipated time frame, or at all, or additional unanticipated costs may be incurred in the integration of the businesses of ARRIS and Pace. All of these factors could cause dilution to the earnings per share of New ARRIS, decrease or delay the expected accretive effect of the Combination, or negatively impact the price of New ARRIS ordinary shares. As a result, we cannot provide assurance that the combination of the ARRIS and Pace businesses will result in the realization of the full benefits anticipated from the Combination.
New ARRIS’ effective tax rates and the benefits described in this proxy statement/prospectus are also subject to a variety of other factors, many of which are beyond our ability to control, such as changes in the rate of economic growth in jurisdictions in which the combined group will do business, the financial performance of the combined business in various jurisdictions, currency exchange rate fluctuations, and significant changes in trade, monetary or fiscal policies, including changes in interest rates, and changes in U.S. tax laws, UK tax laws and the tax laws of the other jurisdictions in which the combined group will do business. The impact of these factors, individually and in the aggregate, is difficult to predict, in part because the occurrence of the events or circumstances described in such factors may be interrelated, and the impact to the combined group of the occurrence of any one of these events or circumstances could be compounded or, alternatively, reduced, offset, or more than offset, by the occurrence of one or more of the other events or circumstances described in such factors.
New ARRIS will incur direct and indirect costs as a result of the Combination.
New ARRIS will incur costs and expenses in connection with and as a result of the Combination. These costs and expenses include professional fees incurred in connection with New ARRIS’ compliance with UK corporate and tax laws and financial reporting requirements, costs and other administrative expenses related to the expanded global scope of New ARRIS’ operations, as well as any additional costs New ARRIS may incur going forward as a result of its new corporate structure. We cannot assure you that we will realize all of the anticipated benefits of the Combination, including the synergies related to public company expenses, back-office support functions, sales and distribution, and integration of senior management and administration. We also cannot assure you that our estimates of pre-tax cost savings are accurate. While direct and indirect costs incurred as a result of the Combination are not expected to have such an effect, as ARRIS currently estimates that, upon the effective time of the Combination, Combination related costs incurred by the combined company, including fees and expenses relating to the financing, will be approximately $102.2 million, the costs could exceed the costs historically borne by ARRIS and Pace.
New ARRIS’ actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.
New ARRIS has been recently formed and has no operating history and no revenues. The unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus is presented for illustrative purposes only and may not be an indication of what New ARRIS’ financial position or results of operations would have been had the Combination been completed on the dates indicated. The unaudited pro forma condensed combined financial information has been derived from the audited historical financial statements of ARRIS and Pace and certain adjustments and assumptions have been made regarding the combined company after giving effect to the combination. The assets and liabilities of Pace have been measured at fair value by ARRIS based on various preliminary estimates using assumptions that management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company’s financial position and future results of operations. Neither the unaudited pro forma condensed combined financial information nor the estimates and assumptions referred to above have been approved by Pace.
Pace is not yet owned by ARRIS, and there are limitations on the information available to prepare the pro forma financial information. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect New ARRIS’ financial condition or results of operations following the completion of the Combination. Acquisition accounting rules require evaluation of certain assumptions, estimates or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Accounting policies of New ARRIS and acquisition accounting rules may materially vary from those of Pace. Any changes in assumptions, estimates, or financial statement classifications may be material and have a material adverse effect on the assets, liabilities or future earnings of New ARRIS. Any potential decline in New ARRIS’ financial condition or results of operations may cause significant variations in the share price of New ARRIS. Please see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [•].
The financial analyses and projections considered by ARRIS and its financial advisor may not be realized.
The financial analyses and projections considered by ARRIS and its financial advisor Evercore reflect numerous estimates and assumptions that are inherently uncertain with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to ARRIS’ and Pace’s businesses, including the factors described or referenced under “Forward-Looking Statements” and/or listed in this proxy statement/prospectus under this section entitled “Risk Factors,” all of which are difficult to predict, and many of which are beyond our control. The financial analyses presented by Evercore on April 22, 2015 to the ARRIS Board speak only as of that date. There can be no assurance that the financial analyses and projections considered by ARRIS and its financial advisor will be realized or that actual results will not materially vary from such financial analyses and projections. In addition, since the financial projections cover multiple years, such information by its nature becomes less predictive with each successive year.

Pace currently is not subject to the internal controls and other compliance obligations of the U.S. securities laws, and New ARRIS may not be able to timely and effectively implement controls and procedures over Pace operations as required under the U.S. securities laws.
Pace currently is not subject to the information and reporting requirements of the Exchange Act and other U.S. federal securities laws, including the compliance obligations relating to, among other things, the maintenance of a system of internal controls as contemplated by the Exchange Act. Subsequent to the completion of the Combination, New ARRIS will need to timely and effectively implement the internal controls necessary to satisfy those requirements, which require annual management assessments of the effectiveness of internal control over financial reporting and a report by an independent registered public accounting firm addressing these assessments. New ARRIS intends to take appropriate measures to establish or implement an internal control environment at Pace aimed at successfully fulfilling these requirements. However, it is possible that New ARRIS may experience delays in implementing or be unable to implement the required internal financial reporting controls and procedures, which could result in enforcement actions, the assessment of penalties and civil suits, failure to meet reporting obligations and other material and adverse events that could have a negative effect on the market price for New ARRIS ordinary shares.
The IRS may not agree that New ARRIS is a foreign corporation for U.S. federal income tax purposes following the Combination.
Although New ARRIS is incorporated under the laws of England and Wales and is a tax resident in the United Kingdom for UK tax purposes, the IRS may assert that New ARRIS should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874. For U.S. federal income tax purposes, a corporation generally is considered to be a tax resident in the jurisdiction of its organization or incorporation. Because New ARRIS is incorporated under the laws of England and Wales, it generally would be classified as a non-U.S. corporation (and, therefore, a non-U.S. tax resident) under these rules. Section 7874, however, provides an exception to this general rule under which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.
Generally, for New ARRIS to be treated as a non-U.S. corporation for U.S. federal income tax purposes following the Combination under Section 7874, the former stockholders of ARRIS must own (within the meaning of Section 7874) less than 80% (by both vote and value) of all of the outstanding shares of New ARRIS after the Combination by reason of holding shares in ARRIS (including the receipt of New ARRIS shares in exchange for ARRIS shares) (the “Ownership Test”). Based on the terms of the Combination, ARRIS stockholders are expected to own less than 80% (by both vote and value) of all of the outstanding shares in New ARRIS after the Combination by reason of holding shares in ARRIS and, thus, the Ownership Test is expected to be satisfied. As a result, under current law, New ARRIS is expected to be treated as a non-U.S. corporation for U.S. federal income tax purposes. However, ownership for purposes of Section 7874 is subject to various adjustments under the Code and the Treasury Regulations promulgated thereunder, and there is limited guidance regarding the Section 7874 provisions, including regarding the application of the Ownership Test. Thus, there can be no assurance that the IRS will agree with the position that the Ownership Test is satisfied following the Combination and/or would not successfully challenge the status of New ARRIS as a non-U.S. corporation for U.S. federal income tax purposes.
If New ARRIS were to be treated as a U.S. corporation for U.S. federal income tax purposes, New ARRIS could be subject to substantial additional U.S. taxes. Additionally, if New ARRIS were treated as a U.S. corporation for U.S. federal income tax purposes, non-U.S. New ARRIS shareholders would be subject to U.S. withholding tax on the gross amount of any dividends paid by New ARRIS to such shareholders. For UK tax purposes, New ARRIS is expected, regardless of any application of Section 7874, to be treated as a UK tax resident. Consequently, if New ARRIS is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874, it could be liable for both U.S. and UK taxes, which could have a material adverse effect on its financial condition and results of operations.
Please see “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger and the Combination to ARRIS and New ARRIS — Tax Residence of New ARRIS for U.S. Federal Income Tax Purposes” beginning on page [•] for a more detailed discussion of the application of Section 7874 to the Combination.

Section 7874 may limit ARRIS’ and its U.S. affiliates’ ability to utilize certain U.S. tax attributes following the Combination.
Following the acquisition of a U.S. corporation by a non-U.S. corporation, Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Based on the limited guidance available, ARRIS currently expects that, following the Combination, this limitation will apply and, as a result, ARRIS currently does not expect that it or its U.S. affiliates will be able to utilize certain U.S. tax attributes to offset their U.S. taxable income, if any, resulting from certain specified taxable transactions. Please see the section captioned “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger and the Combination to ARRIS and New ARRIS — Potential Limitation on the Utilization of ARRIS’ (and its U.S. Affiliates’) Tax Attributes” beginning on page [•]. In addition, because gain will be recognized by stockholders of ARRIS as a result of the Merger, Section 4985 of the Code and rules related thereto will impose an excise tax on the value of certain ARRIS stock-based compensation held directly or indirectly by certain “disqualified individuals” (including officers and directors of ARRIS) at a rate equal to 15%. Please see the section captioned “Interests of Certain Persons in Matters to be Acted Upon” beginning on page [•]
New ARRIS’ status as a foreign corporation for U.S. tax purposes could be affected by a change in law.
Under current law, New ARRIS is expected to be treated as a non-U.S. corporation for U.S. federal income tax purposes. However, changes to Section 7874 or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect New ARRIS’ status as a non-U.S. corporation for U.S. federal income tax purposes, its effective tax rate and/or future tax planning for the combined group, and any such changes could have prospective or retroactive application to New ARRIS, ARRIS, their respective shareholders, stockholders and affiliates, and/or the Combination.
Recent legislative proposals have aimed to expand the scope of Section 7874, or otherwise address certain perceived issues arising in connection with so-called inversion transactions. For example, proposals introduced by certain members of both houses of the U.S. Congress that, if enacted in their present form, would be effective retroactively to any transactions completed after May 8, 2014 would, among other things, treat a foreign acquiring corporation as a U.S. corporation under Section 7874 if the former stockholders of the U.S. corporation own more than 50% (by vote or value) of the shares of the foreign acquiring corporation after the transaction. These proposals, if enacted in their present form and if made retroactively effective to transactions completed during the period in which the Combination occurs, would cause New ARRIS to be treated as a U.S. corporation for U.S. federal income tax purposes. It is presently uncertain whether any such legislative proposals or any other legislation relating to Section 7874 or so-called inversion transactions will be enacted into law and, if so, what impact such legislation would have on New ARRIS and its affiliates.
In addition, the U.S. Treasury has indicated that it is considering regulatory action in connection with so-called inversion transactions, including, most recently, in Notice 2014-52 (the “Notice”). The specific timing and substance of any such action is presently uncertain. The regulations described in the Notice would, among other things, make it more difficult for the ownership tests under Section 7874 to be satisfied and would limit or eliminate certain tax benefits to so-called inverted corporations, including with respect to access to certain foreign earnings and/or the ability to restructure the non-U.S. members of the ARRIS group. Although the promulgation of the Treasury Regulations described in the Notice is not expected to materially affect the benefits of the Combination or the tax status of New ARRIS, the precise scope and application of these regulatory proposals will not be clear until proposed Treasury Regulations are actually issued. Accordingly, until such regulations are promulgated and fully understood, we cannot be certain that such regulations would not have an adverse impact on New ARRIS. Moreover, the Notice also indicates that the U.S. Treasury and the IRS are considering issuing additional guidance, which in the case of “inverted groups” would be retroactive to September 22, 2014, to address certain transactions that have the effect of  “shifting” U.S.-source earnings to lower-tax jurisdictions, including by limiting U.S. tax deductions for interest on certain intercompany debt obligations. Any such future guidance could have an adverse impact on New ARRIS.

Any change of law or regulatory action relating to Section 7874 or so-called inversion transactions or inverted groups could adversely impact New ARRIS’ tax status as well as its financial position and results of operations in a material manner.
Future changes to U.S. and non-U.S. tax laws could adversely affect New ARRIS.
The U.S. Congress, the Organization for Economic Co-operation and Development and other government agencies in jurisdictions where New ARRIS and its affiliates do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of  “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the United States, the United Kingdom and other countries in which New ARRIS and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect New ARRIS and its affiliates (including ARRIS and its affiliates after the Combination).
Non-U.S. law may limit the ability of ARRIS, Pace and their affiliates to utilize certain non-U.S. tax attributes following the Combination.
The Combination will constitute a change of ownership of ARRIS, Pace and their affiliates for UK tax purposes which, in certain cases, could limit their ability to access UK tax assets, principally losses. Similar considerations may be relevant in connection with tax attributes in other non-U.S. jurisdictions.
Proposed changes to U.S. Model Income Tax Treaty could adversely affect New ARRIS.
On May 20, 2015, the U.S. Treasury released proposed revisions to the U.S. model income tax convention (the “Model”), the baseline text used by the U.S. Treasury to negotiate tax treaties. The proposed revisions address certain aspects of the Model by modifying existing provisions and introducing entirely new provisions. Specifically, the proposed revisions target (1) exempt permanent establishments, (2) special tax regimes, (3) expatriated entities, (4) the anti-treaty shopping measures of the limitation on benefits article, and (5) subsequent changes in treaty partners’ tax laws.
With respect to the proposed changes to the Model pertaining to expatriated entities, because it is expected that the Combination will otherwise be subject to Section 7874, if applicable treaties were subsequently amended to adopt such proposed changes, payments of interest, dividends, royalties and certain other items of income by ARRIS Holdings or its U.S. affiliates to non-U.S. persons would become subject to full U.S. withholding tax at a 30% rate. This could result in material U.S. taxes being paid by recipients of payments from ARRIS Holdings and its U.S. affiliates. Additionally, revisions to the Model may influence the international community’s discussion of approaches to treaty abuse and harmful tax practices with respect to the Organization for Economic Cooperation and Development’s ongoing work regarding base erosion and profit shifting. We are unable to predict the likelihood that the proposed revisions to the Model become a part of the Model or any U.S. income tax treaty. However, any revisions to a U.S. income tax treaty, including the proposed revisions described in this paragraph, could adversely affect New ARRIS and its affiliates (including ARRIS and its affiliates after the Combination).
Proposed legislation relating to the denial of U.S. federal or state governmental contracts to U.S. companies that redomicile abroad could adversely affect New ARRIS’ business.
Various U.S. federal and state legislative proposals that would deny governmental contracts to redomiciled companies may affect New ARRIS if adopted into law. We are unable to predict the likelihood that any such proposed legislation might become law, the nature of regulations that may be promulgated under any future legislative enactments, or the effect such enactments or increased regulatory scrutiny could have on New ARRIS’ business.
The tax rate that will apply to New ARRIS is uncertain and may vary from expectations.
There can be no assurance that the Combination will improve New ARRIS’ ability to maintain any particular worldwide effective corporate tax rate. We cannot give any assurance as to what New ARRIS’ effective tax rate will be after the completion of the Combination because of, among other things, uncertainty regarding the tax policies of the jurisdictions in which New ARRIS and its affiliates will operate. New ARRIS’ actual effective tax rate may vary from our expectations, and such variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices in any particular jurisdiction could change in the future, possibly on a retroactive basis, and any such change could have a material adverse impact on New ARRIS and its affiliates.
New ARRIS’ substantial leverage and debt service obligations could adversely affect our business.
New ARRIS, ARRIS and various related entities have entered into a Credit Agreement that has an aggregate maximum commitment amount of approximately $2.347 billion from Bank of America, N.A. and various other lenders to finance the cash portion of the consideration payable under the Scheme, pay related fees and expenses and provide financing for New ARRIS’ future needs. After giving effect to the Pace Acquisition, and assuming payment of estimated fees and expenses including estimated financing costs, and assuming a late 2015 Combination closing, New ARRIS, expects to have total external debt aggregating approximately $2.4 billion.
The degree to which New ARRIS will be leveraged following the Combination could have important consequences to shareholders of New ARRIS, including, but not limited to, potentially:
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increasing New ARRIS’ vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;

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requiring the dedication of a substantial portion of New ARRIS’ cash flow from operations to the payment of principal of, and interest on, indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures, product research and development, dividends, share repurchases, or other general corporate purposes;

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limiting New ARRIS’ flexibility in planning for, or reacting to, changes in New ARRIS’ business and the competitive environment and the industry in which it operates;

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placing New ARRIS at a competitive disadvantage as compared to its competitors, to the extent that they are not as highly leveraged; or

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limiting the ability of New ARRIS to borrow additional funds and increasing the cost of any such borrowing.

The rights of holders of New ARRIS shares to be received by ARRIS stockholders in connection with the Combination will be different from the rights of holders of ARRIS shares.
Upon completion of the Combination, ARRIS stockholders will become New ARRIS shareholders and their rights as shareholders will be governed by the New ARRIS articles of association and English law and regulation. The rights associated with the ARRIS shares are different than the rights associated with New ARRIS ordinary shares. Material differences between the rights of ARRIS stockholders before the Combination and the rights of New ARRIS shareholders following the Combination include differences with respect to, among other things, distributions, dividends, share repurchases and redemptions, shareholder preemption rights, the duties of directors, the process for the election and removal of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, the advance notice provisions for meetings, voting rights and resolution approval thresholds, the quorum for shareholder meetings, the adjournment of shareholder meetings, shareholder proposals, shareholder suits, reporting requirements, inspection of books and records, disclosure of interests in shares, rights of dissenting shareholders, anti-takeover measures, provisions relating to the ability to amend the articles of association, forum and venue, and enforcement of civil liabilities against foreign persons. While ARRIS does not believe that these differences will have a materially adverse effect on ARRIS stockholders who become New ARRIS shareholders, situations may arise where the rights associated with ARRIS shares would have provided benefits to ARRIS stockholders that will not be available with respect to their holdings of New ARRIS ordinary shares. See the section captioned “Comparison of the Rights of ARRIS Stockholders and New ARRIS Shareholders” beginning on page [•] and for further details of New ARRIS’ intentions in relation to share repurchases, see “Description of New ARRIS Shares” on page [•].

As a result of different shareholder voting requirements in the United Kingdom relative to Delaware, New ARRIS will have less flexibility with respect to certain aspects of capital management than ARRIS currently has.
Under Delaware law, ARRIS’ directors may authorize the issuance, without stockholder approval or any preemptive rights, of any shares authorized by its certificate of incorporation that are not already issued. Under English law, New ARRIS’ directors may issue new ordinary shares up to a maximum amount equal to the allotment authority granted to the directors under the articles of association of New ARRIS or by an ordinary resolution of the New ARRIS shareholders, subject to a five year limit on such authority. Additionally, subject to specified exceptions, English law grants statutory preemption rights to existing shareholders to subscribe for new issuances of shares for cash, but allows shareholders to waive their statutory preemption rights by way of a special resolution with respect to any particular allotment of shares or generally, subject to a five-year limit on such waiver. Accordingly, New ARRIS’ articles of association contain, as permitted by English law, a provision authorizing the New ARRIS Board to issue new shares for cash without preemption rights. The authorization of the directors to issue shares without further shareholder approval and the authorization of the waiver of the statutory preemption rights must both be renewed by the shareholders at least every five years, and ARRIS cannot provide any assurance that these authorizations always will be approved, which could limit New ARRIS’ ability to issue equity and, thereby, adversely affect the holders of New ARRIS shares. While ARRIS does not believe that the differences between Delaware law and English law relating to New ARRIS’ capital management will have a material adverse effect on New ARRIS, situations may arise where the flexibility ARRIS now has under Delaware law would have provided benefits to New ARRIS shareholders that will not be available under English law. Please see “Comparison of the Rights of ARRIS Stockholders and New ARRIS Shareholders” beginning on page [•].
After the completion of the Combination, attempted takeovers of New ARRIS will be governed by English law.
Delaware’s anti-takeover statutes and laws regarding directors’ fiduciary duties give the board of directors broad latitude to defend against unwanted takeover proposals. As a UK incorporated company, New ARRIS is subject to English law, as discussed in greater detail under “Description of New ARRIS Shares.” An English public limited company is potentially subject to the protections afforded by the Takeover Code if, among other factors, a majority of its directors are resident within the UK, the Channel Islands or the Isle of Man. Based upon New ARRIS’ current and intended plans for its directors, it is anticipated that the Takeover Code will not apply to New ARRIS. Accordingly the New ARRIS articles of association will include measures that may be found in the charters of U.S. companies, being the power for the New ARRIS Board to allot shares where in the opinion of the New ARRIS Board it is necessary to do so in the context of an acquisition of  [•]% or more of the issued voting shares in specified circumstances (this power will be subject to renewal by New ARRIS shareholders at least every five years, as described in the preceding paragraph in relation to the disapplication of statutory preemption rights on the issuance of new shares, and will cease to be applicable if the Takeover Code is subsequently deemed by the Takeover Panel to be applicable to New ARRIS).
Further, it could be more difficult for New ARRIS to obtain shareholder approval for a merger or negotiated transaction after the closing of the business combination because the shareholder approval requirements for certain types of transactions differ, and in some cases are greater, under English law than under Delaware law. See “Description of New ARRIS Ordinary Shares” beginning on page [•].
The market price of New ARRIS ordinary shares may be volatile, and the value of your investment could materially decline.
Investors who hold New ARRIS ordinary shares may not be able to sell their shares at or above the price at which they purchased the ARRIS shares. The prices of ARRIS and Pace shares have fluctuated materially from time to time, and New ARRIS cannot predict the price of its ordinary shares. Broad market and industry factors may materially harm the market price of New ARRIS ordinary shares, regardless of New ARRIS’ operating performance. In addition, the price of New ARRIS ordinary shares may be dependent upon the valuations and recommendations of the analysts who cover the New ARRIS business, and if its results do not meet the analysts’ projections and expectations, New ARRIS’ stock price could decline as a result of analysts lowering their valuations and recommendations or otherwise.

Future sales of New ARRIS ordinary shares in the public market could cause volatility in the price of New ARRIS ordinary shares or cause the share price to fall.
Sales of a substantial number of New ARRIS ordinary shares in the public market, or the perception that these sales might occur, particularly at the time of the completion of the Combination (due to Pace shareholders or ARRIS stockholders deciding not to own New ARRIS ordinary shares) could depress the market price of New ARRIS ordinary shares, and could impair New ARRIS’ ability to raise capital through the sale of additional equity securities. Subject to the terms of the voting commitments, the key Pace shareholders may enter into sale, hedging or other transactions with respect to the New ARRIS ordinary shares that they will receive as consideration in the Scheme.
New ARRIS may seek approval from the Court for a capital reduction to create distributable reserves in order to pay dividends.
Under English law, dividends may only be paid and share repurchases and redemptions must generally be funded only out of  “distributable reserves.” In the absence of such distributable reserves, New ARRIS may seek to create distributable reserves that involves a reduction in New ARRIS’ share premium account, which requires the approval of the Court and, in connection with seeking such Court approval, the approval of New ARRIS shareholders would be sought. New ARRIS is not aware of any reason why the Court would not approve the creation of distributable reserves in this manner; however, the issuance of the required order is a matter for the discretion of the Court. There will also be no guarantee that the approvals by New ARRIS shareholders will be obtained. In the event that distributable reserves of New ARRIS are not created, no distributions by way of dividends, share repurchases or otherwise will be permitted under English law until such time as the group has created sufficient distributable reserves from its business activities.
Following the completion of the transaction, a future transfer of your New ARRIS shares, other than one effected by means of the transfer of book-entry interests in the Depository Trust Company (“DTC”), may be subject to UK stamp duty.
No liability for stamp duty or stamp duty reserve tax (“SDRT”) generally should arise on the issue of New ARRIS ordinary shares, including into DTC for the benefit of the New ARRIS shareholders.
Transfers of New ARRIS ordinary shares within DTC should not be subject to stamp duty or SDRT provided no instrument of transfer is entered into and no election that applies to the New ARRIS ordinary shares is made or has been made by DTC under Section 97A FA 1986. If such an election is or has been made, transfers of New ARRIS ordinary shares within DTC generally will be subject to SDRT at the rate of 0.5% of the amount or value of the consideration.
Transfers of New ARRIS ordinary shares held in certificated form generally will be subject to stamp duty at the rate of 0.5% of the consideration given (rounded up to the nearest £5). SDRT will also be chargeable on an agreement to transfer such shares, although such liability would be discharged if stamp duty is duly paid on the instrument of transfer implementing such agreement within a period of six years from the agreement.
Subsequent transfer of New ARRIS ordinary shares to an issuer of depository receipts or into a clearance system (including DTC) generally will be subject to SDRT at a rate of 1.5% of the consideration given or received or, in certain cases, the value of the New ARRIS ordinary shares transferred.
The purchaser or transferee of the New ARRIS ordinary shares generally will be responsible for paying any stamp duty or SDRT payable.
Please see the section headed “Certain United Kingdom Tax Considerations — Stamp duty and stamp duty reserve tax — Subsequent Transfers of the New ARRIS Ordinary Shares” beginning on page [•].
If the UK were to exit from the European Union, New ARRIS’ business could suffer a material adverse effect.
Following the recent general election in the UK, it is expected that a referendum on continued UK membership in the European Union will be held by the end of 2017, though it could also be held before 2017. This referendum could introduce potentially significant new uncertainties and instability in financial and trade markets, both ahead of the date for any such referendum and, depending on the outcome, after the referendum. As a member of the European Union, the UK and UK-based businesses such as New ARRIS have access to strong financial and trade relationships, including the EU Single Market, and these strong relationships are part of the reason that UK incorporation was deemed to be the most efficient and beneficial for New ARRIS with respect to the future growth of the company, financial and global cash management flexibility and tax.
Given the lack of precedent, it is unclear how a potential withdrawal of the UK from the European Union would affect the UK’s access to the EU Single Market and other important financial and trade relationships and how it would affect New ARRIS. A withdrawal could, among other outcomes, disrupt the free movement of goods, services and people between the UK and the European Union, undermine bilateral cooperation in key policy areas and significantly disrupt trade between the UK and the European Union. Under current European Union rules, following a withdrawal the UK would not be able to negotiate bilateral trade agreements with member countries of the European Union. In addition, a withdrawal of the UK from the European Union could significantly affect the fiscal, monetary and regulatory landscape within the UK and could have a material impact on its economy and the future growth of its various industries, including the broadcast and broadband communication systems industry in which New ARRIS will operate. Although it is not possible to predict fully the effects of a withdrawal of the UK from the European Union, if it were to occur it could have a material adverse effect on New ARRIS’ business.
New ARRIS shares received by means of a gift or inheritance could be subject to UK inheritance tax.
The New ARRIS shares will be assets situated in the UK for the purposes of UK inheritance tax. A gift or settlement of such assets by, or on the death of, an individual holder of such assets may give rise to a liability to UK inheritance tax even if the holder is not a resident of, or domiciled in the UK. However, pursuant to the Estate and Gift Tax Treaty 1980 entered into between the UK and the U.S. (the “Treaty”), a gift or settlement of New ARRIS shares by New ARRIS shareholders who are domiciled in the US for the purposes of the Treaty should generally not give rise to a liability to UK inheritance tax.
Risks Relating to the Business of New ARRIS
New ARRIS’ business will be dependent on customers’ capital spending on broadband communication systems, and reductions by customers in capital spending would adversely affect its business.
New ARRIS’ will be primarily dependent on customers’ capital spending for constructing, rebuilding, maintaining or upgrading broadband communications systems. Capital spending in the broadband communications industry is cyclical and can be curtailed or deferred on short notice. A variety of factors affects capital spending, and, therefore, will affect New ARRIS’ sales and profits, including:
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general economic conditions;

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customer specific financial or stock market conditions;

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availability and cost of capital;

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foreign currency fluctuations;

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governmental regulation;

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demands for network services;

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competition from other providers of broadband and high-speed services;

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customer acceptance of new services offered; and

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real or perceived trends or uncertainties in these factors.

Several of New ARRIS’ customers have accumulated significant levels of debt. These high debt levels, coupled with the volatility in the capital markets, may impact their access to capital in the future. Even if the financial health of these customers remains intact, these customers may not purchase new equipment at levels seen in the past or expected in the future. While there has been improvement in the U.S. and global economy over the past year, New ARRIS cannot predict the impact, if any, of any softening of the national of global economy or of specific customer financial challenges on customer’s expansion and maintenance expenditures.
In addition, the Federal Communications Commission has proposed new regulations to mandate “net neutrality” by broadband Internet service providers and subjecting broadband providers to regulation as traditional telephone companies under Title II of the Communications Act. These and other changes in regulatory requirements with which many of New ARRIS’ U.S. customers are required to comply could result in such customers reducing their investment in their broadband communications networks. A significant reduction in their capital expenditures as a result of any such regulations could adversely affect New ARRIS’ business, operating results, and financial condition.
The market in which New ARRIS will operate is intensely competitive, and competitive pressures may adversely affect its results of operations.
The market in which New ARRIS will participate is dynamic, highly competitive and requires companies to react quickly to such change. New ARRIS must retain skilled and experienced personnel, as well as deploy substantial resources to meet the changing demands of the industry. New ARRIS will compete with international, national and regional manufacturers, distributors, wholesalers and service providers, including some companies that are larger than New ARRIS will be following the Combination. ARRIS lists its major competitors in Part I, Item 1, “Business” of ARRIS’ Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated in this proxy statement/prospectus by reference. Pace competes with a broad range of service providers in the highly competitive broadcast and broadband communication systems industry.
In some instances, New ARRIS’ customers themselves may compete with New ARRIS as they are competitors. That is, some of New ARRIS’ customers may develop their own software requiring support within New ARRIS’ products and/or New ARRIS’ customers may design and develop products of their own which are produced to their own specifications directly by a contract manufacturer. The rapid technological changes occurring in broadband may lead to the entry of new competitors, including those with substantially greater resources than New ARRIS.
Because the market in which New ARRIS will compete is characterized by rapid growth and, in some cases, low barriers to entry, smaller companies and start-up ventures may become principal competitors in the future. Actions by existing competitors and the entry of new competitors may have an adverse effect on New ARRIS’ sales and profitability. In the future, technological advances could lead to the obsolescence of some of ARRIS’ and Pace’s current products, which could have a material adverse effect on the business of New ARRIS.
Further, several of New ARRIS’ larger competitors may be in a better position to withstand any significant, sustained reduction in capital spending by customers. They often have broader product lines and segment focus and therefore are not as susceptible to downturns in a particular market. In addition, several of New ARRIS’ competitors have been in operation longer than ARRIS or Pace, and therefore have more established relationships with customers.
Consolidations in the broadcast and broadband communication systems industry could have a material adverse effect on New ARRIS’ business.
The broadcast and broadband communication systems industry has historically experienced, and continues to experience, the consolidation of many industry participants. For example, subsequent to the termination of its agreement with Comcast, Time Warner Cable recently announced its agreement to merge with Charter Communications, Inc., AT&T has announced its proposed acquisition of DIRECTV, Altice has announced its intention to acquire Suddenlink and Verizon Communications Inc. announced that it is selling certain wireline businesses to Frontier Communications Corp. When consolidations occur, it is possible that the acquirer will not continue using the same suppliers, possibly resulting in an immediate or future elimination of sales opportunities for New ARRIS. Even if sales are not reduced, consolidations also could result in delays in purchasing decisions by the affected companies prior to completion of the transaction and by the merged businesses. Further, even if ARRIS believes that it will receive additional sales as a result of the increased scale of a customer undertaking an acquisition and typical network upgrading that is often done following a combination, no assurances can be provided that such anticipated sales will be realized. In addition, consolidations can also result in increased pressure from customers (such as New ARRIS’ customers) for lower prices or better terms, reflecting the increase in the total volume of products purchased or the elimination of a price differential between the acquiring customer and the company acquired. Any of these results could have a material adverse effect on New ARRIS’ business.
The broadcast and broadband communication systems industry on which New ARRIS’ business will be focused is significantly impacted by technological change.
The broadcast and broadband communication systems industry has gone through dramatic technological change resulting in service providers rapidly migrating their business from a one-way television service to a two-way communications network enabling multiple services, such as residential and business high-speed Internet access, residential and business telephony services, digital television, video on demand and advertising services. New services, such as home security, power monitoring and control, HD television, 3-D television and 4K (UHD) television that are or may be offered by service providers, are also based on, and will be characterized by, rapidly evolving technology. The development of increasing transmission speed, density and bandwidth for Internet traffic has also enabled the provision of high quality, feature length video over the Internet. This over-the-top IP video service enables content providers such as Netflix and Hulu, programmers such as HBO and ESPN, and portals like Google to provide video services on-demand, by-passing traditional video service providers. The Federal Communications Commission is also considering changes to its rules to facilitate the ability of over-the-top services to compete against traditional multichannel video programming providers. As these service providers enhance their quality and scalability, traditional providers are introducing similar services over their existing networks, as well as over-the-top IP video for delivery not only to televisions but to computers, tablets, and telephones in order to remain competitive. New ARRIS’ business will be dependent on its ability to develop products that enable current and new customers to exploit these rapid technological changes. New ARRIS believes the continued growth of over-the-top IP video represents a shift from the traditional video delivery paradigm. To the extent that New ARRIS is unable to adapt its technologies to serve this emerging demand its business may be adversely affected.
The continued industry move to open standards may impact New ARRIS’ future results.
The broadcast and broadband communication systems industry has and will continue to demand products based on open standards. The move toward open standards is expected to increase the number of service providers that will offer services to the market. This trend is expected to increase the number of competitors who are able to supply products to service providers and drive down the capital costs per subscriber deployed. These factors may adversely impact New ARRIS’ future revenues and margins. In addition, many customers of the ARRIS business participate in “technology pools” and increasingly request that ARRIS donate a portion of its source code used by the customer to these pools, which may impact our ability to recapture the R&D investment made in developing such code.
New ARRIS believes it will be increasingly required to work with third-party technology providers. As a result, ARRIS expects the shift to more open standards may require New ARRIS to license software and other components indirectly to third parties via various open source licenses. In some circumstances, New ARRIS’ use of such open source technology may include technology or protocols developed by standards settings bodies, other industry forums or third-party companies. The terms of the open source licenses granted by such parties may limit New ARRIS’ ability to commercialize products that utilize such technology, which could have a material adverse effect on its results.
New ARRIS’ business will be concentrated in a few key customers. The loss of any of these customers or a significant reduction in sales to any of these customers could have a material adverse effect on New ARRIS’ business.
For the quarter ended March 31, 2015, sales to ARRIS’ three largest customers (including their affiliates, as applicable) accounted for approximately 16.3%, 15.1% and 11.1%, respectively, of its total revenue. In addition, Pace’s three largest customers (including their affiliates, as applicable) accounted for approximately 23.7%, 13.1% and 9.7%, respectively, of its total revenue for the year ended December 31, 2014. The loss of any of these large customers, or a significant reduction in the products or services provided to any of them, could have a material adverse effect on New ARRIS’ business. In the case of several of these customers, New ARRIS will also be one of their largest suppliers. As a result, if from time to time customers elect to purchase products from New ARRIS’ competitors in order to diversify their supplier base and dual-source key products, or to curtail purchasing due to budgetary or market conditions, such decisions could have material consequences to New ARRIS’ business. In addition, because of the magnitude of sales to these customers the terms and timing of these sales are heavily negotiated, and even minor changes can have a significant impact upon New ARRIS’ business.
New ARRIS may have difficulty in forecasting its sales and may experience volatility in revenues.
Because a significant portion of the purchases by New ARRIS customers are discretionary, accurately forecasting New ARRIS sales is difficult. In addition, New ARRIS customers in recent years have submitted their purchase orders less evenly over the course of each quarter and year, and with shorter lead times than they have historically. The combination of New ARRIS’ dependence on relatively few key customers and the award by those customers of irregular but sizeable contracts, together with the anticipated size of New ARRIS’ operations, make it difficult to forecast sales and can result in revenue volatility, which could further result in maintaining inventory levels that are too high or too low for New ARRIS’ ultimate needs and could have a negative impact on New ARRIS’ business.
New ARRIS may face higher costs associated with protecting its intellectual property or obtaining necessary access to the intellectual property of others.
New ARRIS’ future success depends in part upon its proprietary technology, product development, technological expertise and distribution channels, in addition to a number of important patents and licenses. ARRIS cannot predict whether New ARRIS will be able protect its technology or whether competitors will be able to develop similar technology independently, and such technology could be subject to challenge, unlawful copying or other unfair competitive practices. Given the dependence on technology within the markets in which New ARRIS will compete, there are frequent claims and related litigation regarding patent and other intellectual property rights. ARRIS has received, directly or indirectly, and expects to continue to receive, from third parties, including some of its competitors, notices claiming that ARRIS, or customers using its products, have infringed upon third-party patents or other proprietary rights. ARRIS is involved in several proceedings (and other proceedings have been threatened) in which its customers were sued for patent infringement. In these cases, ARRIS’ customers have made claims against it and other suppliers for indemnification. New ARRIS may become involved in similar litigation involving these and other customers in the future. These claims, regardless of their merit, could result in costly litigation, divert the time, attention and resources of management, delay product shipments, and, in some cases, require New ARRIS to enter into royalty or licensing agreements. If a claim of patent infringement against New ARRIS or a customer is successful, and New ARRIS fails to obtain a license or develop non-infringing technology, New ARRIS or the customer may be prohibited from marketing or selling products containing the infringing technology which could have a material adverse effect on New ARRIS’ business and operating results. In addition, the payment of any damages or any necessary licensing fees or indemnification costs associated with a patent infringement claim could be material and could also materially adversely affect New ARRIS’ operating results.
Products currently under development may fail to realize anticipated benefits.
Rapidly changing technologies, evolving industry standards, frequent new product introductions and relatively short product life cycles characterize the markets for New ARRIS’ products. The technology applications that ARRIS and Pace are currently developing are subject to technological, supply chain, product development and other related risks that could delay successful delivery. The markets in which New ARRIS will operate are subject to a rapid rate of technological change, reflected in increasing development and manufacturing complexity and in increasingly demanding customer requirements, all of which can result in unforeseen delivery problems. Even if the products in development are successfully brought to market, they may be late, they may not be widely used, or New ARRIS may not be able to capitalize successfully on their technology. To compete successfully, New ARRIS must quickly design, develop, manufacture and sell new or enhanced products that provide increasingly higher levels of performance and reliability. However, New ARRIS may not be able to develop or introduce these products successfully if such products:

•
are not cost-effective;

•
are not brought to market in a timely manner;

•
fail to achieve market acceptance; or

•
fail to meet industry certification standards.

Furthermore, New ARRIS’ competitors may develop similar or alternative technologies that, if successful, could displace New ARRIS and have a material adverse effect on its business. New ARRIS’ strategic alliances are based on business relationships that have not been the subject of written agreements expressly providing for the alliance to continue for a significant period of time, and the loss of any such strategic relationship could have a material adverse effect on New ARRIS’ business and results of operations.
Defects within ARRIS’ products could have a material impact on its results.
Many of New ARRIS’ products consist of complex technology that include both hardware and software components. It is not unusual for software, especially in earlier versions, to contain bugs that can unexpectedly interfere with expected operations. While ARRIS and Pace employ rigorous testing prior to the shipment of its products, defects, including those resulting from components they purchase, may still occur from time to time. Product defects could impact New ARRIS’ reputation with customers, which may result in fewer sales. In addition, depending on the number of products affected, the cost of fixing or replacing such products could have a material impact on New ARRIS’ operating results.
ARRIS and Pace also offer warranties of various lengths to customers on many products and have established warranty reserves based on, among other things, their historic experience, failure rates and cost to repair. In the event of a significant non-recurring product failure, the amount of the warranty reserve may not be sufficient. From time to time, New ARRIS may also make repairs on defects that occur outside of the provided warranty period. Such costs would not be covered by the established reserves and, depending on the volume of any such repairs, may have a material adverse effect on New ARRIS’ results from operations or financial condition.
New ARRIS will be dependent on a limited number of suppliers, and an inability to obtain adequate and timely delivery of supplies could have a material adverse effect on its business.
Many components, subassemblies and modules necessary for the manufacture or integration of ARRIS’ products are obtained from a sole supplier or a limited group of suppliers. Likewise, ARRIS has only a limited number of potential suppliers for certain materials and hardware used in its products, and a number of its agreements with suppliers could be short-term in nature. New ARRIS’ reliance on sole or limited suppliers, particularly foreign suppliers, and its reliance on subcontractors involve several risks including a potential inability to obtain an adequate supply of required components, subassemblies, modules and other materials and reduced control over pricing, quality and timely delivery of components, subassemblies, modules and other products. An inability to obtain adequate deliveries or any other circumstance that would require New ARRIS to seek alternative sources of supply could affect its ability to ship products on a timely basis, which could damage relationships with current and prospective customers and potentially have a material adverse effect on New ARRIS’ business.
New ARRIS’ ability to ship could also be impacted by country laws and/or union labor disruptions. For example, the recent labor dispute involving union dock workers at certain U.S. west coast port facilities, in many cases, greatly increased the shipping times for ARRIS’ products arriving through the affected ports and also increased shipping costs as ARRIS had to increase the number of products shipped using air freight which is significantly more expensive. Disputes of this nature could have a material adverse effect on New ARRIS’ financial results.
New ARRIS will depend on channel partners to sell its products in certain regions and will be subject to risks associated with these arrangements.
New ARRIS will utilize distributors, value-added resellers, system integrators, and manufacturers’ representatives to sell its products to certain customers and in certain geographic regions to improve its access to these customers and regions and to lower its overall cost of sales and post-sales support. Sales through channel partners are subject to a number of risks, including:

•
the ability of selected channel partners to effectively sell its products to end customers;

•
New ARRIS’ ability to continue channel partner arrangements into the future since most are for a limited term and subject to mutual agreement to extend;

•
a reduction in gross margins realized on sales of products; and

•
a diminution of contact with end customers which, over time, could adversely impact New ARRIS’ ability to develop new products that meet customers’ evolving requirements.

If any of these risks were to materialize in the future, New ARRIS’ business and operating results could suffer a material adverse effect.
Cyber-security incidents, including data security breaches or computer viruses, could harm ARRIS’ business by disrupting its delivery of services, damaging its reputation or exposing it to liability.
ARRIS and Pace receive, process, store and transmit, often electronically, the confidential data of customers and others. Unauthorized access to New ARRIS’ computer systems or stored data could result in the theft or improper disclosure of confidential information, the deletion or modification of records or could cause interruptions in New ARRIS’ operations. These cyber-security risks increase when New ARRIS transmits information from one location to another, including transmissions over the Internet or other electronic networks, and could be further increased by integrations associated with the Combination. Despite implemented security measures, New ARRIS’ facilities, systems and procedures, and those of its third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming and/or human errors or other similar events which may disrupt delivery of services or expose the confidential information of New ARRIS’ customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of New ARRIS’ customers or others, whether by New ARRIS or a third party, could (i) subject New ARRIS to civil and criminal penalties, (ii) have a negative impact on New ARRIS’ reputation, or (iii) expose New ARRIS to liability to customers, other third parties or government authorities. Any of these developments could have a material adverse effect on New ARRIS’ business, results of operations and financial condition. ARRIS has not experienced any such incidents that have had material consequences to date. The U.S. Congress also is considering, and we expect other governments to consider, cyber-security legislation that, if enacted, could impose additional obligations upon New ARRIS.

FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains forward-looking statements concerning certain trends, expectations, forecasts, estimates, and other forward-looking information affecting or relating to New ARRIS and its industry, products and activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this document and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible Combination will not be completed, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the possible Combination, adverse effects on the market price of ARRIS shares and on ARRIS’ or Pace’s operating results because of a failure to complete the possible Combination, failure to realize the expected benefits of the possible Combination, negative effects relating to the announcement of the possible Combination or any further announcements relating to the possible Combination or the consummation of the possible Combination on the market price of ARRIS shares or Pace shares, significant transaction costs and/or unknown liabilities, customer reaction to the announcement of the Combination, possible litigation relating to the Combination or the public disclosure thereof, general economic and business conditions that affect the combined companies following the consummation of the possible Combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws or their interpretation or application, regulations, rates and policies, future business combinations or disposals and competitive developments. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other risks and uncertainties can be found in this proxy statement/prospectus under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pace,” and in other ARRIS reports filed with the SEC and incorporated by reference herein, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The risks and uncertainties described in the context of such forward-looking statements in this document could cause New ARRIS’ plans actual results, performance or achievements, or industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document. ARRIS, Pace and New ARRIS expressly disclaim any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SELECTED HISTORICAL FINANCIAL DATA OF ARRIS
The following selected financial data set out below as of and for the fiscal years ended December 31, 2010 through December 31, 2014 are derived from ARRIS’ audited consolidated financial statements for the fiscal years then ended. The following selected financial data set out below as of and for the three months ended March 31, 2015 and 2014 are derived from ARRIS’ unaudited consolidated financial statements for the periods then ended. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which ARRIS considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three-month period ended March 31, 2015 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2015. The information set forth below is a summary that should be read together with the historical audited consolidated financial statements of ARRIS and the related notes thereto as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K for the year ended December 31, 2014 previously filed with the SEC and incorporated by reference into this proxy statement/prospectus. Historical results are not necessarily indicative of any results to be expected in the future. For more information, see the section entitled “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus.
	Three Months Ended March 31,		Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except per share data)
Consolidated Operating Data:
Net sales	$1,215,158	$1,225,017	$5,322,921	$3,620,902	$1,353,663	$1,088,685	$1,087,506
Cost of sales	878,602	878,243	3,740,425	2,598,154	891,086	678,172	663,417
Gross margin	336,556	346,774	1,582,496	1,022,748	462,577	410,513	424,089
Selling, general and administrative expenses	100,324	99,132	410,568	338,252	161,338	148,755	137,694
Research and development expenses	132,469	134,153	556,575	425,825	170,706	146,519	140,468
Amortization of intangible assets	57,147	64,001	236,521	193,637	30,294	33,649	35,957
Integration, acquisition, restructuring and other costs	898	11,502	37,498	83,047	12,968	7,565	65
Impairment of goodwill & intangibles	—	—	—	—	—	88,633	—
Operating (loss) income	45,718	37,986	341,334	(18,013)	87,271	(14,608)	109,905
Interest expense	13,367	16,598	62,901	67,888	17,797	16,939	17,965
Loss (gain) on debt retirement	—	—	—	—	—	19	(373)
Interest income	(721)	(583)	(2,590)	(2,936)	(3,242)	(3,154)	(1,997)
Other expense (income), net	7,083	1,493	30,832	10,487	(176)	(1,471)	94
Loss (gain) on investments and note receivable	1,709	1,674	10,961	2,698	(1,404)	1,570	(414)
Income (loss) before income taxes	24,280	18,804	239,230	(96,150)	74,296	(28,511)	94,630
Income tax expense (benefit)	5,154	(21,996)	(87,981)	(47,390)	20,837	(10,849)	30,502
Net (loss) income	$19,126	$40,800	$327,211	$(48,760)	$53,459	$(17,662)	$64,128
Net (loss) income per common share:
Basic	$0.13	$0.29	$2.27	$(0.37)	$0.47	$(0.15)	$0.51
Diluted	$0.13	$0.28	$2.21	$(0.37)	$0.46	$(0.15)	$0.50
Selected Balance Sheet Data:
Total assets	$4,472,786	$4,345,029	$4,365,645	$4,322,007	$1,405,894	$1,360,810	$1,424,087
Long-term obligations	$1,706,255	$1,904,936	$1,665,014	$1,907,992	$74,785	$286,749	$282,087

SELECTED HISTORICAL FINANCIAL DATA OF PACE
The following historical consolidated financial information is provided to assist you in your analysis of the financial aspects of the Pace Acquisition and the Merger. Pace derived the financial information as of and for the fiscal years ended December 31, 2010 through December 31, 2014 from its historical audited consolidated financial statements and related notes for the fiscal years then ended. The financial information for the years ended December 31, 2010 through December 31, 2014 has been prepared on the basis of accounting policies drawn up in accordance with the recognition and measurement requirements of International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). The information set forth below is only a summary that you should read together with the historical audited consolidated financial statements of Pace and the related notes, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pace” beginning on page F-[•]. Historical results are not necessarily indicative of any results to be expected in the future.
	Years Ended December 31
	2014	2013	2012	2011	2010
	(in millions, except per share data)
Consolidated Operating Data:
Revenue	$2,620.0	$2,469.2	$2,403.4	$2,309.3	$2,062.9
Cost of sales	(2,087.5)	(2,021.0)	(1,970.4)	(1,866.0)	(1,667.8)
Gross profit	532.5	448.2	433.0	443.3	395.1
Administrative expenses:
Research and development expenditure	(83.7)	(87.0)	(101.1)	(112.7)	(68.0)
Amortisation of development expenditure	(45.4)	(45.6)	(54.3)	(47.9)	(52.0)
Other administrative expenses:
Before exceptional costs	(162.3)	(122.0)	(119.5)	(141.3)	(114.5)
Exceptional costs	(7.3)	(12.2)	(12.5)	(12.7)	(29.5)
Amortisation of other intangibles	(52.9)	(42.6)	(51.8)	(55.7)	(18.1)
Total administrative expenses	(351.6)	(309.4)	(339.2)	(370.3)	(282.1)
Operating profit	180.9	138.8	93.8	73.0	113.0
Finance income – interest receivable	2.5	1.8	0.5	0.2	1.2
Finance expenses – interest payable	(7.7)	(9.8)	(14.2)	(18.5)	(4.0)
Profit before tax	175.7	130.8	80.1	54.7	110.2
Tax charge	(27.7)	(34.1)	(21.7)	(15.9)	(32.9)
Profit for the year	$148.0	$96.7	$58.4	$38.8	$77.3
Profit attributable to:
Equity holders of Pace	$148.0	$96.7	$58.4	$38.8	$77.3
Earnings per ordinary share:
Basic earnings per ordinary share (cents)	47.4	31.2	19.4	13.2	26.4
Diluted earnings per ordinary share (cents)	45.6	29.8	18.5	12.5	25.0
Selected Balance Sheet Data:
Total assets	$2,122.2	$1,271.1	$1,488.1	$1,208.6	$1,112.6
Long-term obligations	$428.1	$116.6	$196.5	$284.6	$378.4

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
The following selected unaudited pro forma financial data (“Selected Pro Forma Data”) give effect to the Combination (including the financing transactions described in “Financing” beginning on page [•]). The Combination will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, “Business Combinations.” The selected unaudited pro forma condensed combined balance sheet data is based on the historical consolidated balance sheets of ARRIS as of March  31, 2015 and Pace as of December 31, 2014, and gives effect to the Combination as if it had occurred on March 31, 2015. The selected unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2014 and for the three months ended March 31, 2015 give effect to New ARRIS’ results of operations as if the Combination occurred on January 1, 2014. The selected unaudited pro forma condensed combined statements of income for the three months ended March 31, 2015 are based on the historical condensed combined statements of income of ARRIS for the three months ended March 31, 2015 and the historical condensed combined statements of income Pace for the three months ended December 31, 2014.
The Selected Pro Forma Data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of New ARRIS appearing elsewhere in this proxy statement/prospectus and the accompanying notes to the pro forma information. In addition, the pro forma information was based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of both ARRIS, which have been incorporated in this proxy statement/prospectus by reference, and Pace, which have been provided herein. See the sections captioned “Where You Can Find More Information” beginning on page [•] and “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [•] in this proxy statement/prospectus for additional information. The Selected Pro Forma Data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the Selected Pro Forma Data does not purport to project the future financial position or operating results of the combined company. Also, as explained in more detail in the accompanying notes to the pro forma information, the preliminary fair values of assets acquired and liabilities assumed reflected in the Selected Pro Forma Data are subject to adjustment and may vary significantly from the fair values that will be recorded upon completion of the Combination. The Selected Pro Forma Data have not been approved by Pace.
Selected Unaudited Pro Forma Condensed Combined Statements of Income Data
	Three months ended March 31, 2015	Year Ended December 31, 2014
	(In thousands, except per share data)
Net sales	$2,248,022	$7,944,032
Net income	$64,732	$261,641
Net income per common share – Basic	$0.33	$1.35
Net income per common share – Diluted	$0.33	$1.33
Weighted average common shares – Basic	194,167	193,203
Weighted average common shares – Diluted	196,794	196,088
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data
As of March 31, 2015
(In thousands)
Total assets	$8,211,535
Long-term debt and financing lease obligations	$2,260,988
Total debt and financing lease obligations	$2,383,452
Total stockholders equity	$3,209,257

THE SPECIAL MEETING
Overview
This proxy statement/prospectus is being provided to ARRIS stockholders as part of a solicitation of proxies by the ARRIS Board for use at the Special Meeting of ARRIS stockholders and at any adjournments or postponements of such meeting. This proxy statement/prospectus is being furnished to ARRIS stockholders on or about [•], 2015. In addition, this proxy statement/prospectus constitutes a prospectus for New ARRIS in connection with the issuance by New ARRIS of ordinary shares to be delivered to ARRIS stockholders in connection with the Merger.
Date, Time and Place of the Special Meeting
ARRIS will hold the Special Meeting on [•], 2015, at [•] a.m. local time, at ARRIS Corporate Headquarters, 3871 Lakefield Drive, Suwanee, Georgia, USA (unless the meeting is adjourned or postponed).
Proposals
At the Special Meeting, ARRIS stockholders will vote upon:
•
the Merger Agreement Proposal;

•
the Non-Binding Compensation Proposal; and

•
the Adjournment Proposal.

ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS LISTED ABOVE.
Record Date; Outstanding Shares; Shares Entitled to Vote
Only holders of ARRIS shares as of the close of business on the Record Date of  [•], 2015 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. On the Record Date, there were approximately [•] ARRIS shares outstanding, held by approximately [•] holders of record. Each outstanding ARRIS share is entitled to one vote on each proposal and any other matter properly coming before the Special Meeting.
Attendance
Only ARRIS stockholders on the Record Date or persons holding a written proxy for any stockholder or account of ARRIS as of the Record Date may attend the Special Meeting. Proof of stock ownership is necessary to attend.
Quorum
The ARRIS stockholders present in person or by proxy holding a majority of the outstanding ARRIS shares entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. ARRIS’ inspector of election intends to treat as “present” for these purposes stockholders who have submitted properly executed or transmitted proxies that are marked “abstain” and broker non-votes.
Vote Required and ARRIS Board Recommendation
Merger Agreement Proposal
ARRIS stockholders are considering and voting on a proposal to adopt the Merger Agreement. You should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Combination and Merger. In particular, your attention is directed to the full text of the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus.

The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the ARRIS shares outstanding and entitled to vote on this proposal. Because the vote required to approve this proposal is based upon the total number of outstanding ARRIS shares entitled to vote, if you abstain, or if you are a stockholder of record and you fail to submit a proxy or vote in person at the Special Meeting, or if your ARRIS shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your ARRIS shares, this will have the same effect as a vote “against” the adoption of the Merger Agreement.
ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER AGREEMENT PROPOSAL.
Non-Binding Compensation Proposal
ARRIS stockholders are considering and voting on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the ARRIS Named Executive Officers in connection with the Merger.
Approval of the Non-Binding Compensation Proposal requires the affirmative vote of a majority of the votes cast by holders of ARRIS shares entitled to vote on this proposal, although such vote will not be binding on ARRIS. Because the vote required to approve this proposal is based upon the total number of ARRIS shares represented in person or by proxy, abstentions will have the same effect as a vote “against” this proposal. If you fail to submit a proxy and do not attend the Special Meeting, or if your ARRIS shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your ARRIS shares, your ARRIS shares will not be voted, but this will not have an effect on the advisory vote to approve the compensation that may be paid or become payable to ARRIS’ Named Executive Officers in connection with the completion of the Merger. Approval of this proposal is not a condition to the completion of the Combination and the Combination may be completed whether or not this proposal is approved.
ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING COMPENSATION PROPOSAL.
Adjournment Proposal
ARRIS stockholders may be asked to vote on a proposal to adjourn the Special Meeting, or any postponement thereof, if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, (ii) to provide to ARRIS stockholders any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information which is material to ARRIS stockholders voting at the Special Meeting.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of ARRIS shares entitled to vote on this proposal. Because the vote required to approve this proposal is based upon the total number of ARRIS shares represented in person or by proxy, abstentions will have the same effect as a vote “against” this proposal. If you fail to submit a proxy and do not attend the Special Meeting, or if your ARRIS shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your ARRIS shares, your ARRIS shares will not be voted, but this will not have an effect on the vote to adjourn the Special Meeting. Approval of this proposal is not a condition to the completion of the Combination and the Combination may be completed whether or not this proposal is approved.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.
Voting Your Shares
ARRIS stockholders may vote in person at the Special Meeting or by proxy. If you sign the proxy card without naming your own proxyholder, you appoint Robert J. Stanzione, Lawrence A. Margolis and David B. Potts as your proxyholders, any of whom will be authorized to vote and otherwise act for you at the

Special Meeting (including any postponements or adjournments of the Special Meeting). ARRIS recommends that you submit your proxy even if you plan to attend the Special Meeting. If you vote by proxy, you may change your vote by submitting a later dated proxy before the deadline or by casting a ballot in person at the Special Meeting.
Your shares will be counted for purposes of determining a quorum if you vote:
•
via the Internet;

•
by telephone;

•
by submitting a properly executed proxy card or voting instruction form by mail; or

•
in person at the Special Meeting.

Abstentions and broker non-votes will be counted for determining whether a quorum is present for the Special Meeting.
Voting instructions are printed on the proxy card or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the Special Meeting
If your shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee or intermediary, you are considered the beneficial owner of shares held in “street name” and are considered a “non-record (beneficial) stockholder.” The voting process differs depending on whether you are a stockholder of record or a non-record (beneficial) stockholder:
Stockholder of record
If you are a stockholder of record, a proxy card is enclosed with this proxy statement/prospectus to enable you to vote, or, more technically, to appoint a proxyholder to vote on your behalf, at the Special Meeting. Whether or not you plan to attend the Special Meeting, you may vote your ARRIS shares by proxy by any one of the following methods:
•
by mail:   Mark, sign and date your proxy card and return it in the postage paid envelope. Your proxy card must be received no later than 11:59 p.m. (Eastern Time) on [•], 2015 in order for your vote to be counted;

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by telephone:   Call 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 from foreign countries. Have your proxy card available when you call. The telephone voting service is available until 11:59 p.m. (Eastern Time) on [•], 2015; and

•
via the Internet:   Go to www.voteproxy.com and follow the instructions on the website and complete your proxy voting prior to 11:59 p.m. (Eastern Time) on [•], 2015. We provide Internet proxy voting to allow you to vote your ARRIS shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

If the Special Meeting is adjourned or postponed, our transfer agent must receive your proxy card or your vote via telephone or Internet not later than 11:59 p.m. (Eastern Time) on the business day immediately preceding the date of any rescheduled meeting.
Voting your ARRIS shares by proxy does not prevent you from attending the Special Meeting in person and voting in person.
Non-record (beneficial) stockholders
If you are a non-record (beneficial) stockholder, your intermediary (or its agent) will send you a voting instruction form or proxy form with this proxy statement/prospectus. Properly completing such form and returning it to your intermediary (or its agent) will instruct your intermediary how to vote your ARRIS shares at the Special Meeting on your behalf. You should carefully follow the instructions provided by your intermediary (or its agent) and contact your intermediary (or its agent) promptly if you need help.

If you do not intend to attend the Special Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary (or its agent). Your intermediary (or its agent) also may have provided you with the options of voting by telephone or Internet, similar to those applicable to stockholders of record set forth above.
If you wish to vote in person at the Special Meeting, follow the instructions provided by your intermediary (or its agent).
In addition, your intermediary (or its agent) will need to receive your voting instructions in sufficient time in advance for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Time) on [•], 2015, or, in the case of any adjournment or postponement of the Special Meeting, 11:59 p.m. (Eastern Time) on the business day immediately preceding the date of any rescheduled meeting.
On the proxy card, you can indicate how you want your proxyholder to vote your ARRIS shares, or you can let your proxyholder decide for you by signing and returning the proxy card without indicating a voting preference for one or more of the proposals. If you have specified on the proxy card how you want to vote on a particular proposal (by marking, as applicable, “for” or “against”), then your proxyholder must vote your ARRIS shares accordingly.
If you are a stockholder of record and you submit your proxy through the Internet or by telephone without indicating your vote, or if you sign and return an ARRIS proxy card without giving specific voting instructions, then the proxyholders will vote your shares in the manner recommended by the ARRIS Board on all matters presented in this proxy statement/prospectus and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.
If you are a non-record (beneficial) stockholder and you do not provide the organization that holds your ARRIS shares with specific instructions, generally the organization that holds your ARRIS shares may vote on routine matters but cannot vote on non-routine matters. We expect the Merger Agreement Proposal and the Non-Binding Compensation Proposal to be non-routine matters for this purpose. If the organization that holds your ARRIS shares does not receive instructions from you on how to vote your ARRIS shares on these proposals, it is likely that it will inform the inspector for the Special Meeting that it does not have the authority to vote on these matters with respect to your ARRIS shares. This generally is referred to as a “broker non-vote.” When ARRIS’ inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, will have the same effect as a vote “against” the Merger Agreement Proposal and will not have any effect with regard to the vote on the Non-Binding Compensation Proposal and the Adjournment Proposal. ARRIS encourages you to provide voting instructions to the organization that holds your ARRIS shares to ensure that your vote is counted on all three proposals.
Revoking Your Proxy
If you are an ARRIS stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:
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timely delivering a written revocation letter to the Corporate Secretary of ARRIS;

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timely submitting your voting instructions again by telephone or through the Internet;

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signing and returning by mail a proxy card with a later date so that it is received prior to the Special Meeting; or

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attending the Special Meeting and voting by ballot in person.

Attendance at the Special Meeting will not, in and of itself, revoke a proxy.
If you are a non-record (beneficial) stockholder, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Share Ownership and Voting by ARRIS’ Officers and Directors
As of the Record Date, the ARRIS directors and executive officers and their affiliates had the right to vote approximately [•] ARRIS shares, representing approximately [•]% of the ARRIS shares then outstanding and entitled to vote at the meeting. ARRIS expects that the ARRIS directors and executive officers who are ARRIS stockholders will vote “for” the Merger Agreement Proposal, “for” the Non-Binding Compensation Proposal, and “for” the Adjournment Proposal, although none of them has entered into any agreement requiring them to do so.
Costs of Solicitation
ARRIS will bear the cost of soliciting proxies from ARRIS stockholders. ARRIS will solicit proxies by mail. In addition, the directors, officers and employees of ARRIS may solicit proxies from ARRIS stockholders by telephone, electronic communication, or in person, but will not receive any additional compensation for their services. ARRIS will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation material to the beneficial owners of ARRIS shares held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such proxy solicitation materials.
ARRIS has engaged a professional proxy solicitation firm, Morrow & Co., to assist in soliciting proxies. Morrow & Co. will receive customary compensation for its services, including a base fee of  $12,500 and additional fees based on the number of telephone solicitations made and other additional stockholder services provided. In addition, ARRIS will reimburse Morrow & Co. for its reasonable disbursements.
ARRIS stockholders should not send in their stock certificates with their proxy cards.
As described in the section captioned “The Merger and the Merger Agreement” beginning on page [•] ARRIS stockholders of record will be sent materials for exchanging ARRIS shares shortly after the completion of the Merger.
Other Business
ARRIS is not aware of any other business to be acted upon at the Special Meeting. If, however, other matters are properly brought before the Special Meeting, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the ARRIS board may recommend.
Assistance
If you need assistance in completing your proxy card or have questions regarding ARRIS’ Special Meeting, please contact Morrow & Co., the proxy solicitation agent for ARRIS, by mail at 470 West Avenue, Stamford, Connecticut 06902. Morrow & Co. may be contacted by phone at (203) 658-9400.

PROPOSAL 1 — ADOPTION OF THE MERGER AGREEMENT
ARRIS is requesting that ARRIS stockholders approve a proposal to adopt the Merger Agreement in furtherance of the Combination as described below.
ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER AGREEMENT PROPOSAL.
Required Vote
The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the ARRIS shares outstanding and entitled to vote on the proposal. Because the vote required to approve this proposal is based upon the total number of outstanding ARRIS shares entitled to vote, if you vote to abstain, or if you are a stockholder of record and you fail to submit a proxy or vote in person at the Special Meeting, or if your ARRIS shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your ARRIS shares, this will have the same effect as a vote “against” the adoption of the Merger Agreement.
OVERVIEW OF THE COMBINATION
The Combination will be implemented in two main steps, which are the Pace Acquisition and the Merger:
In the Pace Acquisition (which will be implemented by means of the Scheme or, if ARRIS so elects, the Contractual Offer):
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all Pace ordinary shares, other than Pace ordinary shares held by or on behalf of New ARRIS or the New ARRIS group or by Pace in treasury, will be transferred to New ARRIS; and

•
holders of such Pace ordinary shares will receive 132.5 pence in cash and will be issued 0.1455 New ARRIS ordinary shares in consideration for each Pace ordinary share so transferred.

In the Merger:
•
Merger Sub will be merged with and into ARRIS with ARRIS continuing as the surviving corporation; and

•
each ARRIS share, other than ARRIS shares held by ARRIS as treasury stock or any shares owned of record by ARRIS Holdings or Merger Sub, will be converted into the right to receive one New ARRIS ordinary share.

As a result of the Combination, ARRIS and Pace will each become wholly-owned subsidiaries of New ARRIS, and ARRIS stockholders and Pace Scheme shareholders will become New ARRIS shareholders. We estimate that, upon the completion of the Combination, ARRIS stockholders will own approximately 76% of the New ARRIS ordinary shares, and Pace shareholders will receive approximately £438.8 million (or approximately $[•] million based on the exchange rate as of  [•], 2015) in cash in the aggregate and will own approximately 24% of the New ARRIS ordinary shares.
This transaction structure brings ARRIS and Pace together under common ownership while allowing both entities’ legal corporate status to survive. New ARRIS was incorporated in the United Kingdom because a UK incorporation was deemed to be the most efficient and beneficial for the combined company with respect to regulatory and governmental relations, financial and global cash management flexibility and a lower tax rate. See “Background and Reasons for the Combination — Reasons for the Combination” beginning on page [•].
Based on the number of Pace ordinary shares outstanding as of  [•], 2015 and the number of ARRIS shares outstanding as of the Record Date, New ARRIS is expected to issue approximately [•] New ARRIS ordinary shares to the Pace Scheme shareholders upon the Scheme becoming effective and approximately [•] New ARRIS ordinary shares to the ARRIS stockholders upon completion of the Merger.

The Scheme is conditioned on, among other things, the approval of the Scheme by the Pace Scheme shareholders, the sanction of the Scheme by the Court, the adoption of the Merger Agreement by the ARRIS stockholders and the receipt of certain regulatory approvals. The consummation of the Merger is conditioned, among other things, on the adoption of the Merger Agreement Proposal by the affirmative vote of holders of a majority of the ARRIS shares outstanding and entitled to vote, the completion of the Pace Acquisition and the completion of certain internal steps that New ARRIS and ARRIS Holdings have committed to take relating to the issuance of the New ARRIS ordinary shares as Merger Consideration.
The diagrams below illustrate in a simplified manner ARRIS’, Pace’s and New ARRIS’ corporate structure before and after the completion of the Combination.
Pre-Combination Structure

Post-Combination Structure

Former ARRIS Stockholders
Former Pace Shareholders
~76%
~24%
ARRIS International plc (UK)
Archie U.S. Holdings, Inc. (U.S.)
Pace plc (UK)
ARRIS Group, Inc. (U.S.)

COMPANIES INVOLVED IN THE COMBINATION
In the Combination, ARRIS and Pace will each become wholly-owned subsidiaries of New ARRIS, and ARRIS stockholders and Pace shareholders will become New ARRIS shareholders.
ARRIS
ARRIS is a global provider of entertainment and communications solutions. It operates in two business segments: Customer Premises Equipment and Network & Cloud. It enables service providers, including cable, telephone, and digital broadcast satellite operators, and media programmers to deliver media, voice, and IP data services to their subscribers.
ARRIS is a leader in set tops, digital video and Internet Protocol Television distribution systems, broadband access infrastructure platforms, and associated data and voice CPE, which it also sells directly to consumers through retail channels. ARRIS’ solutions are complemented by a broad array of services including technical support, repair and refurbishment, and system design and integration.
ARRIS was organized as a corporation under the laws of the State of Delaware. ARRIS’ principal executive offices are located at 3871 Lakefield Drive, Suwanee, Georgia 30024 and its telephone number at that address is +1 (678) 473-2000. ARRIS employs approximately 6,660 people globally in manufacturing and warehouse facilities, research and development, administrative and sales offices in various locations. ARRIS’ common stock is listed on NASDAQ and trades under the symbol “ARRS.”
Pace
Pace is a leading technology developer for the global Pay TV industry, working across satellite, cable, IPTV and terrestrial platforms. Pace has highly experienced specialist engineering teams, developing intelligent and innovative products and services for both Pay TV operators and Telcos across the world.
Pace has built up its experience and expertise over 30 years and enjoys a customer base of over 200 operators around the globe (including eight of the world’s largest Pay TV operators).
Pace’s principal activities are the development, design and distribution of technologies, products and services for managed subscription television, telephony and broadband services and the provision of engineering design and software applications to its customers. It also provides related support services including consulting, systems integration and customer care centers.
Pace was founded in 1982 and is registered in England and Wales. Pace’s principal executive offices are located at Victoria Road, Saltaire, West Yorkshire, BD18 3LF, England and its telephone number at that address is +44 (0)1274 532000. It employs over 2,000 people in locations around the world, including France, the USA, Brazil, India and China. Pace is a member of the FTSE 250 and listed on the Official List of the LSE and trades under the symbol “PIC.”
New ARRIS
New ARRIS is a private limited company incorporated under the laws of England and Wales. New ARRIS was incorporated on April 20, 2015, under the name “Archie ACQ Limited,” for the purpose of effecting the Combination. On June 15, 2015, Archie ACQ Limited changed its name to “ARRIS International Limited.” New ARRIS has not conducted any business operations other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and the Pace Acquisition (including the financing arrangements entered into in connection with the Combination). As of the date of this proxy statement/prospectus, New ARRIS does not beneficially own any Pace ordinary shares. Prior to completion of the Combination, New ARRIS will be converted into a public limited company named ARRIS International plc and following the Combination, it is expected that New ARRIS ordinary shares will be listed on NASDAQ under the symbol “ARRS.”
The principal executive offices of New ARRIS are located at 3871 Lakefield Drive, Suwanee, Georgia 30024 and its telephone number at that address is +1 (678) 473-2000.

ARRIS Holdings
ARRIS Holdings is a Delaware limited liability company formed in Delaware on April 21, 2015 and a direct wholly-owned subsidiary of New ARRIS. ARRIS Holdings has not conducted any business operations other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Prior to the completion of the Merger, ARRIS Holdings will be converted into a Delaware corporation. ARRIS Holdings’ principal executive office is located at 3871 Lakefield Drive, Suwanee, Georgia 30024 and its telephone number at that address is +1 (678) 473-2000. ARRIS Holdings was formed in order to serve as a holding company for ARRIS’ U.S. operations following completion of the Combination.
Merger Sub
Merger Sub is a Delaware limited liability company formed on April 21, 2015, and a direct wholly-owned subsidiary of ARRIS Holdings. Merger Sub has not conducted any business operations other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Merger Sub’s principal executive office is located at 3871 Lakefield Drive, Suwanee, Georgia 30024 and its telephone number at that address is +1 (678) 473-2000. Merger Sub was formed in order to facilitate the Merger under the DGCL, whereby ARRIS would ultimately be a subsidiary of New ARRIS.

BACKGROUND AND REASONS FOR THE COMBINATION
Background of the Combination
The ARRIS Board and management team regularly review ARRIS’ growth strategy and related strategic alternatives in light of the company’s performance and the current business environment. ARRIS’ growth historically has come through a combination of both organic product growth as well as acquisitions, such as its acquisition of the Motorola Home business from Google in 2013. As part of its growth strategy, ARRIS continually evaluates other businesses that it believes could further improve ARRIS’ performance through enhanced or accelerated product development, geographic diversification and/or enhanced scale. As part of this process, ARRIS often will engage with management of various companies to discuss, on an informal basis, whether or not the company has any interest in combining with ARRIS.
In furtherance of this process, from time to time Mike Pulli, the CEO of Pace, and Robert Stanzione, Chairman and CEO of ARRIS, have had informal conversations regarding the state of the industry and have mentioned a potential transaction involving the two companies. These high-level discussions were never focused on a combination of the two companies and never previously reached the point of any specific transaction or financial terms being proposed by either company.
In late February 2015, a meeting was scheduled for Messrs. Pulli and Stanzione. In preparation for the meeting, Mr. Stanzione discussed the proposed meeting with Evercore, and Evercore provided Mr. Stanzione with certain publicly available information regarding Pace and preliminary analyses regarding the two companies and a possible combination. Messrs. Pulli and Stanzione subsequently met at the Atlanta airport on March 9, 2015. At that meeting Mr. Pulli indicated that Pace was considering strategic alternatives, including potential acquisitions, but that he thought it would be in his shareholders’ interests to also consider a possible combination of Pace with ARRIS. The preliminary discussions at the March 9th meeting focused on whether a combination of the two companies made strategic sense at that point in time and was capable of being implemented.
Following the meeting, ARRIS requested that Evercore reach out to Pace’s financial advisor, J.P. Morgan, to discuss potential next steps if ARRIS decided to move forward. ARRIS management, advised by Evercore and ARRIS’ legal advisors, continued to evaluate the possible transaction following the March 9th meeting. In connection with this preliminary evaluation, ARRIS management discussed with Evercore initial indicative ranges of valuation for Pace based on publicly available information, and the potential form of consideration for any transaction (cash, stock or a combination of the two). ARRIS management also discussed with Evercore and ARRIS’ legal advisors possible structures for completing an acquisition, and the UK takeover process and differences compared to acquisitions under the U.S. process. As part of these preliminary analyses, ARRIS management and its advisors discussed the potential movement of ARRIS’ country of organization and primary tax jurisdiction as part of the transaction.
The ARRIS Board met on March 18, 2015. As part of that meeting, Mr. Stanzione discussed with the ARRIS Board his March 9th meeting with Mr. Pulli and ARRIS’ preliminary evaluation regarding Pace. Mr. Stanzione reminded the ARRIS Board that Pace was one of the companies that ARRIS had considered as a potential acquisition target from time to time. The ARRIS Board discussed, among other things, strategic benefits, financing alternatives, accretion and growth aspects of a transaction with Pace, together with other strategic alternatives. As part of the discussion, it was noted that Pace’s financial position had improved dramatically over the prior three years and that it appeared poised for additional growth. Given that growth potential and Mr. Stanzione’s discussions with Mr. Pulli, the ARRIS Board agreed with management’s recommendation to continue its due diligence review and discussions with Pace.
Following the March 18th ARRIS board meeting, Mr. Stanzione advised Mr. Pulli that ARRIS was interested in continuing discussions with Pace regarding a potential transaction and conducting a preliminary diligence review. Mr. Stanzione indicated that ARRIS intended to send to Pace (and did following the conversation) a non-disclosure agreement (the “NDA”), and logistics for due diligence meetings were discussed. Subsequent to that conversation, Pace, through J.P. Morgan, requested a written indication of interest with a specific non-binding proposal from ARRIS in order to proceed. Also during this time, ARRIS and Pace negotiated the terms of the NDA. ARRIS, with the assistance of its advisors, continued to evaluate Pace using publicly-available information, as well as to review the benefits and risks associated with the acquisition, including the prospects of the combined company, regulatory approvals needed (including antitrust approvals), the transaction structure and the consideration to be offered. ARRIS and Pace executed the NDA as of March 31, 2015 (which was later amended and restated on April 20, 2015).
At a March 24, 2015 meeting, the ARRIS Board reviewed the analysis prepared by management with respect to strategy, valuation, structuring options (including tax structuring), and financing opportunities relating to a transaction with Pace and authorized management to deliver a non-binding indication of interest to Pace. On March 26, 2015, ARRIS delivered a non-binding indication of interest to purchase Pace in a price range of 415 to 435 pence per share ($6.16 to $6.46 per share at the then exchange rate), with approximately 70% of the consideration in ARRIS shares and 30% in cash, which would provide the Pace shareholders ownership of 25% of the combined company’s equity and a 25% to 31% premium over the latest closing price. The Pace Board met to consider the proposal and authorized Pace management to continue to work with ARRIS towards a combination and to allow further due diligence by ARRIS. A due diligence session was scheduled for April 1, 2015, in Boca Raton, Florida.
On March 30, 2015, ARRIS contacted the Bank of America to lead the company’s effort to obtain commitments for the desired financing for the cash portion of the purchase price and otherwise to amend and extend the ARRIS existing credit facility.
Due diligence meetings were conducted in Boca Raton, Florida on April 1 and 2, 2015, which included management presentations and the exchange of certain documents and financial information, and Pace subsequently provided limited follow-up information. Pace personnel also conducted due diligence with respect to ARRIS during this period. ARRIS management, together with the assistance of its advisors, analyzed the due diligence findings and further revised the analysis and valuation of the transaction.
On April 8, 2015, a meeting of the ARRIS Board was held to review the possible transaction. Due diligence findings were reviewed, along with revisions and refinements to the analysis and valuation of the transaction. In addition, the advantages and risks of an inversion transaction, whereby New ARRIS would become a UK company, were discussed. The implications of becoming a UK company and the fiduciary duties of the directors in connection with the consideration and approval of a transaction were reviewed in detail. Following these discussions, the ARRIS Board approved a revised non-binding offer. The revised offer was presented to Pace on April 9, 2015, providing for total per share compensation of 420 pence ($6.19 at the then exchange rate) consisting of 125 pence ($1.85 at the then exchange rate) in cash and 295 pence ($4.35 at the then exchange rate) of New ARRIS shares (based on a fixed exchange ratio using the closing price of ARRIS shares just prior to the announcement of the transaction). This revised offer represented a premium of 20% to the Pace share price immediately preceding the date of the offer and approximately 21% to the 90 day weighted average Pace share price as of such date and provided that Pace shareholders would own approximately 25% of New ARRIS. The revised offer also contemplated that New ARRIS would be tax domiciled in either the UK or Ireland.
On April 9, 2015, ARRIS entered into an engagement letter with Evercore confirming Evercore’s engagement to serve as ARRIS’ financial advisor with respect to the Combination.
The Pace Board met to consider the ARRIS revised proposal on April 10, 2015. After further negotiations, by letter dated April 11, 2015, and delivered on April 12, 2015, the merger consideration per share was increased to 427.5 pence ($6.26 at the then exchange rate), consisting of 132.5 pence ($1.94 at the then exchange rate) in cash and 295 pence ($4.32 at the then exchange rate) in shares of New ARRIS (based on a fixed exchange ratio using the closing price of ARRIS shares just prior to the announcement of the transaction). The latest proposal also included the payment to Pace of a $12 million fee if the transaction failed to close for certain reasons, including failure to obtain necessary antitrust clearances. The proposal was subject to further due diligence, and the parties scheduled an additional session for due diligence at the Pace headquarters in Saltaire, England.
The scheduled additional due diligence meetings were conducted on April 14 and 15, 2015, with follow up conferences on April 16, 2015. In addition, the parties continued to exchange additional documents as part of the due diligence process. The diligence findings were reviewed by ARRIS with the assistance of its advisors and additional refinements to the analysis and valuation of the transaction were made. ARRIS and

Pace, with assistance of their legal counsel, also began negotiation of the Co-operation Agreement and the Rule 2.7 Announcement and began discussions regarding the irrevocable undertakings. The ARRIS Board held two additional meetings on April 20 and 22, 2015, to consider the current information about the transaction.
At the April 20, 2015, meeting, the ARRIS Board was provided with an update of the results of the due diligence efforts, the anticipated antitrust filings, as well as updates on the proposed financing and expected transaction costs. The ARRIS Board again reviewed the benefits and risks associated with the transaction, including the differences between UK and Delaware corporate law, the advantages and risks of the contemplated tax inversion, and the financial model and risks and opportunities associated with the model. In addition, the ARRIS Board was presented information regarding, and discussed, cash flow and likely debt pay down, accretion from the transaction, and synergy opportunities and risks. Representatives of Evercore reviewed their fairness opinion process and the preliminary conclusions of Evercore’s financial analysis.
The parties continued to negotiate the definitive terms of the Co-operation Agreement, the Rule 2.7 Announcement and the Merger Agreement. As part of these negotiations, the parties agreed to a one pence reduction in the per share purchase price and an increase in the termination fee to $20 million if the failure to consummate the transaction related to certain regulatory conditions or a change in recommendation to approve the transaction by the ARRIS Board. The final offer represented an approximately 28% premium to the Pace share price immediately preceding the date of the offer and approximately 23% to the 90 day weighted average Pace share price as of such date and would result in Pace shareholders owning approximately 24% of New ARRIS.
On April 22, 2015, the transaction was reviewed again at an ARRIS Board meeting. The materials previously distributed to and reviewed by the ARRIS Board and tentative conclusions of the ARRIS Board were discussed. A representative from Evercore reviewed the various analyses performed by Evercore in connection with its fairness opinion and rendered an oral fairness opinion (subsequently confirmed in writing) as more fully described below. The near-final Co-operation Agreement, Rule 2.7 Announcement and Merger Agreement and stockholder communication plans were reviewed and discussed. Following a lengthy discussion, the ARRIS Board approved the Combination and related documents. The Pace Board also met and approved the Combination and related documents on April 22, 2015. The Co-operation Agreement and the Merger Agreement were signed, the Rule 2.7 Announcement was issued and the Combination was announced later that day.
Reasons for the Combination
At its meeting on April 22, 2015, the ARRIS Board determined that the Combination is fair to and in the best interests of ARRIS and its stockholders. Accordingly, the ARRIS Board unanimously recommends that ARRIS stockholders vote “FOR” approval of the Merger Agreement Proposal. In arriving at its determination, as described above, the ARRIS Board consulted with ARRIS’ management and outside financial, accounting and legal advisors and considered a number of factors that it believed supported its determinations. These positive factors included the ARRIS Board’s belief that:
•
the Combination will provide ARRIS with a large scale entry into the satellite segment and increase ARRIS’ speed of innovation by enhancing the company’s scope and scale, giving it the ability to invest in innovative technologies and customer responsiveness, enabling it to maintain pace with recent consolidation among operators and increase volumes across a broad array of product cost tiers and creating manufacturing and procurement efficiencies;

•
the Combination will significantly enhance ARRIS’ international presence and diversify ARRIS’ geographic and customer footprint;

•
the Combination will diversify and broaden ARRIS’ customer base and increase ARRIS’ portfolio across equipment, software and services and add Pace’s world-class technology and employees to the ARRIS organization;

•
the Combination will build on ARRIS’ recent acquisitions and position the company for future growth; and

•
the Combination will result in compelling financial benefits, including expected pro forma revenues of approximately $8 billion, an expected increase in non-GAAP earnings per share, a reduction in non-GAAP tax rate, significant synergy opportunities from the optimization of back-office infrastructure, component procurement and go-to-market efficiencies, and the removal of Pace’s public company costs while allowing ARRIS to maintain flexibility in its capital structure to support future growth.

In considering the structure of the Combination, the ARRIS Board noted that the Combination has been structured in such a way as to bring ARRIS and Pace together under common ownership while allowing both entities’ legal corporate status to survive. New ARRIS was incorporated in the United Kingdom because a UK incorporation was deemed to be the most efficient and beneficial for the combined company with respect to the future growth of the company, financial and global cash management flexibility and a lower tax rate. The United Kingdom enjoys strong relationships as a member of the European Union, and has a long history of international investment and a good network of commercial, tax, and other treaties with the United States, the European Union and many other countries where both ARRIS and Pace operate. Incorporation in the United Kingdom is expected to result in enhanced global cash management flexibility, including access to both ARRIS’ and Pace’s non-U.S. cash flow without negative tax effects, compared to incorporation in the United States, so long as New ARRIS’ status as a non-U.S. corporation is respected for U.S. federal tax purposes. However, future U.S. regulatory or legislative action may adversely impact whether New ARRIS’ status as a non-U.S. corporation is respected for U.S. federal tax purposes. ARRIS expects that New ARRIS will have a non-GAAP effective tax rate between 26% and 28% beginning in fiscal year 2016.
In addition, the ARRIS Board noted that following the Combination the board of directors of New ARRIS will consist of the ten current directors of ARRIS, and the CEO and CFO of ARRIS will remain as the CEO and CFO of New ARRIS.
The ARRIS Board also considered ARRIS’ strategic alternatives to the Combination for maximizing stockholder value over the long-term, including the alternative of relying primarily on organic growth, and the potential risks, rewards and uncertainties associated with such alternatives, including management’s standalone plan. The ARRIS Board concluded that the proposed Combination with Pace is the most attractive option available to ARRIS and its stockholders.
The ARRIS Board also considered (i) the opinion of Evercore rendered to the ARRIS Board that, as of April 22, 2015, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Evercore’s written opinion, the Merger Consideration to be received by the holders of ARRIS shares in the Combination (after giving effect to the completion of the Pace Acquisition) is fair, from a financial point of view, to such holders, and (ii) the related presentation and financial analysis of Evercore provided to the ARRIS Board in connection with the rendering of its opinion, as more fully described in the section entitled “Opinion of Evercore — Financial Advisor to ARRIS” beginning on page [•].
The ARRIS Board weighed the above factors and considerations against a number of uncertainties, risks, and potentially negative factors relevant to the Combination, including:
•
that the fixed number of New ARRIS shares to be issued per Pace share will not adjust to compensate for changes in the price of ARRIS shares or Pace shares;

•
the adverse impact that business uncertainty pending the consummation of the Combination could have on Pace’s ability to attract, retain, and motivate key personnel until the consummation of the Combination;

•
the risks related to the fact that the Combination might not be completed in a timely manner or at all, including that failure to complete the Combination could cause ARRIS to incur significant expenses (including any required termination fee or expense reimbursements) and/or lead to negative perceptions among investors;

•
that the Takeover Code limits the contractual commitments that could be obtained from Pace to take actions in furtherance of the Combination, and the Pace Board may, if its fiduciary duties so require, withdraw its recommendation in support for the Scheme at any time before the Court hearing to sanction the Scheme. The Takeover Code does not permit Pace to pay any termination fee if it does so, nor can it be subject to any restrictions on soliciting or negotiating other offers or transactions involving Pace other than the restrictions under the Takeover Code against undertaking actions or entering into agreements that are similar to, or have a similar effect to, “poison pills” and that might frustrate ARRIS’ offer for Pace;
•
that the Takeover Code provides that certain conditions may be invoked only where the circumstances underlying the failure of the condition are of material significance to ARRIS in the context of the Pace Acquisition. Therefore, with the exceptions of certain conditions relating to obtaining antitrust approval, the approval of the Scheme by Pace shareholders and the Court, the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act, the adoption of the Merger Agreement and the listing of New ARRIS ordinary shares on NASDAQ, ARRIS will be required to obtain agreement of the Takeover Panel in order to exercise its right to invoke the failure of a condition, and that there is no assurance the Takeover Panel would so agree;

•
the challenges inherent in the combination of two businesses of the size and scope of ARRIS and Pace, including the possibility that the anticipated cost savings, synergies and other benefits sought to be obtained by the Combination might not be achieved in the time frame contemplated or at all;

•
the risk that changes to relevant tax laws, including Section 7874, could cause New ARRIS to be treated as a U.S. domestic corporation for U.S. federal tax purposes following the Combination, or could otherwise have negative effects on New ARRIS or its subsidiaries or affiliates; and

•
the risks of the type and nature described in the sections of this proxy statement/prospectus entitled “Risk Factors,” beginning on page [•] and “Forward-Looking Statements,” beginning on page [•].

The foregoing discussion of the information and factors considered by the ARRIS Board is not exhaustive but is intended to reflect the material factors considered by the ARRIS Board in its consideration of the Combination. In view of the large number of factors considered and their complexity, the ARRIS Board, both individually and collectively, did not find it practicable to, and did not attempt to, quantify or assign any relative or specific weight to the various factors. Rather, the ARRIS Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the ARRIS Board may have given different weights to different factors.
The foregoing discussion of the information and factors considered by the ARRIS Board is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Forward-Looking Statements” beginning on page [•].
Opinion of Evercore — Financial Advisor to ARRIS
ARRIS retained Evercore to act as its financial advisor. As part of this engagement, ARRIS requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of ARRIS shares in the Combination (after giving effect to the completion of the Pace Acquisition). At a meeting of the ARRIS Board held to evaluate the Combination on April 22, 2015, Evercore rendered an oral opinion to the ARRIS Board, subsequently confirmed in writing, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Evercore’s written opinion, the Merger Consideration to be received by the holders of ARRIS shares in the Combination (after giving effect to the completion of the Pace Acquisition) is fair, from a financial point of view, to such holders.
The full text of Evercore’s written opinion, dated April 22, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex E to this proxy statement/

prospectus and is incorporated herein by reference. Evercore’s opinion does not constitute a recommendation to the ARRIS Board or to any other persons in respect of the Combination, including as to how any holder of ARRIS shares should vote or act in respect of the Combination. We encourage you to read Evercore’s opinion carefully and in its entirety.
Evercore’s opinion was provided for the benefit of the ARRIS Board and was rendered to the ARRIS Board in connection with its evaluation of whether the Merger Consideration to be received by the holders of ARRIS shares in the Combination (after giving effect to the completion of the Pace Acquisition) is fair, from a financial point of view, to such holders, and did not address any other aspects of the Combination.
Evercore’s opinion necessarily was based upon information made available to Evercore as of the date of Evercore’s opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of Evercore’s opinion. Evercore has no obligation to update, revise or reaffirm its opinion based on subsequent developments. Evercore’s opinion did not express any opinion as to the price at which the shares of ARRIS or Pace will trade at any time.
In connection with its engagement, Evercore was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction with ARRIS, and its opinion did not address the relative merits of the Combination as compared to any other transaction or business strategy in which ARRIS might engage or the merits of the underlying decision by ARRIS to engage in the Combination.
The following is a summary of Evercore’s opinion. We encourage you to read Evercore’s written opinion carefully in its entirety:
In connection with its opinion, Evercore:
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reviewed certain publicly available business and financial information relating to each of ARRIS and Pace that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•
reviewed certain non-public projected financial and operating data relating to ARRIS prepared and furnished by management of ARRIS;

•
reviewed certain publicly available projected financial and operating data relating to Pace, including publicly available research analysts’ estimates;

•
reviewed the projected synergies and other benefits, including the amount and timing of realization thereof, anticipated by the management of ARRIS to be realized from the Combination;

•
discussed with management of ARRIS the past and current operations, financial projections (including publicly available research analysts’ estimates) and current financial condition of each of ARRIS and Pace (including their views on the risks and uncertainties of achieving such projections);

•
discussed with management of Pace the past and current operations, publicly available financial projections (including publicly available research analysts’ estimates) and current financial condition of Pace (including their views on the risks and uncertainties of achieving such projections);

•
discussed with management of ARRIS the projected operating synergies, other strategic benefits and tax synergies and benefits, including the amounts and timing of realization thereof, anticipated by management of ARRIS to be realized from the Combination (including their views on the risks and uncertainties of realizing such synergies and other benefits);

•
reviewed the reported prices and the historical trading activity of the ARRIS shares and the Pace shares;

•
compared the financial performance of ARRIS and Pace and their respective stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•
compared the financial performance of ARRIS and the valuation multiples relating to the Combination with those of certain other transactions that Evercore deemed relevant;

•
reviewed the potential pro forma financial impact of the Combination on the future financial performance of New ARRIS, based on the projected financial data relating to each of ARRIS and Pace referred to above, including the projected tax synergies and benefits, operating synergies and other strategic benefits, including the amounts and timing of realization thereof, anticipated by management of ARRIS to be realized from the Combination;

•
reviewed the financial terms and conditions of drafts of the Merger Agreement, the Co-operation Agreement and the Rule 2.7 Announcement (collectively, the “Transaction Documents”); and

•
performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. At the direction of ARRIS management, for purposes of its analysis and opinion, Evercore utilized and relied upon certain composite projected financial and operating data for Pace derived from publicly available research analysts’ estimates.
With respect to the projected financial data relating to ARRIS and Pace referred to above, including those relating to the projected synergies and other benefits anticipated by management of ARRIS to be realized from the Combination, Evercore assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the future financial performance of ARRIS and Pace, respectively, and such synergies and other benefits. Evercore expressed no view as to any projected financial data relating to ARRIS or Pace or the assumptions on which they are based. Evercore relied, at the direction of ARRIS management, without independent verification, upon the assessments of management of ARRIS as to whether the projected tax synergies and benefits, operating synergies and other strategic benefits, including the amounts and timing of realization thereof, anticipated by management of ARRIS to be realized from the Combination are reasonable, and whether the anticipated synergies and other benefits will be realized in accordance with such projections.
For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Transaction Documents are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under those documents and that all conditions to the consummation of the Combination will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Combination will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on ARRIS or Pace or the consummation of the Combination or materially reduce the benefits of the Combination to the holders of the ARRIS shares. Evercore did not express any opinion as to any tax or other consequences that might result from the Combination, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Evercore understands that ARRIS has obtained such advice as ARRIS deemed necessary from qualified professionals.
Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the respective assets or liabilities of ARRIS or Pace, nor was it furnished with any such appraisals, nor did it evaluate the solvency or fair value of either ARRIS or Pace under any state or federal laws relating to bankruptcy, insolvency or similar matters.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of ARRIS shares, from a financial point of view, of the Merger Consideration to be received by such holders in the Combination. Evercore did not express any view on, and its opinion did not address, the fairness of the Combination to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of ARRIS, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ARRIS, or any class of such persons, whether relative to the Merger Consideration or otherwise.

Evercore did not express any view on, and its opinion did not address, any other terms or other aspects of the Combination, including, without limitation, the form or structure of the Combination, the terms and conditions of the Transaction Documents or any other agreements or arrangements entered into or contemplated in connection with the Combination. Evercore’s opinion did not address the relative merits of the Combination as compared to other business or financial strategies that might be available to ARRIS, nor did it address the underlying business decision of ARRIS to engage in the Combination. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by ARRIS and its advisors with respect to legal, regulatory, accounting and tax matters.
Summary of Material Financial Analysis
The following is a brief summary of the material financial and comparative analyses that Evercore deemed to be appropriate for this type of transaction and that were reviewed with the ARRIS Board in connection with rendering Evercore’s opinion. The summary of Evercore’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.
In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore’s opinion.
For purposes of its analyses and reviews, Evercore considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ARRIS and Pace. No company, business or transaction used in Evercore’s analyses and reviews as a comparison is identical to ARRIS or Pace or the Combination, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Evercore’s analyses and reviews. The estimates contained in Evercore’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Evercore’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Evercore’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Evercore’s analyses and reviews.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 21, 2015 and is not necessarily indicative of current market conditions. Throughout its analyses, where applicable, Evercore converted pounds to dollars utilizing an exchange rate of  $1.4928 per £1.00.
Discounted Cash Flow Analysis
Pace
Evercore performed a discounted cash flow analysis of Pace to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Pace was projected to generate from September 30, 2015 (which was the earliest anticipated date for the completion of the Combination) through calendar year

2018, in each case, based on publicly available projected financial and operating data relating to Pace for calendar year 2015, composite financial projections for Pace derived from publicly available research analysts’ estimates (the “Consensus Projections”) and assumptions provided by the management of ARRIS. Evercore also calculated a terminal value for Pace by applying a perpetuity growth rate, based on its professional judgment given the nature of Pace and its business and industry, of  (2.0%) to 0.0%, to the projected standalone unlevered, after-tax free cash flows of Pace in the terminal year. The cash flows and the terminal value were then discounted to present value using a discount rate of 9.0% to 11.0%, based on an estimate of Pace’s weighted average cost of capital, to derive a range of implied enterprise values for Pace. A range of implied equity values for Pace was then calculated by reducing the range of implied enterprise values by the amount of Pace’s projected net debt (calculated as debt less cash and cash equivalents) as of September 30, 2015. Evercore performed this analysis for Pace (i) on a standalone basis and (ii) with the inclusion of operating (but not tax) synergies estimated by ARRIS management to be realized from the Combination, attributing 100% of the value of such synergies to Pace. Evercore’s analysis indicated an implied per-share equity value reference range for Pace on a standalone basis of approximately £3.53 to £4.88. Evercore’s analysis with the inclusion of operating (but not tax) synergies, attributing 100% of the value of such synergies to Pace, indicated an implied per-share equity value reference range for Pace of approximately £3.78 to £5.21.
Evercore also performed the discounted cash flow analysis outlined above with the inclusion of the net present value of tax synergies (in addition to operating synergies) projected by the management of ARRIS as a result of the Combination (i) through calendar year 2019 and (ii) on a perpetual basis, in each case, attributing 100% of the value of such synergies to Pace. Evercore indicated to the ARRIS Board that realization of such projected tax benefits remains uncertain in light of potential future anti-inversion legislative and administrative action. Evercore’s analysis with the inclusion of tax synergies (in addition to operating synergies) projected by ARRIS management to be realized from the transaction, attributing 100% of the value of such synergies to Pace, indicated an implied per-share equity value reference range for Pace of approximately £4.28 to £5.73 when including the net present value of tax synergies through calendar year 2019 and approximately £5.25 to £6.70 when including the perpetual net present value of tax synergies.
ARRIS
Evercore performed a discounted cash flow analysis of ARRIS to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that ARRIS was projected to generate from September 30, 2015 through calendar year 2018, in each case, based on projections provided by the management of ARRIS. Evercore also calculated a terminal value for ARRIS by applying a perpetuity growth rate, based on its professional judgment given the nature of ARRIS and its business and industry, of (1.0%) to 1.0%, to the projected standalone unlevered, after-tax free cash flows of ARRIS in the terminal year. The cash flows and the terminal value were then discounted to present value using a discount rate of 8.5% to 10.5%, based on an estimate of ARRIS’ weighted average cost of capital, to derive a range of implied enterprise values for ARRIS. A range of implied equity values for ARRIS was then calculated by reducing the range of implied enterprise values by the amount of ARRIS’ projected net debt (calculated as debt less cash and cash equivalents) as of September 30, 2015. This analysis indicated an implied per share equity value reference range of approximately $26.33 to $40.97 for ARRIS on a standalone basis.
Implied Adjusted Exchange Ratio
Evercore calculated an implied adjusted exchange ratio reference range by dividing the high end of the implied per share value reference range for Pace, less the 132.5 pence per-share cash consideration to be paid to Pace shareholders in the Combination (the “Cash Consideration”), by the low end of the implied per share equity value reference range for ARRIS indicated by the discounted cash flow analyses and by dividing the low end of the implied per share equity value reference range for Pace, less the per share Cash Consideration, by the high end of the implied per share equity value reference range for ARRIS indicated by the discounted cash flow analyses. Utilizing the Consensus Projections, as well as assumptions provided by ARRIS management for Pace on a standalone basis, this analysis indicated an implied exchange ratio reference range of 0.0804 to 0.2014 of a New ARRIS ordinary share for each Pace share. Utilizing the Consensus Projections, as well as assumptions provided by ARRIS management for Pace with the inclusion of operating (but not tax) synergies, and attributing 100% of the value of such synergies to Pace, the analysis indicated an implied exchange ratio reference range of 0.0893 to 0.2204 of a New ARRIS ordinary share for each Pace share. Evercore compared these exchange ratios to the exchange ratio of 0.1455 of a New ARRIS ordinary share for each Pace share in the Combination.
Evercore also calculated an implied adjusted exchange ratio using the methodology outlined above utilizing the Consensus Projections, as well as assumptions provided by ARRIS management for Pace with the inclusion of tax synergies in addition to operating synergies and attributing 100% of the value of such synergies to Pace. Evercore indicated to the ARRIS Board that, though based on the advice of ARRIS’ legal and tax advisors, ARRIS management has concluded that realization of the projected tax synergies of the Combination will not be negatively impacted by the notice issued by the U.S. Treasury and the IRS on September 22, 2014, realization of such projected tax benefits remains uncertain in light of potential future anti-inversion legislative and administrative action. This analysis indicated an implied exchange ratio reference range of 0.1078 to 0.2495 of a New ARRIS ordinary share for each Pace share with net present value of tax synergies through calendar year 2019 and 0.1432 to 0.3046 of a New ARRIS ordinary share for each Pace share with perpetual NPV of tax synergies. Evercore compared these exchange ratios to the exchange ratio of 0.1455 of a New ARRIS ordinary share for each Pace share in the Combination.
Selected Publicly Traded Companies Analyses
In performing a selected publicly traded companies analysis of Pace and ARRIS, Evercore reviewed publicly available financial and market information for both companies and the selected public companies listed in the table below (the “Selected Public Companies”), which Evercore deemed most relevant to consider in relation to ARRIS and Pace, based on its professional judgment and experience, because they are public companies with operations that for purposes of this analysis Evercore considered similar to the operations of one or more of the business lines of ARRIS and Pace.
Evercore reviewed, among other things, enterprise values of the Selected Public Companies as a multiple of estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for calendar year 2015 and 2016. EBITDA of all companies were adjusted to exclude stock-based compensation and extraordinary items. Pace EBITDA was adjusted to include as an expense all estimated research and development expenses in accordance with U.S. GAAP, including amounts currently capitalized and subsequently amortized by Pace under IFRS. Enterprise values were calculated for purposes of this analysis as equity value (based on the per share closing price of each selected public company on April 21, 2015 multiplied by the fully diluted number of such company’s outstanding equity securities on such date), plus debt, plus minority interest, less cash and cash equivalents (in the case of debt, minority interest, cash and cash equivalents, as set forth on the most recent publicly available balance sheet of such company and in the case of minority interest, where applicable). The financial data of the Selected Publicly Traded Companies used by Evercore for this analysis were based on publicly available research analysts’ estimates and, in the case of Pace, on publicly available projected financial and operating data relating to Pace for 2015, the Consensus Projections and assumptions provided by the management of ARRIS, and in the case of ARRIS, on the financial projections provided to Evercore by ARRIS management. The EBITDA multiple for each of the Selected Public Companies is set forth in the table below.
Sector	Selected Public Company	EV/2015E EBITDA	EV/2016E EBITDA
Cable Infrastructure/Software	Cisco Systems	7.4x	7.2x
Cable Infrastructure/Software	Ericsson	9.3x	8.3x
Cable Infrastructure/Software	Rovi	11.1x	8.6x
Cable Infrastructure/Software	Harmonic	10.4x	9.0x
Cable Infrastructure/Software	Kudelski	12.7x	12.2x
Cable Infrastructure/Software	SeaChange	NM	NM
Cable Infrastructure/Software	Vecima Networks	6.2x	NA
Cable Infrastructure/Software	Teleste	5.7x	5.3x
Set-top Box	ARRIS	7.6x	6.8x

Sector	Selected Public Company	EV/2015E EBITDA	EV/2016E EBITDA
Set-top Box	Technicolor	5.5x	6.5x
Set-top Box	TiVO	6.5x	5.2x
Set-top Box	Amino Technologies	7.1x	6.2x
Set-top Box	ADB Holdings	NA	NA
Gateway/Other CPE	Aruba	8.4x	7.4x
Gateway/Other CPE	NETGEAR	6.2x	5.8x
Gateway/Other CPE	D-Link	NA	NA
Reference:
	ARRIS	7.6x	6.8x
	Pace	6.3x	6.1x
Evercore then applied a reference range of multiples of 6.25x to 7.25x and 6.00x to 7.00x, derived by Evercore based on its review of the Selected Public Companies and its experience and professional judgment, to the estimated EBITDA for ARRIS and Pace for the fiscal year ending December 31, 2015 and the fiscal year ending December 31, 2016, respectively. In the case of ARRIS, estimated EBITDA was based on the projections provided by the management of ARRIS, and in the case of Pace, estimated EBITDA was based on publicly available projected financial and operating data relating to Pace for 2015, the Consensus Projections and assumptions provided by the management of ARRIS. This analysis indicated an implied equity value per share reference range for ARRIS of approximately $24.69 to $29.35 and $27.14 to $32.41 and an implied equity value per share reference range for Pace of approximately £3.55 to £4.10 and £3.56 to £4.14, in each case, using the 2015 and 2016 EBITDA multiples, respectively.
Implied Adjusted Exchange Ratio
Evercore calculated an implied adjusted exchange ratio reference range by dividing the high end of the implied per share equity value reference range for Pace, less the Cash Consideration, by the low end of the implied per share equity value reference range for ARRIS indicated by the selected publicly traded companies analyses and by dividing the low end of the implied per share equity value reference range for Pace, less the Cash Consideration, by the high end of the implied per share equity value reference range for ARRIS indicated by the selected publicly traded companies analyses. This analysis indicated an implied exchange ratio reference range of 0.1134 to 0.1678 of a New ARRIS ordinary share for each Pace share using 2015 EBITDA multiples and an implied exchange ratio reference range of 0.1030x to 0.1545x of a New ARRIS ordinary share for each Pace share using 2016 EBITDA multiples. Evercore compared these exchange ratios to the exchange ratio of 0.1455 of a New ARRIS ordinary share for each Pace share in the Combination.
Selected Precedent Transactions Analysis
Evercore reviewed, to the extent publicly available, financial information relating to 29 transactions involving providers of cable infrastructure and software and manufacturers of set-top boxes, gateways and other customer premise equipment. Based on its professional judgment and experience, Evercore deemed these transactions relevant to consider in relation to Pace and the Combination. Evercore selected these transactions because they represented transactions of which Evercore was aware that were announced between November 2005 and April 2015 involving companies in the cable infrastructure and software, set-top boxes, gateway, and other customer premise equipment industry verticals, which Evercore considered, in its professional judgment and experience, most relevant to the Combination.
No company, business or transaction used in this analysis is identical or directly comparable to Pace or the Combination. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Pace or the Combination were compared.
Evercore reviewed transaction values and calculated the enterprise value implied for each target company based on the consideration paid in the selected transaction, as a multiple of the target company’s last 12-months (“LTM”) EBITDA (in each case, to the extent publicly available and calculated for the last 12 month period available prior to the date of announcement of such transaction). The financial data used by Evercore for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.
Evercore’s analysis indicated average and median enterprise value to LTM EBITDA multiples of 10.5x and 9.3x, respectively. The enterprise value and enterprise value to LTM EBITDA multiples for each of the precedent transactions are set forth in the table below.
Announcement Date	Acquirer	Target	Enterprise Value (in millions)		Enterprise Value/LTM EBITDA
03/31/14	Parallax Capital Partners/ StepStone Group	Rovi (DivX and MainConcept)		$75	NA
03/26/14	Kudelski	Conax		$250	6.2x
02/06/14	Belden	Grass Valley		$220	8.1x
01/29/14	TiVo	Digitalsmiths		$135	NA
10/23/13	Pace	Aurora Networks(1)		$310	10.5x
04/08/13	Ericsson	Microsoft Mediaroom	$	NA	NA
02/19/13	Aurora Networks	Harmonic Cable Access Business		$46	NA
12/19/12	ARRIS	Motorola Mobility Home Business		$2,350	6.0x
12/06/12	Gores Group	Harris Broadcast Communications		$225	NA
03/15/12	Cisco Systems	NDS Group		$5,000	18.3x
10/11/11	ARRIS	BigBand Networks		$53	NM
12/22/10	Rovi	Sonic Solutions		$720	NM
07/26/10	Pace	2Wire, Inc.		$420	NA
07/26/10	Francisco Partners	Grass Valley		$100	NM
05/06/10	Harmonic	Omneon		$274	NA
10/05/09	Kudelski	OpenTV (68% Stake)		$102	7.2x
06/27/08	Permira Advisers	NDS Group (51% Stake)		$2,828	12.2x
12/19/07	Pace	Royal Philips Set-Top Box Business		$144	NM
10/28/07	The Gores Group	Sagem (Safran Broadband Sub)(2)		$551	4.0x
09/24/07	EchoStar	Sling Media		$380	NA
09/23/07	ARRIS	C-COR		$609	17.1x
07/31/07	British Sky Broadcasting	Amstrad		$198	5.1x
04/23/07	Motorola	Terayon		$119	NM
02/26/07	Ericsson	TANDBERG Television ASA		$1,416	17.8x
02/12/07	LM Ericsson	Entrisphere(3)		$250	NA
12/04/06	NDS Group	Jungo		$108	NA
11/14/06	Motorola	Netopia		$180	NM
01/17/06	Motorola	Kreatel		$108	NA
11/18/05	Cisco Systems	Scientific-Atlanta		$5,278	12.9x

Notes:
(1)
LTM financials as of 3/31/13

(2)
Sagem financials reflect 2007E Revenue and EBIT from broker research estimates

(3)
Entrisphere transaction value based on broker research estimates

Evercore then applied a reference range of LTM EBITDA multiples of 6.0x to 8.0x, derived by Evercore based on its review of the precedent transactions and its experience and professional judgment, to the estimated LTM EBITDA as of September 30, 2015 of Pace. A range of implied equity values for Pace was then calculated by reducing the range of implied enterprise values by the amount of Pace’s projected net debt (calculated as debt less cash and cash equivalents) as of September 30, 2015. This analysis indicated a per-share equity value reference range of approximately £3.36 to £4.44 for Pace.
Other Factors
Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, the analysts’ price targets, 52-week trading range and precedent premia analyses described below.
Analyst Price Targets
Evercore reviewed publicly available share price targets of research analysts’ estimates known to Evercore as of April 21, 2015, noting that the low and high share price targets ranged from $29.00 to $40.00 for ARRIS and that the low and high share price targets ranged from £2.80 to £5.10 for Pace. Evercore calculated an implied adjusted exchange ratio reference range by dividing the high end of the share price target range for Pace, less the Cash Consideration, by the low end of the share price target range for ARRIS and by dividing the low end of the share price target range for Pace, less the Cash Consideration, by the high end of the share price target range for ARRIS. This analysis indicated an implied adjusted exchange ratio reference range of 0.0550 to 0.1943 of a New ARRIS ordinary share for each Pace share as compared to the exchange ratio of 0.1455 of a New ARRIS ordinary share for each Pace share in the Combination.
52-Week Trading Range
Evercore reviewed historical trading prices of Pace and ARRIS shares during the 52-week period ended April 21, 2015, noting that the low and high closing prices during such period ranged from $23.71 to $35.83 for ARRIS and £2.84 to £4.19 for Pace. Evercore calculated an implied adjusted exchange ratio reference range by dividing the high end of the historical trading price range for Pace, less the Cash Consideration, by the low end of the historical trading price range for ARRIS and by dividing the low end of the historical trading price range for Pace, less the Cash Consideration, by the high end of the historical trading price range for ARRIS. This analysis indicated an implied adjusted exchange ratio reference range of 0.0632 to 0.1801 of a New ARRIS ordinary share for each Pace share as compared to the exchange ratio of 0.1455 of a New ARRIS ordinary share for each Pace share in the Combination.
Precedent Premia
Evercore reviewed and analyzed premia paid in precedent transactions where the target is based in the UK. Evercore calculated the premium paid in each transaction by dividing the per-share consideration announced in the announcement of such transaction by the closing share price of the target one day prior to the announcement of the transaction. In addition, Evercore calculated the premium paid in each transaction by dividing the per-share consideration announced in the announcement of such transaction by the volume weighted average price (“VWAP”) per-share of the target, calculated by multiplying the number of shares traded on a respective date by the average share price and then dividing by the total shares traded for the day. For the purposes of calculating the premium paid in each transaction, Evercore used as reference dates the following: the calendar month prior to the announcement of the transaction, the three calendar months prior to the announcement of the transaction, and the six calendar months prior to the announcement of the transaction. Evercore calculated the average premia paid in precedent transactions reviewed by Evercore as set forth in the table below:
	1-Day	1-Month VWAP	3-Month VWAP	6-Month VWAP
UK Takeover Premia
2014	38.0%	40.8%	38.6%	34.5%
2013	43.7%	40.5%	41.5%	40.7%
2012	49.7%	54.3%	57.8%	59.9%

	1-Day	1-Month VWAP	3-Month VWAP	6-Month VWAP
2011	44.3%	45.2%	47.2%	41.3%
2010	45.9%	48.9%	53.7%	54.6%
2009	59.9%	66.9%	82.2%	71.4%
2008	47.9%	48.4%	45.6%	39.3%
2007	31.3%	33.8%	34.4%	36.4%
Evercore then applied a reference range of premia of 35% to 45%, derived by Evercore based on its review of the precedent premia paid in prior takeover transactions in the UK and in inversion transactions, to the Pace 3-month VWAP as of April 21, 2015 of  £3.48. This analysis indicated a per share equity value reference range of approximately £4.70 to £5.04 for Pace. Evercore calculated an implied adjusted exchange ratio reference range by dividing each of the low and the high ends of the per share equity value reference range based on the premia paid analysis for Pace, less the Cash Consideration, by the ARRIS closing share price as of April 21, 2015. This analysis indicated an implied exchange ratio reference range of 0.1669 to 0.1841 of a New ARRIS ordinary share for each Pace share as compared to the exchange ratio of 0.1455 of a New ARRIS ordinary share for each Pace share in the Combination.
Miscellaneous
Under the terms of Evercore’s engagement, Evercore provided ARRIS with financial advisory services and delivered a fairness opinion to the ARRIS Board in connection with the Combination. Pursuant to the terms of its engagement letter, ARRIS has agreed to pay Evercore certain fees for its services in connection with its engagement, including an opinion fee and a success fee. Evercore is entitled to receive an opinion fee of  $3.3 million, which Evercore earned upon delivery of its fairness opinion to the ARRIS Board. In addition, Evercore is entitled to receive a success fee currently estimated to be approximately $9.8 million, which Evercore will earn upon the consummation of the Combination and the amount of which may vary based on the value of the stock consideration issued in the Combination.
In addition, ARRIS has agreed to reimburse Evercore for its reasonable expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of Evercore’s engagement, any services performed by Evercore in connection therewith or any transaction contemplated thereby.
Evercore has in the past provided and currently is providing certain financial advisory services to ARRIS, and in the future may provide certain financial and other services to New ARRIS and certain of its affiliates, for which Evercore has received and may receive compensation, including, in the past three years, having advised ARRIS on the acquisition of Motorola Home (for which Evercore received $13.0 million from ARRIS).
During the two-year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Pace pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship.
With respect to the Combination, Evercore did not recommend any specific amount of consideration to the ARRIS Board or ARRIS management or that any specific amount of consideration constituted the only appropriate consideration in the Combination for the holders of ARRIS shares.
In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of ARRIS, Pace and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.
The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.
The ARRIS Board engaged Evercore to act as a financial advisor based on its qualifications, experience and reputation, as well as its familiarity with the business of ARRIS. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

THE SCHEME OF ARRANGEMENT
The Scheme of Arrangement
The Combination will be implemented in two main steps: the Pace Acquisition (which will be implemented by means of the Scheme) and the Merger. Under the terms of the Scheme, the Pace Scheme shareholders will be entitled to receive 132.5 pence in cash and will be issued 0.1455 New ARRIS ordinary shares in consideration for each Pace ordinary share held.
As a result of the Scheme, Pace will become a wholly-owned subsidiary of New ARRIS, and Pace Scheme shareholders will become New ARRIS shareholders. Upon completion of the Scheme, we estimate that Pace Scheme shareholders will receive approximately £438.8 million (or approximately $[•] million based on the exchange rate as of  [•], 2015) in cash in the aggregate and will own approximately 24% of New ARRIS ordinary shares. The Pace Acquisition is conditioned on, among other things, the adoption of the Merger Agreement by the holders of a majority of the ARRIS shares outstanding and entitled to vote.
In the UK, for the takeover of a UK public company, the practice is to either effect this by way of  (i) a contractual takeover offer by the bidder for the shares of the target or (ii) by a scheme of arrangement under which the court, using a statutory procedure, gives effect to the takeover. A scheme is put to a meeting of members of the target, convened by order of the court, and if the requisite majority approves the scheme, the court is then asked to sanction it. Once the scheme is sanctioned and becomes effective, it is binding on all members, regardless of whether they originally objected to the proposal.
Which of the two options is chosen will depend on a variety of different circumstances and each option has its advantages and disadvantages. ARRIS and Pace have elected to utilize a scheme. In a scheme, the parties can initiate the process by the bidder making a formal announcement of an intention to make an offer, which must comply with the requirements in Rule 2.7 of the Takeover Code and therefore is known as a “Rule 2.7 announcement.” The Scheme and the Merger were announced pursuant to the Rule 2.7 Announcement on April 22, 2015
The Scheme
Basic Terms
It is proposed that the Pace Acquisition will be implemented by way of a scheme of arrangement between Pace and the Pace Scheme shareholders sanctioned by the Court, although ARRIS and New ARRIS reserve the right, subject to the consent of the Takeover Panel and Pace, to seek to implement the Pace Acquisition by way of the Contractual Offer for the entire issued and to be issued share capital of Pace and to make appropriate amendments to the terms of the Pace Acquisition arising from the change from the Scheme to a Contractual Offer.
Upon the Scheme becoming effective it will be binding upon Pace Scheme shareholders. Pursuant to the Scheme, New ARRIS will become the owner of the entire issued and to be issued share capital of Pace and will issue New ARRIS ordinary shares to existing Pace Scheme shareholders. It is expected that the New ARRIS ordinary shares to be issued to Pace shareholders under the Scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof. For more information, see the section captioned “Listing of New ARRIS Ordinary Shares to be Issued in Connection with the Combination” beginning on page [•].
If any dividend or other distribution or return of capital is proposed, declared, made, paid or becomes payable by Pace in respect of a Pace share on or after April 22, 2015 and prior to completion of the Merger (other than the $0.0475 dividend to be paid by Pace on July 3, 2015), New ARRIS reserves the right, with the consent of the Takeover Panel, to reduce the value of the consideration payable per Pace share by up to the amount per Pace share of such dividend, distribution or return of capital except where the Pace share is or will be acquired pursuant to the Scheme on a basis which entitles New ARRIS to receive the dividend, distribution or return of capital and to retain it.

Conditions to the Pace Acquisition
The Pace Acquisition is conditional on, among other things:
(a)
the Court Meeting and General Meeting being held on or before the 22nd day after the expected date of the meetings to be set out in the Scheme Circular or such later date (if any) as ARRIS and Pace may agree;

(b)
the hearing of the Court to sanction the Scheme being held on or before the 22nd day after the expected date of the hearing to be set out in the Scheme Circular, or such later date (if any) as ARRIS and Pace may agree;

(c)
the Scheme becoming unconditional and becoming effective by no later than April 22, 2016 or such later date (if any) as ARRIS and Pace may agree and (if required) the Court may allow;

(d)
the registration statement of which this proxy statement/prospectus is a part having become effective under the Securities Act and not having been the subject of any stop order suspending its effectiveness, and no proceedings seeking any such stop order having been initiated or threatened by the SEC;

(e)
the Merger Agreement being duly adopted by the ARRIS stockholders at the Special Meeting;

(f)
NASDAQ having authorized the listing of all of the New ARRIS shares and not having withdrawn such authorization;

(g)
approval of the Scheme by a majority in number representing not less than 75% in value of the Pace Scheme shareholders entitled to vote and present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment thereof) and at any separate class meeting which may be required by the Court (or at any adjournment thereof);

(h)
all resolutions required to approve and implement the Scheme (including, without limitation, to amend Pace’s articles of association) being duly passed by the requisite majority or majorities of the Pace shareholders at the General Meeting, or at any adjournment thereof;

(i)
the sanction of the Scheme by the Court with or without modifications, on terms reasonably acceptable to ARRIS and Pace and the delivery of a copy of the order sanctioning the Scheme to the Registrar of Companies in England and Wales; and

(j)
all notifications and filings as may be required under the HSR Act, having been made in connection with the acquisition of Pace shares by ARRIS and all applicable HSR Act waiting periods (including any extensions thereof) relating to the acquisition of Pace shares by ARRIS having expired or been terminated.

The Scheme is also subject to the conditions and other terms of Appendix I to the Rule 2.7 Announcement, which is attached to this proxy statement/prospectus as Annex B. To the extent permitted by law and subject to the requirements of the Takeover Panel, ARRIS has reserved the right to waive all or any of the conditions (other than the conditions set out in (a) – (i) above).
ARRIS is permitted to invoke a condition to the Scheme (other than certain conditions relating to the approval of the Scheme by Pace shareholders and the Court, the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act, adoption of the Merger Agreement and the listing of New ARRIS shares on NASDAQ) only where the circumstances underlying the failure of the condition are of material significance to ARRIS in the context of the Pace Acquisition. Because of this limitation, the conditions may provide ARRIS with less protection than the customary conditions in a comparable combination between U.S. corporations. Please see the section captioned “Risk Factors — Risks Relating to the Combination” beginning on page [•].
Treatment of Pace Share Plans
Participants in the Pace share plans will be contacted regarding the effect of the Combination on their rights under the Pace share plans and appropriate proposals will be made to such participants in due course in relation to exercise and vesting of options and awards. In relation to the options that subsist under the Pace Sharesave Plan and the Pace Americas US Sharesave Plan, the proposals will include a choice for participants to allow their options to vest and become exercisable or to agree to the rollover of their options into New ARRIS shares.

THE CO-OPERATION AGREEMENT
Pace, ARRIS and New ARRIS entered into the Co-operation Agreement on April 22, 2015, that is attached to this proxy statement/prospectus as Annex C and pursuant to which Pace has agreed to provide ARRIS with information and assistance which ARRIS may reasonably require for the purposes of obtaining regulatory clearances in connection with the Combination and making any submission, filing or notification to any regulatory authority.
ARRIS has agreed that it shall use reasonable efforts to obtain such regulatory clearances as soon as reasonably practicable.
By way of compensation for any loss suffered by Pace in connection with the preparation and negotiation of the Combination, the Co-operation Agreement and any other document relating to the Combination, ARRIS has undertaken that, on the occurrence of a Break Payment Event (as defined below), ARRIS will pay or procure the payment to Pace of an amount in cash equal to $20 million (the “Break Payment”) in the event that on or prior to April 22, 2016:
(a)
on April 22, 2016, any “Regulatory Condition” (as defined in the Rule 2.7 Announcement) shall not have been satisfied or waived by ARRIS or New ARRIS;

(b)
ARRIS or New ARRIS invokes any Regulatory Condition; or

(c)
the ARRIS Board withdraws or qualifies its recommendation without Pace’s consent and either: (i) the Merger Agreement has not been adopted at the Special Meeting; (ii) the Special Meeting has not occurred; (iii) the Co-operation Agreement has been terminated in accordance with its terms; or (iv) the Scheme has not become effective by April 22, 2016,

(each a “Break Payment Event”).
ARRIS will have no obligation to pay the Break Payment to Pace if: (i) the failure of ARRIS to satisfy a Regulatory Condition or the invoking of a Regulatory Condition is due to a material breach of Pace’s undertakings to provide certain information and assistance to ARRIS for the purposes of satisfying the Regulatory Conditions; or (ii) Pace withdraws or qualifies its recommendation before a Break Payment Event referred to in (b) or (c) above occurs.
The Co-operation Agreement further provides that, in the event that the ARRIS stockholders do not adopt the Merger Agreement at the Special Meeting but ARRIS has not withdrawn its recommendation, ARRIS will indemnify Pace for all costs and expenses (including irrevocable VAT) incurred by Pace in connection with the Merger up to an aggregate amount of  $12 million (“Expense Reimbursement Payment”).
ARRIS is only obliged to pay one Break Payment, and any Break Payment will be reduced by the amount of the Expense Reimbursement Payment, with such payment to be Pace’s exclusive remedy in connection with any claim it may have in respect of any or all Break Payment Events or the circumstances giving rise to the Expense Reimbursement Payment.
ARRIS may switch the Scheme to a Contractual Offer for the entire issued and to be issued share capital of Pace with the consent of the Takeover Panel only after having received the prior written consent of Pace (such consent not to be unreasonably withheld or delayed).
ARRIS has agreed to certain customary restrictions on the conduct of its business during the period pending completion of the Combination.
The Co-operation Agreement also contains provisions in relation to the Pace share incentive plans.
The Co-operation Agreement can be terminated by either of the parties by written agreement, under certain circumstances set forth in the Co-operation Agreement or if the Combination has not completed by April 22, 2016.
ARRIS has also separately agreed to reimburse Pace for the fees incurred by Pace in connection with its appointment of Ernst & Young LLP to provide advice to Pace on the conversion of its consolidated financial statements for the year ended and quarter ended December 31, 2014 from IFRS to U.S. GAAP.

THE MERGER AND THE MERGER AGREEMENT
Structure
The Merger will be implemented pursuant to the Merger Agreement. In the Merger, Merger Sub will be merged with and into ARRIS, and each ARRIS share will be converted into the right to receive one New ARRIS ordinary share. ARRIS will be the surviving corporation in the Merger and the separate corporate existence of ARRIS with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger, except as described in the Merger Agreement.
As a result of the Merger, ARRIS will become an indirect wholly-owned subsidiary of New ARRIS, and ARRIS stockholders will become New ARRIS shareholders. Upon completion of the Combination, we estimate that ARRIS stockholders will own approximately 76% of the New ARRIS ordinary shares. The consummation of the Merger is conditioned on the approval of the Merger Agreement Proposal by the affirmative vote of holders of a majority of the ARRIS shares outstanding and entitled to vote, the completion of the Scheme and the completion of certain internal steps that New ARRIS and ARRIS Holdings have committed to take relating to the issuance of the New ARRIS ordinary shares in the Merger.
Consummation of the Merger
The consummation of the Merger is expected to take place as soon as reasonably practicable following (and to the extent possible, immediately following or, failing that, to the extent possible on the same day as) the completion of the Scheme.
Governing Documents; Directors and Officers
At the effective time, the certificate of incorporation of ARRIS in effect immediately prior to the effective time will continue to be the certificate of incorporation of ARRIS following the Merger until thereafter amended as provided therein or by applicable law, except that the authorized number of shares of capital stock will be reduced to 1,000. At the effective time, the bylaws of ARRIS in effect immediately prior to the effective time will be the bylaws of ARRIS following the Merger until thereafter amended as provided therein or by applicable law.
The parties to the Merger Agreement will take all actions necessary so that the directors of ARRIS Holdings at the effective time will become the directors of ARRIS following the Merger and the officers of ARRIS Holdings at the effective time will become the officers of ARRIS following the Merger.
Merger Consideration
At the effective time of the Merger, each ARRIS share issued and outstanding immediately prior to the effective time (other than any treasury shares or any shares owned of record by ARRIS Holdings or Merger Sub) will, by virtue of the Merger and without any action on the part of New ARRIS, Pace, ARRIS Holdings or Merger Sub or the holders of any ARRIS shares, be converted into, and thereafter only evidence, the right to receive, without interest, one (1) validly issued and fully paid New ARRIS ordinary share (such consideration per ARRIS share, the “Merger Consideration”) and all such ARRIS shares shall cease to be outstanding, shall be cancelled and shall cease to exist and each certificate representing ARRIS shares or non-certificated ARRIS share represented by book-entry (other than any treasury shares or any shares owned of record by ARRIS Holdings or Merger Sub) will thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive any distribution or dividend payable pursuant to the Merger Agreement.
Also as a result of the Merger, each treasury share and each share owned of record by ARRIS Holdings or Merger Sub shall be cancelled or redeemed without payment of any Merger Consideration therefor.
Payment of the Merger Consideration
Immediately prior to the consummation of the Merger, New ARRIS will have issued New ARRIS ordinary shares and will have deposited them or cause them to be deposited with DTC.

Certificated Shares
Promptly after completion of the Merger, ARRIS will cause an exchange agent to mail to each holder of record of a certificate formerly representing any of ARRIS shares a letter of transmittal and instructions for effecting the surrender of the certificates (or affidavit of loss) to the exchange agent in exchange for delivery of the Merger Consideration.
Upon surrender of certificates (or affidavit of loss) for cancellation to the exchange agent, together with a duly completed and validly executed letter of transmittal (and any other documentation as the exchange agent may reasonably require), the holder of such certificate (or affidavit of loss) will be entitled to receive (i) New ARRIS ordinary shares in non-certificated book-entry form and (ii) a check in the amount of U.S. dollars equal to any cash dividends or other distributions that such holder may have the right to receive pursuant to the Merger Agreement (none of which are currently anticipated), in each case subject to any applicable withholding and without interest thereon.
Uncertificated Shares
Promptly after the effective time, New ARRIS will cause the exchange agent to mail to each holder of uncertificated ARRIS shares materials advising such holder of the effectiveness of the Merger and the conversion of their ARRIS shares into the right to receive the Merger Consideration and deliver the Merger Consideration to such holder in the form of  (i) New ARRIS ordinary shares in non-certificated book-entry form and (ii) a check in the amount of U.S. dollars equal to any cash dividends or other distributions that such holder may have the right to receive pursuant to the Merger Agreement (none of which are currently anticipated), in each case subject to any applicable withholding and without interest thereon.
Conditions of the Merger
The closing of the Merger is subject to (i) the adoption of the Merger Agreement Proposal by the affirmative vote of holders of a majority of the ARRIS shares outstanding and entitled to vote; (ii) the completion of the Scheme (or, if the Scheme is converted to a Contractual Offer, completion of the Contractual Offer); and (iii) the completion of certain internal steps that New ARRIS and ARRIS Holdings have committed to take relating to the issuance of the New ARRIS ordinary shares as Merger Consideration.
Termination of the Merger
Subject to Pace’s rights described below, the Merger Agreement may be terminated at any time prior to the effective time of the Merger by a written instrument executed by each of ARRIS, New ARRIS, ARRIS Holdings and Merger Sub, whether before or after adoption of the Merger Agreement by the ARRIS stockholders and the sole member of Merger Sub.
Treatment of ARRIS Equity-Based Awards
Treatment of ARRIS Options
At the effective time of the Merger, each ARRIS Option, whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger shall be converted into a New ARRIS Option relating to the same number of shares and at the same exercise price per share. Except as required in order to comply with applicable law, such New ARRIS Option will continue to have, and be subject to, the same terms and conditions that were applicable to the corresponding ARRIS Option immediately prior to the effective time of the Merger.
Treatment of ARRIS Restricted Shares
At the effective time of the Merger, each ARRIS Restricted Share that is outstanding immediately prior to the effective time of the Merger shall be converted into a New ARRIS Restricted Share and, except as required in order to comply with applicable law, such New ARRIS Restricted Share will continue to have, and be subject to, the same terms and conditions that were applicable to the corresponding ARRIS Restricted Share immediately prior to the effective time of the Merger.

Treatment of ARRIS RSUs
At the effective time of the Merger, each ARRIS RSU that is outstanding immediately prior to the effective time of the Merger shall be converted into a New ARRIS RSU relating to the same number of shares. Except as required in order to comply with applicable law, such New ARRIS RSU will continue to have, and be subject to, the same terms and conditions that were applicable to the corresponding ARRIS RSU immediately prior to the effective time of the Merger (including settlement in cash or shares, as applicable).
Treatment of ARRIS ESPPs
At the effective time of the Merger, each ARRIS ESPP that is outstanding immediately prior to the effective time of the Merger shall be converted into a New ARRIS ESPP relating to the same number of shares and at the same exercise price per share. Except as required in order to comply with applicable law, such New ARRIS ESPP will continue to have, and be subject to, the same terms and conditions that were applicable to the corresponding ARRIS ESPP immediately prior to the effective time of the Merger.
Indemnification and Insurance
New ARRIS and ARRIS Holdings, respectively, have agreed to maintain in effect all rights to indemnification, advancement of expenses or exculpation (including all limitations on personal liability) existing as of the date of the Merger Agreement in favor of each present and former director, officer or employee of ARRIS in respect of actions or omissions occurring at or prior to the effective time of the Merger (including actions or omissions arising out of the transactions contemplated by the Merger Agreement) and to keep such rights in full force and effect in accordance with their terms. For a period of six (6) years after the effective time, New ARRIS and ARRIS Holdings, respectively, will maintain in effect the provisions for indemnification, advancement of expenses or exculpation in the organizational documents of ARRIS and its subsidiaries or in any agreement to which ARRIS or any of its subsidiaries is a party and will not amend, repeal or otherwise modify such provisions in any manner that would adversely affect the rights thereunder of any individuals who at any time prior to the effective time were directors, officers or employees of ARRIS or any of its subsidiaries in respect of actions or omissions occurring at or prior to the effective time (including actions or omissions occurring at or prior to the effective time arising out of the transactions contemplated by the Merger Agreement). In the event any claim, action, suit, proceeding or investigation is pending, asserted or made either prior to the effective time or within the following six-year period, all rights to indemnification, advancement of expenses or exculpation required to be continued will continue until disposition thereof.
At and after the effective time, New ARRIS, ARRIS Holdings and ARRIS will, to the fullest extent permitted by law, indemnify and hold harmless each present and former director, officer or employee of ARRIS or any of its subsidiaries and each person who served at the request or for the benefit of ARRIS or any of its subsidiaries against all costs and expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any actual or threatened claim, action, suit, proceeding or investigation (whether arising before, at or after the effective time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in such person’s capacity as a director, officer or employee of ARRIS or any of its subsidiaries or if such service was at the request or for the benefit of ARRIS or any of its subsidiaries, in each case occurring or alleged to have occurred at or before the effective time (including actions or omissions occurring at or prior to the effective time arising out of the transactions contemplated by the Merger Agreement).
For a period of six years from the effective time of the Merger, New ARRIS and ARRIS Holdings, respectively, will maintain in effect (i) the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ARRIS and its subsidiaries as of the effective time of the Merger with respect to matters arising on or before the effective time (provided that New ARRIS and ARRIS Holdings may substitute policies with a carrier with comparable credit ratings to the existing carrier of at least the same coverage and amounts containing terms and conditions that are no less favorable to the insured) or (ii) a “tail” policy (which ARRIS may purchase at its option prior to the effective time of the Merger) under ARRIS’ existing policy that covers those persons who are currently covered by ARRIS’ directors’ and officers’ insurance policy in effect as of the date of the Merger Agreement for actions and omissions occurring at or prior to the effective time of the Merger, is from a carrier with comparable credit ratings to ARRIS’ existing insurance policy carrier and contains terms and conditions that are no less favorable to the insured than those of ARRIS’ applicable policy in effect as of the date hereof.
In the event either New ARRIS or ARRIS Holdings (or both) later consolidates with or merges into another person, or transfers more than 50% of its properties and assets to any person, proper provision will be made such that the surviving company will assume the indemnification and insurance obligations of New ARRIS and/or ARRIS Holdings set forth in the Merger Agreement.
Pace’s Rights with respect to the Merger Agreement
Under the Co-operation Agreement, New ARRIS and ARRIS have agreed (i) to comply with their obligations under the Merger Agreement; (ii) not to make any amendments to the Merger Agreement that are adverse to the holders of Pace shares or which are otherwise material; and (iii) not to terminate the Merger Agreement, in each case, without the prior written consent of Pace (which shall not be unreasonably withheld, conditioned or delayed).

IRREVOCABLE UNDERTAKINGS
In connection with the Scheme, the Pace directors who hold Pace shares, being Mike Pulli, Allan Leighton, Pat Chapman-Pincher, John Grant and Mike Inglis, have irrevocably undertaken to vote in favor of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting in respect of their holdings of Pace shares which amount, in aggregate, to [•] shares representing approximately [•]% of the outstanding Pace shares as of  [•], 2015.
These irrevocable undertakings will cease to be binding if:
•
the Scheme Circular is not sent to Pace shareholders on or before September 22, 2015 or such later time as may be agreed by the Takeover Panel;

•
the Scheme does not become effective on or before April 22, 2016; or

•
ARRIS announces that it does not intend to make or proceed with the Scheme and the Scheme is withdrawn and no new replacement scheme of arrangement is announced by ARRIS within five business days of such withdrawal.

REGULATORY APPROVALS
The Pace Acquisition is subject to clearance by antitrust authorities in the United States, Brazil, Colombia, Germany, Portugal and South Africa (the “Regulatory Approvals”).
Under the HSR Act, the Combination cannot be consummated until, among other things, notifications have been made to the Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and all applicable waiting periods have expired or been terminated. On May 29, 2015, ARRIS and Pace each filed a “Pre-Merger Notification and Report Form” pursuant to the HSR Act with the Antitrust Division and the FTC. On June 29, 2015, the parties received a request for additional information and documentary material (referred to as a ‘‘second request’’) from the Antitrust Division regarding the Combination. The parties are working to respond promptly to the second request and are working cooperatively with the Antitrust Division in connection with this review. The second request extends the waiting period until 11:59 p.m., Eastern Time, on the 30th day after substantial compliance by ARRIS and Pace with such request unless terminated earlier. Thereafter, the waiting period can be extended only by court order or by agreement between the parties and the Antitrust Division. As a practical matter, however, achieving substantial compliance with the second request could take a significant period of time.
ARRIS and Pace derive revenues in other jurisdictions where merger or acquisition control filings or clearances are or may be required, including clearances in Brazil, Colombia, Germany, Portugal and South Africa. The Combination cannot generally be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of the countries where merger control filings or approvals are or may be required. ARRIS and Pace have filed documentation relating to the Pace Acquisition with the relevant authorities in Brazil, Germany and South Africa and will file as soon as possible in each of the other countries.
In relation to the conditions to the Scheme that relate to obtaining the Regulatory Approvals, the Takeover Code only permits ARRIS to invoke any such condition where the circumstances which give rise to the right to invoke the condition are of material significance to ARRIS in the context of the Combination.

OWNERSHIP OF NEW ARRIS AFTER COMPLETION OF THE COMBINATION
We estimate that, after the completion of the Combination, the former ARRIS stockholders and Pace shareholders will own approximately 76% and 24% of New ARRIS ordinary shares, respectively. Our estimate is based on the following assumptions:
•
The fully diluted number of Pace ordinary shares is approximately [•] million, which is calculated as follows:

◦
approximately [•] million issued and outstanding Pace ordinary shares as of  [•], 2015, plus

◦
additional Pace ordinary shares which may be issued on or after [•], 2015 on the exercise of options or vesting of awards under Pace’s share plans, in the aggregate amount of approximately [•] million (based on information relating to Pace’s share plans as of  [•], 2015).

•
The fully diluted number of ARRIS shares is approximately [•] million, which is calculated as follows:

◦
approximately [•] million issued and outstanding ARRIS shares as of  [•], 2015, plus

◦
additional ARRIS shares which may be issued on or after [•], 2015 on the exercise of options or settlement of awards under ARRIS’ equity award plans, in the aggregate amount of approximately [•] million (based on information relating to ARRIS’ equity award plans as of [•], 2015).

LISTING OF NEW ARRIS SHARES TO BE ISSUED IN CONNECTION WITH THE COMBINATION
New ARRIS ordinary shares currently are not traded or quoted on a stock exchange or quotation system. NASDAQ has advised ARRIS that NASDAQ will treat the Combination as a “Substitution Listing Event” under its rules. New ARRIS is required to provide prior notice of the Combination to NASDAQ, and upon notice of completion of the Combination the New ARRIS ordinary shares will be listed on NASDAQ. New ARRIS expects that the New ARRIS ordinary shares will trade under the symbol “ARRS.”
Upon the completion of the Combination, the ARRIS shares will be deregistered under the Exchange Act and delisted from NASDAQ.
The New ARRIS ordinary shares to be issued to Pace shareholders under the Scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof. Section 3(a)(10) exempts securities issued in exchange for one or more bona fide outstanding securities from the general requirement of registration where the fairness of the terms and conditions of the issuance and exchange of the securities have been approved by any court or authorized government entity, after a hearing upon the fairness of the terms and conditions of exchange at which all persons to whom the securities will be issued have the right to appear and to whom adequate notice of the hearing has been given. The High Court of Justice in England and Wales will be advised before the Scheme Court Hearing that, if the terms and conditions of the Scheme are approved, its sanctioning of the Scheme will constitute the basis for the New ARRIS ordinary shares to be issued pursuant to the Scheme, without registration under the Securities Act in reliance of the exemption from registration provided by Section 3(a)(10).

FINANCING
On June 18, 2015, ARRIS, ARRIS Enterprises, Inc., New ARRIS and certain ARRIS subsidiaries, as borrowers, and Bank of America, N.A., as administrative agent, swing line lender and L/C lender and the other lender parties thereto entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), which amends and restates ARRIS’ existing Credit Agreement dated March 27, 2013, as amended (the “Existing Credit Agreement”). The Credit Agreement provides for senior secured credit facilities comprised of  (i) a “U.S. Revolving Credit Facility” of  $13,968,604, (ii) a “Multicurrency Revolving Credit Facility” of  $486,031,396, (iii) a “Term Loan A Facility” of  $990 million, (iv) a delayed draw “Term A-1 Loan Facility” of  $800 million and (v) a “Term Loan B Facility” of  $543,812,500. Funding of the Term Loan A Facility refinanced the term loan A facility under the Existing Credit Agreement while the Term Loan B Facility is a continuation of the term loan B facility under the Existing Credit Agreement. Funding of the Term A-1 Loan Facility under the Credit Agreement will be available at the closing of the previously-announced combination (the “Combination”) of ARRIS with Pace plc (“Pace”). The proceeds of the loans under the Term A-1 Loan Facility will be used to finance: (i) the payment of the cash consideration by New ARRIS to holders of Pace shares being acquired by New ARRIS in the Pace Acquisition; (ii) the payment of cash consideration to holders of options or awards to acquire Pace shares pursuant to any proposal under the Takeover Code; (iii) the fees, costs and expenses related to the Combination and issuance of new debt, refinancing, prepayment, repayment, redemption, discharge, defeasance and/or amendment of all existing debt of Pace and (iv) the payment or refinancing of existing debt at Pace. In the event ARRIS abandons the Combination (both as a scheme and takeover) up to $400 million of the Term A-1 Loans may be used for general corporate purposes with the remaining $400 million of Term A-1 Loans only available to refinance debt of ARRIS.
Borrowing under the Term A-1 Loan Facility of the Credit Agreement is conditioned on, among other things, the absence of certain events of default and the accuracy of certain representations made in the Credit Agreement. Under the Credit Agreement, if the closing date of the Combination does not occur prior to the Certain Funds Termination Date (as defined in the Credit Agreement) the commitments for the Term A-1 Loan Facility will terminate unless ARRIS has abandoned the Combination (by means of a scheme and a takeover), in which case the commitments for the Term A-1 Loan Facility will terminate sixty (60) days after such abandonment. The Revolving Credit Facility and Term Loan A Facility will mature on June 18, 2020, the Term Loan B Facility will continue to mature on April 17, 2020, and the Term A-1 Loan Facility will mature on June 18, 2020.
The Credit Agreement contains customary “certain funds provisions” with respect to the Term A-1 Loan Facility intended to make it “certain” that the funds under the Term A-1 Loan Facility will be available and that prevent the lenders from refusing to make the Term A-1 Loan Facility available or cancelling their commitments unless a major default has occurred and is continuing or a major representation remains incorrect. Major defaults include (but are not limited to) in particular a payment default under with respect to the Term A-1 Loan Facility and certain limited covenant defaults. The duration of the certain funds availability period of the Credit Agreement commenced on June 18, 2015 and ends on the earlier of the date on which a mandatory cancellation event occurs or October 31, 2016.
Loans made under the U.S. Revolving Credit Facility, the Term Loan A Facility, the Term A-1 Loan Facility and the Term B Loan Facility were made or will be available in U.S. dollars. Loans under the Multicurrency Revolving Credit Facility are available in Sterling, euros, yen, dollars, or any other currency approved by the lenders. Amounts outstanding under the Credit Agreement will bear interest: (a) in the case of the U.S. Revolving Credit Facility, the Multicurrency Revolving Credit Facility, the Term Loan A Facility and the Term A-1 Loan Facility, at the base rate defined as the highest of  (i) Bank of America, N.A.’s prime rate, (ii) the federal funds rate plus 0.50%, (iii) the Eurocurrency Rate (as defined in the Credit Agreement) for a one month interest period plus 1.00%, and (iv) 0.00% or (b) at the Eurocurrency Rate for the Interest Period (as defined in the Credit Agreement) for the advances, in each case plus an applicable margin which will vary depending on ARRIS’ Consolidated Net Leverage Ratio, as stated in a compliance certificate to be delivered quarterly to the lenders. The applicable margin ranges for loans under the U.S. Revolving Credit Facility, the Multicurrency Revolving Credit Facility, the Term Loan A Facility and the Term A-l Loan Facility from 1.50% to 2.25% per annum for Eurocurrency Rate advances and 0.50% to 1.25% per annum for base rate advances, and for loans under the Term Loan B Facility from 2.50% to

2.75% per annum for Eurocurrency Rate advances and 1.50% to 1.75% per annum for base rate advances. Interest on base rate advances shall be payable in arrears on the last Business Day of each March, June, September and December. Interest on Eurocurrency Rate advances shall be paid on the last day of the applicable Interest Period, or for Interest Periods longer than three months, every three months.
Borrowings under the senior secured credit facilities will be secured by first priority liens on substantially all of the assets of ARRIS and certain of its present and future subsidiaries that are or become parties to, or guarantors under, the Credit Agreement, as well as by first priority liens on substantially all of the assets of New ARRIS and, within a period of time after the completion of the Combination, by substantially all of the assets of Pace and/or certain of its subsidiaries located in the United States, Canada and England. The Credit Agreement contains usual and customary limitations on indebtedness, liens, restricted payments, acquisitions and asset sales in the form of affirmative, negative and financial covenants, which are customary for financings of this type. The Credit Agreement provides terms for mandatory prepayments and optional prepayments and commitment reductions. The Credit Agreement also includes events of default, which are customary for facilities of this type (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all amounts outstanding under the credit facilities may be accelerated, subject, however, to the “funds certain” provisions with respect to the Term A-l Loan Facility.
ARRIS may voluntarily prepay the loans and terminate the commitments under the Credit Agreement at any time without premium or penalty (subject, in the case of Eurocurrency Rate advances, to customary breakage costs). The Credit Agreement requires mandatory prepayments to be made with the net cash proceeds of certain asset sales, debt incurrences and equity issuances, subject to customary exceptions, reinvestment rights and minimums. ARRIS must repay all outstanding loans on the maturity date.
The Credit Agreement contains customary affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements, transactions with affiliates, compliance with applicable laws and regulations and the Combination. The Credit Agreement contains customary negative covenants limiting the ability of the ARRIS parties to, among other things, grant liens, incur indebtedness, effect certain fundamental changes and make certain asset dispositions. The affirmative and negative covenants are subject to certain customary qualifications and carveouts. The Credit Agreement also contains two financial covenants that are tested beginning on the last day of the first full fiscal quarter ending after the Closing Date. The ratio of consolidated total debt to consolidated EBITDA of ARRIS (or after consummation of the Combination, New ARRIS) may not exceed 3.75 to 1.00 which ratio will reduce to 3.50 to 1.00 one year after the completion of the Combination. The ratio of consolidated EBITDA to consolidated interest expense of ARRIS (or after consummation of the Combination, New ARRIS) may not be less than 3.50 to 1.00.
The Credit Agreement also contains customary events of default, including, among others, the failure by any ARRIS party to make a payment of principal or interest due under the Credit Agreement, the making of a materially incorrect representation or warranty by any ARRIS party in the Credit Agreement and the failure by ARRIS to perform or observe any term or covenant in the Credit Agreement, subject to customary notice and cure provisions. Upon the occurrence of an event of default, and so long as such event of default is continuing, the amounts outstanding under the Credit Agreement will accrue interest at an increased rate, and subject to the certain funds provisions, payments of such outstanding amounts could be accelerated by the lenders. ARRIS has agreed that it will not, without the consent of Bank of America, N.A., as administrative agent, amend or waive any term of certain documents relating to the Scheme in a manner materially adverse to the interests of the lenders from those in the Rule 2.7 Announcement, as the case may be unless required by the Takeover Panel, the Takeover Code, a court or any other applicable law, regulation or regulatory body.
A copy of the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by ARRIS on June 19, 2015 and is incorporated herein by reference.
Combination Related Costs
ARRIS currently estimates that, upon the effective time of the Combination, Combination related costs incurred by the combined company, including fees and expenses relating to the financing, will be approximately $102.2 million.

Miscellaneous
New ARRIS, ARRIS and various related entities have entered into a Credit Agreement that has an aggregate maximum commitment amount of approximately $2.347 billion from Bank of America, N.A. and various other lenders to finance the cash portion of the consideration, pay related fees and expenses and provide financing for New ARRIS’ future needs. After giving effect to the acquisition, and assuming payment of estimated fees including estimated financing costs, and assuming a late 2015 acquisition closing, New ARRIS, expects to have total external debt aggregating approximately $2.4 billion.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax consequences of the Combination to ARRIS and New ARRIS, and the material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each as defined below) of ARRIS shares, and of the subsequent ownership and disposition of New ARRIS shares received by such holders in the Merger.
This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, judicial decisions, and the United Kingdom-United States Tax Treaty (the “Tax Treaty”), all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Merger and the Combination or as a result of the ownership and disposition of New ARRIS shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.
No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger, the Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This summary is limited to considerations relevant to U.S. Holders and Non-U.S. Holders that hold ARRIS shares, and, after the completion of the Merger, New ARRIS shares, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
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banks or other financial institutions, underwriters, or insurance companies;

•
traders in securities who elect to apply a mark-to-market method of accounting;

•
real estate investment trusts and regulated investment companies;

•
tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•
expatriates or former long-term residents of the United States;

•
partnerships or other pass-through entities or investors in such entities;

•
dealers or traders in securities, commodities or currencies;

•
grantor trusts;

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persons subject to the alternative minimum tax;

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U.S. persons whose “functional currency” is not the U.S. dollar;

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persons who received ARRIS shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

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persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding ARRIS shares, or, after the Merger, the outstanding New ARRIS shares; or

•
holders holding ARRIS shares, or, after the Merger, New ARRIS shares, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of ARRIS shares, and, after the Merger, New ARRIS shares received in the Merger, that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a Non-U.S. Holder means a beneficial owner of ARRIS shares, and, after the Merger, New ARRIS shares received in the Merger, that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds ARRIS shares, and, after the completion of the Merger, New ARRIS shares received in the Merger, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Merger and the subsequent ownership and disposition of New ARRIS shares received in the Merger.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION. ARRIS STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE COMBINATION AND THE MERGER AND OF THE OWNERSHIP AND DISPOSITION OF NEW ARRIS SHARES AFTER THE MERGER, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
The discussion under “— U.S. Federal Income Tax Consequences of the Merger to ARRIS Stockholders” constitutes the opinion of Troutman Sanders LLP, counsel to ARRIS, as to the material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders of ARRIS shares and of the ownership and disposition of New ARRIS shares received by such holders in the Merger, in each case subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.
U.S. Federal Income Tax Consequences of the Merger and the Combination to ARRIS and New ARRIS
U.S. Federal Income Tax Consequences of the Merger to ARRIS
ARRIS should not incur additional U.S. federal income tax solely by virtue of the consummation of the Merger. However, ARRIS will continue to be subject to U.S. tax after the Merger. Furthermore, ARRIS (and its U.S. affiliates) may be subject to limitations on the utilization of certain tax attributes, as described below.
Tax Residence of New ARRIS for U.S. Federal Income Tax Purposes
Under current U.S. federal income tax law, a corporation generally will be considered to be a tax resident for U.S. federal income tax purposes in its country of organization or incorporation. Accordingly, under generally applicable U.S. federal income tax rules, New ARRIS, which is incorporated under the laws of England and Wales, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874, however, contains rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are relatively new and complex and there is limited guidance as to their application.
Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation (including through the direct or indirect acquisition of all of the outstanding shares of the U.S. corporation); (ii) after the acquisition, the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (as determined under the Treasury Regulations); and (iii) after the acquisition, the former stockholders of the U.S. corporation hold at least 80% (by either vote or value) of the shares of the acquiring non-U.S. corporation by reason of holding shares of the U.S. corporation (which includes the receipt of the non-U.S. corporation’s shares in the acquisition), which requirement is referred to in this proxy statement/prospectus as the “Ownership Test.”
For purposes of Section 7874, at the Merger effective time, the first two conditions described above will be met because (i) New ARRIS will indirectly acquire all of the assets of ARRIS through the indirect acquisition of all of the ARRIS shares, and (ii) New ARRIS, including its expanded affiliated group, is not expected to have substantial business activities in the United Kingdom for purposes of Section 7874. As a result, the application of Section 7874 to the Combination will depend on the satisfaction of the Ownership Test.
Based on the rules for determining share ownership under Section 7874 and the Treasury Regulations promulgated thereunder, and certain factual assumptions, after the Merger ARRIS stockholders are expected to be treated as holding less than 80% (by both vote and value) of the New ARRIS shares by reason of their ownership of ARRIS shares. As a result, under current law, New ARRIS should be treated as a non-U.S. corporation for U.S. federal income tax purposes. However, whether the Ownership Test has been satisfied must be finally determined after the completion of the Combination, by which time there could be adverse changes to the relevant facts and circumstances.
Any changes to the rules in Section 7874 or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect New ARRIS’ status as a non-U.S. corporation for U.S. federal income tax purposes.
Recent legislative proposals have aimed to expand the scope of Section 7874, or otherwise address certain perceived issues arising in connection with so-called inversion transactions. In particular, recent proposals introduced in both houses of the U.S. Congress would, if enacted in their present form and if made retroactively effective to transactions completed during the period in which the Combination occurs, would cause New ARRIS to be treated as a U.S. corporation for U.S. federal income tax purposes. It is presently uncertain whether any such legislative proposals or any other legislation relating to Section 7874 or so-called inversion transactions will be enacted into law and, if so, what impact such legislation would have on the tax status of New ARRIS.
In addition, the U.S. Treasury has indicated that it is considering regulatory action in connection with so-called inversion transactions, including, most recently, in the Notice. The regulations described in the Notice would, among other things, make it more difficult for the Ownership Test to be satisfied and would limit or eliminate certain tax benefits to so-called inverted corporations, including with respect to access to certain foreign earnings and/or the ability to restructure the non-U.S. members of the ARRIS group. Although the promulgation of the Treasury Regulations described in the Notice is not expected to affect the tax status of New ARRIS following the Combination, the precise scope and application of the regulatory proposals will not be clear until proposed Treasury Regulations are actually issued. Accordingly, until such regulations are promulgated and fully understood, there can be no assurance that such regulations would not cause New ARRIS to be treated as a U.S. corporation for U.S. federal income tax purposes.

If New ARRIS were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial additional U.S. tax liability. The remainder of this discussion assumes that New ARRIS will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874.
Potential Limitation on the Utilization of ARRIS’ (and its U.S. Affiliates’) Tax Attributes
Following the acquisition of a U.S. corporation by a non-US corporation, Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Specifically, if  (i) the non-U.S. corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by the U.S. corporation (including through the direct or indirect acquisition of all of the outstanding shares of the U.S. corporation), (ii) after the acquisition, the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (as determined under the Treasury Regulations), and (iii) after the acquisition, the former stockholders of the U.S. corporation hold at least 60% (but less than 80%), by either vote or value, of the shares of the acquiring non-U.S. corporation by reason of holding shares of the U.S. corporation, then the taxable income of the U.S. corporation (and any person related to the U.S. corporation) for any given year, within a ten-year period beginning on the last date the U.S. corporation’s properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition, or, if after the acquisition, is transferred or licensed to a non-U.S. related person.
As discussed above, at the Merger effective time, the first two conditions described above will be met. In addition, the ARRIS stockholders are expected to receive at least 60% (but less than 80%) of the vote and value of the New ARRIS shares by reason of holding ARRIS shares in the Merger. As a result, ARRIS and its U.S. affiliates would be limited in their ability to utilize certain U.S. tax attributes to offset their inversion gain, if any. Neither ARRIS nor its U.S. affiliates expects to recognize any inversion gain as part of the Merger, nor do they currently intend to engage in any transaction in the near future that would generate a material amount of inversion gain. If, however, ARRIS or its U.S. affiliates were to engage in any transaction that would generate any inversion gain in the future, such transaction may be fully taxable to ARRIS or its U.S. affiliates notwithstanding that such entity may have certain deductions and other U.S. tax attributes which, but for the application of Section 7874, would be able available to offset some or all of such gain. Moreover, because the ARRIS stockholders are expected to receive at least 60% of the vote and value of the New ARRIS shares, and because (as discussed in “U.S. Federal Income Tax Consequences of the Merger to ARRIS Stockholders – U.S. Federal Income Tax Consequences of the Merger to U.S. Holders” below) ARRIS stockholders will recognize gain in the Merger, Section 4985 of the Code and rules related thereto will impose an excise tax on the value of certain ARRIS stock-based compensation held directly or indirectly by certain “disqualified individuals” (including officers and directors of ARRIS) at a rate equal to 15%.
U.S. Federal Income Tax Consequences of the Merger to ARRIS Stockholders
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders
The Merger is intended to, and is structured so that it will, qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding such fact, as discussed above, it is expected that New ARRIS should be respected as a non-U.S. corporation for U.S. federal income tax purposes. As such, special rules contained in Section 367(a) of the Code and the Treasury Regulations promulgated thereunder will require that U.S. Holders exchanging ARRIS shares for New ARRIS shares pursuant to the Merger recognize gain, if any, but not loss on such exchange. The amount of gain recognized will equal the excess, if any, of the fair market value of the New ARRIS shares received in the Merger over the U.S. Holder’s adjusted tax basis in the ARRIS shares exchanged therefor. Any such gain will be capital gain, and will be long-term capital gain if the U.S. Holder’s holding period in its ARRIS shares is more than one year on the closing date of the Merger.

A U.S. Holder’s adjusted tax basis in the New ARRIS shares received will be equal to the adjusted tax basis of the ARRIS shares exchanged therefor, increased by the amount of any gain recognized. If gain is recognized, it is unclear whether a U.S. Holder’s holding period for the New ARRIS shares will include the holding period for the ARRIS shares surrendered in exchange therefor.
U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of ARRIS shares for New ARRIS shares pursuant to the Merger. The remainder of this discussion assumes that the Merger will qualify as a reorganization and that New ARRIS will be considered a non-U.S. corporation.
U.S. Federal Income Tax Consequences of the Merger to Non-U.S. Holders
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized in the Merger unless:
•
the recognized gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year in which the Merger occurs, and certain other requirements are met.

Unless an applicable treaty provides otherwise, the recognized gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such Non-U.S. holder were a U.S. person, as described under “— U.S. Federal Income Tax Consequences of the Merger to U.S. Holders” above). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Recognized gain described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any.
U.S. Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of New ARRIS Shares
The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of New ARRIS shares to ARRIS stockholders who receive such New ARRIS shares pursuant to the Merger.
Distributions on New ARRIS Shares
The gross amount of any distribution on New ARRIS shares that is made out of New ARRIS’ current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code. In general, the dividend income would be treated as foreign source, passive income for U.S. federal foreign tax credit limitation purposes.
Dividends received by non-corporate U.S. Holders (including individuals), subject to the discussion below under “— Passive Foreign Investment Company Status,” from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the U.S. Treasury to be satisfactory for purposes of these rules and which includes an exchange of information provision. The U.S. Treasury has determined that the Tax Treaty meets these requirements. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the NASDAQ (which the New ARRIS shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that the New ARRIS shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of New ARRIS’ status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, New ARRIS will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company, or “PFIC,” for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”
The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by New ARRIS, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.
To the extent that the amount of any distribution made by New ARRIS on the New ARRIS shares exceeds New ARRIS’ current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s New ARRIS shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of New ARRIS Shares.”
It is possible that New ARRIS is, or at some future time will be, at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by New ARRIS as U.S. source income. Treatment of the dividends as U.S. source income in whole or in part may limit a U.S. holder’s ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of the dividends paid by New ARRIS or on other items of foreign source, passive income for U.S. federal foreign tax credit limitation purposes. The Code permits a U.S. Holder entitled to benefits under the UK-U.S. Income Tax Treaty to elect to treat dividends paid by New ARRIS as foreign source income for foreign tax credit purposes if that dividend income is separated from other income items for purposes of calculating the U.S. holder’s foreign tax credit. U.S. Holders should consult their own tax advisors about the desirability and method of making such an election.
Sale, Exchange, Redemption or Other Taxable Disposition of New ARRIS Shares
Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of New ARRIS shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of New ARRIS shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of New ARRIS shares generally will be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status
Notwithstanding the foregoing, certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if New ARRIS is treated as a PFIC for any taxable year during which such U.S. Holder holds New ARRIS shares. A non-U.S. corporation, such as New ARRIS, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules, either (i) 75% or more of its gross income for such year is “passive income” (as defined in the relevant provisions of the Code) or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.
New ARRIS is not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. With certain exceptions, the New ARRIS ordinary shares would be treated as stock in a PFIC if New ARRIS were a PFIC at any time during a U.S. Holder’s holding period in such U.S. Holder’s New ARRIS shares. There can be no assurance that New ARRIS will not be treated as a PFIC for any taxable year or at any time during a U.S. Holder’s holding period.
If New ARRIS were to be treated as a PFIC, unless a U.S. Holder elects to be taxed annually on a mark-to-market basis with respect to its New ARRIS shares, gain realized on any sale or exchange of such NEW ARRIS shares and certain distributions received with respect to such shares could be subject to additional U.S. federal income taxes, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. In addition, dividends received with respect to New ARRIS shares would not constitute qualified dividend income eligible for preferential tax rates if New ARRIS is treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their investment in the New ARRIS shares.
U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Ownership and Disposition of New ARRIS Shares
In general, a Non-U.S. Holder of New ARRIS shares will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on New ARRIS shares or any gain recognized on a sale or other disposition of New ARRIS shares (including any distribution to the extent it exceeds the adjusted basis in the Non-U.S. Holder’s New ARRIS shares) unless:
•
the dividend or gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

•
in the case of gain only, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A Non-U.S. Holder that is a corporation may also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to dividends received by U.S. Holders of New ARRIS shares, and the proceeds received on the disposition of New ARRIS shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 28%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to New ARRIS shares, subject to certain exceptions (including an exception for New ARRIS shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold New ARRIS shares. Such U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of New ARRIS shares.
Dividends paid with respect to New ARRIS shares and proceeds from the sale or other disposition of New ARRIS shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-ECI, or otherwise establishes an exemption, and otherwise complies with the applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS
The comments set out below summarize the material aspects of the United Kingdom taxation treatment of New ARRIS shareholders in respect of their holding of shares in New ARRIS and do not purport to be either (i) a complete analysis of all tax considerations relating to the New ARRIS shares or (ii) an analysis of the tax position of New ARRIS, ARRIS or Pace. They are based on current UK legislation and what is understood to be current HM Revenue and Customs (“HMRC”) practice, both of which are subject to change, possibly with retrospective effect.
The comments are intended as a general guide and apply only to New ARRIS shareholders who are resident for tax purposes in the UK, who hold their New ARRIS shares as an investment (other than under a personal equity plan or individual savings account) and who are the absolute beneficial owners of their New ARRIS shares. These comments do not deal with certain types of New ARRIS shareholders such as charities, dealers in securities, persons holding or acquiring shares in the course of a trade, persons who have or could be treated for tax purposes as having acquired their New ARRIS shares by reason of their employment, collective investment schemes, persons subject to UK tax on the remittance basis and insurance companies. New ARRIS shareholders are encouraged to consult an appropriate independent professional tax in respect of their tax position.
The discussion hereunder constitutes the opinion of Herbert Smith Freehills LLP, counsel to ARRIS, as to the material UK tax consequences of the holding of New ARRIS shares to New ARRIS shareholders who are resident for tax purposes in the UK, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.
Disposal of New ARRIS Shares
A disposal or deemed disposal of New ARRIS shares by a shareholder who is resident in the United Kingdom for tax purposes may, depending on the particular circumstances of the New ARRIS shareholder and subject to any available exemptions or reliefs, give rise to a chargeable gain or an allowable loss for capital gains tax (“CGT”) purposes.
Individuals
An individual New ARRIS shareholder who is resident in the United Kingdom for tax purposes and whose total taxable gains and income in a given tax year, including any gains made on the disposal or deemed disposal of his New ARRIS shares, are less than or equal to the upper limit of the income tax basic rate band applicable in respect of that tax year (currently £31,785, or approximately $[•] based on the exchange rate as of  [•], 2015)) (the “Band Limit”) will generally be subject to capital gains tax at a flat rate of 18% in respect of any gain arising on a disposal or deemed disposal of his New ARRIS shares.
An individual New ARRIS shareholder who is resident in the United Kingdom for tax purposes and whose total taxable gains and income in a given tax year, excluding any gains made on the disposal or deemed disposal of his New ARRIS shares, are more than the Band Limit will generally be subject to capital gains tax at a flat rate of 28% in respect of the gain arising on a disposal or deemed disposal of his New ARRIS shares.
Corporation Tax Payers
A gain on the disposal or deemed disposal of New ARRIS shares by a person within the charge to UK corporation tax will form part of the person’s profits chargeable to corporation tax (the rate of which is currently 20%). For such New ARRIS shareholders tax indexation allowance may be available in respect of the full period of ownership of the New ARRIS shares to reduce any chargeable gain arising (but not to create or increase any allowable loss).
Overseas Shareholders and Temporary Non-residents
Subject to the paragraph below (dealing with temporary non-residents) New ARRIS shareholders who are not resident in the UK for UK tax purposes will not generally be subject to UK tax on chargeable gains, unless they carry on a trade, profession or vocation in the UK through a branch or agency or (in the case of a company) permanent establishment and the New ARRIS shares disposed of are used or held for the purposes of that branch, agency or permanent establishment.

However, New ARRIS shareholders who are not resident in the UK may be subject to charges to foreign taxation depending on their personal circumstances.
A New ARRIS shareholder who is an individual, who has ceased to be resident for tax purposes in the UK for a period of less than five years and who disposes of New ARRIS shares during that period may be liable to UK taxation on capital gains (subject to any available exemption or relief). If applicable, the tax charge will arise in the tax year that the individual returns to the UK.
Taxation of Dividends on New ARRIS Shares
New ARRIS will not be required to withhold in respect of UK tax at source from dividend payments it makes.
Individuals
A New ARRIS shareholder who is an individual resident in the UK for tax purposes and who receives a dividend from New ARRIS will be entitled to a tax credit which may be set off against his total income tax liability. The tax credit will be equal to 10% the aggregate of the dividend and the tax credit (the “Gross Dividend”), which is also equal to one-ninth of the amount of the cash dividend received.
In the case of such a New ARRIS shareholder who is not liable to UK income tax at either the higher or the additional rate, that New ARRIS shareholder will be subject to UK income tax on the Gross Dividend at the rate of 10%. The tax credit will, in consequence, satisfy in full the New ARRIS shareholder’s liability to UK income tax on the Gross Dividend.
In the case of a New ARRIS shareholder who is liable to UK income tax at the higher rate, the New ARRIS shareholder will be subject to UK income tax on the Gross Dividend, at the rate of 32.5% for the tax year 2015/2016, to the extent that the Gross Dividend falls above the threshold for the higher rate of UK income tax but below the threshold for the additional rate of UK income tax when it is treated as the top slice of the New ARRIS shareholder’s income. The tax credit will, in consequence, satisfy only part of the New ARRIS shareholder’s liability to UK income tax on the Gross Dividend and the New ARRIS shareholder will have to account for UK income tax equal to 22.5% of the Gross Dividend (which is also equal to 25% of the cash dividend received). For example, if the New ARRIS shareholder received a dividend of  £80 (or approximately $[•] based on the exchange rate as of  [•], 2015) from New ARRIS, the dividend received would carry a tax credit of  £8.89 (or approximately $[•] based on the exchange rate as of [•], 2015) and therefore represent a Gross Dividend of  £88.89 (or approximately $[•] based on the exchange rate as of  [•], 2015). The New ARRIS shareholder would then be required to account for UK income tax of £20 (or approximately $[•] based on the exchange rate as of  [•], 2015) on the Gross Dividend (being £28.89 (i.e. 32.5% of  £88.89) less £8.89 (i.e. the amount of the tax credit)).
In the case of a New ARRIS shareholder who is liable to UK income tax at the additional rate, the New ARRIS shareholder will be subject to UK income tax on the Gross Dividend, at the rate of 37.5% for the tax year 2015/2016, to the extent that the Gross Dividend falls above the threshold for the additional rate of UK income tax when it is treated as the top slice of the New ARRIS shareholder’s income. After setting off the tax credit comprised in the Gross Dividend, the New ARRIS shareholder will, accordingly, have to account for UK income tax equal to 27.5% of the Gross Dividend (which is also equal to 30.55% of the cash dividend received). For example, if the New ARRIS shareholder received a dividend of  £80 from New ARRIS, the dividend received would carry a tax credit of  £8.89 and therefore represent a Gross Dividend of  £88.89. The New ARRIS shareholder would then be required to account for UK income tax of £24.44 on the Gross Dividend (being £33.33 (i.e. 37.5% of  £88.89) less £8.89 (i.e. the amount of the tax credit)).
A UK resident individual New ARRIS shareholder whose liability to UK income tax in respect of a dividend received from New ARRIS is less than the tax credit attaching to the dividend will not be entitled to any payment from HMRC in respect of any part of the tax credit attaching to the dividend.
Companies
New ARRIS shareholders within the charge to UK corporation tax which are “small companies” (for the purposes of UK taxation of dividends) will not generally be subject to tax on dividends paid on the New ARRIS shares, provided certain conditions are met.

Other New ARRIS shareholders within the charge to UK corporation tax will not be subject to tax on dividends on the New ARRIS shares so long as (i) the dividends fall within an exempt class and (ii) do not fall within certain specified anti-avoidance provisions and (iii) the New ARRIS shareholder has not elected for the dividends not to be exempt. Each New ARRIS shareholder’s position will depend on its own individual circumstances, although it would normally be expected that dividends paid on the New ARRIS shares would fall within an exempt class. Examples of dividends that are within an exempt class are dividends in respect of portfolio holdings, where the recipient owns less than 10% of the issued share capital of the payer (or any class of that share capital). New ARRIS shareholders will need to ensure that they satisfy the requirements of an exempt class before treating any dividend as exempt, and seek appropriate professional advice where necessary.
Stamp duty and stamp duty reserve tax (“SDRT”)
The Pace Acquisition
The transfer of the Pace shares will be subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given in cash and New ARRIS shares (the liability being rounded up to the nearest £5). SDRT will also be payable on the agreement to transfer the Pace shares (again at 0.5% of the amount or value of the consideration), but this liability would be discharged if stamp duty is duly paid on the Court order transferring the Pace shares within six years of the agreement. New ARRIS will be responsible for paying any such stamp duty or SDRT payable in connection with the transfer of the Pace shares to it under the Scheme.
Issue of the New ARRIS Ordinary Shares
No SDRT should generally be payable, and no liability to stamp duty should arise, in respect of the issuance of the New ARRIS shares as part of the Combination, including into the DTC for the benefit of New ARRIS shareholders.
Subsequent Transfers of the New ARRIS Ordinary Shares
Transfers of the New ARRIS shares within the DTC should not be subject to stamp duty or SDRT provided that no instrument of transfer is entered into and that no election that applies to the New ARRIS shares is or has been made by the DTC under section 97A of the Finance Act 1986 (the “Finance Act”).
Transfers of New ARRIS shares within the DTC where an election that applies to the New ARRIS shares is or has been made under section 97A of the Finance Act generally will be subject to SDRT at the rate of 0.5% of the amount or value of the consideration for such transfer.
Transfers of New ARRIS shares that are held in certificated form generally will be subject to stamp duty of the amount or value of the consideration given (the liability being rounded up to the nearest £5). SDRT will also be payable on an agreement to transfer such New ARRIS shares, generally at the rate of 0.5% of the amount or value of the consideration given under the agreement to transfer the New ARRIS shares, but this liability would be discharged if stamp duty is duly paid on the instrument transferring the New ARRIS shares within six years of the agreement.
If New ARRIS shares (or interests therein) are subsequently transferred into a clearance system (including the DTC) or to a depositary, stamp duty or SDRT will generally be payable the rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares (save to the extent that an election which applies to the New ARRIS shares is or has been made under section 97A of the Finance Act).
The purchaser or the transferee of the New ARRIS shares will generally be responsible for paying any stamp duty or SDRT payable.
Inheritance Tax
The New ARRIS shares will be assets situated in the UK for the purposes of UK inheritance tax. A gift or settlement of such assets by, or on the death of, an individual holder of such assets may give rise to a liability to UK inheritance tax even if the holder is not a resident of or domiciled in the UK. A charge to

UK inheritance tax may also arise in certain circumstances where New ARRIS shares are held by close companies and trustees of settlements. However, pursuant to the Treaty, a gift or settlement of New ARRIS shares by New ARRIS shareholders who are domiciled in the US for the purposes of the Treaty should generally not give rise to a liability to UK inheritance tax.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
In considering the recommendation of the ARRIS Board to adopt the Merger Agreement, ARRIS stockholders should be aware that non-employee directors and executive officers of ARRIS have certain interests in the Combination that may be different from, or in addition to, the interests of ARRIS stockholders generally. These interests are described in more detail below. The ARRIS Board was aware of and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Combination and in making its recommendation that the ARRIS stockholders adopt the Merger Agreement.
U.S. Tax Code Section 4985 Excise Tax
Excise Tax Reimbursement
Section 4985 of the Code imposes a 15% excise tax on the value of certain equity compensation held by ARRIS’ executive officers and directors if they hold that compensation at any time during the period commencing six months before and ending six months after the closing of the Combination. The excise tax is payable by the executive officer or director (and is in addition to the income and other taxes imposed on equity compensation) and applies where the value of the equity compensation is based upon (or determined by reference to) the value or change in value of the stock of ARRIS (or New ARRIS). This includes the time-based and performance-based restricted shares held by the executive officers and the stock units held by the directors. The excise tax does not apply to interests in ARRIS’ Employee Stock Purchase Plan and any outstanding qualified incentive stock options. In addition, the excise tax will not apply to equity compensation that is included in individual’s income (for U.S. income tax purposes) prior to the closing of the Combination.
As of June 30, 2015, the directors and executive officers held approximately 2.3 million shares and units that, absent action by ARRIS, will be subject to the excise tax at the closing of the Combination.
The ARRIS Board considered the excise tax at the time it approved the Combination. Based upon recent similar transactions, it considered that ARRIS might reimburse the executive officers and directors for the tax as well as for any additional taxes attributable to reimbursement, and the financial analysis considered by the ARRIS Board at the time the Combination was approved included an estimate of that reimbursement. However, at that time the ARRIS Board did not approve any reimbursements as part of its approval of the Combination, with its intent being that the Compensation Committee of the ARRIS Board would consider the matter further and determine the appropriate action, if any, to be taken by ARRIS with respect to the excise tax.
Following the announcement of the Combination, the Compensation Committee held several meetings to consider the excise tax issue. As part of its analysis, the Compensation Committee was advised in this process by Longnecker and Associates, an independent compensation consultant, as well as by independent legal counsel. Under the current understanding of Section 4985 of the Code, they advised the Compensation Committee that there were four viable alternatives with respect to the treatment of the excise tax payable by the executive officers and directors:
•
Reimburse the executive officers and directors for the amount of the excise tax and for any additional taxes attributable to reimbursement, which we refer to as a “tax equalization payment.”

◦
This was the most expensive alternative for ARRIS, but would have the benefit of insuring that 100% of the incentive and retention aspects of the equity awards remain in place.

•
Accelerate the vesting for some or all of the outstanding awards so as to reduce the value of the equity compensation subject to the excise tax and reimburse the excise tax and additional taxes attributable to reimbursement for any awards that are not accelerated.

◦
This would reduce the cash payable by ARRIS, but also potentially would reduce the incentive and retention value of the awards. In addition, depending on what vesting rate was used for the acceleration of the performance-based restricted shares, it could result in the executive officers receiving more (or fewer) shares than he or she otherwise would receive based upon the ultimate actual performance.

•
Convert outstanding awards into cash-based awards not tied to the performance of ARRIS’ stock, which would, depending upon the timing of the closing of the Combination, eliminate those new awards from the applicability of the excise tax.

◦
This would eliminate any cash required for payment of the excise tax, but would still require ARRIS to make significant cash payments at the time of vesting and would not eliminate the excise tax if the Combination closed within six months of the conversion of the awards.

•
Take no action at all.

◦
While there would be no cash cost to ARRIS, this alternative would result in the executive officers and directors not receiving the intended compensation benefits of the awards as a result of the imposition of an excise tax that was not contemplated when the awards were issued.

Potential Excise Tax Payments of Executive Officers
In considering these options with respect to executive officers, the Compensation Committee considered the number and value of the awards outstanding, the amount of the excise tax that would be due, and the amount of the tax equalization payment that would be needed to fully reimburse the executive officers for the excise taxes and any related reimbursements (assuming no acceleration or conversion to cash-based awards of outstanding equity compensation):
	No. of Shares(1)	Value(2)	Excise Tax	Estimated Tax Equalization Payment
Jim Brennan	141,766	$5,316,225	$797,434	$2,152,318
Vicki Brewster	16,701	$626,288	$93,943	$253,558
Ron Coppock	195,444	$7,329,150	$1,099,373	$2,967,267
Patrick Macken	12,040	$451,500	$67,725	$182,794
Larry Margolis	215,336	$8,075,100	$1,211,265	$3,269,271
Bruce McClelland	226,481	$8,493,038	$1,273,956	$3,438,477
David Potts	253,598	$9,509,925	$1,426,489	$3,850,172
Larry Robinson	184,631	$6,923,663	$1,038,549	$2,803,102
Bob Stanzione	801,030	$30,038,625	$4,505,794	$12,161,387
	2,047,029	$76,763,513	$11,514,527	$31,078,345

(1)
Includes all time-based restricted shares and assumes that all outstanding performance-based restricted shares vest at the 200% level.

(2)
Based on an ARRIS share price of  $37.50, which currently is the 52-week high.

The excise tax due by each individual will be calculated upon the value of his or her equity awards at the closing of the Combination. Where an award can vest at different levels, e.g., as is in the case of the performance-based restricted shares (which can vest at between 0% and 200% of target) the excise tax is calculated upon the maximum number of shares that can vest (i.e., 200% vesting). For purposes of its analysis, the Compensation Committee assumed that the value of ARRIS shares at closing would be $37.50 per share (although it also considered data with respect to certain issues based upon $37.00 per share), which was the 52-week high at the time the Compensation Committee reached its conclusions regarding the excise tax. However, the Compensation Committee recognized that the actual excise tax and, if approved, any related reimbursements, would be based upon the value of ARRIS shares at the closing of the Combination. If the value is higher than the 52-week high, it would increase the amount of the excise tax and reimbursements beyond those described in this discussion; however, the increase in the stock price would represent a more-than-offsetting benefit to the ARRIS stockholders through price appreciation. A closing value lower than the 52-week high used by the Compensation Committee would mean that excise taxes and reimbursements would be lower than those described in this discussion.

The Compensation Committee was advised that it is common practice where excise tax is reimbursed to also reimburse for the federal and state tax, usually utilizing an estimated tax rate, resulting from the excise tax and related reimbursements. This tax equalization payment ensures that the executive officer or director ends up in the same place financially that he or she would have absent the excise tax. The “Estimated Tax Equalization Payment” columns in the tables above and below reflect reimbursement of the excise tax and any additional taxes attributable to reimbursement.
Based upon the advice of its independent advisers, as well as reports from management of ARRIS, the Compensation Committee determined, among other things, that:
1.
The reimbursement of the excise and the additional taxes attributable to reimbursement would place the executive officers and directors in the same position as other stockholders of ARRIS. Since the Combination is being pursued for the benefit of all of ARRIS’ stockholders, the Compensation Committee determined that the executive officers should not be financially penalized, relative to stockholders in general, for either their efforts to complete the Combination or their mere status as individuals covered by Section 4985 of the Code.

2.
As a matter of prudent business practice, ARRIS has an obligation to deliver to its executive officers a “net amount” of compensation consistent with the amount ARRIS previously committed to deliver in the absence of the imposition of the excise tax. Permitting the imposition of the excise tax without reimbursement (or some other action that would protect these individuals from its cost) would be inconsistent with ARRIS’ fundamental obligations to the impacted individuals and its compensation philosophy as outlined previously in connection with the ARRIS annual meeting of stockholders.

3.
The continued service of its executive officers is important to ARRIS and its stockholders. Absent some action on the part of ARRIS, these critical employees could be financially damaged from the imposition of the excise tax, which could impact their loyalty to ARRIS, and might create an incentive for them to leave ARRIS.

4.
As required by the SEC, other companies in similar situations also have submitted for non-binding consideration by their stockholders the analogous compensation to be received by their named executive officers as a result of their transactions. Stockholders have voted in favor of that similar compensation in each instance.

For the reasons outlined above, the Compensation Committee concluded that it would be inappropriate to take no action. It also concluded that converting the awards into cash-based awards was not appropriate given the cash cost to ARRIS associated with the ultimate payment of the awards and the fact that it would not provide the intended benefit if the Combination closed prior to the end of 2015 as currently anticipated (in which event the excise tax still would be payable, notwithstanding the conversion of the awards). The Compensation Committee concluded that, with respect to the executive officers, a mix of accelerations of vesting and reimbursement of excise tax and other taxes was appropriate as it provided a good balance between reducing the cash costs payable by ARRIS and maintaining a significant portion of the outstanding equity awards for both long-term incentive and retention purposes. Therefore, the Compensation Committee then considered what portion of the awards should be accelerated.
The Compensation Committee considered the nature of the different outstanding awards, which, for executive officers, include time-based restricted shares that vest in equal installments over four years and performance-based restricted shares that vest at the end of a three-year period. The Compensation Committee noted that one-fourth of each original award of time-based restricted shares would vest in 2016, and the performance-based restricted shares tied to the three-year performance period ending December 31, 2015, also would vest in 2016. The table below sets forth for each executive officer the total number of shares scheduled to vest in 2016 and in years beyond 2016.

Executive Officer	Shares Subject to Vesting in 2016(1)	Shares Subject to Vesting Beyond 2016(1)	% of Total Shares Subject to Vesting Beyond 2016
Jim Brennan	45,123	96,643	68%
Vicki Brewster	6,777	9,924	59%
Ron Coppock	78,557	116,887	60%
Patrick Macken	6,777	9,030	75%
Larry Margolis	87,701	127,635	59%
Bruce McClelland	92,845	133,636	59%
David Potts	102,627	150,971	60%
Larry Robinson	67,207	117,424	64%
Bob Stanzione	329,418	471,612	59%

(1)
Includes all time-based restricted shares and assumes that all outstanding performance-based restricted shares vest at the 200% level.

With respect to the time-based restricted shares scheduled to vest in 2016, the Compensation Committee concluded that the retention and incentive value of those shares, particularly given that a significant number of other time-based restricted shares would vest for each executive officer in subsequent years, was not, at the current time, meaningful, particularly given the relatively short amount of time between the time of the expected closing of the Combination in late 2015 and the scheduled vesting of such awards. Similarly, it reviewed the likelihood of the vesting of the performance-based shares scheduled to vest in 2016. These shares can vest at a level anywhere from 0% to 200% of the target amount awarded, and vest based upon the change in ARRIS’ share price over the three-year period ending December 31, 2015, relative to changes in the NASDAQ Composite Index over the same three-year period. The Compensation Committee recognized that the ARRIS share price is substantially higher than the level needed to fully vest these shares at the 200% level — it has increased from $15.31 per share as of January 2, 2013, to $[•] per share as of  [•], 2015 — and that the likelihood that ARRIS shares would decline in value, to the degree that these shares would not vest at the 200% level, was very low. Accordingly, in considering what, if any, action to take, the Compensation Committee concluded that, as with the time-based restricted shares scheduled to vest in 2016, the retention and incentive value of these shares was not, at the current time, significant. In connection with this, ARRIS management confirmed that it did not believe that accelerating the vesting of awards that otherwise would vest in 2016 would increase the likelihood of any of the executive officers deciding to leave ARRIS following the Combination. The Compensation Committee also considered the non-cash compensation expense associated with accelerating the awards scheduled to vest in 2016 given the short remaining life of such awards (before they otherwise would vest in 2016) and the fact that a large portion of the cost of the awards already has been expensed.
ARRIS’ employment agreements with its executive officers provide that an officer age 62 or more, with at least ten years’ of service with ARRIS, continues to vest in his equity-based compensation following resignation or retirement. As a consequence, the retention value of awards held by officers over age 62 is not nearly as significant as it is for younger executive officers because they will still receive the shares even if they retire prior to their vesting. Of the current executive officers, only Messrs. Stanzione and Margolis are over the age of 62 and have ten years of service with ARRIS. As a result, the Compensation Committee separately considered whether or not to accelerate all of the equity-based awards held by these individuals as a way to further reduce the amount of any tax equalization payment to be made by ARRIS as a result of the excise tax. The Compensation Committee also considered that awards to this group of executive officers are expensed over a single year, thereby reducing the non-cash compensation expense attendant to acceleration.
In reviewing the retention value of the equity awards held by Messrs. Stanzione and Margolis, the Compensation Committee again distinguished between time-based restricted shares and performance-based restricted shares. The Compensation Committee did not approve (or, in the case of Mr. Stanzione, recommend the full ARRIS Board approve) acceleration of the performance-based restricted shares scheduled to vest in 2017 and 2018 because they wanted to retain the alignment that those shares provide with the interests of stockholders. While they believed that the acceleration of the vesting of these awards would not have any impact on the ultimate actions by these two long-time officers, they determined that distinguishing between the time-based restricted shares and the performance-base restricted shares was appropriate. First, the performance-based shares were designed to tie the executive officers’ compensation to the performance of the Company and thereby benefit investors. The Compensation Committee was reluctant to terminate this relationship. Second, while the Compensation Committee considered the performance of ARRIS’ share price over the portion of the performance period to date and the likelihood that the performance-based restricted shares would vest in 2017 and 2018, there was greater uncertainty regarding the level of vesting than with respect to the awards scheduled to vest in 2016 given that a significant portion of the three-year performance period remained for these two sets of performance-based awards. Given such uncertainty, the Compensation Committee was reluctant to estimate the percentage at which the performance-based awards would ultimately vest in 2017 and 2018. The Compensation Committee also determined that while it could further reduce the reimbursement of excise tax and other related taxes were it to accelerate all of Messrs. Stanzione’s and Margolis’ awards, it would not be in the best interests of ARRIS’ stockholders.
Based upon the factors and analysis discussed above, the Compensation Committee approved (or recommended that the full ARRIS Board approve in the case of Mr. Stanzione) the following and determined that such actions would be in the best interests of the ARRIS stockholders:
•
For all executive officers, the acceleration of the vesting of the awards that otherwise were scheduled to vest in 2016 to a date immediately prior to the closing of the Combination (rather than making a tax equalization payment with respect to these awards). This acceleration would reduce the aggregate tax equalization payments by approximately $12.3 million.

•
For Messrs. Stanzione and Margolis, the additional acceleration of their time-based restricted shares that otherwise would vest in 2017, 2018 and 2019 to a date immediately prior to the closing of the Combination (rather than making a tax equalization payment with respect to these awards). This acceleration would further reduce the aggregate tax equalization payments by an additional $3.0 million.

For all executive officers, the Compensation Committee approved (or recommended that the full ARRIS Board approve in the case of Mr. Stanzione) the payment by ARRIS of a tax equalization payment in the amount of the excise tax payable with respect to the equity compensation that remained unvested as of the closing of the Combination and any additional taxes payable by the executive officers as a result of reimbursement.
As shown in the table below, by accelerating a portion of the unvested awards, ARRIS reduces by approximately $15.3 million the amount of the tax equalization payments it otherwise would have made if it did not accelerate the vesting of any outstanding awards held by the executive officers. In addition, notwithstanding the acceleration, there remain both substantial incentive for the executive officers to remain with ARRIS and substantial alignment of executive compensation with stockholder interests.
Executive Officer	Potential Tax Equalization Payment Without Acceleration(1)	Estimated Tax Equalization Payment With Acceleration(1)
Jim Brennan	$2,152,318	$1,467,251
Vicki Brewster	$253,558	$137,095
Ron Coppock	$2,967,267	$1,774,596
Patrick Macken	$182,794	$137,095
Larry Margolis	$3,269,271	$1,290,030
Bruce McClelland	$3,438,477	$2,028,880
David Potts	$3,850,172	$2,292,070
Larry Robinson	$2,803,162	$1,782,747
Bob Stanzione	$12,161,376	$4,826,569
	$31,078,345	$15,749,909

(1)
Based on an ARRIS share price of  $37.50, which currently is the 52-week high.

While the Compensation Committee did not believe that the impact of accelerating the vesting of a portion of the outstanding awards would be material relative to their retention and incentive purposes, it decided to require the executive officers, as a condition to making any tax equalization payment to agree to reimburse ARRIS for the full amount of the tax equalization payment in the event that, subject to various conditions, prior to the first anniversary of the closing of the Combination, the executive officer resigned his or her employment with ARRIS other than for “good reason” or was terminated for “cause.” Since this one-year period would extend past the scheduled vesting in 2016, the Compensation Committee viewed this as substantially, if not fully, offsetting any loss of the retention value of awards. Mr. Margolis previously had alerted the ARRIS Board that at some point in the near- to mid-term future he was contemplating retirement (although no date or final determination has been made). Given this, the Compensation Committee approved a shorter retention time period for Mr. Margolis.
Potential Excise Tax Payments of Directors
The Compensation Committee also considered what action, if any, to take with respect to the stock units held by the directors as a result of the possible imposition of the excise tax on their unvested equity compensation. As with its consideration of the imposition of excise taxes upon executive officers, the Compensation Committee was advised by Longnecker and Associates and independent legal counsel. Unlike the unvested equity compensation held by the executive officers, as a result of Section 409A of the Code neither accelerating the awards held by the directors nor converting them into cash-based awards will reduce the excise tax, but instead would result in the imposition of a different excise tax. As a result, the Compensation Committee considered both making tax equalization payments for the unvested stock units and taking no action.
In considering these options with respect to directors, the Compensation Committee considered the awards outstanding, the amount of the excise tax and the amount of the tax equalization payments that would be needed to fully compensate the directors:
	No. of Shares	Value(1)	Excise Tax	Estimated Tax Equalization Payment
Alex Best	41,950	$1,573,125	$235,969	$636,893
Tim Bryan(2)	—	—	—	—
Harry Bosco	72,600	$2,722,500	$408,375	$1,102,227
Jim Chiddix	23,400	$877,500	$131,625	$355,263
Andrew Heller	10,450	$391,875	$58,781	$158,654
Jeong Kim	4,200	$157,500	$23,625	$63,765
Doreen Toben	9,400	$352,500	$52,875	$142,713
Debora Wilson	14,950	$560,625	$84,094	$226,974
David Woodle	53,100	$1,991,250	$298,688	$806,174
	230,050	$8,626,875	$1,294,031	$3,492,662

(1)
Based on an ARRIS share price of  $37.50, which currently is the 52-week high.

(2)
Mr. Bryan joined the ARRIS Board in May 2015 and does not hold any unvested stock units.

The Compensation Committee considered a range of factors, including the four described above with respect to executive officers, which they concluded largely applied to directors as well. Longnecker recommended that the Compensation Committee should consider treating directors in a manner similar to how executive officers were treated with respect to their awards that were not accelerated. Longnecker emphasized that not providing a tax equalization payment to directors was inconsistent with ARRIS’ commitment to compensate directors at an agreed-upon level. Moreover, Longnecker believed that it was significant that the directors were not receiving extra compensation in connection with the additional time required of them in connection with the Combination and that making tax equalization payments to them was consistent with the practice at other companies in similar situations. The Compensation Committee also considered that the aggregate estimated amount of the reimbursement, $3.5 million, was small relative to the purchase price for Pace, which was approximately $2.1 billion at the time of ARRIS Board approval.

Mr. Bosco, a member of the Compensation Committee, elected to recuse himself from the vote regarding what action to take, if any, with respect to the directors’ equity compensation given the magnitude of the potential total reimbursement to him — above $1 million — and his concern that the magnitude might be perceived as being a material interest on his part.
Given the limited options available for handling the excise tax payable by the directors with respect to the unvested stock units and the other factors described above, including the applicability of Section 409A to the possible alternatives, the Compensation Committee approved the payment of tax equalization payments to the directors for the excise tax and the attendant related taxes. As noted above, Mr. Bosco recused himself from such approval.
Total Tax Reimbursements and Accelerated Vesting
The estimated tax equalization payments and shares subject to accelerated vesting approved by the Compensation Committee are summarized below. The tax equalization payments with respect to Mr. Stanzione (as well as the acceleration of his awards) were subject to approval by the full ARRIS Board, and that approval subsequently was granted.
Executive Officers	Estimated Tax Equalization Payment	Shares Subject to Accelerated Awards	Shares Subject to Awards Not Accelerated	Value of Accelerated Awards for Purposes of Proposal 2(1)
Jim Brennan	$1,467,251	45,123	96,643	$1,362,266
Vicki Brewster	$150,671	6,777	9,924	$204,593
Ron Coppock	$1,774,596	78,557	116,887	$2,371,643
Patrick Macken	$137,095	3,010	9,030	$90,872
Larry Margolis	$1,290,030	130,366	84,970	$3,935,750
Bruce McClelland	$2,028,880	92,845	133,636	$2,803,003
David Potts	$2,292,070	102,627	150,971	$3,098,309
Larry Robinson	$1,782,747	67,207	117,424	$2,028,992
Bob Stanzione	$4,826,569	483,120	317,910	$14,585,393
	$15,749,909	1,009,643	1,037,394	$30,480,820

(1)
For these purposes, the accelerated awards are value based upon the December 31, 2014, closing prices for ARRIS shares of  $30.19 per share.

Directors	Estimated Tax Equalization Payment
Alex Best	$636,893
Tim Bryan	0(1)
Harry Bosco	$1,102,227
Jim Chiddix	$355,263
Andrew Heller	$158,654
Jeong Kim	$63,765
Doreen Toben	$142,713
Debora Wilson	$226,974
David Woodle	$806,174
$3,492,662

(1)
Mr Bryan joined the ARRIS Board in May 2015 and does not hold any unvested stock units.

Because of the acceleration of a portion of the unvested share awards and the tax equalization payments, the executive officers and directors have interests that are different from, and in addition to, the interests of ARRIS’ other stockholders that you should consider when deciding how to vote on the matters presented at the Special Meeting.

Continuing Executive and Non-Employee Director Positions
It is currently expected that the non-employee directors of ARRIS immediately prior to the completion of the Combination will continue to serve as non-employee directors of New ARRIS following the Combination. Robert J. Stanzione (the current ARRIS Chairman and CEO) will be the Chairman and CEO of New ARRIS and David B. Potts (the current ARRIS CFO) will be the CFO of New ARRIS.
Indemnification and Insurance
ARRIS’ directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from New ARRIS. See “Comparison of the Rights of ARRIS Stockholders and New ARRIS Shareholders” beginning on page [•] in this proxy statement/prospectus.

PROPOSAL 2 — ADVISORY (NON-BINDING) VOTE ON MERGER-RELATED COMPENSATION FOR ARRIS’ NAMED EXECUTIVE OFFICERS
Under Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, ARRIS is required to submit a proposal to ARRIS stockholders for an advisory (non-binding) vote on certain compensation that may become payable to ARRIS’ Named Executive Officers in connection with the completion of the Merger. This proposal, which we refer to as the Non-Binding Compensation Proposal, gives ARRIS stockholders the opportunity to vote, on an advisory (non-binding) basis, at the Special Meeting on the compensation that may be paid or become payable to ARRIS’ Named Executive Officers in connection with the Merger. This compensation is summarized in the table in the section entitled “Interests of Certain Persons in Matters to be Acted Upon — Total Tax Reimbursements and Accelerated Vesting” beginning on page [•], including the footnotes to the table and the associated narrative discussion.
Accordingly, ARRIS is requesting ARRIS stockholders to adopt the following resolution, on an advisory (non-binding) basis:
“RESOLVED, that the compensation that may be paid or become payable to ARRIS’ Named Executive Officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement/prospectus entitled “Interests of Certain Persons in Matters to be Acted Upon — Total Tax Reimbursements and Accelerated Vesting,” including the footnotes to the table and the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”
ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE FOREGOING RESOLUTION.
Required Vote
The vote on the Non-Binding Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote not to approve the Non-Binding Compensation Proposal and vote to approve the Merger Agreement Proposal and vice versa. The completion of the Combination is not conditioned on approval of this proposal.
Approval of the Non-Binding Compensation Proposal requires the affirmative vote of a majority of the votes cast by the holders of ARRIS shares entitled to vote on this proposal. Because the vote required to approve this proposal is based upon the total number ARRIS shares represented in person or by proxy, abstentions will have the same effect as a vote “against” this proposal. If you fail to submit a proxy and to attend the Special Meeting or if your ARRIS shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your ARRIS shares, your ARRIS shares will not be voted, but this will not have an effect on the advisory vote to approve the compensation that may be paid or become payable to ARRIS’ Named Executive Officers in connection with the completion of the Merger.

PROPOSAL 3 — AUTHORITY TO ADJOURN THE SPECIAL MEETING
The Adjournment Proposal
If at the Special Meeting, the ARRIS Board determines it is necessary or appropriate to adjourn the Special Meeting, ARRIS intends to move to adjourn the Special Meeting. For example, the ARRIS Board may make such a determination if the number of ARRIS shares represented and voting in favor of the proposal to adopt the Merger Agreement at the Special Meeting is insufficient to approve that proposal under the DGCL, in order to enable the ARRIS Board to solicit additional votes in respect of such proposal. If the ARRIS Board determines that it is necessary or appropriate, it will ask ARRIS stockholders to vote only upon the proposal to adjourn the Special Meeting and not the Merger Agreement Proposal.
In this proposal, ARRIS stockholders are asked to authorize the holder of any proxy solicited by the ARRIS Board to vote in favor of the proposal to adjourn the Special Meeting to another time and place. If the ARRIS stockholders approve the proposal to adjourn the Special Meeting, ARRIS could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional votes, including the solicitation of votes from ARRIS stockholders that have previously voted. Among other things, approval of the proposal to adjourn the Special Meeting could mean that, even if proxies representing a sufficient number of votes against the Merger Agreement Proposal were received to defeat that proposal, the Special Meeting could be adjourned without a vote on the Merger Agreement Proposal and ARRIS could seek to convince the holders of those shares of ARRIS shares to change their votes to votes in favor of the Merger Agreement Proposal.
ARRIS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE FOREGOING RESOLUTION.
Required Vote
The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote not to approve the Adjournment Proposal and vote to approve the Merger Agreement Proposal and vice versa. The completion of the Combination is not conditioned on approval of this proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of ARRIS shares entitled to vote on this proposal. Because the vote required to approve this proposal is based upon the total number ARRIS shares represented in person or by proxy, abstentions will have the same effect as a vote “against” this proposal. If you fail to submit a proxy and to attend the Special Meeting or if your ARRIS shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your ARRIS shares, your ARRIS shares will not be voted, but this will not have an effect on the vote to adjourn the Special Meeting.

BOARD OF DIRECTORS AND MANAGEMENT AFTER THE COMBINATION
Board of Directors
The Board of New ARRIS is expected to expand to ten members, consisting of the ten current ARRIS Directors.
Biographical information with respect to the current ARRIS directors can be found beginning on page 3 of ARRIS’ Definitive Proxy Statement on Schedule 14A, filed on April 9, 2015 and is incorporated herein by reference.
Committees of the New ARRIS Board of Directors
The New ARRIS Board is expected to form the following board committees: Audit, Compensation and Nominating Corporate Governance. The membership of the various board committees has not been finalized at this time.
Management
Robert J. Stanzione (the current ARRIS Chairman and CEO) will be the Chairman and CEO of New ARRIS and David B. Potts (the current ARRIS CFO) will be the CFO of New ARRIS.
Biographical information with respect to the current management of ARRIS can be found beginning on page 25 of ARRIS’ Annual Report on Form 10-K for the year ended December 31, 2014 and is incorporated herein by reference.
Compensation of New ARRIS’ Executive Officers and Non-Employee Directors
As a newly formed company with no operations, New ARRIS has not paid any executive or non-employee director compensation or adopted any executive or non-employee director compensation programs. Following the Combination, it is expected that the compensation committee of the New ARRIS Board will, pursuant to the responsibilities outlined in its articles of association, oversee and determine the compensation of the executive officers and non-employee directors of New ARRIS. Information regarding the historical compensation paid by ARRIS to its Named Executive Officers, all of whom are expected to be named executive officers of New ARRIS, and its non-employee directors, all of whom are expected to be non-employee directors of New ARRIS, is contained in ARRIS’ Definitive Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders and is incorporated by reference herein. See “Where You Can Find More Information” beginning on page [•].

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The first table below reflects the number of ARRIS shares beneficially owned as of  [•], 2015, by each director, the Named Executive Officers, and by all directors and executive officers of ARRIS as a group.
Number of Shares Beneficially Owned as of [•], 2015(1)
Name of Beneficial Owner(1)	Shares Owned Directly and Indirectly(2)	Stock Options Exercisable Within 60 Days of [•], 2015	Total Shares — Percentage of Class(3)
Alex B. Best
Harry L. Bosco
J. Timothy Bryan(4)
James A. Chiddix
Andrew T. Heller
Dr. Jeong H. Kim
Doreen A. Toben
Debora J. Wilson
David A. Woodle
Robert J. Stanzione
David B. Potts
Lawrence A. Margolis
Bruce McClelland
Lawrence Robinson
All directors and executive officers as a group including the above named persons (15 persons)

*
Percentage of shares beneficially owned does not exceed one percent of the class.

(1)
Unless otherwise indicated, each person has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2)
Includes an aggregate of  [•] stock units awarded to directors (other than Mr. Stanzione) that convert on a one-for-one basis into shares of Common Stock at a time predetermined at the time of issuance.

(3)
The shares underlying all equity awards that may be exercised within 60 days are deemed to be beneficially owned by the person or persons for whom the calculation is being made and are deemed to have been exercised for the purpose of calculating this percentage.

(4)
Shares shown are held by the National Rural Telecommunications Cooperative (NRTC), which Mr. Bryan may be deemed to beneficially own as a result of his service as CEO. Mr. Bryan disclaims beneficial ownership of the shares held by NRTC.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The table below reports the number of ARRIS shares beneficially owned as of March 16, 2015, by each person who is known to ARRIS to own beneficially more than 5% of ARRIS’ outstanding common stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power and the information below is based upon SEC filings by the person.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
First Pacific Advisors, LLC(1)	11,007,763	7.6%
Google, Inc.(2)	9,703,500	6.7%
The Vanguard Group, Inc.(3)	9,376,884	6.5%
BlackRock, Inc.(4)	9,057,638	6.3%
Hotchkis and Wiley Capital Management, LLC(5)	7,889,818	5.5%

(1)
First Pacific Advisors, LLC has shared voting power with respect to 2,434,900 shares and shared dispositive power with respect to 11,007,763 shares. The address for First Pacific Advisors, LLC is 11400 West Olympic Blvd., Suite 1200, Los Angeles, CA 90064.

(2)
The address for Google, Inc. is 1600 Amphitheatre Parkway, Mountain View, California 94043.

(3)
The Vanguard Group, Inc. has sole voting power with respect to 85,930 shares, sole dispositive power with respect to 9,300,654 shares, and shared dispositive power with respect to 76,230 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd, Malvern, PA 19355.

(4)
BlackRock, Inc. has sole voting power with respect to 8,693,458 shares and sole dispositive power with respect to 9,057,638 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)
Hotchkis and Wiley Capital Management, LLC has sole voting power with respect to 7,368,518 shares and sole dispositive power with respect to 7,899,818 shares. The address for Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the following items: (i) the Combination; and (ii) the refinancing of ARRIS’ existing Term Loan A Facility and Revolving Credit Facility and the incurrence of  $800.0 million of indebtedness under Term A-1 Loan Facility (collectively referred to as the “Financing”).
The following unaudited pro forma condensed combined financial statements give effect to the Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 805, Business Combinations, which we refer to as ASC 805, with ARRIS treated as the accounting acquirer. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Combination and Financing, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of ARRIS and Pace. Although ARRIS has entered into the Co-operation Agreement and Merger Agreement, there is no guarantee that the Combination will be completed.
The unaudited pro forma condensed combined balance sheet is based on the historical consolidated balance sheets of ARRIS as of March 31, 2015 and Pace as of December 31, 2014, and has been prepared to reflect the Combination and Financing as if it occurred on March 31, 2015. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 combine the historical results of operations of ARRIS and Pace, giving effect to the Combination and Financing as if it occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet at March 31, 2015 utilizes the consolidated balance sheet of ARRIS as of March 31, 2015 and the consolidated balance sheet of Pace as of December 31, 2014. The unaudited pro forma condensed statement of operations for the three months ended March 31, 2015 utilizes the consolidated historical results of ARRIS for the 3-months ended March 31, 2015 and the 3-months ended December 31, 2014 for Pace. The unaudited pro forma condensed statement of operations for the year ended December 31, 2014 utilizes the historical results of ARRIS and Pace for the year ended December 31, 2014, respectively, the most recent available consolidated financial statements. ARRIS management does not believe using the three month period ended December 31, 2014 for Pace is necessarily indicative of the actual results at March 31, 2015 and for the three months ended March 31, 2015 since the three months ended December 31, 2014 of Pace included higher trading performance compared to Pace’s normal quarterly operating cycle.
The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the Combination, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges New ARRIS expects to incur in connection with the Combination, including, but not limited to, costs in connection with integrating the operations of ARRIS and Pace.
These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Combination and Financing been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, ARRIS adjusted Pace’s assets and liabilities to their estimated fair values. As of the date of this proxy statement/prospectus, ARRIS has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Pace assets to be acquired and the liabilities to be assumed and the related accounting for the business combination, nor has it identified all adjustments necessary to conform Pace’s accounting policies to ARRIS’ accounting policies. A final determination of the fair value of Pace’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Pace that exist as of the date of completion of the Combination and, therefore, cannot be made prior to that date. Additionally, the value of the portion of the per share Combination consideration to be paid in New ARRIS shares will be determined based on the trading price of ARRIS common stock at the time of the completion of the Combination. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments upon the closing of the Combination and as additional information becomes available and additional analyses are performed. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at preliminary estimates of fair value. These preliminary estimates are based on key assumptions related to the Combination, and have been developed using publicly disclosed information for other acquisitions in the industry, ARRIS’ historical experience, data that was available through the public domain and ARRIS’ due diligence review of Pace’s business. Until the Combination is completed, both companies are limited in their ability to share information with each other. Upon completion of the Combination, valuation work will be performed and any increases or decreases in the fair value of relevant statement of financial position amounts will result in adjustments to the statement of financial position and/or statements of operations until the accounting for the business combination is finalized.
There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the business combination included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:
•
The accompanying notes to the unaudited pro forma condensed combined financial statements;

•
ARRIS’ audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2014 and ARRIS’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

•
Pace’s historical financial statements for the years ended December 31, 2014, 2013 and 2012 provided herein.

NEW ARRIS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2015(1)
($ in thousands, except per share data)
		Pace
	Historical ARRIS	Historical (IFRS)	Accounting Policies and Reclassifications (Note 3)	US GAAP Adjustments (Note 4)	Historical (US GAAP)	Pro Forma Adjustments (Note 6)	New ARRIS Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$499,482	$182,092	$—	$—	$182,092	$(239,495)(a)	$442,079
Short-term investments, at fair value	129,073	—	—	—	—	—	129,073
Total cash, cash equivalents and short-term investments	628,555	182,092	—	—	182,092	(239,495)	571,152
Accounts receivable (net of allowances for doubtful accounts)	819,918	—	843,212	—	843,212	—	1,663,130
Trade and other receivables	—	909,057	(909,057)	—	—	—	—
Other receivables	15,054	—	56,983	—	56,983	—	72,037
Inventories (net of reserves)	372,379	168,014	—	—	168,014	22,252(b)	562,645
Prepaid income taxes	13,380	4,341	—	200	4,541	—	17,921
Prepaids	31,814	—	8,862	—	8,862	—	40,676
Current deferred income tax assets	115,926	—	—	34,390	34,390	—	150,316
Other current assets	80,943	—	—	—	—	13,700(c)	94,643
Total current assets	2,077,969	1,263,504	—	34,590	1,298,094	(203,543)	3,172,520
Property, plant and equipment (net of accumulated depreciation)	325,727	63,171	—	—	63,171	37,439(d)	426,337
Goodwill	938,645	471,114	—	—	471,114	968,556(e)	2,378,315
Intangible assets (net of accumulated amortization)	919,876	293,204	—	(85,020)	208,184	891,816(f)	2,019,876
Investments	76,492	—	—	—	—	—	76,492
Noncurrent deferred income tax assets	88,366	31,185	—	(31,185)	—	—	88,366
Other assets	45,711	—	—	—	—	3,918(g)	49,629
TOTAL ASSETS	$4,472,786	$2,122,178	$—	$(81,615)	$2,040,563	$1,698,186	$8,211,535
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$594,690	$—	$769,895	$—	$769,895	$—	$1,364,585
Trade and other payables	—	934,502	(934,502)	—	—	—	—
Accrued compensation, benefits and related taxes	75,849	—	22,065	—	22,065	—	97,914
Accrued warranty	36,824	—	21,700	—	21,700	—	58,524
Deferred revenue	107,230	—	12,802	25,523	38,325	(16,961)(h)	128,594
Current portion of long-term debt and financing lease obligations	82,787	37,384	—	—	37,384	2,293(j)	122,464
Current income taxes liability	13,092	23,503	—	(12,453)	11,050	—	24,142
Other accrued liabilities	167,430	31,500	108,040	(42,949)	96,591	18,758(i)	282,779
Total current liabilities	1,077,902	1,026,889	—	(29,879)	997,010	4,090	2,079,002
Long-term debt and financing lease obligations, net of current portion	1,505,073	237,784	—	—	237,784	518,131(j)	2,260,988
Accrued pension	68,060	—	—	—	—	—	68,060
Noncurrent income tax liability	42,282	—	—	14,207	14,207	—	56,489
Noncurrent deferred income tax liabilities	412	89,751	—	(12,958)	76,793	269,484(k)	346,689
Other noncurrent liabilities	90,428	100,622	—	—	100,622	—	191,050
Total liabilities	2,784,157	1,455,046	—	(28,630)	1,426,416	791,705	5,002,278
Stockholders’ equity:
Preferred stock, par value $1.00 per share	—	—	—	—	—	—	—
Common and ordinary shares	1,811	29,157	—	—	29,157	(28,398)(l)	2,570
Capital in excess of par value	1,745,345	194,930	—	1,887	196,817	1,368,759(l)	3,310,921
Treasury stock at cost	(331,329)	—	—	—	—	—	(331,329)
Retained earnings	285,768	518,284	—	(55,036)	463,248	(508,955)(l)	240,061
Accumulated other comprehensive loss	(12,966)	(75,239)	—	164	(75,075)	75,075(l)	(12,966)
Total stockholders equity	1,688,629	667,132	—	(52,985)	614,147	906,481	3,209,257
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$4,472,786	$2,122,178	$—	$(81,615)	$2,040,563	$1,698,186	$8,211,535

(1)
The unaudited pro forma condensed combined balance sheet at March 31, 2015 includes the historical results of Pace at December 31, 2014.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

NEW ARRIS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2014
($ in thousands, except per share data)
		Pace
	Historical ARRIS	Historical (IFRS)	Accounting Policies and Reclassifications (Note 3)	US GAAP Adjustments (Note 4)	Historical (US GAAP)	Pro Forma Adjustments (Note 6)	New ARRIS Pro Forma Condensed Combined
Net sales	$5,322,921	$2,620,030	$—	$1,081	$2,621,111	$—	$7,944,032
Cost of sales	3,740,425	2,087,601	(1,497)	(7,787)	2,078,317	13(m)	5,818,755
Gross margin	1,582,496	532,429	1,497	8,868	542,794	(13)	2,125,277
Operating expenses:
Selling, general and administrative expenses	410,568	161,981	(535)	—	161,446	12(n)	572,026
Research and development expenses	556,575	129,316	(4)	20,760	150,072	13(o)	706,660
Amortization of intangible assets	236,521	52,936	—	—	52,936	143,451(p)	432,908
Integration, acquisition, restructuring and other costs	37,498	7,356	—	—	7,356	—	44,854
Total operating expenses	1,241,162	351,589	(539)	20,760	371,810	143,476	1,756,448
Operating income	341,334	180,840	2,036	(11,892)	170,984	(143,489)	368,829
Other expense (income):
Interest expense	62,901	7,702	—	—	7,702	13,294(q)	83,897
Loss on investments	10,961	—	—	—	—	—	10,961
Loss (gain) on foreign currency	2,637	—	6,207	—	6,207	—	8,844
Interest income	(2,590)	(2,542)	—	—	(2,542)	—	(5,132)
Other expense, net	28,195	—	(4,171)	—	(4,171)	—	24,024
Income before income taxes	239,230	175,680	—	(11,892)	163,788	(156,783)	246,235
Income tax expense (benefit)	(87,981)	27,666	—	(558)	27,108	45,467(r)	(15,406)
Net income	$327,211	$148,014	—	$(11,334)	$136,680	$(202,250)	$261,641
Net income per common share:
Basic	$2.27	$0.47					$1.35
Diluted	$2.21	$0.46					$1.33
Weighted average common shares
Basic	144,386	312,335				48,817(s)	193,203
Diluted	148,280	324,475				47,808(s)	196,088

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

NEW ARRIS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2015(1)
($ in thousands, except per share data)
		Pace
	Historical ARRIS	Historical (IFRS)	Accounting Policies and Reclassifications (Note 3)	US GAAP Adjustments (Note 4)	Historical (US GAAP)	Pro Forma Adjustments (Note 6)	New ARRIS Pro Forma Condensed Combined
Net sales	$1,215,158	$1,029,114	$—	$3,750	$1,032,864	$—	$2,248,022
Cost of sales	878,602	834,306	(2,338)	(4,704)	827,264	20(m)	1,705,886
Gross margin	336,556	194,808	2,338	8,454	205,600	(20)	542,136
Operating expenses:
Selling, general and administrative expenses	100,324	46,452	(134)	—	46,318	19(n)	146,661
Research and development expenses	132,469	26,679	(2)	4,736	31,413	21(o)	163,903
Amortization of intangible assets	57,147	12,750	—	—	12,750	36,347(p)	106,244
Integration, acquisition, restructuring and other costs	898	2,170	—	—	2,170	—	3,068
Total operating expenses	290,838	88,051	(136)	4,736	92,651	36,387	419,876
Operating income	45,718	106,757	2,474	3,718	112,949	(36,407)	122,260
Other expense (income):
Interest expense	13,367	1,831	—	—	1,831	3,248(q)	18,446
Loss on investments	1,709	—	—	—	—	—	1,709
Loss (gain) on foreign currency	20	—	2,728	—	2,728	—	2,748
Interest income	(721)	(763)	—	—	(763)	—	(1,484)
Other expense, net	7,063	—	(254)	—	(254)	—	6,809
Income before income taxes	24,280	105,689	—	3,718	109,407	(39,655)	94,032
Income tax expense (benefit)	5,154	11,568	—	1,078	12,646	11,500(r)	29,300
Net income	$19,126	$94,121	$—	$2,640	$96,761	$(51,155)	$64,732
Net income per common share:
Basic	$0.13	$0.30					$0.33
Diluted	$0.13	$0.29					$0.33
Weighted average common shares
Basic	145,350	312,335				48,817(s)	194,167
Diluted	148,986	324,475				47,808(s)	196,794

(1)
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 includes the historical results of Pace for the three months ended December 31, 2014.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.
Description of Combination and Financing

As described more fully elsewhere in this proxy statement/prospectus, on April 22, 2015, the boards of ARRIS and Pace reached agreement on the terms of the Combination whereby (i) New ARRIS will acquire all of the outstanding shares of Pace by means of a court-sanctioned scheme of arrangement under English law and (ii) ARRIS will merge with a subsidiary of New ARRIS, with ARRIS surviving the Merger (pursuant to the Merger Agreement). Under the terms of the Combination, (a) Pace Scheme shareholders will receive 132.5 pence in cash and 0.1455 shares of New ARRIS for each Pace share they hold and (b) ARRIS stockholders will receive one New ARRIS share for each share of ARRIS common stock they hold. Upon completion of the Combination, Pace shareholders will own approximately 24% of issued share capital of New ARRIS on a fully diluted basis and ARRIS stockholders will own approximately 76% of the issued share capital of New ARRIS on a fully diluted basis. It is expected that New ARRIS ordinary shares will be listed on NASDAQ under the symbol ARRS. The Combination values the entire issued and to be issued share capital of Pace at approximately $2,529.3 million at a closing share price of  $32.62 on June 22, 2015 (the most recent practicable date used for preparation of the pro forma condensed combined financial information) and an exchange rate of 1.5868. The value of the consideration that Pace shareholders will receive when the Combination is completed will ultimately be based on the ARRIS share price on the closing date and could materially change.
At the effective time, certain awards of Pace stock options, deferred shares and performance shares will be canceled and converted into the right to receive 132.5 pence in cash, without interest, and 0.1455 of New ARRIS shares for each Pace award they hold. New ARRIS will include as consideration $81.7 million for the fair value of the awards related to pre-combination services including (i) vested stock options, performance shares and deferred shares; (ii) deferred shares for which vesting was accelerated as a result of the change in control provision in the Deferred Share Plan; and (iii) shares for which vesting was accelerated as a result of the change in control provisions in the Approved Option Scheme, Unapproved Option Scheme, Performance Share Plan and International Performance Share Plan and as a result of entering into the Co-operation Agreement.
In addition, although no employment decisions have been made as of the date of this proxy statement/prospectus for the executive officers of Pace, each of the executive officers will be entitled to receive severance compensation per the executive employment agreements if the executive’s employment is terminated under specific circumstances following the Combination; this will be recognized as post-combination expense. In addition, employees of Pace will be eligible to receive a retention bonus if the employee stays for a period of 90 days after the Combination has been consummated. As of the date of this proxy statement/prospectus, it is estimated and expected that New ARRIS will recognize post-combination compensation expense of approximately $9.0 million over the service period for the retention bonus that is offered to the employees of Pace. This retention bonus has been excluded from these unaudited pro forma condensed combined financial statements as it reflects charges directly attributable to the Combination that will not have a continuing impact on ARRIS’ operations.
Pursuant to the Merger Agreement, at the effective time of the merger between ARRIS and New ARRIS, each outstanding ARRIS Option, ARRIS Restricted Share, ARRIS RSU and ARRIS ESPP will, subject to applicable law, be converted into a New ARRIS Option, New ARRIS Restricted Share, New ARRIS RSU or New ARRIS ESPP, respectively. The converted awards will relate to a number of New ARRIS shares equal to the number of ARRIS shares subject to the corresponding pre-conversion award and will continue to have, subject to applicable law, the same terms and conditions that were applicable to the corresponding pre-conversion ARRIS award (including settlement in cash or shares, as applicable). This conversion is not expected to result in incremental value to the share/option holders; however if it is determined that the exchange results in incremental value at the Combination date, ARRIS would recognize post-combination expense.
Non-employee directors and executive officers of ARRIS have certain interests in the Combination that include the right to receive a payment to make the directors and executive officers whole for the excise tax imposed pursuant to Section 4985 of the Internal Revenue Code (which excise tax is not applicable to other ARRIS stockholders), accelerated vesting of certain outstanding equity awards (intended to avoid excise tax becoming due on such equity awards), continuing non-employee director and executive officer positions with New ARRIS, and rights to ongoing indemnification and insurance coverage. For purposes of the unaudited pro forma financial information, the closing share price of  $32.62 on June 22, 2015 (the most recent practicable date used for preparation of the pro forma condensed combined financial information) was utilized to determine the excise tax make-whole payment for the non-employee directors and executive officers, which, in aggregate, is estimated to be approximately $16.7 million.
As described elsewhere in this proxy statement/prospectus, on June 18, 2015, ARRIS, ARRIS Enterprises, Inc., New ARRIS and certain ARRIS subsidiaries, as borrowers, and Bank of America, N.A., as administrative agent, swing line lender and line of credit lender and the other lender parties thereto entered into the Credit Agreement, which amends and restates ARRIS’ Existing Credit Agreement. The Credit Agreement provides for senior secured credit facilities comprised of  (i) a “U.S. Revolving Credit Facility” of  $13,968,604, (ii) a “Multicurrency Revolving Credit Facility” of  $486,031,396, (iii) a “Term Loan A Facility” of  $990 million, (iv) a delayed draw “Term A-1 Loan Facility” of  $800 million and (v) a “Term Loan B Facility” of  $543,812,500. Funding of the Term Loan A Facility refinanced the term loan A facility under the Existing Credit Agreement while the Term Loan B Facility is a continuation of the term loan B facility under the Existing Credit Agreement. Funding of the Term A-1 Loan Facility under the Credit Agreement will be available at the closing of the Combination. The proceeds of the loans under the Term A-1 Loan Facility will be used to finance: (i) the payment of the cash consideration by New ARRIS to holders of Pace shares being acquired by New ARRIS in the Combination; (ii) the payment of cash consideration to holders of options or awards to acquire Pace shares pursuant to any proposal under the Takeover Code, (iii) the fees, costs and expenses related to the Combination and issuance of new debt, refinancing, prepayment, repayment, redemption, discharge, defeasance and/or amendment of all existing debt of Pace and (iv) the payment or refinancing of existing debt at Pace.
Although ARRIS uses derivative instruments to manage its interest rate and foreign currency exposure, including the cash portion of the consideration, no pro forma adjustments have been reflected in these unaudited pro forma condensed combined financial statements with respect to any changes to derivative instruments that may occur in connection with the Combination or the Financing.
2.
Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with U.S. GAAP and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the Combination, Financing and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the Combination and Financing had occurred on March 31, 2015; and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 and the three month period ended March 31, 2015 is presented as if the Combination and Financing had occurred on January 1, 2014.
The historical results of ARRIS have been derived from its financial statements incorporated by reference in this proxy statement/prospectus. Pace qualifies as a foreign business and is not subject to reporting financial information on a quarterly basis, therefore the unaudited pro forma condensed combined balance sheet at March 31, 2015 and the unaudited condensed combined statement of operations for the three months ended March 31, 2015 includes the historical results of Pace at December 31, 2014 and for the three months ended December 31, 2014, respectively. Management does not believe using the aforementioned period for Pace is necessarily indicative of the actual results at March 31, 2015 and for the three months ended March 31, 2015 since the three months ended December 31, 2014 of Pace included higher trading performance compared to Pace’s normal quarterly operating cycle. The historical results of Pace as of and for the year ended December 31, 2014 have been derived from its audited financial statements included elsewhere in this proxy statement/prospectus; and the historical financial information for the three months ended December 31, 2014 have been derived from unaudited financial information not included in this proxy statement/prospectus. The historical financial information of Pace have been prepared in accordance with IFRS as issued by the IASB. Any measurement differences in accounting principles between IFRS and U.S. GAAP as they apply to Pace have been adjusted to reflect such results in accordance with U.S. GAAP. See Note 4, “Pace — IFRS to U.S. GAAP Adjustments.” Adjustments have also been made to conform Pace’s accounting policies to ARRIS. See Note 3, “Conforming Accounting Policies and Reclassification Adjustments.”

The Combination is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations, with New ARRIS treated as the accounting acquirer. Under the acquisition method, the total estimated purchase price is calculated as described in Note 5. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at preliminary estimates of fair value. These preliminary estimates are based on key assumptions related to the Combination, and have been developed using publicly disclosed information for other acquisitions in the industry, ARRIS’ historical experience, data that was available through the public domain and ARRIS’ due diligence review of Pace’s business. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the Combination may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. In addition, the final determination of the recognition and measurement of the identified assets acquired and liabilities assumed will be based on the fair market value of actual net tangible and intangible assets and liabilities of Pace at the closing date.
Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. For the periods presented, neither ARRIS nor Pace incurred material transaction costs related to the Combination.
The unaudited pro forma condensed combined financial information does not reflect ongoing cost savings that ARRIS expects to achieve as a result of the Combination or the costs necessary to achieve these costs savings or synergies.
3.
Conforming Accounting Policies and Reclassification Adjustments

ARRIS performed certain procedures for the purpose of identifying any material differences in significant accounting policies between ARRIS and Pace, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by ARRIS involved a review of Pace’s publicly disclosed summary of significant accounting policies, including those disclosed in Pace’s Annual Report for the year ended December 31, 2014 and preliminary discussion with Pace management regarding Pace’s significant accounting policies to identify material adjustments. ARRIS expects to engage in additional discussion with Pace’s management to continue to evaluate the impact of Pace’s accounting policies on its historical results after completion of the Combination. As a result of that review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.
Additionally, the historical consolidated financial statements of Pace presented herein have been adjusted by condensing certain line items and by reclassifying certain line items in order to conform to ARRIS’ financial statement presentation; these reclassifications are reflected in the column “Accounting Policies and Reclassifications.”
The reclassification adjustments on the unaudited pro forma balance sheet pertain to the following:
•
Trade and other receivables have been reclassified into accounts receivable, prepaids and other receivables;

•
Trade and other payables have been reclassified into accounts payable, accrued compensation, benefits and related taxes, deferred revenue and other accrued liabilities;

•
Other accrued current liabilities have been reclassified into accrued warranty for warranty provisions less than one year, deferred revenue, and accrued compensation, benefits and related taxes; and

•
Royalty accruals from accounts payables have been reclassified to other accrued liabilities.

The reclassification adjustments on the unaudited pro forma statements of operations include the reclassification of the foreign exchange gains and losses from cost of sales and other expense to loss (gain) on foreign currency.

4.
Pace — IFRS to U.S. GAAP Adjustments

The unaudited pro forma condensed combined financial statements includes information from (1) historical audited financial statements of Pace for the year ended December 31, 2014 and (2) historical unaudited financial information for the three months ended December 31, 2014, prepared using IFRS, which were adjusted to reflect Pace’s consolidated financial statements on a consistent U.S. GAAP basis with ARRIS. A summary of the adjustments to U.S. GAAP are unaudited and are as follows (in thousands):
	U.S. GAAP Adjustment Reference							Total U.S. GAAP Adjustments
Balance Sheet Line Item	(1)	(2)	(3)	(4)	(5)	(6)	(7)
Prepaid income taxes	$—	$—	$—	$—	$200	$—	$—	$200
Current deferred income taxes	—	—	1,500	3,796	—	30,449	(1,355)	34,390
Intangible assets	(85,020)	—	—	—	—	—	—	(85,020)
Noncurrent deferred income taxes	—	—	—	—	—	(31,185)	—	(31,185)
Total Assets	(85,020)	—	1,500	3,796	200	(736)	(1,355)	(81,615)
Deferred revenue	—	—	6,000	19,523	—	—	—	25,523
Current income taxes liability	—	—	—	—	(12,453)	—	—	(12,453)
Other accrued liabilities	—	(42,949)	—	—	—	—	—	(42,949)
Noncurrent income tax liability	—	—	—	—	14,207	—	—	14,207
Noncurrent deferred income tax liability	(12,250)	7,175	(600)	(3,037)	(1,554)	(2,692)	—	(12,958)
Total Liabilities	(12,250)	(35,774)	5,400	16,486	200	(2,692)	—	(28,630)
Capital in excess of par	—	—	—	—	—	—	1,887	1,887
Retained earnings	(72,934)	35,774	(3,900)	(12,690)	—	1,956	(3,242)	(55,036)
Accumulated other comprehensive loss	164	—	—	—	—	—	—	164
Total Liabilities and Equity	$(85,020)	$—	$1,500	$3,796	$200	$(736)	$(1,355)	$(81,615)

For the year ended December 31, 2014	U.S. GAAP Adjustment Reference					Total U.S. GAAP Adjustments
Statement of Operations Line Item	(1)	(2)	(3)	(4)	(7)
Net sales	$—	$—	$2,670	$(1,589)	$—	$1,081
Cost of sales	—	(7,787)	—	—	—	(7,787)
Research and development expenses	20,760	—	—	—	—	20,760
Income tax expense (benefit)	(480)	(1,206)	934	(556)	750	(558)
Net income	$(20,280)	$8,993	$1,736	$(1,033)	$(750)	$(11,334)

For the three months ended December 31, 2014	U.S. GAAP Adjustment Reference					Total U.S. GAAP Adjustments
Statement of Operations Line Item	(1)	(2)	(3)	(4)	(7)
Net sales	$—	$—	$314	$3,436	$—	$3,750
Cost of sales	—	(4,704)	—	—	—	(4,704)
Research and development expenses	4,736	—	—	—	—	4,736
Income tax expense (benefit)	(120)	(301)	110	1,202	187	1,078
Net income	$(4,616)	$5,005	$204	$2,234	$(187)	$2,640

(1)   Research and development activities — Adjustment reflects the additional research and product development expenses that are expensed as incurred in accordance with U.S. GAAP. Under IFRS, Pace capitalizes certain development costs which are amortized over a period between six and 30 months depending on the nature of the development project.
(2)   Royalty provisions — Adjustment reflects the reversal of the previously recognized loss contingencies to reflect the difference in the definition of probable between IFRS and U.S. GAAP.
(3)   Deferral of revenue for post contract support on Gateway products — Adjustment reflects the revenue previously recognized under IFRS that would otherwise be deferred in accordance with U.S. GAAP.
(4)   Deferral of software and services ECO Service Management revenues for professional services and licenses — Adjustment reflects the revenue previously recognized under IFRS that would otherwise be deferred in accordance with U.S. GAAP.

(5)   Uncertain tax positions — Adjustment reflects the reclassification of uncertain tax positions between deferred and current tax accounts.
(6)   Deferred tax assets and liabilities classification — Adjustment reflects the reclassification of deferred tax assets and liabilities as current or noncurrent based on the nature of the related asset or liability in accordance with U.S. GAAP.
(7)   Deferred tax and equity impact of stock based compensation — Adjustment reflects the differences in calculating the deferred tax assets for share-based payment arrangements related to exercised options.
5.
Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired

The Combination has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the Combination be measured at the closing date of the Combination at the then-current market price.
The preliminary estimate of the total consideration transferred is based on (1) the closing price of ARRIS’ common stock of  $32.62 per share on June 22, 2015 (the most recent practicable date prior to the filing of this proxy statement/prospectus), (2) the number of Pace shares outstanding as of April 22, 2015 as disclosed in the Co-operation Agreement, and (3) the number of Pace stock options, deferred shares and performance shares at April 22, 2015 as disclosed in the Co-operation Agreement. Using the assumptions above, the total consideration would approximate $2,529.3 million. Changes in the price of ARRIS shares, or changes in the number of Pace’s outstanding shares, stock options, deferred shares or performance shares could result in material differences in the consideration and, thus, the result of the related accounting for the Combination. At the effective time, each outstanding Pace share will be cancelled and converted into the right to receive (1) 132.5 pence in cash, without interest, (converted to $2.10 at an exchange rate of 1.5868 as of June 22, 2015) and (2) 0.1455 New ARRIS shares.
The preliminary estimate of the consideration to be paid by ARRIS in the Combination is as follows (in thousands):
Stock consideration	$1,559,484
Cash consideration	690,831
Repayment of Pace indebtedness	278,968
Total consideration transferred	$2,529,283

The table below summarizes the details of the cash and stock consideration (in thousands, except share information):
	Number of Pace shares	Conversion to New ARRIS shares	Cash consideration(1)	Stock consideration(2)	Total cash and stock consideration
Outstanding shares	316,644,229	46,071,735	$665,748	$1,502,860	$2,168,608
Equity awards	11,930,315	1,735,861	25,083	56,624	81,707
Total	328,574,544	47,807,596	$690,831	$1,559,484	$2,250,315

(1)
Cash consideration represents the cash payment of 132.5 pence (converted to $2.10 at an exchange rate of 1.5868) for each of Pace’s shares and equity awards outstanding.

(2)
Stock consideration represents the conversion of each of Pace’s shares and equity awards outstanding at a conversion rate of 0.1455 with a value of  $32.62 at June 22, 2015.

The estimated value of the consideration does not purport to represent the actual value of the total consideration that will be received by Pace’s shareholders when the Combination is completed. In accordance with U.S. GAAP, the fair value of the equity securities issued as part of the consideration will be measured at the closing date at the then-current market price. This requirement will likely result in a per share value component different from the $32.62 per share on June 22, 2015 assumed in the calculation, and that difference may be material. For example, an increase or decrease of 10% in the price of ARRIS shares on the closing date of the Combination from the price of ARRIS shares assumed in these unaudited pro forma condensed combined financial statements would change the value of the consideration by approximately $150.3 million, which would be reflected as an equivalent increase or decrease to goodwill.
The following is a summary of the preliminary estimated fair values of the net assets acquired (in thousands):
Total estimated consideration transferred	$2,529,283
Working capital(1)	350,108
Property, plant and equipment	100,610
Intangible assets	1,100,000
Other noncurrent liabilities	(461,105)
Net assets acquired	1,089,613
Goodwill	$1,439,670

(1)
Working capital consists of current assets less current liabilities.

ARRIS has made preliminary allocation estimates based on limited access to information and will not have sufficient information to make final allocations until after completion of the Combination. The final determination of the accounting for the business combination is anticipated to be completed as soon as practicable after completion of the Combination. ARRIS anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to inventory, property, plant, and equipment, customer contracts and relationships, technology and patents and other intangibles, and deferred revenue. The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.
The final consideration, and amounts allocated to assets acquired and liabilities assumed in the Combination could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the Combination from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Combination. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.
6.
Preliminary Pro Forma Adjustments

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Combination and Financing are as follows:
(a)   Cash and cash equivalents — Adjustment reflects the preliminary net adjustment to cash in connection with the Combination (in thousands):
Cash portion of Combination consideration(i)	$(690,831)
Repayment of Pace debt(ii)	(278,968)
Payment for excise and other taxes(iii)	(16,738)
Payment of transaction related expenses(iv)	(52,958)
New ARRIS Term A-1 Loan Facility(v)	800,000
Pro forma adjustment to cash and cash equivalents	$(239,495)

Components of the adjustment include (i) a decrease in cash resulting from the payment of the cash component of the Combination consideration, including cash related to the payment to holders of Pace stock options, deferred shares and performance shares, of which $25.1 million relates to Combination; (ii) a decrease in cash related to the repayment of Pace’s debt, including accrued interest; (iii) a decrease in cash related to the estimated excise and other taxes for the make whole payment to ARRIS executive officers and non-employee directors of  $16.7 million (iv) a decrease in cash related to the estimated transaction related expenses of  $53.0 million, consisting of financing fees of  $22.0 million, of which an estimated $8.3 million will be capitalized, and advisory costs of  $31.0 million expected to be expensed as incurred in connection with the Combination; and (v) an increase in cash resulting from the proceeds in additional borrowings of an aggregate amount of  $800.0 million for the Financing.
(b)   Inventories — Adjustment reflects the preliminary estimated fair value adjustment of  $22.3 million to inventory acquired in the Combination. As the raw materials inventory was assumed to be at market value, the preliminary adjustment is related to finished goods inventory. The preliminary fair value of finished goods inventory to be acquired in the Combination was determined based on an analysis of estimated future selling prices, costs of disposal, and gross profit on disposal costs. The unaudited pro forma combined statements of operations do not reflect the impact of this preliminary inventory increase in cost of sales as such amounts are directly attributable to the Combination and will not have a continuing impact on the combined results.
(c)   Other current assets — Adjustment reflects the make whole payment of  $13.7 million to the non-employee directors and executive officers of ARRIS for the estimated excise and other taxes estimated to be incurred upon consummation of the Combination. The executive officers are required to continue his or her executive officer position under New ARRIS for a year; if the executive officer resigns his or her employment with New ARRIS other than for “good reason” or is terminated for “cause” prior to a year after the consummation of the Combination, the executive is required to reimburse New ARRIS for the amount of excise and other taxes. This amount is expected to be recognized by New ARRIS as compensation expense over the one year service period.
(d)   Property, plant and equipment — Adjustment reflects the preliminary fair market value related to the change in fair value of property, plant and equipment acquired in the Combination. The preliminary amounts assigned to property, plant and equipment are as follows (in thousands):
Building and leasehold improvements	$10,600
Machinery and equipment	87,801
Construction in progress	2,209
Total estimated preliminary fair value of property, plant and equipment	100,610
Less: Pace book value of property, plant and equipment	(63,171)
Pro forma adjustment to property, plant and equipment	$37,439

(e)   Goodwill — Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the Combination. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 5. The goodwill is attributable to the expected synergies of the combined business operations, new growth opportunities, and the acquired assembled and trained workforce of Pace. The goodwill is not expected to be deductible for tax purposes. The preliminary pro forma adjustment to goodwill is calculated as follows (in thousands):
Consideration transferred	$2,529,283
Less: Fair value of net assets to be acquired	(1,089,613)
Total estimated goodwill	1,439,670
Less: Pace book value of goodwill	(471,114)
Pro forma adjustment to goodwill	$968,556

(f)   Intangible assets — Adjustment reflects the preliminary fair market value related to identifiable intangible assets acquired in the Combination. The preliminary fair market value was determined using a market approach. The preliminary amounts assigned to the identifiable intangible assets are as follows (in thousands):
Customer contracts and relationships	$400,000
Technology and patents	650,000
Other intangibles	50,000
Total estimated preliminary fair value of intangible assets	1,100,000
Less: Pace book value of intangible assets	(208,184)
Pro forma adjustment to intangible assets	$891,816

(g)   Other assets — New ARRIS is expected to incur an estimated $3.9 million in capitalizable debt issuance costs in conjunction with the Financing, which will be capitalized as other assets on the unaudited pro forma balance sheet and amortized over the life of the underlying debt instrument.
(h)   Deferred revenue — Adjustment reflects a reduction of  $17.0 million related to the preliminary valuation of Pace’s historical deferred revenue balance assumed in the Combination. ARRIS will record the assumed deferred revenue at its acquisition date fair values. The process of determining the fair value of deferred revenue may result in a significant downward adjustment. The revenues associated with this haircut will not be recognized by ARRIS.
(i)   Other accrued liabilities — Adjustment reflects (i) the removal of the accrued interest of  $3.8 million related to Pace’s historical debt, which is not being legally assumed and expected to be paid off at the date of the Combination: (ii) an estimated $20 million of Combination related fees and expenses expected to be invoiced by Pace, which are payable subsequent to the completion of the Combination, and (iii) the current deferred tax liabilities related to the fair value adjustment of inventory, deferred revenue, acceleration of restricted stock for ARRIS executives, and the Combination related fees and expenses. Refer to adjustment (k) below for additional information regarding the current deferred income tax liabilities.
(j)   Current and long-term debt — To fund transaction-related items, the cash portion of the Combination consideration and other one-time costs, New ARRIS is expected to incur $800.0 million of additional debt under the Term A-1 Loan Facility with a maturity of five years and an annual interest rate of LIBOR plus 1.75 basis points on the principal amount of the debt upon the closing of the Combination. In addition, in connection with the Term A-1 Loan Facility, ARRIS modified the terms of its existing Term Loan A Facility to extend the term to five years. Refer to adjustment (q) below for additional information regarding the pro forma interest expense.
The preliminary adjustment to long-term debt is as follows (in thousands):
Proceeds from Financing	$800,000
Less: Proceeds from Financing to be repaid within one year	(40,000)
Less: Original issuance discount, excluding $0.3 million to be amortized within one year	(4,085)
Less: Repayment of Pace historical long-term debt	(237,784)
Pro forma adjustment to long-term debt	$518,131

The preliminary adjustment to current portion of long-term debt is as follows (in thousands):
Proceeds from Financing to be repaid within one year	$40,000
Less: Original issuance discount to be amortized within one year	(323)
Less: Repayment of Pace historical current portion of long-term debt	(37,384)
Pro forma adjustment to current portion of long-term debt	$2,293

(k)   Deferred income taxes — Management estimated the tax rate at 29.0% which approximates a blended statutory tax rate for the tax jurisdictions where assets acquired and liabilities assumed reside. Adjustment reflects the deferred income tax effects of the preliminary pro forma adjustments made to the pro forma balance sheet, primarily as indicated in the table below (in thousands):
	Adjustment to Asset Acquired (Liability Assumed)	Current Deferred Tax Liability(1)	Noncurrent Deferred Tax Liability
Estimated fair value adjustment of identifiable intangible assets acquired	$891,816	—	$258,627
Estimated fair value adjustment of property, plant and equipment acquired	37,439	—	10,857
Estimated fair value adjustment of inventory acquired	22,252	6,453	—
Estimated fair value adjustment of deferred revenue assumed	(16,961)	4,919	—
Estimated tax impact of post-combination compensation expense related to the acceleration of restricted stock for ARRIS executives upon completion of the Combination	N/A	(1,988)	—
Estimated tax impact of Combination related fees and expenses expensed in connection with the Combination	N/A	(6,827)	—
Deferred tax liabilities related to estimated fair value adjustments		$2,557	$269,484

(1)
Current deferred tax liabilities related to the fair value adjustment of inventory, deferred revenue, acceleration of restricted stock for ARRIS executives, and the Combination related fees and expenses are reflected in Other accrued liabilities in the unaudited pro forma balance sheet.

(l)   Stockholders’ equity — Adjustment reflects (i) the issuance of 46.1 million New ARRIS shares to shareholders of Pace; (ii) the elimination of the historical equity balances of Pace; (iii) the pro forma reduction to retained earnings of  $37.8 million to reflect the estimated Combination related fees and expenses expected to be incurred upon completion of the Combination ($44.6 million expected to be expensed, net of  $6.8 million tax benefit); (iv) the pro forma reduction to retained earnings of  $4.9 million to reflect the estimated post-combination compensation expense associated with the acceleration of restricted stock for ARRIS executive officers ($6.9 million expected to be expensed in connection with the Combination, net of  $2.0 million tax benefit); and (v) the pro forma reduction to retained earnings of $3.0 million to reflect the make whole payment to ARRIS non-employee directors for excise and other taxes expected to be incurred upon completion of the Combination.
The preliminary unaudited pro forma adjustment to common stock is calculated as follows (in thousands):
Shares from Combination (46,071,735 New ARRIS shares issued at par value of £0.01)	$731
Shares from Pace stock options, deferred shares and performance shares converted into New ARRIS shares (1,735,861 shares issued at par value of £0.01)	28
Less: Pace historical shares	(29,157)
Pro forma adjustment to shares	$(28,398)

The preliminary unaudited pro forma adjustment to capital in excess of par is calculated as follows (in thousands):
Capital in excess of par from Combination (46,071,735 New ARRIS shares issued at $32.62, less par value)	$1,502,129
Capital in excess of par from Pace stock options, deferred shares and performance shares converted into New ARRIS shares (1,735,861 shares issued at $32.62)	56,596
ARRIS unrecognized compensation expense for the acceleration of restricted stock for ARRIS executives upon completion of the Combination	6,851
Less: Pace historical capital in excess of par	(196,817)
Pro forma adjustment to capital in excess of par	$1,368,759

The preliminary unaudited pro forma adjustment to retained earnings is calculated as follows (in thousands):
Estimated Combination related fees and expenses of $44.6 million expected to be incurred upon completion of the Combination, net of tax of $6.8 million	$(37,805)
Estimated post combination expense of $3.0 million related to the make whole payment to ARRIS non-employee directors for excise and other taxes upon completion of the Combination	(3,038)
Estimated post combination expense of $6.9 million related to the acceleration of restricted stock for ARRIS executives upon completion of the Combination, net of tax of $2.0 million	(4,864)
Less: Pace historical retained earnings	(463,248)
Pro forma adjustment to retained earnings	$(508,955)

The estimated fees and expenses have been excluded from the unaudited pro forma condensed combined statements of operations as they reflect charges directly attributable to the Combination that will not have a continuing impact on ARRIS’ operations.
The preliminary unaudited pro forma adjustment to accumulated other comprehensive loss eliminates Pace’s historical accumulated other comprehensive loss of  $75.1 million.
(m)   Cost of sales — Adjustment reflects the preliminary depreciation expense to be recorded in cost of sales of  $0.01 million and $0.02 million for the year ended December 31, 2014 and March 31, 2015, respectively, associated with the fair value of property, plant and equipment acquired in the Combination.
The preliminary depreciation expense for property, plant and equipment acquired from Pace is as follows (in thousands):
Property, plant and equipment	Estimated weighted average useful life (years)	Preliminary fair value	Depreciation expense for the year ended December 31, 2014	Depreciation expense for the three months ended March 31, 2015
Buildings and leasehold improvements	9	$10,600	$1,178	$294
Machinery and equipment	3 – 4	87,801	27,784	6,946
Construction in progress	—	2,209	—	—
Total		$100,610	28,962	7,240
Less: Pace historical depreciation expense			(29,000)	(7,300)
Pro forma adjustment to depreciation expense			$(38)	$(60)

Depreciation expense has been estimated based upon the nature of activities associated with the property, plant and equipment acquired. With other assumptions held constant, a 10% increase in the fair value adjustment for property, plant and equipment would increase annual pro forma depreciation expense by approximately $2.1 million. In addition, with other assumptions held constant, a one year change in the estimated useful lives of property, plant and equipment would change annual depreciation expense by approximately $7.2 million.

(n)   Selling, general and administrative expenses — Adjustment reflects the preliminary depreciation expense to be recorded in selling, general and administrative expenses of  $0.02 million and $0.02 million for the year ended December 31, 2014 and March 31, 2015, respectively, associated with the fair value of property, plant and equipment acquired in the Combination. Refer to adjustment (m) above.
(o)   Research and development expenses —  Adjustment reflects the preliminary depreciation expense to be recorded in research and development expenses of  $0.01 million and $0.02 million for the year ended December 31, 2014 and March 31, 2015, respectively, associated with the fair value of property, plant and equipment acquired in the Combination. Refer to adjustment (m) above.
(p)   Amortization of intangibles assets — Adjustment reflects the preliminary amortization expense associated with the fair value of the identifiable intangible assets acquired in the Combination of $143.5 million and $36.3 million for the year ended December 31, 2014 and the three months ended March 31, 2015, respectively.
The preliminary amortization expense for the intangible assets acquired from Pace is as follows (in thousands):
Intangible assets	Estimated useful life (years)	Preliminary fair value	Amortization expense for the year ended December 31, 2014	Amortization expense for the three months ended March 31, 2015
Customer contracts and relationships	7	$400,000	$61,538	$15,385
Technology and patents	6	650,000	118,182	29,545
Other	3	50,000	16,667	4,167
Total		$1,100,000	196,387	49,097
Less: Pace historical amortization expense			(52,936)	(12,750)
Pro forma adjustment to amortization of intangibles assets			$143,451	$36,347

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives. The amortizable lives reflect the periods over which the assets are expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase annual pro forma amortization by approximately $19.6 million. In addition, with other assumptions held constant, a one year change in the estimated useful lives of customer contracts and relationships, technology and patents, and other intangible assets would change annual amortization expense by approximately $8.2 million, $18.2 million, and $4.2 million, respectively.
(q)   Interest expense — As described in Note 1, in connection with entering into the Co-operation Agreement, ARRIS entered into a Credit Agreement with various lenders pursuant to which the lenders agreed to amend and extend Term Loan A Facility and the Revolving Credit Facility, as well as enter into a new Term A-1 Loan Facility to fund part of the cash portion of the Combination consideration and fees and expenses in connection with the transactions contemplated by the Co-operation Agreement. For purposes of these unaudited pro forma condensed combined financial statements, management assumed that the cash portion of the Combination consideration and transaction costs would be funded by the Financing.
The pro forma adjustment to interest expense reflects the additional interest expense that would have been incurred during the historical periods presented assuming the Combination and the Financing had occurred as of January 1, 2014.

The preliminary interest expense for the new debt incurred in connection with the Combination is as follows (in thousands):
Composition of new debt and related interest expense	Weighted Average Interest Rate(2)	Debt	Interest expense for the year ended December 31, 2014	Interest expense for the three months ended March 31, 2015
Term A-1 Loan Facility(1)	2.58%	$800,000	$20,672	$5,011
Amortization of new and existing ARRIS debt issuance costs			9,359	2,250
Total			30,031	7,261
Less: Reversal of Pace historical interest expense			(7,702)	(1,831)
Less: Reversal of ARRIS historical amortization of existing debt issuance costs			(9,035)	(2,182)
Pro forma adjustment to interest expense			$13,294	$3,248

(1)
The loan modification only extended the term of the Term Loan A Facility to five years without change in principal balance. In addition, the borrowing capacity of the Revolving Credit Facility increased from $250 million to $500 million, all of which remains unused. Therefore, the interest expense only includes interest incurred on the principal balance of  $800 million of Term A-1 Loan Facility and the unused commitment fee on the Revolving Credit Facility of 35 basis points.

(2)
An increase (decrease) of 0.125% in the interest rate of Term A-1 Loan Facility and the incremental Revolving Credit Facility would increase (decrease) annual pro forma interest expense by $0.5 million.

Debt issuance costs estimated to be incurred in conjunction with the Combination have been amortized over the term of the respective debt instrument for the purposes of calculating the net pro forma adjustment to interest expense.
(r)   Income tax expense (benefit) — Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations, whereby management estimated the tax rate at 29.0% which approximates a blended statutory tax rate for the tax jurisdictions where the certain assets acquired and liabilities assumed reside.
(s)   Basic and diluted net income per common share — The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted earnings per share is calculated as follows (in shares):
	Year ended December 31, 2014		Three months ended March 31, 2015
	Basic	Diluted	Basic	Diluted
New ARRIS shares to be issued to shareholders of Pace	46,071,735	46,071,735	46,071,735	46,071,735
Pace equity awards to be converted into New ARRIS shares (11,930,315 Pace stock options, deferred shares and performance shares converted to 1,735,861 of New ARRIS shares at a 0.1455 conversion rate)	1,735,861	1,735,861	1,735,861	1,735,861
New ARRIS shares to be issued to ARRIS executives related to the acceleration of restricted stock upon completion of the Combination	1,009,643	—	1,009,643	—
New ARRIS shares to be issued	48,817,239	47,807,596	48,817,239	47,807,596

As all outstanding Pace shares will be eliminated in the Combination, the unaudited pro forma weighted average number of basic shares outstanding is calculated by adding ARRIS’ historical weighted average number of basic shares outstanding for the period and the number of New ARRIS shares expected to be issued to Pace’s shareholders in the Combination. The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding ARRIS’ historical weighted average number of diluted shares outstanding for the period and the number of New ARRIS shares expected to be issued in the Combination. Each outstanding stock option, deferred shares or performance shares issued under each of the Perry Share Plans, whether or not then vested or exercisable, will be canceled and terminated at the effective time in exchange for the right to receive New ARRIS shares.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA
The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information for ARRIS and Pace shares. This pro forma information has not been approved by, nor prepared by, Pace. The unaudited pro forma and pro forma equivalent per share financial information gives effect to the Combination as if it had occurred on March 31, 2015 for book value per share data and as of January 1, 2014 for net income per share data.
The pro forma per share balance sheet information combines ARRIS’ March 31, 2015 unaudited consolidated balance sheet with Pace’s December 31, 2014 unaudited consolidated balance sheet. The pro forma per share income statement information for the fiscal year ended December 31, 2014 combines ARRIS’ audited consolidated statement of income for the fiscal year ended December 31, 2014 with Pace’s audited consolidated income statement for the fiscal year ended December 31, 2014. The pro forma per share income statement information for the three months ended March 31, 2015 combines ARRIS’ unaudited consolidated statement of income for the three months ended March 31, 2015 with Pace’s unaudited consolidated income statement for the three months ended December 31, 2014. New ARRIS was formed on April 20, 2015 for purposes of facilitating the acquisition and does not maintain any material balances nor has it had any material activity since formation. The Pace pro forma equivalent data per ordinary share financial information is calculated by multiplying the combined unaudited pro forma data per ordinary share amounts by the exchange ratio 0.1455 New ARRIS share for each Pace ordinary share. The exchange ratio does not include the 132.5 pence per share cash portion of the acquisition consideration.
The following information should be read in conjunction with the audited and unaudited financial statements of ARRIS and Pace, which are incorporated by reference in this proxy statement/prospectus, the audited financial statements of Pace, which are included elsewhere in this proxy statement/prospectus, and the financial information contained in the “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Financial Data of ARRIS” and “Selected Historical Financial Data of Pace” sections of this proxy statement/prospectus, beginning on pages [•], [•] and [•], respectively, of this proxy statement/prospectus. The unaudited pro forma information below is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Combination had been completed as of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

	As of and for the three months ended March 31, 2015	As of and for the year ended December 31, 2014
ARRIS Historical Data per Common Share
Net income per common share:
Basic	$0.13	$2.27
Diluted	$0.13	$2.21
Cash dividends declared per common share	$—	$—
Book value per common share	$11.62	$11.71
Pace Historical Data per Common Share(1)
Net income per common share:
Basic	$0.30	$0.47
Diluted	$0.29	$0.46
Cash dividends declared per common share	$—	$0.06
Book value per common share	$2.14	$2.14
New ARRIS Combined Unaudited Pro Forma Data per Common Share
Net income per common share:
Basic	$0.33	$1.35
Diluted	$0.33	$1.33
Cash dividends declared per common share(2)	$—	$—
Book value per common share(3)	$16.53	N/A
Pace Unaudited Pro Forma Equivalent Data per Common Share(4)
Net income per common share:
Basic	$0.05	$0.20
Diluted	$0.05	$0.19
Cash dividends declared per common share(2)	$—	$—
Book value per common share(3)	$2.40	N/A

(1)
The historical information of Pace as of and for the three months ended March 31, 2015 includes the historical results of Pace as of and for the three months ended December 31, 2014 as reported under IFRS.

(2)
Same as ARRIS historical as there has been no change in dividend policy.

(3)
Pro forma book value per share is not meaningful as of December 31, 2014, as accounting for the Combination was calculated as of March 31, 2015.

(4)
The per share amounts are calculated by multiplying the New ARRIS Unaudited Combined Pro Forma Data per Common Share by the exchange ratio of 0.1455.

COMPARATIVE PER SHARE
MARKET PRICE DATA AND DIVIDEND INFORMATION
ARRIS shares are listed on NASDAQ under the symbol “ARRS.” Pace ordinary shares are listed on the LSE under the symbol “PIC.” The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on NASDAQ and the LSE for ARRIS shares and Pace shares, respectively. No dividends were declared on the ARRIS shares during the periods presented below. On [•], 2015, the last practicable date before the printing of this proxy statement/prospectus, there were [•] ARRIS shares outstanding and [•] Pace ordinary shares outstanding.
	ARRIS Group, Inc.			Pace plc
	High	Low	Dividends Declared	High	Low	Dividends Declared
For the quarterly period ended:
March 31, 2012	$12.69	$10.46	—	£0.95	£0.69	—
June 30, 2012	$13.98	$10.89	—	£1.10	£0.68	$0.025
September 30, 2012	$14.20	$11.80	—	£1.83	£1.03	$0.014
December 31, 2012	$15.90	$12.40	—	£2.03	£1.59	—
March 31, 2013	$17.98	$14.61	—	£2.47	£1.85	—
June 30, 2013	$17.55	$14.07	—	£2.73	£2.24	$0.031
September 30, 2013	$17.23	$14.15	—	£3.24	£2.43	$0.018
December 31, 2013	$24.40	$16.34	—	£3.32	£2.48	—
March 31, 2014	$31.42	$23.38	—	£4.87	£3.01	—
June 30, 2014	$34.22	$24.76	—	£4.61	£3.28	$0.037
September 30, 2014	$35.83	$28.22	—	£3.81	£2.86	$0.023
December 31, 2014	$30.99	$23.71	—	£3.71	£2.84	—
March 31, 2015	$31.45	$25.64	—	£3.91	£3.14	—
The following table shows, as of  (i) April 22, 2015, the last full trading day before ARRIS and Pace publicly announced the Combination, and (ii) [•], 2015, the last practicable date before the printing of this proxy statement/prospectus, the closing price per ARRIS share on NASDAQ and the closing price per Pace ordinary share on the LSE. For more information, please see “Comparative Per Share Market Price Data and Dividend Information” beginning on page [•].
	ARRIS Common Stock	Pace Ordinary Shares		Implied Equivalent Value per Pace Ordinary Share
	($)	(£)	($)	(£)	($)
April 22, 2015	$30.54	£3.32	$4.99(2)	£4.28	$6.44(2)
[•]	[•]	[•]	[•](3)	[•]	[•](3)

(1)
Implied equivalent value is calculated by multiplying the closing price per ARRIS share by 0.1455, the exchange ratio for each Pace share cancelled in the Combination, and then adding to that amount the cash portion of the consideration of 132.5 pence payable for each Pace share cancelled in the Combination.

(2)
Based on an exchange rate of  $1.5040 per £1.00 as of April 22, 2015.

(3)
Based on an exchange rate of  $[•] per £1.00 as of  [•], 2015.

The market prices of ARRIS and Pace shares are likely to fluctuate prior to the completion of the Combination and cannot be predicted. We urge you to obtain current market information regarding ARRIS and Pace shares.

DESCRIPTION OF NEW ARRIS SHARES
Description of New ARRIS ordinary shares
The following description of New ARRIS ordinary shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the New ARRIS articles of association that will be in effect immediately following the completion of the Combination, which will be substantially in the form set forth in Annex D to this proxy statement/prospectus. You are urged to read the New ARRIS articles of association and relevant provisions of the Companies Act for a more complete understanding of the rights conferred by New ARRIS ordinary shares. The following summary is not a description of New ARRIS’ articles of association currently in effect.
There are differences between ARRIS’ amended and restated certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”) and New ARRIS’ articles of association as they will be in effect after the effective time of the Merger. Certain provisions of ARRIS’ Charter and Bylaws will not be replicated in New ARRIS’ articles of association, and certain provisions that will be included in New ARRIS’ articles of association are not in ARRIS’ Charter and Bylaws. See the section captioned “Comparison of the Rights of ARRIS Stockholders and New ARRIS Shareholders” beginning on page [•].
Except where otherwise indicated, the description below reflects the New ARRIS articles of association as those documents will be in effect as of the effective time of the Merger. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the New ARRIS articles of association as they will be in effect from and after the effective time of the Merger.
Capital Structure
The rights of and restrictions applicable to the New ARRIS ordinary shares are prescribed in the New ARRIS articles of association, subject to the Companies Act.
Issued Share Capital
Based on the number of Pace shares outstanding as of  [•], 2015, New ARRIS is expected to issue approximately [•] New ARRIS ordinary shares to the Pace Scheme shareholders upon completion of the Scheme. Additionally, in connection with the consummation of the Merger, a number of New ARRIS ordinary shares will be issued to the ARRIS stockholders that are equal to the number of ARRIS shares (other than treasury shares or any shares owned of record by ARRIS Holdings or Merger Sub) outstanding as of the closing date of the Merger.
Under the New ARRIS articles of association, subject to the Companies Act, the New ARRIS Board (or an authorized committee of the New ARRIS Board) is authorized to approve the allotment, issue, grant and disposal of, or otherwise deal with, shares, options, equity awards, rights over shares, warrants, other securities and derivatives (including unissued shares) or fractions thereof in or of New ARRIS to such persons, at such times and on such terms as it thinks fit (including specifying the conditions of allotment of shares for the purpose of the Companies Act).
Before the Merger occurs, the New ARRIS Board intends to take all actions that are necessary in order to ensure that, at the effective time of the Merger, the rights attaching to any equity interests in New ARRIS that are held by ARRIS immediately prior to consummation of the Merger will be amended so that those equity interests carry no voting rights and are redeemable at the option of New ARRIS (such redemption to take place as soon as practicable once the necessary distributable reserves are available).
Preemptive Rights, Share Warrants and Options
The Companies Act grants preemptive rights on the issue of New ARRIS shares. The New ARRIS articles of association disapply the statutory preemption rights for issues up to the number of the shares authorized for allotment in the New ARRIS articles of association. Such disapplication needs to be renewed or extended by a special resolution of the New ARRIS shareholders every five years and/or for issues of shares in excess of the number authorized in the New ARRIS articles of association.

Dividends
Under the Companies Act, New ARRIS may pay a dividend out of its distributable profits.
Under the New ARRIS articles of association, the New ARRIS Board may from time to time declare, and New ARRIS may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Companies Act and the New ARRIS articles of association. Except as otherwise provided by the rights attached to the shares, all shares will carry a pro rata entitlement to the receipt of dividends. At the New ARRIS Board’s option, a dividend may be paid in part or in full in cash or by the distribution of assets (including fully paid shares or debentures of another company) or by the issuance of New ARRIS shares. No dividend or other money payable in respect of a New ARRIS share shall bear interest against New ARRIS, unless otherwise provided by the rights attached to the share.
Any dividend or other money payable in respect of a New ARRIS share which has remained unclaimed for 12 years from the date when it became due for payment shall be forfeited (unless the New ARRIS Board decide otherwise).
Share Repurchases, Redemptions and Conversions
Repurchase
Under the Companies Act, New ARRIS may purchase its own fully paid shares, including any redeemable shares, from any source. However, the repurchase of shares cannot result in only redeemable or treasury shares being in issue. A purchase of such shares must be financed out of New ARRIS’ distributable profits or the proceeds of a fresh issue of shares.
New ARRIS is proposing to take authority to purchase its own shares under the Companies Act. New ARRIS may only repurchase its own shares in accordance with specific procedures for “off-market” purchases. This is because New ARRIS shares are to be listed on NASDAQ, which is not a “recognised investment exchange” for the purposes of the Companies Act, and thus does not comply with the requirements for “market purchases.” Under the Companies Act, such off-market repurchases may only be made pursuant to a form of share repurchase contract which has been approved by a resolution of its shareholders.
New ARRIS intends to put in place two forms of share repurchase contract: (1) a contract to purchase shares at such price and in such quantity as decided by the New ARRIS Board at any given time, subject to the limitations in Rule 10b-18 of the Securities Exchange Act of 1934; and (2) a repurchase plan to purchase a specified dollar amount of shares each day if New ARRIS’ shares are trading below a specified price. There shall be an identifiable group of potential counterparties, also to be approved by a resolution of New ARRIS’ shareholders, with the actual counterparty or counterparties selected at the time of implementation of the repurchase. New ARRIS shall contract with such identified counterparties, who shall commit to purchase the shares as principal and sell any purchased shares to New ARRIS. The forms of contract and the counterparties are to be approved by ARRIS, as the sole shareholder of New ARRIS, prior to the effective date of the Merger and New ARRIS’ shares being listed on NASDAQ. Under the Companies Act, authorization of the share repurchase contracts and the counterparties will be valid for five years.
Approval of the forms of contract does not make the repurchase of New ARRIS’ shares inevitable or determine the amount or timing of any repurchase activity. The New ARRIS Board would retain discretion as to whether to make any repurchase of shares, and if it chooses to do so, New ARRIS would have the option as to the timing of the purchase and the number of shares to be purchased, although a maximum number of shares would be specified. A minimum price is to be specified in the form of contracts and the maximum price will be determined by a formula dependent on external factors, including the NASDAQ market price.
Redemption
Under the New ARRIS articles of association and subject to the Companies Act, New ARRIS may issue shares which will or can be redeemed by New ARRIS or by the holder of such redeemable shares (“Redeemable Shares”), on such terms and in such manner as the New ARRIS Board may decide. In addition, New ARRIS may convert existing non-redeemable shares (whether issued or not) into Redeemable Shares on such terms and in such manner as may be determined by a resolution of New ARRIS shareholders passed by a simple majority of the votes cast.
Treasury shares
Under the Companies Act, following the redemption or repurchase of shares, New ARRIS may hold the shares in treasury (and subsequently cancel them, sell them, or transfer them for the purpose of or under an employees’ share scheme) to the extent it is authorized to do so by an ordinary resolution (passed by a simple majority of those voting in person or by proxy) of the New ARRIS shareholders. There must at all times be sufficient shares in New ARRIS outstanding that are not held in treasury to satisfy the minimum share capital requirements under the Companies Act.
Purchases by Subsidiaries of New ARRIS
Under the Companies Act, generally a subsidiary of New ARRIS cannot hold shares in New ARRIS. However, this does not prevent a subsidiary which, at the time it becomes a subsidiary, is a New ARRIS shareholder from continuing to hold New ARRIS ordinary shares, provided that it has no right to vote on any matter presented to New ARRIS shareholders and provided it does not acquire additional shares in New ARRIS except by way of the allotment to it of fully paid shares via a capitalization of reserves.
Consolidation and Division; Subdivision
Under the Companies Act, New ARRIS may, by ordinary resolution (passed by a simple majority of those voting in person or by proxy), consolidate all or any of its share capital into shares of larger amount than its existing shares, or subdivide all or any of its existing shares into shares of a smaller amount than its existing shares.
Reduction of Share Capital
Under the Companies Act, New ARRIS may reduce its capital only by way of a court approved procedure, preceded by the approval of a majority of three-quarters of its shareholders.
Annual General Meetings of Shareholders
New ARRIS must hold its annual general meeting in each period of six months beginning with the day following its accounting reference date (which is its accounting year end of December 31).
The notice of the general meeting must state the time, date and place of the meeting and the general nature of the business to be dealt with.
Under English law, an annual general meeting must be called by at least 21 clear days’ notice. This notice period can be shortened if all shareholders who are permitted to attend and vote agree to the shorter notice. A meeting other than the annual general meeting must be called by not less than 14 clear days’ notice, but this too can be longer or shortened by agreement.
“Clear days” means calendar days and excludes (1) the date on which a notice is given or a request received; and (2) the date of the meeting itself.
One or more shareholders holding at least 5% of the total voting rights of all shareholders who have the right to vote on the resolution, or at least 100 shareholders who have a right to vote and hold (on average) at least £100 per shareholder of paid-up share capital can require resolutions to be put before the annual general meeting (including, for the avoidance of doubt, a resolution to appoint a director).
General Meetings of Shareholders
The Companies Act requires the New ARRIS Board, if it receives a written requisition from New ARRIS shareholders representing at least 5% of such of the paid up capital of New ARRIS as carries the right of voting at general meetings (the “Requisitioners”) to, within 21 days, call a general meeting of New ARRIS shareholders or a meeting of the holders of that class of shares (the “Class Meeting”), as applicable, to be held as soon as practicable and in any event not later than 28 days after the date of the notice convening the meeting. The requisition must state the business to be considered at the meeting, must be signed by or on behalf of the Requisitioners, and must be submitted to New ARRIS’ registered office.
Under the Companies Act, if the New ARRIS Board does not, within 21 days of the date of the deposit of a valid requisition from Requisitioners, call a meeting of New ARRIS shareholders to be held within 28 days of the notice convening the meeting, the Requisitioners (or those representing more than a one half of the total voting rights of the Requisitioners) may call a meeting of New ARRIS shareholders to be held within three months of the date of deposit of the requisition. A meeting called by the Requisitioners in this manner must be called in the same manner, as nearly as possible, as meetings are called by the New ARRIS Board. New ARRIS must reimburse any reasonable expenses incurred by the Requisitioners in calling the meeting if the New ARRIS Board has failed to properly call a requisitioned meeting.
Under the New ARRIS articles of association, a general meeting of New ARRIS shareholders may also be called pursuant to a resolution by the New ARRIS Board.
Quorum for Meetings of Shareholders
Under the New ARRIS articles of association, except as otherwise provided by law or the New ARRIS articles of association, the holders of a majority of the issued and outstanding New ARRIS shares entitled to vote on the business to be transaction, represented in person or by proxy, shall constitute a quorum at a meeting of New ARRIS shareholders. Where business is to be voted on by a class or series of shares voting as a class the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.
Voting
Under the New ARRIS articles of association, all resolutions at an annual general meeting or other general meeting must be decided on a show of hands unless a poll is validly demanded.
On a poll, each New ARRIS shareholder present in person or by proxy is entitled to one vote for each New ARRIS share in the name of the shareholder on record at the relevant record date.
Under the Companies Act, an ordinary resolution proposed at an annual general meeting or other general meeting of the shareholders requires approval by a simple majority of the voting rights represented in person or by proxy at the meeting. Matters requiring an ordinary resolution under the Companies Act include the following:
•
approval of directors’ long-term service contracts, substantial property transactions with or loans to directors;

•
ratification of acts by directors;

•
the approval of the directors’ remuneration report and remuneration policy;

•
a subdivision or consolidation of share capital;

•
a redenomination of share capital; and

•
authorisation of off-market share purchases.

Under the Companies Act, a special resolution proposed at an annual general meeting or other general meeting of the shareholders requires approval by not less than 75% of the voting rights represented in person or by proxy at the meeting. Matters requiring a special resolution under the Companies Act include the following:
•
altering a company’s articles of association;

•
re-registration of a company from public to private or from private to public;

•
changing the name of a company (unless otherwise provided for in the company’s articles of association — the New ARRIS articles of association permit the company’s name to be changed by the New ARRIS Board);

•
varying the class rights of shares, unless otherwise provided for in the articles of association;

•
reducing share capital;

•
implementing a scheme of arrangement; and

•
commencing or terminating a member’s voluntary winding up.

To shorten the notice requirements for a meeting (other than an annual general meeting) of the New ARRIS shareholders or a class of New ARRIS shareholders, a resolution of shareholders entitled to attend and vote at the meeting and holding not less than 95% of the total voting rights of shareholders who have that right is required.
Variation of Rights Attaching to a Class of Shares
Under the Companies Act, any variation of class rights attaching to the issued shares of New ARRIS requires the approval of a special resolution passed by a majority of not less than 75% of the voting rights of that class represented in person or by proxy at a separate meeting of the shareholders of the relevant class.
Under New ARRIS’ articles of association, if variation of the rights of New ARRIS shareholders could also be effected by an amendment to the New ARRIS articles of association. See the section captioned “Comparison of the Rights of ARRIS Shareholders and New ARRIS Shareholders — Amendments of Governing Documents” beginning on page [•]. Any such amendment to the New ARRIS articles of association varying the rights of New ARRIS shareholders would require the approval of a special resolution passed by a majority of not less than 75% of the voting rights of that class represented in person or by proxy at a separate meeting of the shareholders of the relevant class, in addition to the approval usually required for an amendment to the New ARRIS articles of association.
Inspection of Books and Records
Under the Companies Act, a company’s register of shareholders must be kept available for inspection. Inspection is free for New ARRIS shareholders but New ARRIS may charge a prescribed fee to any other person who intends to inspect the register. In addition, anyone may request a copy of an English company’s register of shareholders on payment of a prescribed fee and delivery to the company of a written request containing certain information, including the purpose for which the copy register will be used.
English law also provides that certain corporate records of New ARRIS, including a register of its directors, secretary, directors’ indemnities and directors’ service contracts, must be open for inspection for at least two hours in each business day.
The accounting records of a public English company must be open at all times to inspection by its officers. New ARRIS’ statutory books and records shall, to the extent required by the Companies Act, be kept in England.
Acquisitions
An English public limited company may be acquired in a number of ways, including by means of a “scheme of arrangement” between the company and its shareholders or by means of a takeover offer.
Scheme of arrangement
A “scheme of arrangement” is a statutory procedure under the Companies Act pursuant to which the English courts may approve an arrangement between an English company and some or all of its shareholders. In a “scheme of arrangement”, the company would make an initial application to the court to convene a meeting or meetings of its shareholders at which a majority in number of shareholders representing 75% of the voting rights of the shareholders present and voting either in person or by proxy at the meeting must agree to the arrangement by which they will sell their shares in exchange for the consideration being offered by the bidder. If the shareholders so agree, the company will return to court to request the court to sanction the arrangement. Upon such a scheme of arrangement becoming effective in accordance with its terms and the Companies Act, it will bind the company and such shareholders.

Takeover offer
A takeover offer is an offer to acquire all of the outstanding shares of a company (other than shares which at the date of the offer are already held by the offeror). The offer must be made on identical terms to all holders of shares to which the offer relates. If the offeror, by virtue of acceptances of the offer, acquires or contracts to acquire not less than 90% in par value of the shares to which the offer relates, the Companies Act allows the offeror to give notice to any non-accepting shareholder that the offeror intends to acquire his or her shares through a compulsory acquisition (also referred to as a “squeeze out”), and the shares of such non-accepting shareholders will be acquired by the offeror six weeks later on the same terms as the offer, unless the shareholder objects to the English court and the court enters an order that the offeror is not entitled to acquire the shares or specifying terms of the acquisition different from those of the offer.
The Companies Act permits a scheme of arrangement or takeover offer to be made relating only to a particular class or classes of a company’s shares.
Disclosure of Interests in Shares
New ARRIS shareholders will be subject to section 793 of the Companies Act, which is also incorporated in the New ARRIS articles of association. Section 793 provides that a company may give notice to any person who it knows or has reasonable cause to believe to be interested in the company’s shares (or to have been interested in the previous three years) requiring that person to provide to the company details of the person’s interest.
If a New ARRIS shareholder fails to respond to such a request within 14 calendar days, New ARRIS can impose sanctions on that holder which include the suspension of voting rights in the relevant shares and, where the relevant shares represent at least 0.25% of the class (excluding treasury shares), the suspension of dividend and share transfer rights. The New ARRIS Board may suspend or terminate any and all of the sanctions in its discretion at any time. These sanctions automatically cease when the New ARRIS shareholder complies with the request.
Anti-Takeover Provisions
Applicability of the UK Takeover Code
Takeover offers and certain other transactions in respect of certain public companies are regulated by the Takeover Code, which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions which oversees the conduct of takeovers.
An English public limited company is potentially subject to the protections afforded by the Takeover Code if, among other factors, a majority of its directors are resident within the UK, the Channel Islands or the Isle of Man. Based upon New ARRIS’ current and intended plans for its directors, it is anticipated that the Takeover Code will not apply to New ARRIS.
Share issues in the context of an acquisition
The New ARRIS articles of association provide the New ARRIS Board with the power to allot shares including, without limitation, where in the opinion of the New ARRIS Board to do so would improve the likelihood that:
•
any process which may result in an (a) acquisition or (b) change of control, over [•]% or more of the issued voting shares of New ARRIS is conducted in an orderly manner;

•
all New ARRIS shareholders would be treated equally and fairly and in a similar manner;

•
an optimum price for New ARRIS shares would be received by or on behalf of all New ARRIS shareholders;

•
the success of New ARRIS would be promoted for the benefit of its members as a whole;

•
the long term interests of New ARRIS, its employees, its members and its business would be safeguarded;

•
New ARRIS would not suffer serious economic harm; or

•
the New ARRIS Board would have additional time to gather relevant information or pursue appropriate strategies,

or all or any of the above.
Under the Takeover Code, the board of a public UK company is constrained from implementing such defensive measures. However, as discussed above, these measures are included in the New ARRIS articles of association as the Takeover Code is not expected to apply to New ARRIS and these measures are included commonly in the constitution of U.S. companies.
These provisions will apply for so long as New ARRIS is not subject to the Takeover Code.
Corporate Governance
Under English law and the New ARRIS articles of association, the authority for the overall management of New ARRIS is vested in the New ARRIS Board. The New ARRIS Board may delegate any of its powers on such terms as it thinks fit in accordance with the New ARRIS articles of association and English law. Despite this delegation, the New ARRIS Board remains responsible, as a matter of English law, for the proper management of the affairs of New ARRIS and the directors are not allowed to leave the performance of their duties to others. The directors must ensure that any delegation is and remains appropriate and that an adequate system of control and supervision is in place.
Committees may be established by the New ARRIS Board which may meet as they see fit, subject to the requirements of the New ARRIS articles of association and such committee’s charter document adopted by the New ARRIS Board from time to time. Under the New ARRIS articles of association, the quorum necessary for the transaction of business at any committee meeting may be fixed by the New ARRIS Board. If the quorum is not fixed by the New ARRIS Board, the quorum is a majority of the members of that committee then in office.
Legal Name; Formation; Fiscal Year; Registered Office
The current legal and commercial name of New ARRIS is ARRIS International Limited. New ARRIS was incorporated in England and Wales on April 20, 2015 as a private limited company with company number 09551763. Before or at the closing of the Combination, New ARRIS will convert to become a public company and will be renamed ARRIS International plc. New ARRIS’ fiscal year ends on December 31 each year. New ARRIS’ registered office address is 20-22 Bedford Row, London, United Kingdom, WC1R 4JS, United Kingdom. For more information regarding New ARRIS, see the section captioned “Companies Involved in the Combination” beginning on page [•].
Appointment of Directors
The New ARRIS articles of association provide that the number of directors shall, unless otherwise determined by the New ARRIS shareholders, not be less than two. Immediately following the completion of the Combination, the Board of New ARRIS is expected to expand to ten members, consisting of the ten current ARRIS Directors.
Both New ARRIS shareholders and the New ARRIS Board have the power to appoint a person as a director by simple majority resolution, either to fill a vacancy or as an additional position.
Removal of Directors and Vacancies
Under English law, the New ARRIS shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions in the New ARRIS articles of association, provided that 28 “clear days’” notice of the resolution is given to the company.
Under the New ARRIS articles of association a person ceases to be a director if:

•
that person ceases to be a director by virtue of any provision of the Companies Act or is prohibited from being a director by law;

•
a bankruptcy order is made against that person;

•
a composition is made with that person’s creditors generally in satisfaction of that person’s debts; or

•
notification is received by New ARRIS from that person that he is resigning or retiring from his office as director, and such resignation or retirement has taken effect in accordance with its terms.

Duration, Dissolution and Rights upon Liquidation
New ARRIS’ duration will be unlimited but New ARRIS may be dissolved and wound up at any time. There are three types of winding up procedure under the Companies Act:
•
a member’s voluntary winding-up;

•
a creditors’ voluntary winding-up; and

•
a compulsory winding-up.

Generally, a member’s voluntary winding up occurs when the company is solvent and a creditors’ voluntary winding up occurs when it is insolvent. Both processes are initiated by the company passing a special resolution. A liquidator (a qualified insolvency practitioner) needs to be appointed for a creditors’ voluntary winding up.
Upon dissolution, after satisfaction of the claims of creditors, the assets of New ARRIS would be distributed to shareholders in accordance with their respective interests.
Uncertificated Shares
Shares of New ARRIS may be held in either certificated or uncertificated form.
No Liability for Further Calls or Assessments
The shares to be issued in the Combination will be duly and validly issued and fully paid and non-assessable.
Transfer and Registration of Shares
New ARRIS will maintain a share register or otherwise cause a share register to be maintained. The registration in that register will be used to determine which New ARRIS shareholders are entitled to vote at meetings of New ARRIS shareholders. A New ARRIS shareholder who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares.
Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in New ARRIS’ official share register, as the depository or other nominee will remain the record holder of any such shares.
Under the New ARRIS articles of association, subject to the Companies Act, certificated shares may be transferred upon surrender of the share certificate(s) for the shares in question along with an instrument of transfer, duly executed, with such evidence as the New ARRIS Board may reasonably require to show the right of the transferor to make the transfer.
Indemnification of Directors and Officers; Insurance of Directors and Officers
Subject to exceptions, English law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to:
•
purchase and maintain director and officer liability insurance (“D&O Insurance”) against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. However, D&O Insurance will not cover losses incurred in relation to criminal acts, intentional malfeasance or other forms of dishonesty, certain regulatory offences or excluded matters such as environmental fines and clean-up costs. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty or intentional malfeasance is subsequently admitted or found to be true;

•
provide a qualifying third party indemnity provision, or “QTPIP.” This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings including proceedings brought by the company itself; fines imposed in criminal proceedings; and penalties imposed by regulatory bodies). New ARRIS can therefore indemnify directors and certain officers against such third party actions as such class actions or actions following mergers and acquisitions or share issuances; and

•
indemnify a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against him or her. This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company.

The New ARRIS articles of association include a provision which entitle every director to be indemnified by New ARRIS to any extent permitted by law (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability incurred in their capacity as a director. Any funds provided to a director to meet any expenditure incurred by him in connection with defending himself or in an investigation of any negligence, default, breach of duty or breach of trust by him or otherwise, must be repaid if  (a) the director is convicted in the criminal proceedings, (b) judgment is given against the director in civil proceedings, or (c) the court refuses to grant the director the relief sought.
The New ARRIS articles of association also provides the New ARRIS Board with authority to purchase and maintain insurance at the expense of New ARRIS for the benefit of any person who is or was at any time a director or other officer or employee of the company or any associated company.
In addition to the provisions of the New ARRIS articles of association, it is common to set out the terms of the QTPIP in the form of a deed of indemnity between the company and the relevant director or officer which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under English law.
New ARRIS will be required to disclose in its annual directors’ report any QTPIP in force at any point during the relevant financial year or in force when the directors’ report is approved. A copy of the indemnity or, if it is not in writing, a memorandum setting out its terms must be open to inspection during the life of the indemnity and for a period of one year from the date of its termination or expiration. Any shareholder may inspect a directors’ indemnity without charge and is entitled to request, on payment of the prescribed fee, a copy of the provisions.

COMPARISON OF THE RIGHTS OF ARRIS STOCKHOLDERS AND
NEW ARRIS SHAREHOLDERS
The rights of the ARRIS stockholders and the relative powers of the ARRIS Board are governed by the laws of the State of Delaware, including the DGCL, and ARRIS’ Charter and Bylaws. Each New ARRIS ordinary share will be issued in accordance with, and will carry with it the rights and obligations set forth in, the New ARRIS articles of association, substantially in the form set forth in Annex D to this proxy statement/prospectus. New ARRIS is a private limited company incorporated under the laws of England and Wales but will, prior to the effective time of the Combination, re-register as a public limited company incorporated under the laws of England and Wales. The rights of the New ARRIS shareholders are governed by English law, including the Companies Act, and by the New ARRIS articles of association.
Many of the principal attributes of ARRIS shares are similar to those of New ARRIS ordinary shares. However, there are differences between the rights of ARRIS stockholders under the laws of the State of Delaware and the rights of New ARRIS shareholders under English law. In addition, there are differences between ARRIS’s Charter and Bylaws and the New ARRIS articles of association.
The following is a summary comparison of the material differences between the rights of ARRIS stockholders under the DGCL and the ARRIS Charter and Bylaws and the rights of New ARRIS shareholders under English law and the New ARRIS articles of association that will be in effect immediately following the completion of the Combination. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or NASDAQ listing requirements. Such rights and obligations generally apply equally to ARRIS shares and the New ARRIS ordinary shares.
The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of ARRIS’s Charter and Bylaws and the New ARRIS articles of association, which are incorporated by reference herein. See “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus. ARRIS’ Charter and Bylaws have been filed by ARRIS with the SEC. You are also urged to carefully read the relevant provisions of the DGCL and English law for a more complete understanding of the differences between being an ARRIS stockholder and a New ARRIS shareholder.
Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
Authorized and Outstanding Capital Stock
Under ARRIS’ Charter, the authorized capital stock of ARRIS consists of 325 million shares, of which 320 million shares have been designated common stock, each having par value of  $.01, and 5 million shares of which have been designated preferred stock, each having par value of  $1.00 per share.
As of  [•], 2015, the Record Date for the Special Meeting, ARRIS had [•] shares of common stock issued and outstanding and [•] shares of preferred stock issued and outstanding.
The New ARRIS Board has a standing authorization for five years to allot up to [•] shares. The New ARRIS Board may issue any unissued shares on such terms as it may decide, provided that the shares are paid up to at least one quarter of their amount. Any shares may be issued with such preferential rights and privileges as determined by the shareholders at a general meeting.

Under Delaware law, the number of authorized shares of common stock or preferred stock may be increased or reduced (but not below the number of issued shares of common stock or preferred stock, as applicable) through an amendment of ARRIS’ Charter.
Currently, pursuant to ARRIS’ Charter, the Board may, by resolution, from time to time issue in one or more series any
Under English law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The New ARRIS articles of

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
	unissued shares of preferred stock and may fix, or alter in one or more respects from time to time before issuance of such shares, the number and designation of any series, liquidation and dividend rights, preference rights, voting rights, redemption rights, conversion rights, and any other rights and qualifications, limitations or restrictions of, and the terms of any purchase, retirement, or sinking fund which may be provided for, such shares of preferred stock.	association authorize the Board to issue up to [•] New ARRIS ordinary shares without shareholder approval for a period of five years from the date of adoption of the New ARRIS articles of association.
Consideration for Shares
Under DGCL, shares of stock with par value may be issued for such consideration, having a value not less than the par value, as determined from time to time by the board of directors, or by the stockholders if the certificate of incorporation so provides.
ARRIS’ Charter is silent regarding the consideration for shares.
The New ARRIS Board may issue any unissued shares on such terms as it may decide, provided that the shares are paid up to at least one quarter of their amount.
Consolidation and Division; Subdivision	Under Delaware law, the outstanding shares of a corporation may be combined into a smaller number of shares or split into a greater number of shares through an amendment to its certificate of incorporation. See the section captioned “— Amendments of Governing Documents.”	New ARRIS may, by ordinary resolution, consolidate all or any of its share capital into shares of larger amount than its existing shares, or sub-divide all or any of its existing shares into shares of a smaller amount than its existing shares; and determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others.
Preemption Rights, Share Warrants and Share Options	The ARRIS Charter does not grant stockholders preemption rights.	Under English law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, New ARRIS has opted to disapply these preemption rights in its articles of association in respect of up to [•] New ARRIS ordinary shares.
English law requires this disapplication to be renewed at least every five years by special resolution, and it is the intention of New ARRIS to seek such renewal at least every five years. If the disapplication is not renewed, shares issued for cash must be offered to existing shareholders of New ARRIS on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
Statutory preemption rights do not apply (i) to the issue of new shares issued free of charge to existing shareholders, normally in proportion to the number of old shares already held (also known as a bonus, scrip or capitalization issue), (ii) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (iii) where shares are issued pursuant to an employee stock option or similar equity plan or (iv) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).
Reduction of Share Capital	Under Delaware law, the authorized capital stock of ARRIS may be increased or decreased through an amendment to its Charter. See “— Amendments of Governing Documents.”	New ARRIS may, by special resolution, reduce its share capital by way of a court approved procedure that also requires approval by the holders of three quarters of New ARRIS shareholders.
Under Delaware law, ARRIS, by resolution of the Board, may reduce its capital by reducing or eliminating the capital associated with shares of capital stock that have been retired, by applying some or all of the capital represented by shares purchased, redeemed, converted or exchanged or any capital that has not been allocated to any particular class of its capital stock, or by transferring to surplus capital the capital associated with certain shares of its stock. No reduction of capital may be made unless the assets of ARRIS remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.
Liens on Shares, Calls on Shares and Forfeiture of Shares	Not applicable.	The New ARRIS articles of association provide that New ARRIS will have a first and paramount lien on every share that is not a fully paid up share for an amount equal to the unpaid portion of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be sold in such manner as the directors determine. New ARRIS will not have a lien on any fully paid New ARRIS shares.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
Distributions, Dividends, Repurchases and Redemptions
Dividends
Under Delaware law, the Board may declare and pay dividends to the ARRIS stockholders out of surplus or, if there is no surplus, out of net profits for the year in which the dividend is declared or the immediately preceding fiscal year, or both, provided that such payment would not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation. Under Delaware law, dividends upon the preferred stock, to the extent of the preference to which such stocks are entitled, shall be paid ahead of dividends on the remaining class or classes or series of stock. Under Delaware law, dividends may be paid in cash, in shares of ARRIS capital stock, or in other property.

Dividends
New ARRIS may pay dividends on its ordinary shares only out of its “distributable profits,” defined as accumulated, realized profits (so far as not previously utilized by distribution or capitalization) less accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital duly made). Among other things, share capital and share premiums are counted as “undistributable reserves” (which are equal to the excess of the consideration for the issuance of shares over the aggregate par amount of such shares).
In addition, under English law, New ARRIS will not be permitted to make a distribution if, at the time, (i) the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or (ii) to the extent that the distribution will reduce the net assets below such amount.
A declaration of dividends to be paid to shareholders may be made by an ordinary resolution of the shareholders.
The New ARRIS articles of association authorize the New ARRIS Board to declare interim dividends if it appears to them that they are justified by the profits of New ARRIS available for distribution to make such payment.
The New ARRIS articles of association provide that dividends may be satisfied wholly or partly by cash or the distribution of specific assets including fully paid shares or debentures of another company.

	Repurchases/Redemptions	Repurchases/Redemptions
Under Delaware law, ARRIS may redeem or repurchase its own shares, except that generally it may not redeem or repurchase those shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption or repurchase of such shares. If ARRIS were to designate and issue shares of a series of preferred stock that is redeemable in
The New ARRIS articles of association provide that New ARRIS may purchase its own shares and redeem outstanding redeemable shares.
For further details of New ARRIS’ intentions in relation to repurchases see “Description of New ARRIS Shares” on page [•].

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
accordance with its terms, such terms would govern the redemption of such shares. Shares that have been repurchased but have not been retired may be resold by ARRIS.
Uncertificated Shares	Pursuant to the Bylaws, subject to the DGCL, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the DGCL.
The New ARRIS Board has the authority to resolve that a class of shares is to become, or is to cease to be, uncertificated.
Uncertificated shares must be held in uncertificated form and transferred by means of CREST, DTC or similar system in accordance with the Uncertificated Securities Regulations 2001.

Transfer and Registration of Shares	Pursuant to the Bylaws, upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.
The New ARRIS articles of association allow shareholders to transfer all or any of their certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the Board. The instrument of transfer must be executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee.
The New ARRIS Board may, in their absolute discretion, refuse to register the transfer of a share in certificated form which is not fully paid. They may also refuse to register a transfer of a share in certificated form (whether fully paid or not) unless the instrument of transfer:
(i)
is delivered to New ARRIS, duly stamped, and (except in the case of a transfer by a financial institution where a certificate has not been issued in respect of the share) is accompanied by the certificate for the share to which it relates and such other evidence as the directors require;

(ii)
is in respect of only one class of share; and

(iii)
is in favour of not more than four transferees.

The New ARRIS Board may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

any case where New ARRIS is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations 2001 to register the transfer.
If the New ARRIS Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with New ARRIS, send to the transferee notice of the refusal together with its reasons for refusal.

Election of Directors
Under Delaware law, the board of directors of a corporation shall consist of one or more members, each of whom shall be a natural person. The number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate.
The Bylaws provide that the number of directors constituting the whole ARRIS Board shall be at least one, and the exact number may be fixed from time to time by action of the stockholders or of the directors. Currently the ARRIS Board has ten directors.

The New ARRIS articles of association provide that, unless otherwise determined by the New ARRIS shareholders, the number of directors shall not be less than two. There is no express requirement for there to be a fixed number of directors under English law or the New ARRIS articles of association.
Under the New ARRIS articles of association, directors shall be elected at each annual general meeting by an ordinary resolution. Each New ARRIS director shall hold office until his successor is elected or until he resigns or is removed.

Pursuant to the Bylaws, the number of the directors may be increased or decreased by action of the shareholders or of the directors.
Pursuant to the Bylaws, when there is an uncontested election, each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors. For these purposes, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. An incumbent director that fails to receive a majority of the votes cast in an uncontested election shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee shall consider

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board must act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the shareholder vote. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.
Pursuant to the Bylaws, a contested election occurs when the secretary of the corporation receives a notice that the shareholder has nominated a person for election to the Board in compliance with the notice requirements for shareholder nominees for director set forth in the corporation’s Corporate Governance Guidelines, and such nomination is not withdrawn on or prior to the tenth day preceding the date the corporation first mails its notice of meeting to the shareholders. In case of an uncontested election, each director shall be elected by the vote of a plurality of votes cast.

Removal of Directors; Vacancies
Removal of Directors
Pursuant to the Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Removal of Directors
Under English law, shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions in the company’s articles of association, provided that 28 clear days’ notice of the resolution is given to the company.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

The New ARRIS articles of association provide that a person ceases to be a director if:
(i)
that person ceases to be a director by virtue of any provision of the Companies Act or is prohibited from being a director by law;

(ii)
a bankruptcy order is made against that person;

(iii)
a composition is made with that person’s creditors generally in satisfaction of that person’s debts; or

(iv)
notification is received by New ARRIS from that person that he is resigning or retiring from his office as director, and such resignation or retirement has taken effect in accordance with its terms.

	Vacancies of the Board of the Directors	Vacancies of the Board of Directors

Pursuant to the Bylaws, any director may resign at any time upon written notice to the corporation.
Pursuant to the Bylaws, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election or removal of directors or for the filling of any vacancy, newly created directorships and any vacancies in the Board may be filled by the majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.
Pursuant to the Bylaws, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The New ARRIS articles of association provide that vacancies in the board of directors may be filled by the New ARRIS Board until the next annual meeting.
Shareholders also have a right to propose directors for appointment at a general meeting convened by the New ARRIS Board for such purpose or at an annual general meeting, provided the shareholder(s) comply with the relevant procedural requirements. See “Comparison of the Rights of ARRIS Stockholders and New ARRIS Shareholders — Shareholder Proposals”.

Duties of Directors	Under Delaware law, a company’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a
Under English law, directors’ duties are based on statute, common law and equitable principles. In particular there are codified duties as follows:
(i)
to act in accordance with the company’s constitution and only

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its shareholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. However, notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.
Under Delaware law, a shareholder of the board of directors, or a shareholder of any committee designated by the board of directors, shall, in the performance of such shareholder’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the shareholder reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

exercise powers for the purposes for which they are conferred;
(ii)
to act in a way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole;

(iii)
to exercise independent judgment;

(iv)
to exercise reasonable care, skill and diligence;

(v)
to avoid conflicts of interest;

(vi)
not to accept benefits from third parties; and

(vii)
to declare an interest in a proposed transaction with the company.

Directors are fiduciaries under English law which means that they must act in good faith, in the interests of the company not their own self-interest and they must not disclose the company’s secrets or confidential information. A director who is in breach of any of the statutory duties (except the duty of reasonable care and skill) is potentially liable to the company for damages, and to restore the company’s property, or to account for any profits made. The transaction in question may also be voidable at the company’s request. As the duty to exercise reasonable skill and care is a fiduciary duty the only remedy is damages.
The general rule under English law is that a company has a right to bring a claim against one of its directors for breach of duty. However, under the Companies Act there is a statutory procedure whereby a shareholder may bring a derivative claim, that is proceedings on behalf of a company, against a director for negligence, default, breach of duty or breach of trust.

Conflicts of Interest of Directors	Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and	Under the New ARRIS articles of association, provided that a director who is in any way (directly or indirectly) interested in an existing or proposed contract, transaction or arrangement with New ARRIS has declared the nature and extent of his interest, the director shall not

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
be disqualified or liable to account to New ARRIS for any profits realized by any such contracts.
The New ARRIS Board are empowered to authorize a director in relation to any matter proposed to the New ARRIS Board which otherwise would infringe the director’s duty to avoid conflicts of interests, provided that the authorisation is effective only if  (a) any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director, and (b) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.
A director cannot vote and count towards a quorum in respect of any contracts, transactions or proposals in which he has any material interest which is not by virtue of his interests in shares or resolution of the directors granting him authorization.

Indemnification of Officers and Directors
Delaware law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.
Pursuant to the Bylaws, ARRIS shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had

Subject to exceptions, English law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.
The exceptions allow a company to:
(i)
purchase and maintain D&O Insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. However, D&O Insurance will not cover losses incurred in relation to criminal acts, intentional malfeasance or other forms of dishonesty, certain regulatory offences or excluded matters such as environmental fines and clean-up costs. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

no reasonable cause to believe his or her conduct was unlawful.
Pursuant to the Bylaws, ARRIS shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of chancery or such other court shall deem proper.
The determination of whether a director or officer has met the standard of conduct set out above shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including director or officer to repay the costs if an allegation of criminality, dishonesty or intentional malfeasance is subsequently admitted or found to be true;
(ii)
provide a qualifying third party indemnity provision, or “QTPIP.” This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings including proceedings brought by the company itself; fines imposed in criminal proceedings; and penalties imposed by regulatory bodies). New ARRIS can therefore indemnify directors and certain officers against such third party actions as such class actions or actions following mergers and acquisitions or share issuances; and

(iii)
indemnify a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against him or her. This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company.

The New ARRIS articles of association include a provision which entitle every director to be indemnified by New ARRIS to any extent permitted by law (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability incurred in their capacity as a director. Any funds provided to a director to meet any

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
expenditure incurred by him in connection with defending himself or in an investigation of any negligence, default, breach of duty or breach of trust by him or otherwise, must be repaid if  (a) the director is convicted in the criminal proceedings, (b) judgment is given against the director in civil proceedings, or (c) the court refuses to grant the director the relief sought.
The New ARRIS articles of association also provides the New ARRIS Board with authority to purchase and maintain insurance at the expense of New ARRIS for the benefit of any person who is or was at any time a director or other officer or employee of the company or any associated company.
In addition to the provisions of the New ARRIS articles of association, it is common to set out the terms of the QTPIP in the form of a deed of indemnity between the company and the relevant director or officer which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under English law.
New ARRIS will be required to disclose in its annual directors’ report any QTPIP in force at any point during the relevant financial year or in force when the directors’ report is approved. A copy of the indemnity or, if it is not in writing, a memorandum setting out its terms must be open to inspection during the life of the indemnity and for a period of one year from the date of its termination or expiration. Any shareholder may inspect a directors’ indemnity without charge and is entitled to request, on payment of the prescribed fee, a copy of the provisions.

Limitation on Director Liability
Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its shareholders for monetary damages for a breach of fiduciary duty as a director. ARRIS’s Charter includes such a provision.
However, a corporation may not limit or eliminate the personal liability of a
English law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. However, despite this prohibition, an English company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability. See “Indemnification of Officers and Directors.”

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
director for: any breach of the director’s duty of loyalty to the corporation or its shareholders; acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemptions; or any transaction in which the director derives an improper personal benefit.
The New ARRIS articles of association provide the New ARRIS Board with authority to purchase and maintain insurance at the expense of New ARRIS for the benefit of any person who is or was at any time a director or other officer or employee of the company or any associated company.

Board Remuneration
Pursuant to the Bylaws, the Board shall have the authority to fix the compensation of the members thereof.
ARRIS’ executive compensation is subject to an annual non-binding advisory “say on pay” vote at each annual shareholders’ meeting.

New ARRIS will be required to prepare and submit to shareholders a directors’ remuneration report every year at the annual general meeting for a non-binding advisory vote. Every three years, or if shareholders did not approve the previous year’s remuneration report, New ARRIS must submit a (forward-looking) remuneration policy to its shareholders for approval by a simple majority in a binding vote.
New ARRIS will also remain subject to SEC reporting requirements for director and executive officer compensation and shareholder non-binding advisory votes to approve named executive officer compensation.
English law requires, in the case of officers who are also considered directors under English law, that employment agreements with a guaranteed term of more than two years be subject to a prior approval of shareholders at a general meeting.

Annual Meetings of Shareholders	Under Delaware law, an annual meeting of shareholders is required for the election of directors and for such other proper business as may be conducted thereat. The Delaware Court of Chancery may order a corporation to hold an annual meeting if the corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting.	New ARRIS must hold its annual general meeting within the period of six months beginning with the day following its accounting reference date. The notice of the general meeting must state the time, date and place of the meeting and the general nature of the business to be conducted at the meeting.
Under ARRIS’ Bylaws, an annual meeting of the stockholders is held at a time designated by the Board, provided that each annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
Forum and Venue	Pursuant to the Bylaws, annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.	The New ARRIS articles of association provide that the New ARRIS Board may convene general meetings of the shareholders at any place they so designate.
Record Date
Under DGCL, in order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.
Per the Bylaws, in order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
The New ARRIS articles of association provide that for the purposes of determining which persons are entitled to attend or vote at a general meeting and how many votes such persons may cast, New ARRIS may specify in the notice convening the meeting a time, being not more than 48 hours before the time fixed for the meeting (and for this purpose no account shall be taken of any part of a day that is not a working day), by which a person must be entered on the register of members of New ARRIS in order to have the right to attend or vote at the meeting.
Notice Provisions	Per the Bylaws, written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other	The New ARRIS articles of association require that notice of an annual general meeting of shareholders must be delivered to the shareholders at least 21 clear days

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.
Per the Bylaws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail.
Per the Bylaws, if a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned meeting time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.
Per the Bylaws, notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the prior to the date of the annual general meeting. Shareholders must be notified of all general meetings (other than annual general meetings) at least 14 clear days prior to the date of the general meeting.
Notice periods for general meetings can be shortened if shareholders holding 95% of the voting rights agree to hold the meeting at short notice. In the case of annual general meetings, all shareholders entitled to attend and vote must agree to the short notice.
“Clear days” means calendar days and excludes (1) the date on which a notice is given or a request received; and (2) the date of the meeting itself.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.
Calling Special Meetings of Shareholders
Under Delaware law, special meetings of shareholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation’s certificate of incorporation or bylaws.
Per the Bylaws, annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

The New ARRIS articles of association provide that general meetings of shareholders may be called by the Board of New ARRIS.
Pursuant to the Companies Act, one or more shareholders representing at least 5% of the paid up capital of New ARRIS carrying voting rights have the right to requisition the holding of a general meeting.

Adjournment of Shareholder Meetings
Under the DGCL, when a meeting is adjourned to another time or place, unless the bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Per the Bylaws, if a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned meeting time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a

The New ARRIS articles of association provide that the chairman may adjourn the meeting with the consent of the meeting at which quorum is present.
The chairman also may, without the consent of the meeting, adjourn a meeting before or after it has commenced, if the chairman of the meeting considers that:
(i)
there is not enough room for the number of members and proxies who wish to attend the meeting;

(ii)
the behaviour of anyone present prevents, or is likely to prevent, the orderly conduct of the business of the meeting;

(iii)
an adjournment is necessary to protect the safety of any person attending the meeting;

(iv)
an adjournment is otherwise necessary in order for the business of the meeting to be properly carried out; or

(v)
the facilities at the place at which the chairman of the meeting is presiding, or any place at which persons are participating via electronic means, have become inadequate.

No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
new record date for the adjourned meeting.
Shareholder Proposals	Per the ARRIS Corporate Governance Guidelines, ARRIS’ Nominating and Corporate Governance Committee shall evaluate each shareholder proposal submitted for inclusion in ARRIS’ proxy materials to determine whether the proposal is eligible for inclusion under the Bylaws, Delaware law and the Securities Exchange Commission’s proxy rules and shall recommend to the Board whether the company should support or oppose the proposal. In evaluating shareholder proposals, the Committee will take into account the extent of the share holdings and the length of time those shares have been held, without precluding proposals made by smaller, individual shareholders. When appropriate, such consideration could include a meeting of the shareholder and representatives of the Nominating and Corporate Governance Committee. Additionally, any proposal that is approved by a majority of shareholders at any shareholder meeting and not implemented by the Board will be discussed in the next annual proxy statement of the company, which will contain an explanation of the Board’s reason for not implementing the proposal.
Pursuant to the Companies Act:
(i)
members of New ARRIS representing at least 5% of the paid-up share capital of a company can require the company to call a general meeting; and

(ii)
members of New ARRIS can require resolutions to be put before an annual general meeting. Such a request must be made by either:

•
a member or members holding at least 5% of the total voting rights (excluding voting rights attached to any treasury shares) of all the members who have a right to vote on the resolution at the AGM to which the request relates; or

•
at least 100 members with the right to vote on the resolution at the annual general meeting and each holding, on average, at least £100 of paid-up share capital.

Voting Rights
Voting, Generally
Per the Bylaws, each share of stock shall entitle the holders thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. General corporate action shall be authorized by a majority of the votes cast.

Voting, Generally
All resolutions at an annual general meeting must be decided on a show of hands unless a poll is validly demanded. A poll may be demanded by:
(i)
the chairman of the meeting;

(ii)
a majority of the directors present at the meeting;

(iii)
not less than five members having the right to vote at the meeting;

(iv)
a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

(v)
a member or members holding shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

On a poll every member who is present in person or by proxy is entitled to one vote for every New ARRIS share held by such shareholder.
On a separate general meeting of the holders of any class of shares, all votes will be taken on a show of hands unless a poll is validly demanded.
A poll on the election of a chairman or on a question of adjournment will be taken immediately and a poll on all other matters will be taken either during the meeting or at such time and place not more than 30 days from the date of the meeting as the chairman directs. A demand for a poll does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.
Under the Companies Act and the New ARRIS articles of association, certain matters require “ordinary resolutions,” which must be approved by at least a majority of the votes cast by shareholders, and certain other matters require “special resolutions,” which require the affirmative vote of at least 75% of the votes cast at the meeting.
An ordinary resolution is needed to (among other matters): remove a director; provide, vary or renew a director’s authority to allot shares; and appoint directors (where appointment is by shareholders).
A special resolution is needed to (among other matters): alter a company’s articles of association, exclude statutory preemptive rights on allotment of securities for cash (for up to five years); reduce a company’s share capital; re-register a public company as a private company (or vice versa); and approve a scheme of arrangement.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
	Cumulative voting Under Delaware law cumulative voting is permitted.	Cumulative Voting Cumulative voting is not recognized under English law.
Shareholder Action by Written Consent
Under the DGCL, stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
Per the Bylaws, any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting or stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Under English law, a public limited company’s shareholders cannot pass a resolution by written consent; they can only pass resolutions taken at shareholder meetings.
Quorum	The Bylaws provide that the holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.
Under the New ARRIS articles of association, holders of at least a simple majority of the shares issued and entitled to vote, present at a general meeting, shall constitute a quorum.
The necessary quorum at a separate general meeting of the holders of any class of shares shall be holders of at least a simple majority of that class of shares issued and entitled to vote.

Shareholder Approval of Merger or Consolidation	Under DGCL, subject to certain exceptions, the board of directors of each corporation which desires to merge or consolidate shall adopt a resolution	As noted above, “ordinary resolutions” must be approved by at least a majority of the votes cast by shareholders.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
approving an agreement of merger or consolidation and declaring its advisability and submit the agreement to the stockholders of each constituent corporation at an annual or special meeting for the purpose of acting on the agreement. The vote of a majority of the outstanding stock of the corporation entitled to vote on the matter shall be required for the adoption of the agreement of merger or consolidation.
“Special resolutions” require the affirmative vote of at least 75% of the votes cast at the meeting to be approved.
There is no concept of a statutory merger under English law (except where an English company merges with another company based in the European Economic Area).
Under English law and subject to applicable U.S. securities laws and NASDAQ rules and regulations, where New ARRIS proposes to acquire another company, approval of New ARRIS shareholders is not required.
Under English law, where another company proposes to acquire New ARRIS, the requirement for the approval of the shareholders of New ARRIS depends on the method of acquisition. For example, a merger between New ARRIS and another English public company (as opposed to an acquisition by one company of the other) will require approval of the shareholders of both New ARRIS and the other public company.

Under English law, schemes of arrangement are arrangements or compromises between a company and any class of shareholders or creditors, and are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers (similar to a merger in the U.S.). Such arrangements require the approval of (i) a majority in number of shareholders or creditors (as the case may be) representing 75% in value of the creditors or class of creditors or shareholders or class of shareholders present and voting either in person or by proxy at a special meeting convened by order of the court; and (ii) the English court. Once approved, sanctioned and becoming effective, all shareholders and creditors of the relevant class are bound by the terms of the scheme, and a dissenting shareholder would have no rights comparable to appraisal rights provided under DGCL.
The Companies Act also provides that where (i) a takeover offer is made for shares, and (ii) following the offer, the

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

offeror has acquire or contracted to acquire not less than 90% of the shares to which the offer relates, and not less than 90% of the voting rights attached to those shares, the offeror may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer. In this circumstance, a dissenting shareholder may object to the transfer on the basis that the offeror is not entitled to acquire shares or to specify terms of acquisition different from those in the offer by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate.
A minority shareholder is also entitled in similar circumstances to require the offeror to acquire his or her shares on the terms of the offer.
An English public limited company is potentially subject to the protections afforded by the Takeover Code if, among other factors, a majority of its directors are resident within the UK, the Channel Islands or the Isle of Man. Based upon New ARRIS’ current and intended plans for its directors, it is anticipated that the Takeover Code will not apply to New ARRIS.

Related Party Transactions	The Charter and Bylaws are silent on the matter.	Under English law, certain transactions between a director and a related company of which he or she is a director are prohibited unless approved by the shareholders, such as loans, credit transactions and substantial property transactions.
Shareholder Suits
Generally, ARRIS may be sued under federal securities law, and shareholders may bring derivative litigation against the corporation if the corporation does not enforce its own rights.
Under federal and state procedural rules, a shareholder must make a demand upon the board of directors before bringing a derivative suit unless the demand is excused. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the

While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, it does permit a shareholder whose name is on the register of shareholders of New ARRIS to apply for a court order:
(i)
when New ARRIS affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

(ii)
when any act or omission of New ARRIS is or would be so prejudicial.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
requirements for maintaining a class action have been met.
New ARRIS shareholders (and for these purposes a shareholder includes a person to whom New ARRIS shares have been (a) transferred, but who has not yet been formally registered as a member and (b) transmitted by operation of law) may bring a derivative claim on behalf of New ARRIS in their own name, in respect of a cause of action arising from an act or proposed act or omission involving any:
(i)
negligence;

(ii)
default;

(iii)
breach of duty; or

(iv)
breach of trust,

by a director of New ARRIS.

Short Swing Profits	Directors and officers of ARRIS are governed by rules under the Exchange Act that may require directors and officer to forfeit to ARRIS any “short swing” profits realized from purchases and sales, as determined under the Exchange Act and the rules thereunder, of ARRIS equity securities.	As a company listed on NASDAQ and subject to the Exchange Act, directors and officers of New ARRIS will remain subject to U.S. securities laws, including prohibitions on “short swing” trading.
Proxy Statements and Reports	Proxy Statement Generally Under the Exchange Act proxy rules, ARRIS must comply with notice and disclosure requirements relating to the solicitation of proxies for shareholder meetings.
Proxy Statement Generally
The Exchange Act proxy rules will continue to apply to New ARRIS.
English law does not have specific proxy solicitation legislation, but approaches to shareholders may need to comply with the UK Financial Services and Markets Act 2000.

Voting by Proxy
Per the Bylaws, every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consentor dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it

Voting by Proxy
The New ARRIS articles of association provide that each New ARRIS shareholder shall at every meeting of shareholders be entitled to vote in person or by proxy for each share held by such shareholder.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Approval of Auditors
The Charter and Bylaws do not grant ARRIS’ stockholders the right to appoint the company’s auditors; however, ARRIS typically includes in its proxy statement a shareholder proposal to ratify the appointment of its auditors.

Approval of Auditors
Under English law, New ARRIS’ shareholders approve the company’s auditors each year. In addition, the company’s annual financial statements, which must, to the satisfaction of the New ARRIS Board, give a “true and fair view” of the assets, liabilities, financial position and profit or loss of New ARRIS and the consolidated group, must be presented to the shareholders at a general meeting but are not required to be approved by the shareholders.

Reporting Requirements
As a U.S. public company ARRIS must file with the SEC, among other reports and notices;
(1)
an Annual Report on Form 10-K within 60 days after the end of a fiscal year;

(2)
a Quarterly Report on Form 10-Q within 40 days after the end of a fiscal quarter ending; and

(3)
Current Reports on Form 8-K upon the occurrence of certain important corporate events. Unless otherwise specified, a report is to be filed or furnished within four business days after occurrence of the event.

Since New ARRIS would be considered a successor issuer to ARRIS and would be listed on NASDAQ, New ARRIS would remain subject to U.S. securities laws, but would not be subject to the reporting obligations of companies listed on the London Stock Exchange or on any other securities exchange.
Rights of Inspection of Books and Records	Under Delaware law, a shareholder of a Delaware corporation has the right to inspect the corporation’s stock ledger, shareholder lists and other books and records for a purpose reasonably related to the person’s interest as a shareholder.
Generally, the register of members and index of names of New ARRIS shareholders may be inspected at any time (1) for free, by New ARRIS shareholders, and (2) for a fee by any other person.
The inspecting shareholder has to show he or she has a proper purpose in inspecting the register. Documents may be copied for a fee.
The service contracts, if any, of New ARRIS directors (or if a service contract is not in writing, a written memorandum setting out the terms of the contract) can be inspected by shareholders without

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

charge and during business hours. In this and certain other contexts under applicable English law, a “director” includes certain executive officers and a “service contract” includes any contract under which such a director or executive officer undertakes personally to provide services to the company or a subsidiary company, whether in that person’s capacity as a director, an executive officer or otherwise.
The shareholders of New ARRIS may also inspect, without charge and during business hours, the minutes of meetings of the shareholders for the previous 10 years and obtain copies of the minutes for a fee.
In addition, the published annual accounts of New ARRIS are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these accounts. The accounts must also be made available on New ARRIS website and remain available until the accounts for the next financial year are placed on the website.
Under English law, the shareholders of a company do not have the right to inspect the corporate books of a subsidiary of that company.

Disclosure of Interests in Shares
Certain acquisitions of ARRIS shares may require disclosure under the Exchange Act under Schedule 13D. Some acquisitions, however, may qualify for a short-form disclosure on Schedule 13G. Generally, an acquisition of more than a 5% interest in a U.S. publicly-held issuer by
(1)
certain types of persons, including a broker-dealer, a bank, an insurance company, an investment company and an investment adviser, or

(2)
a “passive investor” who is not seeking to acquire or influence control of the issuer so long as the investor owns less than 20% of the class of stock it is acquiring, may be disclosed on a Schedule 13G.

A buyer who files a Schedule 13G must amend it periodically

The Schedule 13D and Schedule 13G reporting regime will continue to apply to New ARRIS as it will have its shares registered under Section 12 of the Exchange Act.
In addition, English law provides that a company may, by notice in writing under section 793 of the Companies Act, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in its issued voting share capital to:
(i)
confirm whether this is or is not the case; and

(ii)
if this is the case, to give further information that it requires relating to his or her interest and any other interest in the company’s shares of which he or she is aware.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

(1)
to report any change in the information previously reported; or

(2)
if it acquires more than 10% of the class of stock and, thereafter, if it undergoes any change in ownership of 5% or more of the class of stock.

The disclosure must be made within a reasonable period as specified in the relevant notice which may be as short as one or two days.
The New ARRIS articles of association contain provisions which allow New ARRIS to disenfranchise and restrict the rights attaching to shares where the recipient fails to comply with a section 793 notice.

Rights of Dissenting Shareholders	The appraisal rights of ARRIS stockholders are governed by Delaware law. Delaware law provides that appraisal rights are available to dissenting shareholders in connection with certain mergers or consolidations. However, unless a corporation’s certificate of incorporation otherwise provides (which ARRIS’s Charter does not), Delaware law does not provide for appraisal rights if: (1) the shares of the corporation are (a) listed on a national securities exchange or (b) held of record by more than 2,000 shareholders; or (2) the corporation is the surviving corporation and no vote of its shareholders is required for the merger. Notwithstanding the foregoing, Delaware law provides that appraisal rights will be available to the shareholders of a corporation if the shareholders are required by the terms of a merger agreement to accept for such stock anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (ii) shares of stock of any other corporation, or depository receipts in respect thereof; which shares of stock (or depository receipts in respect thereon at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts as described above. Delaware law does not provide appraisal rights to	English law does not provide for appraisal rights similar to those rights under Delaware law. However, English law will provide for dissenter’s rights which permit a shareholder to object to a court in the context of a compulsory acquisition of minority shares.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS
shareholders with respect to the sale of all or substantially all of a corporation’s assets or an amendment to a corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide (which ARRIS’ Charter does not). Delaware law provides, among other procedural requirements for the exercise of the appraisal rights, that a shareholder’s written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights, when the matter is voted on at a meeting of shareholders.
Anti-takeover Measures
Under Delaware law, certain anti-takeover provisions apply to ARRIS as a publicly-traded company that may have the effect of making it more difficult for a third party to acquire ARRIS. In particular, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless, among other exceptions, prior to such time the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such shareholder becoming an interested shareholder.
In addition, under ARRIS’ Charter, certain provisions may make it difficult for a third party to acquire ARRIS, including the authorization of  “blank check” preferred stock, the terms of which may be established and shares of which may be issued without ARRIS stockholders’ approval.

Takeover offers and certain other transactions in respect of certain public companies are regulated by the Takeover Code, which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions which oversees the conduct of takeovers. An English public limited company is potentially subject to the protections afforded by the Takeover Code if, among other factors, a majority of its directors are resident within the UK, the Channel Islands or the Isle of Man. Based upon New ARRIS’ current and intended plans for its directors, it is anticipated that the Takeover Code will not apply to New ARRIS.
The New ARRIS articles of association provide the Board with the power, subject to renewal by shareholder approval at least every five years (and New ARRIS remaining not subject to the Takeover Code), to allot shares including without limitation, where in the opinion of the New ARRIS Board to do so would improve the likelihood that:
(i)
any process which may result in an (a) acquisition or (b) change of control, over [•]% or more of the issued voting shares of New ARRIS is conducted in an orderly manner;

(ii)
all New ARRIS shareholders will be treated equally and fairly and in a similar manner;

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

(iii)
an optimum price for New ARRIS shares would be received by or on behalf of all New ARRIS shareholders;

(iv)
the success of New ARRIS would be promoted for the benefit of its members as a whole;

(v)
the long term interests of New ARRIS, its employees, its members and its business would be safeguarded;

(vi)
New ARRIS would not suffer serious economic harm; or

(vii)
the New ARRIS board would have additional time to gather relevant information or pursue appropriate strategies, or all or any of the above.

Under the Takeover Code, the board of a public UK company is constrained from implementing such defensive measures. However, as discussed above, these measures are included in the New ARRIS articles of association as the Takeover Code will not apply to New ARRIS and these measures are included commonly in the constitution of U.S. companies.

Variation of Rights Attaching to a Class or Series of Shares	Under ARRIS’ Charter, the Board may unilaterally set the terms of new classes of preferred shares that may have preference over, and so subordinate the rights of, already issued common stock.	Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require the approval by special resolution of the class affected at a separate class meeting.
Amendments of Governing Documents	Under Delaware law, a corporation’s certificate of incorporation may be amended only if the board of directors adopts a resolution approving the amendment and declaring its advisability and the holders of a majority of the outstanding stock entitled to vote approve the amendment. If the proposed amendment would adversely affect the rights, powers, par value, or preferences of the holders of either a class of stock or a series of a class of stock, then the holders of either the class of stock or series of stock, as appropriate, shall be entitled to vote as a class.
The provisions in the articles of association of an English public limited company are generally equivalent to the collective provisions in a certificate of incorporation and bylaws of an Delaware corporation.
Under English law, a special resolution of the shareholders is required to amend any provision of the New ARRIS articles of association. The Board does not have the power to amend the New ARRIS articles of association without shareholder approval.

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

The Charter provides that from time to time its provisions may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws.
The Bylaws provide that subject to the provisions of the Charter and the DGCL, the power to amend, alter, or repeal any of its provisions or to adopt new provisions may be exercised by the Board or the stockholders.

Enforcement of Civil Liabilities Against Foreign Persons	A judgment for the payment of money rendered by a court in the United States based on civil liability generally would be enforceable elsewhere in the United States.
As a company listed on NASDAQ, New ARRIS and its directors and officers would be subject to U.S. securities laws, and investors could initiate civil lawsuits in the U.S. against New ARRIS for breaches of the U.S. securities laws. Because New ARRIS will be a public limited company incorporated under English law after the effective time of the Merger, investors could experience more difficulty enforcing judgments obtained against New ARRIS in U.S. courts than would currently be the case for U.S. judgments obtained against ARRIS. In addition, it may be more difficult (or impossible) to bring some types of claims against New ARRIS in courts sitting in England than it would be to bring similar claims against at U.S. company in a U.S. court.
A judgment obtained against New ARRIS from a U.S. court will not be recognized by the English courts but an action may be commenced in the English courts for an amount due under a judgment given by the U.S. courts if that judgment is (a) for a debt or definite sum of money; (b) final and conclusive; and (c) not of a penalty or revenue nature. A judgment may be impeached by showing that: (i) the court in question did not, in the circumstances of the case, and in accordance with the English rules of private international law, have jurisdiction to give that judgment; (ii) the judgment was obtained through fraud; (iii) the enforcement of the judgment would be contrary to the public policy of the UK;

Provisions	Provisions Currently Applicable to ARRIS	Provisions to be Applicable to New ARRIS

or (iv) the proceedings in which the judgment was obtained were opposed to the rules of natural justice.
New ARRIS and its directors and officers may be subject to criminal penalties in the U.S. arising from breaches of the U.S. federal securities laws, but may not be subject to criminal penalties in the UK unless the criminal laws of the UK were violated.
A criminal judgment in a U.S. court under U.S. federal securities laws may not be enforceable in the English courts on public policy grounds and a prosecution brought before the English courts under U.S. federal securities laws might not be permitted on public policy grounds.

LEGAL MATTERS
ARRIS and New ARRIS are being represented by Troutman Sanders LLP with respect to certain legal matters as to United States law, including U.S. tax matters, and by Herbert Smith Freehills LLP with respect to certain legal matters as to the laws of England, including certain UK tax matters.
Herbert Smith Freehills LLP will provide an opinion regarding the validity of the New ARRIS ordinary shares to be issued in the Combination.
EXPERTS
The consolidated financial statements of Pace plc, which comprise the consolidated balance sheets as of December 31, 2014 and December 31, 2013 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, have been included herein in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of ARRIS Group, Inc. appearing in ARRIS Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedule appearing therein), and the effectiveness of ARRIS Group, Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
ENFORCEABILITY OF CIVIL LIABILITIES
CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF NEW ARRIS MAY BE NON-RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF NEW ARRIS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR NEW ARRIS, OR TO ENFORCE AGAINST SUCH PERSONS OR NEW ARRIS IN UNITED STATES COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. NEW ARRIS HAS BEEN ADVISED BY COUNSEL THAT THERE IS DOUBT AS TO THE ENFORCEABILITY IN THE UNITED KINGDOM AGAINST NEW ARRIS AND/OR ITS EXECUTIVE OFFICERS AND DIRECTORS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ORIGINAL ACTIONS OR IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF UNITED STATES COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES.

DIRECTORS’ RESPONSIBILITY STATEMENT REQUIRED BY THE UK TAKEOVER CODE
The ARRIS directors each accept responsibility for the information contained in this document relating to ARRIS and the ARRIS directors and their immediate families and related trusts. To the best of the knowledge and belief of the ARRIS directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.
The New ARRIS directors each accept responsibility for the information contained in this document relating to New ARRIS and the New ARRIS directors and their immediate families and related trusts. To the best of the knowledge and belief of the New ARRIS directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.
FUTURE STOCKHOLDER PROPOSALS
New ARRIS
Assuming completion of the Combination, New ARRIS shareholders will be entitled to present proposals for consideration at forthcoming New ARRIS shareholders’ meetings, provided that they comply with the proxy rules promulgated by the SEC and the New ARRIS articles of association. The deadline for submission of all New ARRIS shareholders’ proposals to be considered for inclusion in New ARRIS’ proxy statement for its first annual general meeting will be disclosed in a subsequent filing with the SEC.
ARRIS
ARRIS expects that it will hold an annual meeting in the year 2016 only if the Combination and Merger are not completed. The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for the 2015 Annual Meeting of Stockholders is expected to be December 11, 2015. However, if the date of the 2016 Annual Meeting is changed by more than 30 calendar days from the date on which this year’s meeting is held, a proposal must be received by the Company a reasonable time before the proxy solicitation in connection with the meeting is made. Additionally, the proxy solicited by the ARRIS Board for the 2016 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting that is not included in the ARRIS’ Proxy Statement and proxy relating to the 2016 Annual Meeting of Stockholders unless ARRIS is provided written notice of such proposal no later than February 24, 2016.
NO DELAWARE APPRAISAL RIGHTS
Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Appraisal rights are not available to ARRIS stockholders in connection with the Merger.

ACCOUNTING TREATMENT OF THE COMBINATION
ARRIS will account for the Combination using the acquisition method of accounting in accordance with U.S. GAAP, with ARRIS being considered the acquirer of Pace for accounting purposes. ARRIS will allocate the total purchase price to the net tangible and identifiable intangible assets acquired and liabilities assumed based on their respective estimated fair values as of the closing of the Combination. Any excess of the purchase price over those fair values will be recorded as goodwill.
Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill are also tested for impairment when certain indicators are present. If in the future, ARRIS determines that intangible assets or goodwill are impaired, an impairment charge would be recorded at that time.
The purchase price allocation reflected in the unaudited pro forma condensed consolidated financial statements included in this proxy statement/prospectus is based on preliminary estimates using assumptions that management believes are reasonable utilizing information currently available. The amount of the estimated purchase price allocated to goodwill and intangibles is approximately $[•] billion. The final purchase price allocation will be based in part on detailed valuation studies which have not yet been completed. Differences between preliminary estimates in the pro forma statements and the final acquisition accounting will occur and could have a material impact on the pro forma statements and the combined company’s future results of operations and financial position. We expect to complete the final purchase price allocation no later than twelve months following the closing of the transaction.
WHERE YOU CAN FIND MORE INFORMATION
ARRIS files annual reports with, and furnishes other reports and information to, the SEC. You may read and copy any document ARRIS files with or furnishes to the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these reports, as well as proxy and information statements and other information that ARRIS files with or furnishes to the SEC, at the Internet website maintained by the SEC, at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. Please visit this website or call the SEC at 1-800-SEC-0330 for further information about its Public Reference Room. In addition, you may obtain free copies of the documents ARRIS files with the SEC, including the registration statement of which this proxy statement/prospectus is a part by going to ARRIS’ website at http://ir.arris.com. The Internet website address of ARRIS is provided as an inactive textual reference only. The information provided on the Internet website of ARRIS, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.
New ARRIS has filed a registration statement including the exhibits and annexes thereto, with the SEC under the Securities Act, to register the New ARRIS ordinary shares that ARRIS stockholders will receive in connection with the Merger. This proxy statement/prospectus is a part of that registration statement as well as a proxy statement with respect to the special meeting of ARRIS stockholders to approve the Merger. New ARRIS may also file amendments to the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement, and some parts have been omitted in accordance with the rules and regulations of the SEC. You should read the registration statement and the exhibits and schedules filed with the registration statement as they contain important information about ARRIS and New ARRIS and the New ARRIS ordinary shares.
Each of ARRIS and New ARRIS undertake to provide without charge to ARRIS stockholders, upon request, by first class mail or other equally prompt means, within one (1) business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement/prospectus, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates.

Requests for copies of the filings of ARRIS and New ARRIS should be directed to:
ARRIS Investor Relations
3871 Lakefield Drive
Suwanee, Georgia 30024
Pace makes its annual and interim reports and other information available on its website www.pace.com. Information contained in or otherwise accessible through this website is not a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows ARRIS to “incorporate by reference” certain information filed with or furnished to the SEC, which means that ARRIS can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. With respect to this proxy statement/prospectus, information that ARRIS later files with or furnishes to the SEC and that is incorporated by reference will automatically update and supersede information in this proxy statement/prospectus and information previously incorporated by reference into this proxy statement/prospectus.
Each document incorporated by reference into this proxy statement/prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in the affairs of ARRIS since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this proxy statement/prospectus to the extent that a subsequent statement contained in another document that is incorporated by reference into this proxy statement/prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
This proxy statement/prospectus incorporates by reference the following documents and information filed by ARRIS with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):
ARRIS Filings and Reports (SEC File Number: 000-31254)
•
ARRIS Annual Report on Form 10-K, for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015;

•
ARRIS Quarterly Report on Form 10-Q filed with the SEC on May 8, 2015; and

•
ARRIS Current Reports on Form 8-K, filed with the SEC on April 22, 2015, May 15, 2015 and June 19, 2015.

All documents filed by ARRIS under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting will be incorporated by reference into this proxy statement/prospectus, other than the portions of such documents not deemed to be filed.
You may obtain copies of these documents in the manner described under “Where You Can Find More Information.”
THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.
THIS PROXY STATEMENT/PROSPECTUS IS DATED [•], 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF PACE
You should read the following discussion and analysis in conjunction with the consolidated financial statements of Pace and the accompanying notes included elsewhere in this proxy statement/prospectus. The audited consolidated balance sheets of Pace as of 31 December 2014 and 2013 and the audited consolidated income statements, statements of comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for each of the years in the three-year period ended 31 December 2014 included elsewhere in this proxy statement/prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”). The audited consolidated financial statements of Pace as of and for the years ended 31 December 2014, 2013 and 2012 presented in its annual reports for those years were prepared in accordance with IFRS as endorsed by the EU. For the purposes of this proxy statement/prospectus, Pace adopted those accounting standards issued by the IASB but not endorsed by the EU for the relevant years. The application of these additional accounting standards has not resulted in any material change to the consolidated financial statements of Pace for those or earlier years.
Unless the context implies otherwise, the term “Pace” refers to Pace plc and its consolidated subsidiaries. References to “2014,” “2013” and “2012” are to the years ended 31 December 2014, 2013 and 2012, respectively.
Overview
Pace creates world-leading technologies, products and services for the PayTV and broadband industries. Leveraging its complete portfolio of Media Servers, Set-Top Boxes (“STBs”), Gateways, sophisticated software, Optical Transport and Access Network solutions and highly specialised services support, Pace’s solutions empower customers to simply and cost-effectively deliver and evolve digital services at the speed they want and in the way they want, enabling them to build their success. Pace’s 30 years of leadership, experience and expertise is recognised by a customer base, including over 200 of the world’s leading PayTV and broadband operators, that spans the globe.
In accordance with IFRS 8 ‘Operating Segments’, Pace’s chief operating decision-maker (the “CODM”) has been identified as its Board of Directors, which reviews internal monthly management reports, budgets and forecast information to evaluate the performance of the business and make decisions. Pace determines operating segments on the basis of strategic business units (“SBUs”), being the basis on which Pace manages its worldwide interests. Pace has the following operating segments which are reportable segments for the purpose of IFRS 8: Pace Americas, Pace International and Pace Networks (which contains the Aurora Networks Inc. (“Aurora Networks”) business acquired on 6 January 2014). Pace also measures revenue results across the following geographical regions: North America, Latin America, Europe and Rest of World.
Non-IFRS Financial Measures
Pace supplements the reporting of its financial information with certain non-IFRS financial measures, including Adjusted EBITDA and Adjusted EBITA. Pace believes that these non-IFRS financial measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. These are important indicators of performance because they exclude items that may not be indicative of, or are unrelated to, Pace’s core results of operations, and as a result they provide a baseline for analyzing trends in the underlying business. To measure earnings performance on a consistent and comparable basis, Pace excludes certain items that affect the comparability of operating results and earnings trends. These adjustments are irregular in timing and may not be indicative of Pace’s past and future performance, and they are therefore excluded to allow investors to better understand Pace’s underlying results. Adjustments may include any combination of, but are not limited to, exceptional costs, amortisation of intangible assets, depreciation and net finance expense. Because non-IFRS financial measures are not standardised, it may not be possible to compare them with those of other companies, even if they have the same or similar names. Pace’s non-IFRS financial measures provide an additional way to view aspects of Pace’s performance that, when viewed together with Pace’s IFRS results, provides a more complete understanding of Pace’s business.

Pace also reports net debt, which is a non-IFRS financial measure calculated as the sum of borrowings in non-current liabilities and current liabilities less cash and cash equivalents as shown on its consolidated balance sheet.
The following table reconciles the non-IFRS financial measures of Adjusted EBITDA and Adjusted EBITA to profit before tax.
	Year Ended 31 December
	2014	2013	2012
	(dollars in millions)
Profit before tax	175.7	130.8	80.1
Exceptional costs(1)	7.3	12.2	12.5
Amortisation of other intangibles	52.9	42.6	51.8
Net finance expense	5.2	8.0	13.7
Adjusted EBITA	241.1	193.6	158.1
Depreciation	29.0	25.0	21.0
Adjusted EBITDA	270.1	218.6	179.1

(1)
Exceptional costs are items that are significant by virtue of their size or nature and that are considered non-trading. Such items, which include for example the costs of opening or closing premises, costs of significant restructuring and profits and losses on the disposal of properties, are included within the appropriate consolidated income statement category, albeit analysed as a separate line within that category, and are highlighted separately in the notes to Pace’s historical financial statements. Exceptional operating items are excluded from the profit measures used by Pace’s Board to monitor underlying performance.

Segmental performance is measured based upon Adjusted EBITA, as included in the management information which is reviewed by the CODM. Adjusted EBITA is used to measure segmental performance as management believes that such information is the most relevant in evaluating the results of certain segments, relative to other entities that operate within the same industries.
Pace adopted its current operating segment presentation in 2014. The table below presents segmental information for the periods indicated, with 2013 and 2012 revised to conform to the current operating segment presentation.
	Year Ended 31 December
	2014	2013	2012
	(dollars in millions)
Pace Americas	150.2	152.7	144.0
Pace International	88.3	82.8	71.9
Pace Networks	47.4	—	—
Other(1)	(44.8)	(41.9)	(57.8)
Adjusted EBITA	241.1	193.6	158.1

(1)
Other amounts include unallocated central costs.

Industry Conditions
Underlying the results of operations of Pace are a number of key industry conditions, which are described below.
Operator Consolidation
The rate of PayTV and telecoms operator consolidation over the past 12 months, both rumoured and realised, is unprecedented. These significant investments into the PayTV space reflect the strength of and confidence in the PayTV model, and are likely to continue to reshape the industry landscape for many years to come. Each of the transactions has a specific strategic rationale, but a number of general strategic aims also have been publicly stated. These include: greater scale, benefiting programming costs and service and technology innovation; provision of a broader offer of services; and enabling the larger combined entities to compete more effectively in an increasingly crowded and competitive marketplace. These enlarged service providers can be expected to aim to offer better, more innovative and engaging services to their customers supported by the very best technology, with higher expectations and demands on their technology vendors that only the largest, most innovative and diversified companies, such as Pace, can provide.
Subscriber Growth Beyond Mature Markets
In emerging markets, digital PayTV subscriber growth is still strong with a compound annual growth rate (“CAGR”) of over 7.2% predicted from 2014 to 2018 (according to IHS Television Intelligence Service 2015). This growth is driven by a number of factors, such as demographic transition, introduction of PayTV into greenfield markets, analogue to digital transition, changing market regulation and increasing consumer demand for high-quality video entertainment. With a deep in-market coverage and capability, a global scale and broad portfolio of products and services including integrated solutions (Pace hardware, software and conditional access) designed for emerging market service providers, Pace is well placed to support service providers in these markets during this growth period.
Whole Home and Media Servers Becoming the Norm
The technology refresh cycle to Media Servers continues across the industry with over 5 million devices shipped globally in 2013 and the total size of the market predicted to grow 9.2% from 2014 to 2018 (“CAGR”) to over $4.8 billion (according to IHS Television Intelligence Service 2015). A Media Server combines the functionality of the STB and the Gateway, augmenting traditional broadcast with IP-enabled services and enabling video content to be distributed around the home; a key component of the move to “TV Everywhere.” The Media Server product segment is evolving to become the main hub of the home, enabling any data connectivity (video, voice, broadband, home automation, etc.) around the home with both operator-provided and consumer-purchased devices. Pace has been acknowledged by IHS Television Intelligence Service as a clear market leader in the Media Server segment, having shipped over 7 million Media Servers and over 7 million thin client devices over the last three years, with wins and deployments for more than 15 service providers around the world.
Rapidly Evolving Advanced User Experiences
As communications and entertainment services converge and we move to an always-connected world, increasingly technology-aware consumers are demanding ever more advanced and rapidly evolving user experiences from their Service Providers. TV Everywhere, Ultra High Definition (UHD) and great in-home wireless connectivity are three examples of advanced user experiences that are resulting in technology change and faster refresh cycles. With TV Everywhere, service providers are marrying the best of the Over the Top (OTT) experiences with the great content and support model of the traditional broadcast offering, enabling consumers to watch what they want to watch, whenever and wherever they want to watch it. The expected emergence of UHD video, with over 60 million UHD televisions predicted (according to IHS Television Intelligence Service 2015) to be shipped in 2018 (25% of total shipments), brings not only a far greater picture resolution, but a wider range of colors and faster refresh of picture resulting in a far more immersive experience than High Definition. Consumers now expect to be able to access all their services at any time on their in-home wireless network. To enable this, service providers are rolling out advanced residential gateways with next generation wireless network technologies (such as Wi-Fi 802.11ac) that give greater coverage and increased bandwidth to the consumer. With a strong track record as a technology innovator for the PayTV industry, Pace believes it is at the forefront of supporting service providers to develop and deliver these rapidly evolving user experiences to their consumers.
Bandwidth
With increasing numbers of connectable devices, growing usage of  “video everywhere” and other data intensive applications such as Wi-Fi offload, consumer demand for high-speed data is increasing at a significant rate; global Internet traffic is predicted to reach 14 gigabytes (GB) per capita by 2018, up from

5 GB per capita in 2013 (according to Cisco® Visual Networking Index (VNI) 2014). To respond to this demand and compete in highly competitive markets, service providers need to upgrade their network capacity in a quick, effective and cost efficient manner. Aurora Networks, one of the largest suppliers of Optical Transport and Access Network solutions, which Pace acquired in January 2014, enables service providers to cost-efficiently increase network capacity whilst minimising disruption to customers, saving on power, space and operating expenses and leveraging existing network investments.
Supporting the Increasingly Complex Connected Home
As service providers deliver more services to consumers and the number of connected devices in the home proliferates, the connected home continues to become increasingly more complex. With the emergence of the “Internet of Things,” it is estimated that in 2020, the average broadband-connected home will have over 50 connected devices (according to a 2013 report published by the Organisation of Economic Cooperation and Development). As this complexity increases, the need for the service providers to be able to effectively and cost-efficiently support the consumer becomes greater. Through its ECO Service Management Platform and next generation customer care centres, Pace manages over 34 million devices and handles 4 million calls per annum on behalf of over 20 service providers across the world.
Other Factors Affecting Pace’s Results
Customers and Markets
Pace is potentially exposed to volatile revenue trends due to its revenue concentration from a small number of large customers and because customer orders are typically short- to mid-term commitments with no long-term guarantee. This risk is mitigated by procedures in place to monitor the financial and operating strength of customers.
Suppliers
Pace works on long lead times for component supply and manufacture, with concentration on a small number of manufacturing partners leading to a risk of lack of flexibility and loss of product availability. This risk is mitigated by procedures in place to monitor the financial and operating strength of suppliers and the use of dual or multi-source suppliers where possible.
Royalty Claims
Pace’s products incorporate third-party technology and inadvertent actions may expose Pace to the risk of infringing third-party intellectual property rights, leading to a risk of reputational damage and cash outflow. This risk is mitigated by the Audit & Risk Committee and Board of Pace receiving a semi-annual report from Pace’s General Counsel regarding royalty claims under negotiation and through monitoring of all material claims by outside legal counsel.
Currency Risks
Pace operates globally and is exposed to foreign exchange risks on both revenue and costs, giving rise to a potential adverse impact on its income statement. This risk is mitigated by Pace’s treasury policy, which is to progressively hedge cash flows when they are sufficiently certain and to seek price variations through contractual mechanisms.
Innovation
Pace’s product development process can take over twelve months, and there is a risk that research and development efforts may not be appropriately targeted on the correct areas resulting in a loss of technology and/or market advantage. This risk is mitigated by splitting engineering teams into specialist areas and the close alignment of SBU teams to customer requirements and product roadmaps.
Product Liability Claims
Pace is exposed to the risk of product liability claims made by customers or affected third parties which could lead to cash outflow and/or reputational damage. This risk is mitigated by quality control and other operational procedures implemented by Pace.

Natural Disasters
Pace is exposed to the risk that its business continuity plans may not prove to be appropriate following natural disasters, leading to a loss of ability to service customer demand. This risk is mitigated by business continuity plans both internally within Pace and at manufacturing partners.
IT Environment
Pace is exposed to the risk that major system failure, an information security breach and/or inadequate information systems could lead to a loss of ability to service customer demand and/or a cash outflow. This risk is mitigated by IT general and application controls, annual internal audit testing and external penetration testing.
Results of Operations
Overview
The following table sets forth a summary of Pace’s consolidated results of operations for the periods indicated.
	Year Ended 31 December
	2014	2013	2012
	(dollars in millions)
Revenue	2,620.0	2,469.2	2,403.4
Cost of sales	(2,087.5)	(2,021.0)	(1,970.4)
Gross profit	532.5	448.2	433.0
Administrative expenses:
Research and development expenditure	(83.7)	(87.0)	(101.1)
Amortisation of development expenditure	(45.4)	(45.6)	(54.3)
Other administrative expenses:
Before exceptional costs	(162.3)	(122.0)	(119.5)
Exceptional costs	(7.3)	(12.2)	(12.5)
Amortisation of other intangibles	(52.9)	(42.6)	(51.8)
Total administrative expenses	(351.6)	(309.4)	(339.2)
Operating profit	180.9	138.8	93.8
Finance income – interest receivable	2.5	1.8	0.5
Finance expenses – interest payable	(7.7)	(9.8)	(14.2)
Profit before tax	175.7	130.8	80.1
Tax charge	(27.7)	(34.1)	(21.7)
Profit for the year	148.0	96.7	58.4
Year Ended 31 December 2014 Compared to Year Ended 31 December 2013
Revenue
Revenue increased by $150.8 million, or 6.1%, to $2,620.0 million for 2014 from $2,469.2 million for 2013. This increase was driven by the first year of contribution from Networks products and strong demand for STBs and Media Servers, partly offset by lower revenue from Gateways and broadly flat revenue from Software and Services.
Revenue from Networks products was $264.6 million for 2014 compared to nil for the year ended 31 December 2013. This new revenue was driven by the acquisition of Aurora Networks on 6 January 2014.
Revenue from STBs and Media Servers increased by $23.9 million, or 1.2%, to $2,003.5 million for 2014 from $1,979.6 million for 2013. This increase was driven largely by high demand in the second half of 2014 following a number of major launches across all regions.

Revenue from Gateways decreased by $136.1 million, or 36.2%, to $239.7 million for 2014 from $375.8 million for 2013. This decrease was driven by reduced demand for legacy products in the first half of 2014.
Revenue from Software and Services decreased by $1.6 million, or 1.4%, to $112.2 million for 2014 from $113.8 million for 2013. This decrease was driven by reduced revenues in legacy software contracts offsetting an increase in revenue from Elements and ECO Software products and the Customer Care business.
Regional revenue increases in North America, Latin America and Rest of World offset a decrease in Europe. Trends by region are discussed below.
•
Revenue in North America increased by $95.1 million, or 6.2%, to $1,635.6 million for 2014 from $1,540.5 million for 2013. This increase was driven largely by new launches with major customers in the second half of 2014 and strong demand for Networks products.

•
Revenue in Latin America increased by $14.8 million, or 4.1%, to $373.2 million for 2014 from $358.4 million for 2013. This increase was driven largely by the first time inclusion of the Networks business.

•
Revenue in Rest of World increased by $73.6 million, or 29.9%, to $320.0 million for 2014 from $246.4 million for 2013. This increase was driven by strong demand for recently launched products in the second half of 2013 and in 2014.

•
Revenue in Europe decreased by $32.7 million, or 10.1%, to $291.2 million for 2014 from $323.9 million for 2013. This decrease was primarily due to a reduced win rate of new products in prior years, which adversely affected revenue through the first half of 2014.

Cost of sales
Cost of sales increased by $66.5 million, or 3.3%, to $2,087.5 million for 2014 from $2,021.0 million for 2013. This increase was driven by the increase in revenue, partially offset by improved gross margins resulting from the higher margin contribution from Networks products.
Gross profit
Gross profit increased by $84.3 million, or 18.8%, to $532.5 million for 2014 from $448.2 million for 2013. This increase was driven by increased revenues and the higher margin contribution from Networks products.
Administrative expenses
Total administrative expenses increased by $42.2 million, or 13.6%, to $351.6 million for 2014 from $309.4 million for 2013. This increase was driven by the changes in research and development expenditure, amortisation of development expenditure, other administrative expenses before exceptional costs, exceptional costs and amortisation of other intangibles described below.
•
Research and development expenditure decreased by $3.3 million, or 3.8%, to $83.7 million for 2014 from $87.0 million for 2013. This decrease was driven by continued progress in improving operating efficiency.

•
Amortisation of development expenditure decreased by $0.2 million, or 0.4%, to $45.4 million for 2014 from $45.6 million for 2013. This decrease was driven by the mix of products shipped during the year.

•
Other administrative expenses before exceptional costs increased by $40.3 million, or 33.0%, to $162.3 million for 2014 from $122.0 million for 2013. This increase was driven by the inclusion of the Networks business unit cost base.

•
Exceptional costs decreased by $4.9 million, or 40.2%, to $7.3 million for 2014 from $12.2 million for 2013. This decrease was driven by a reduction in acquisition and integration costs of Aurora Networks ($1.1 million), lower restructuring and reorganisation costs ($2.7 million) and no recurrence in 2014 of aborted acquisition costs in 2013 ($1.1 million).

•
Amortisation of other intangibles increased by $10.3 million, or 24.2%, to $52.9 million for 2014 from $42.6 million for 2013. This increase was due to the acquisition of Aurora Networks.

Operating profit
Operating profit increased by $42.1 million, or 30.3%, to $180.9 million for 2014 from $138.8 million for 2013. This increase was driven by the increase of  $84.3 million in gross profit offset by the $42.2 million increase in administrative expenses.
Finance income — interest receivable
Interest receivable increased by $0.7 million, or 38.9%, to $2.5 million for the year ended 31 December 2014 from $1.8 million for the year ended 31 December 2013. This increase was driven by higher interest income on gross cash balances during 2014.
Finance income — interest payable
Interest payable decreased by $2.1 million, or 21.4%, to $7.7 million for 2014 from $9.8 million for 2013. This decrease was driven by improved terms of Pace’s new borrowing facilities despite an increase in average gross debt during 2014.
Profit before tax
Profit before tax increased by $44.9 million, or 34.3%, to $175.7 million for 2014 from $130.8 million for 2013. This increase was driven by the $42.1 million increase in operating profit and $0.7 million increase in interest receivable combined with the $2.1 million decrease in interest payable.
Tax charge
Tax charge decreased by $6.4 million, or 18.8%, to $27.7 million for 2014 from $34.1 million for 2013. This decrease reflects a mix of expected recurring items, including lower corporate tax rates in the UK and the impact of the Aurora Networks acquisition, and non-recurring items.
Profit for the year
Profit for the year increased by $51.3 million, or 53.1%, to $148.0 million for 2014 from $96.7 million for 2013. This increase was driven by the $44.9 million increase in profit before tax combined with the $6.4 million reduction in tax charge for 2014.
Year Ended 31 December 2013 Compared to Year Ended 31 December 2012
Revenue
Revenue increased by $65.8 million, or 2.7%, to $2,469.2 million for 2013 from $2,403.4 million for 2012. This increase was driven by growth in STB and Media Servers revenues and Software and Services revenues, which were partially offset by a reduction in Gateway revenues.
Revenue from STBs and Media Servers increased by $153.6 million, or 8.4%, to $1,979.6 million for 2013 from $1,826.0 million for 2012. This increase was largely driven by high demand for media servers in H1 2013 in North America and a number of new deployments in the second half of 2013.
Revenue from Gateways decreased by $93.6 million, or 19.9%, to $375.8 million for 2013 from $469.4 million for 2012. This decrease was driven by expected dual sourcing at a major customer, which was only partially offset by new wins at customers such as Global Village Telecom and Manitoba Telecom Services.

Revenue from Software and Services increased by $5.8 million, or 5.4%, to $113.8 million for 2013 from $108.0 million for 2012. This increase was driven by a number of deployments across all areas of Pace’s Software and Services business offsetting decreased call volume in the Customer Care business.
Regional revenue increase in North America offset a decrease in Latin America, Rest of the World and Europe. Trends by region are discussed below.
•
Revenue in North America increased by $222.9 million, or 16.9%, to $1,540.5 million for 2013 from $1,317.6 million for 2012. This increase was driven largely by strong demand from DirecTV and Comcast for Media Server products during the first half of 2013, and new wins in 2013, partially offset by lower Gateway revenues reflecting a strong comparative period in 2012 and the dual sourcing of supply by a major customer.

•
Revenue in Latin America decreased by $16.0 million, or 4.3%, to $358.4 million for 2013 from $374.4 million for 2012. This decrease was driven largely by a reduction in demand from a key customer.

•
Revenue in Rest of World decreased by $62.6 million, or 20.3%, to $246.4 million for 2013 from $309.0 million for 2012. This decrease was due to reduced demand from a number of large customers as they prepared for product launches in the second half of 2013 and in 2014.

•
Revenue in Europe decreased by $78.5 million, or 19.5%, to $323.9 million for 2013 from $402.4 million for 2012. This decrease was primarily due to a reduced win rate of new products in 2011, which adversely affected revenue through 2013.

Cost of sales
Cost of sales increased by $50.6 million, or 2.6%, to $2,021.0 million for 2013 from $1,970.4 million for 2012. This increase was driven by increased revenue as discussed above, partially offset by an improvement in gross margin as discussed below.
Gross profit
Gross profit increased by $15.2 million, or 3.5%, to $448.2 million for 2013 from $433.0 million for 2012. This increase was driven by the increase in revenue and an improvement in gross margin reflecting the benefits of supply chain transformation and an improved revenue mix as Pace broadened its customer base.
Administrative expenses
Total administrative expenses decreased by $29.8 million, or 8.8%, to $309.4 million for 2013 from $339.2 million for 2012. This decrease was driven by the changes in research and development expenditure, amortisation of development expenditure, other administrative expenses before exceptional costs, exceptional costs and amortisation of other intangibles described below.
•
Research and development expenditure decreased by $14.1 million, or 13.9%, to $87.0 million for 2013 from $101.1 million for 2012. This decrease was driven by progress made in improving operating efficiency in the research and development function following a reorganisation of the Americas and International business units during 2012 and 2013.

•
Amortisation of development expenditure decreased by $8.7 million, or 16.0%, to $45.6 million for 2013 from $54.3 million for 2012. This decrease was driven by the mix of products shipped during 2013.

•
Other administrative expenses before exceptional costs increased by $2.5 million, or 2.1%, to $122.0 million for 2013 from $119.5 million for 2012. This increase was driven by costs incurred in connection with the rationalisation of the manufacturing partner base undertaken during 2013.

•
Exceptional costs decreased by $0.3 million, or 2.4%, to $12.2 million for 2013 from $12.5 million for 2012. This decrease relates to a reduction in restructuring and reorganisation costs (reduction of  $3.4 million), aborted acquisitions costs (reduction of  $2.4 million) and costs associated with directors’ loss of office (reduction of  $1.4 million), largely offset by an increase in acquisition costs ($6.9 million relating to the acquisition of Aurora Networks).
•
Amortisation of other intangibles decreased by $9.2 million, or 17.8%, to $42.6 million for 2013 from $51.8 million for 2012. This decrease was driven by certain other intangibles becoming fully amortised.

Operating profit
Operating profit increased by $45.0 million, or 48.0%, to $138.8 million for 2013 from $93.8 million for 2012. This increase was driven by increased revenue, improved gross margin percentage and reduction in research and development overheads and amortisation of other intangibles, partially offset by increased administrative costs.
Finance income — interest receivable
Interest receivable increased by $1.3 million to $1.8 million for 2013 from $0.5 million for 2012. This increase was driven by higher average gross cash balances during 2013.
Finance income — interest payable
Interest payable decreased by $4.4 million, or 31.0%, to $9.8 million for 2013 from $14.2 million for 2012. This decrease was driven by lower average gross debt balances during 2013, reflecting the amortisation of Pace’s debt facility, which was fully repaid by 31 December 2013.
Profit before tax
Profit before tax increased by $50.7 million, or 63.3%, to $130.8 million for 2013 from $80.1 million for 2012. This increase was driven by higher operating profit, increased interest income and reduced interest expense.
Tax charge
Tax charge increased by $12.4 million, or 57.1%, to $34.1 million for 2013 from $21.7 million for 2012. This increase reflects the higher level of profit before tax partially offset by lower corporate tax rates in the UK.
Profit for the year
Profit for the year increased by $38.3 million, or 65.6%, to $96.7 million for 2013 from $58.4 million for 2012. This increase was driven by higher profit before tax, partially offset by an increase in the tax charge.
Financial Liquidity and Capital Resources
Pace’s principal sources of liquidity are its cash balances, short-term and long-term bank borrowings, and its access to the equity markets. As of 31 December 2014, 31 December 2013 and 31 December 2012, Pace had gross cash balances of  $182.1 million, $33.0 million and $74.7 million, respectively, which were held as short-term deposits or in current accounts with a number of banks and in a number of currencies, including the U.S. Dollar, Euro, Sterling and Brazilian Real. As of 31 December 2014, 31 December 2013 and 31 December 2012, Pace had net debt of  $93.1 million, net cash of  $33.0 million and net debt of $163.3 million, respectively.
As of 31 December 2014, Pace had in place a five-year term loan facility (the “Term Loan Facility”) and a $150 million revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Facilities”) with a group of nine banks under a credit agreement (the “Credit Agreement”) entered into on 12 December 2013. The Term Loan Facility amortises over five years from drawing (6 January 2014) and, as of 31 December 2014, had a balance of  $279.0 million outstanding. As of 31 December 2014, Pace had no borrowings outstanding under the Revolving Facility. The Credit

Agreement contains customary provisions relating to voluntary and mandatory prepayment of the Facilities (including on a change of control of Pace). The Credit Agreement contains certain representations, warranties, undertakings and events of default which are usual for an agreement of this nature, including customary negative covenants and specific financial covenants. Pace remains comfortably within the financial covenants set out in the Credit Agreement.
In addition to the Facilities, Pace has entered into a Bi-lateral Bonding Facility (the “Bonding Facility”) which covers bank guarantees, principally in respect of Duty and Deferment requirements, for example in connection with the recovery of VAT in certain countries. The Bonding Facility covered $7.7 million of bank guarantees at 31 December 2014.
As at 31 December 2014, all of Pace’s debt was denominated in U.S. dollars and subject to floating interest rates.
Pace believes that its existing cash, committed facilities and the cash expected to be generated through its operating activities will be sufficient to fund its operations for the next year. This assumption could prove to be wrong if other factors, such as unexpectedly difficult trading conditions, adversely impact its ability to generate cash.
Cash Flows
	Year Ended 31 December
	2014	2013	2012
	(dollars in millions)
Net cash flows from operating activities	274.0	281.7	262.2
Net cash flows used in investing activities	(385.0)	(72.7)	(95.2)
Net cash flows from/used in financing activities	260.1	(250.7)	(141.0)
Net increase/(decrease) in cash and cash equivalents	149.1	(41.7)	26.0

Net Cash Flows from Operating Activities
Cash flows from operating activities in 2014, 2013 and 2012 mainly comprised Pace’s operating profits, adjusted for non-cash items, including depreciation and amortisation, less tax and interest paid and movements in working capital and provisions.
Net cash flows from operating activities was $274.0 million for 2014, representing a decrease of $7.7 million, or 2.7%, from $281.7 million for 2013, reflecting a $23.2 million outflow from working capital and provisions compared to a $56.9 million inflow from working capital and provisions in the prior year, which was only partially offset by an increase in operating profit of  $44.9 million, a $16.4 million increase in non-cash items and a $12.3 million reduction in tax paid.
Net cash flows from operating activities of  $281.7 million for 2013 represented an increase of $19.5 million, or 7.4%, from $262.2 million for 2012, reflecting an increase in operating profit of $50.7 million, which was partially offset by a $17.5 million reduction in non-cash items and an $11.9 million reduction in the inflow from working capital and provisions.
Net Cash Used in Investing Activities
Cash flows from investing activities in 2014, 2013 and 2012 mainly comprised the acquisition of subsidiaries, the acquisition of property, plant and equipment, development expenditure and interest received.
Net cash flows used in investing activities was $385.0 million for 2014, representing an increase of $312.3 million from $72.7 million for 2013, primarily reflecting a $295.3 million increase in cash flow used for the acquisition of subsidiaries, net of cash acquired, following the acquisition of Aurora Networks.
Net cash flows used in investing activities of  $72.7 million for 2013 represented a decrease of $22.5 million, or 23.6%, from $95.2 million for 2012, reflecting a reduction of  $15.7 million in cash flow used for the acquisition of subsidiaries, net of cash acquired, due to a deferred consideration payment made for the acquisition of Latens Systems Limited in 2012, a reduction of  $1.0 million in capital expenditure, a reduction of  $4.5 million in development expenditure and a $1.3 million increase in interest received.

Net Cash Generated from/(Used in) Financing Activities
Cash flows from financing activities in 2014, 2013 and 2012 mainly comprised the payment or drawdown of borrowing facilities, proceeds from the issue of share capital and dividend payments to Pace equity shareholders.
Net cash flows generated from financing activities were $260.1 million for 2014, an increase of $510.8 million, or 203.8%, compared to net cash flows used in financing activities of  $250.7 million for 2013. The increase primarily reflected a $519.1 million increase in cash flows from the payment or drawdown of borrowing facilities due to proceeds received during 2014 to fund the acquisition of Aurora Networks, compared to repayment of previous bank facilities in 2013.
Net cash flows used in financing activities of  $250.7 million for 2013 represented an increase of $109.7 million, or 77.8%, compared to net cash flows used in financing activities of  $141.0 million for 2012. The increase primarily reflected a $105.1 million increase in cash flows used in the payment of borrowing facilities following the repayment of bank facilities at the end of 2013.
Commitments and Contingencies
Following is a summary of Pace’s contractual obligations as of 31 December 2014:
	Payments due by period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
	(dollars in millions)
Long-term debt obligations(1)	279.0	38.8	100.7	139.5	—
Operating lease obligations(2)	32.4	8.7	11.2	7.2	5.3
Purchase obligations(3)	936.4	936.4	—	—	—
Provisions(4)	132.1	31.5	100.0	0.6	—
Total	1,379.9	1,015.4	211.9	147.3	5.3

(1)
Long-term debt obligations represent the obligations associated with the Facilities.

(2)
Pace’s operating lease obligations relate to leases of properties Pace uses in its business.

(3)
Purchase obligations represent contractual obligations arising from purchase orders for which Pace has made firm commitments, and other contractual obligations to purchase goods or services that is enforceable and legally binding on the company that specifies all significant terms including: fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction.

(4)
Provisions relate to royalties under negotiation, warranties and other items including retirement and exceptional restructuring provisions.

Off-Balance Sheet Arrangements
Pace has no off-balance sheet arrangements.
Dividend
Pace has proposed or paid dividends for 2014 of 7.00 cents per share, representing an increase of 27.5% over 2013. Pace paid dividends for 2013 of 5.49 cents per share, representing an increase of 22% over 2012.
Critical Accounting Policies and Significant Estimates
Pace’s most significant accounting policies, judgments and estimates are set out in its audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The preparation of financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. Where estimates and associated assumptions are made they are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from the estimates calculated using these judgments and assumptions. The estimates and underlying assumptions are reviewed on an ongoing basis. Key areas of estimation uncertainty and critical accounting judgments are set out below.
Warranty Provisions
Pace provides product warranties for its products. Although it is difficult to make accurate predictions of potential failure rates or the possibility of an epidemic failure, as a warranty estimate must be calculated at the outset of a product before field deployment data is available, these estimates improve during the lifetime of the product in the field.
A provision for warranties is recognised when the underlying products are sold. The provision is based on historical warranty data and a weighting of all possible outcomes against their associated probabilities. The level of warranty provision required is reviewed on a product by product basis and provisions are adjusted accordingly in the light of actual performance.
Royalty Provisions
Pace’s products incorporate third party technology, usually under licence. Inadvertent actions may expose Pace to the risk of infringing third-party intellectual property rights. Potential claims can still be submitted many years after a product has been deployed. Any such claims are always vigorously defended.
Provisions for royalty claims are recognised when it is considered more likely than not that an outflow of economic resources will be required to settle a claim that has resulted from the sale of a product allegedly using technology of a patent owner, and the amount of the outflow can be reliably measured. The directors have made provision for the potential royalty payable based on the latest information available, which represents the best estimate of the expenditure required to settle the present obligation. Having taken legal advice, the board of directors considers that there are defences available that should mitigate the amounts being sought. Pace will vigorously negotiate or defend all claims but, in the absence of agreement, the amounts provided may prove to be different from the amounts at which the potential liabilities are finally settled.
Impairment Reviews
As is required by International Accounting Standards, Pace carries out impairment reviews of its non-financial assets on an annual basis, or when indicators of impairment exist. Such reviews involve assessing the value in use of an asset or cash-generating unit by reference to its estimated future cash flows, discounted to their present value. The judgements in relation to impairment reviews relate to the assumptions applied in calculating the value in use, and the future performance expectations.
Intangible Assets — Capitalised Development Costs
Pace’s business includes a significant element of research and development activity. Under accounting standards, principally IAS 38 “Intangible Assets,” there is a requirement to capitalise and amortise development spend to match costs to expected benefits from projects deemed to be commercially viable. The application of this policy involves the ongoing consideration by management of the forecasted economic benefit from such projects compared to the level of capitalised costs, together with the selection of amortisation periods appropriate to the life of the associated revenues from the product.
Acquisition Accounting
As part of the accounting for business combinations it is necessary to perform a purchase price allocation exercise to identify appropriate categories of intangible assets that have been purchased. Such an exercise involves judgement with regard to the types of assets identified, the value of those assets and the useful economic lives applied with regard to amortisation rates. The amounts recognised are calculated by reference to management forecasts and assumed discount rates, obsolescence curves and attrition rates.

For significant acquisitions, whilst the board of directors use appropriate qualified independent valuation advisors to assist in the purchase price allocation work, the exercise inherently requires significant judgement and estimation to be taken.
Recent IFRS Accounting Pronouncements
New and Amended Standards Adopted by Pace
Pace adopted the following new standards and amendments for the first time in its 2014 consolidated financial statements. Unless otherwise stated, they have not had a material impact on the financial statements.
•
Amendments to IAS 32 ‘Offsetting Financial Assets and Financial Liabilities’;

•
Investment Entities (Amendments to IFRS 10, IFRS 12 and IAS 27);

•
Recoverable Amount Disclosures for Non-Financial Assets (Amendments to IAS 36); and

•
Novation of Derivatives and Continuation of Hedge Accounting (Amendments to IAS 39).

New Standards, Amendments and Interpretations Issued but not Effective and Not Early Adopted
The following standards have been issued but have not been applied by Pace in its 2014 consolidated financial statements. Their adoption is not expected to have a material effect on the financial statements unless otherwise indicated:
•
Annual improvement cycles 2010-2012 and 2011-2013 (mandatory for year ending 31 December 2015);

•
IFRS 14 Regulatory Deferral Accounts (mandatory for year ending 31 December 2016);

•
Amendments to IFRS 11: Accounting for Acquisitions of Interests in Joint Operations (mandatory for year ending 31 December 2016);

•
Amendments to IAS 16 and IAS 38: Clarification of Acceptable Methods of Depreciation (mandatory for year ending 31 December 2016);

•
Amendments to IAS 16 and IAS 41: Bearer plants (mandatory for year ending 31 December 2016);

•
Amendments to IAS 27: Equity method in separate financial statements (mandatory for year ending 31 December 2016);

•
Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets (mandatory for year ending 31 December 2016);

•
Amendments to IFRS 10, IFRS 12 and IAS 28: Applying the Consolidation Exemption (mandatory for year ending 31 December 2016);

•
Annual improvement cycles 2012-2014 (mandatory for year ending 31 December 2016);

•
IFRS 15 Revenue from contracts with customers (mandatory for year ending 31 December 2017, with current exposure draft proposing further deferral to 31 December 2018). This standard may affect the accounting for certain contracts and will impose greater disclosure requirements on all companies. Pace is currently considering the impact of this standard; and

•
IFRS 9 Financial Instruments (mandatory for year ending 31 December 2018). This standard will determine a new framework for the measurement of financial instruments. Pace is currently considering the impact of this standard.

Quantitative and Qualitative Disclosures About Market Risk
Pace’s multinational operations expose it to different financial risks, including foreign exchange rate risks, credit and liquidity risks, and interest rate risks. These market risks may adversely affect Pace’s results of operations and financial condition. Pace has a risk management program in place which seeks to limit the impact of these risks on its financial performance as explained below.
Pace has determined policies for managing these risks in a non-speculative manner. Additional information in relation to these risks, including relative sensitivity analyses, is provided in Note 17 of Pace’s audited consolidated financial statements, presented elsewhere in this proxy statement/prospectus.
Foreign Exchange Risk
Pace’s principal currency exposures are to fluctuations between the U.S. Dollar and Sterling and between the U.S. Dollar and the Euro. Pace’s treasury policy is to progressively hedge cash flows when they are sufficiently certain and to seek price variations through contractual mechanisms.
During 2014, the average exchange rate for the U.S. Dollar against Sterling weakened by 5.8% in comparison to the average exchange rate for the U.S. Dollar against Sterling in 2013. A 5.8% strengthening in the average exchange rate for the U.S. Dollar against Sterling for 2014 would have resulted in increased profit reported for the year by nil million. This analysis assumes that all other variables remain constant. A 5.8% weakening in the average exchange rate for the U.S Dollar against Sterling would have an equal but opposite effect.
During 2014, the average exchange rate for the U.S. Dollar against the Euro remained constant at 1.33 in comparison to the average exchange rate for the U.S. Dollar against the Euro in 2013. A 1.0% strengthening in the average exchange rate for the U.S. Dollar against the Euro for 2014 would have resulted in increased profit reported for the year by nil million. This analysis assumes that all other variables remain constant. A 1.0% weakening in the average exchange rate for the U.S Dollar against the Euro would have an equal but opposite effect.
Pace uses derivative contracts to hedge forward progressively against movements in the value of foreign currencies, in respect of cash receipts and payments expected from transactions over the next twelve months. Pace’s derivative contracts qualify for hedge accounting and had a fair value of  $4.4 million at 31 December 2014.
Credit and Liquidity Risk
Pace’s credit risk is primarily attributable to its trade debtors. Credit risk is managed by monitoring the aggregate amount and duration of exposure to any one customer depending upon their credit rating. Pace does not require collateral in respect of financial assets. There were no significant impairments in the years ended 31 December 2014, 31 December 2013 or 31 December 2012.
Pace’s credit risk on liquid funds is limited because counterparties are banks with high credit ratings.
The carrying value of financial assets represents the maximum credit exposure. The maximum exposure at the balance sheet date as of 31 December 2014 was $1,030.6 million, representing the total trade receivables, cash and cash equivalents and assets relating to forward exchange contracts used for hedging in the balance sheet.
Details of Pace’s credit risk are set out in Note 17 of Pace’s financial statements presented elsewhere in this proxy statement/prospectus.
Liquidity risk is the risk that Pace will not be able to meet its financial obligations as they fall due. Details of the maturity of Pace’s financial liabilities are set out in Note 17 of Pace’s financial statements presented elsewhere in this proxy statement/prospectus.
Interest Rate Risk
Pace is subject to fluctuations on its loans and surplus cash deposits. More details of the interest rate profile of Pace’s interest bearing financial instruments and a related sensitivity analysis are set out in Note 17 of Pace’s financial statements presented elsewhere in this proxy statement/prospectus.

INDEX TO FINANCIAL STATEMENTS OF PACE
Audited Financial Statements for the Years ended December 31, 2014, 2013 and 2012

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
Pace plc:
We have audited the accompanying consolidated balance sheet of Pace plc and its subsidiaries as of 31 December 2014 and 31 December 2013 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the years ended 31 December 2014, 31 December 2013 and 31 December 2012.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pace plc and its subsidiaries as of 31 December 2014 and 31 December 2013 and the results of their operations and cash flows for the years ended 31 December 2014, 31 December 2013 and 31 December 2012 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
(signed) KPMG LLP
Leeds, United Kingdom
1 July 2015

Consolidated Income Statement
(in millions of dollars, except per share data)
		Years Ended December 31
	Notes	2014	2013	2012
Revenue	3	2,620.0	2,469.2	2,403.4
Cost of sales		(2,087.5)	(2,021.0)	(1,970.4)
Gross profit		532.5	448.2	433.0
Administrative expenses:
Research and development expenditure		(83.7)	(87.0)	(101.0)
Amortisation of development expenditure	10	(45.4)	(45.6)	(54.3)
Other administrative expenses:
Before exceptional costs		(162.3)	(122.0)	(119.5)
Exceptional costs	4	(7.3)	(12.2)	(12.5)
Amortisation of other intangibles	10	(52.9)	(42.6)	(51.8)
Total administrative expenses		(351.6)	(309.4)	(339.2)
Operating profit		180.9	138.8	93.8
Finance income – interest receivable	5	2.5	1.8	0.5
Finance expenses – interest payable	5	(7.7)	(9.8)	(14.2)
Profit before tax		175.7	130.8	80.1
Tax charge	7	(27.7)	(34.1)	(21.7)
Profit for the year		148.0	96.7	58.4
Profit attributable to:
Equity holders of the Company		148.0	96.7	58.4
Earnings per ordinary share
Basic earnings per ordinary share (cents)	8	47.4	31.2	19.4
Diluted earnings per ordinary share (cents)	8	45.6	29.8	18.5

Consolidated Statement of Comprehensive Income
(in millions of dollars, except per share data)
	Years Ended December 31
	2014	2013	2012
Profit for the year	148.0	96.7	58.4
Other comprehensive income:
Items that are or may be subsequently reclassified to profit and loss:
Exchange differences on translation of foreign operations	(19.7)	(4.8)	(2.7)
Net change in fair value of cash flow hedges transferred to profit or loss, gross of tax	2.3	(2.7)	(11.2)
Deferred tax adjustment on above	(0.4)	0.7	3.0
Effective portion of changes in fair value of cash flow hedges, gross of tax	2.7	4.7	4.9
Deferred tax adjustment on above	(0.4)	(1.2)	(1.3)
Other comprehensive income for the year, net of tax	(15.5)	(3.3)	(7.3)
Total comprehensive income for the year	132.5	93.4	51.1
Attributable to:
Equity holders of the Company	132.5	93.4	51.1

Consolidated Balance Sheet
(in millions of dollars, except per share data)
		As Of 31 December
	Notes	2014	2013
Assets
Non-current assets
Property, plant and equipment	11	63.2	60.0
Intangible assets – goodwill	10	471.1	342.6
Intangible assets – other intangibles	10	208.2	123.1
Intangible assets – development expenditure	10	85.0	64.4
Deferred tax assets	12	31.2	21.2
Total non-current assets		858.7	611.3
Current assets
Inventories	13	168.0	156.8
Trade and other receivables	14	909.1	468.7
Cash and cash equivalents		182.1	33.0
Current tax assets		4.3	1.3
Total current assets		1,263.5	659.8
Total assets		2,122.2	1,271.1
Equity
Issued capital	19	29.1	29.0
Share premium	20	85.1	83.7
Merger reserve	21	109.9	109.9
Hedging reserve		4.0	(0.2)
Translation reserve	21	(79.3)	(59.6)
Retained earnings	22	518.3	384.2
Total equity		667.1	547.0
Liabilities
Non-current liabilities
Deferred tax liabilities	12	89.7	56.3
Provisions	18	100.6	60.3
Borrowings	16	237.8	—
Total non-current liabilities		428.1	116.6
Current liabilities
Trade and other payables	15	934.6	567.1
Current tax liabilities		23.5	8.5
Provisions	18	31.5	31.9
Borrowings	16	37.4	—
Total current liabilities		1,027.0	607.5
Total liabilities		1,455.1	724.1
Total equity and liabilities		2,122.2	1,271.1

Consolidated Statements of Changes in Shareholders’ Equity
For the years ended 31 December 2014, 2013 and 2012
(in millions of dollars, except per share data)
	Share capital	Share premium	Merger reserve	Hedging reserve	Translation reserve	Retained earnings	Total equity
Balance at January 2012	28.3	73.1	109.9	2.9	(52.1)	245.0	407.1
Profit for the year	—	—	—	—	—	58.4	58.4
Other comprehensive income	—	—	—	(4.6)	(2.7)	—	(7.3)
Total comprehensive income for the year	—	—	—	(4.6)	(2.7)	58.4	51.1
Transactions with owners:
Dividends to equity shareholders	—	—	—	—	—	(12.3)	(12.3)
Employee share incentive charges	—	—	—	—	—	7.9	7.9
Issue of shares	0.4	5.9	—	—	—	—	6.3
Balance at December 2012	28.7	79.0	109.9	(1.7)	(54.8)	299.0	460.1
Profit for the year	—	—	—	—	—	96.7	96.7
Other comprehensive income	—	—	—	1.5	(4.8)	—	(3.3)
Total comprehensive income for the year	—	—	—	1.5	(4.8)	96.7	93.4
Transactions with owners:
Dividends to equity shareholders	—	—	—	—	—	(15.6)	(15.6)
Employee share incentive charges	—	—	—	—	—	4.1	4.1
Issue of shares	0.3	4.7	—	—	—	—	5.0
Balance at December 2013	29.0	83.7	109.9	(0.2)	(59.6)	384.2	547.0
Profit for the year	—	—	—	—	—	148.0	148.0
Other comprehensive income	—	—	—	4.2	(19.7)	—	(15.5)
Total comprehensive income for the year	—	—	—	4.2	(19.7)	148.0	132.5
Transactions with owners:
Dividends to equity shareholders	—	—	—	—	—	(18.7)	(18.7)
Employee share incentive charges	—	—	—	—	—	6.5	6.5
Issue of shares	0.1	1.4	—	—	—	—	1.5
Purchase of own shares by employee benefit trust	—	—	—	—	—	(1.7)	(1.7)
Balance at December 2014	29.1	85.1	109.9	4.0	(79.3)	518.3	667.1

Consolidated Statement of Cash Flows
(in millions of dollars)
	Years Ended 31 December
	2014	2013	2012
Cash flows from operating activities
Profit before tax	175.7	130.8	80.1
Adjustments for:
Share-based payments charge	6.5	4.1	7.9
Depreciation of property, plant and equipment	29.0	25.0	21.0
Amortisation of development expenditure	45.4	45.6	54.3
Amortisation of other intangible assets	52.9	42.6	51.8
Loss on sale of property, plant and equipment	0.1	0.2	—
Net finance expense	5.2	8.0	13.7
Movement in trade and other receivables	(383.4)	85.5	(162.3)
Movement in trade and other payables	329.2	(67.2)	258.5
Movement in inventories	31.7	24.2	(33.0)
Movement in provisions	(0.7)	14.4	5.6
Cash generated from operations	291.6	313.2	297.6
Interest paid	(6.1)	(7.7)	(11.6)
Tax paid	(11.5)	(23.8)	(23.8)
Net cash generated from operating activities	274.0	281.7	262.2
Cash flows from investing activities
Acquisition of subsidiaries, net of cash acquired	(295.3)	—	(15.7)
Purchase of property, plant and equipment	(26.0)	(21.6)	(22.6)
Development expenditure	(66.2)	(52.9)	(57.4)
Interest received	2.5	1.8	0.5
Net cash used in investing activities	(385.0)	(72.7)	(95.2)
Cash flows from financing activities
Proceeds from external borrowings	310.0	—	—
Repayment of external borrowings	(31.0)	(240.1)	(135.0)
Proceeds from issue of share capital	1.5	5.0	6.3
Dividend paid	(18.7)	(15.6)	(12.3)
Purchase of own shares by employee benefit trust	(1.7)	—	—
Net cash generated from/(used in) financing activities	260.1	(250.7)	(141.0)
Net change in cash and cash equivalents	149.1	(41.7)	26.0
Cash and cash equivalents at the start of the year	33.0	74.7	48.7
Cash and cash equivalents at the end of the year	182.1	33.0	74.7

NOTES
1.
Basis of Preparation and Business Environment

The following accounting policies have been applied consistently in dealing with items that are considered material in relation to the Financial Statements:
Basis of Preparation
The Financial Statements have been prepared in accordance with applicable accounting standards and under the historical cost convention as modified by the revaluation of derivative instruments. The financial information for the years ended 31 December 2014, 31 December 2013 and 31 December 2012 was approved on 1 July 2015.
International Financial Reporting Standards
The financial statements are rounded to the nearest thousand pounds and have been prepared and approved by the Directors in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board (‘IASB’).
The information for the years ended 31 December 2014, 31 December 2013 and 31 December 2012 do not constitute the company’s statutory accounts for the years ended 31 December 2014, 31 December 2013 or 31 December 2012, but are derived from those accounts. Statutory accounts for those years have been delivered to the registrar of companies. The auditor has reported on those accounts; their reports were (i) unqualified, (ii) did not include a reference to any matters to which the auditor drew attention by way of emphasis without qualifying their report and (iii) did not contain a statement under section 498 (2) or (3) of the Companies Act 2006.
Going Concern
The Group has borrowing facilities in place until January 2019. At 31 December 2014 these are in the form of a $310 million term loan, which is subject to repayment through instalments every six months plus a final payment, and a $150 million revolving credit facility. These facilities are subject to financial performance covenants which the Group currently complies with.
The Group has prepared a financial and working capital forecast based upon trading assumptions and other short-term and medium-term plans. The Group has sensitised these plans for a number of potential scenarios, including working capital management and revenue reduction, and has concluded that the Group will continue to meet its financial performance covenants and will have adequate working capital available to continue in operational existence for the foreseeable future.
Basis of Consolidation
The Group Financial Statements consolidate those of the Company and of its subsidiary undertakings. Subsidiaries are entities that the Company has power over, exposure or rights to variable returns and an ability to use its power to affect those returns. Intra-group transactions, including sales, profits, receivables and payables, have been eliminated on the Group consolidation. Investments in subsidiaries are carried at cost less any impairment loss in the Financial Statements of the Company.
Functional and Presentational Currency
Items included in the Financial Statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The consolidated Financial Statements are presented in US Dollars which is the Group’s functional and presentational currency.
The US Dollar/Pound Sterling exchange rate at 31 December 2014 was 1.56, at 31 December 2013 was 1.64 and at 31 December 2012 was 1.62.

Significant Judgements, Key Assumptions and Estimation Uncertainty
The Group’s main accounting policies affecting its results of operations and financial condition are set out on pages F-10 to F-16. Judgements and assumptions have been required by management in applying the Group’s accounting policies in many areas. Actual results may differ from the estimates calculated using these judgements and assumptions. Key areas of estimation uncertainty and critical accounting judgements are as follows:
Warranty Provisions
Pace provides product warranties for its products. Although it is difficult to make accurate predictions of potential failure rates or the possibility of an epidemic failure, as a warranty estimate must be calculated at the outset of a product before field deployment data is available, these estimates improve during the lifetime of the product in the field.
A provision for warranties is recognised when the underlying products are sold. The provision is based on historical warranty data and a weighting of all possible outcomes against their associated probabilities. The level of warranty provision required is reviewed on a product by product basis and provisions are adjusted accordingly in the light of actual performance.
Royalty Provisions
Pace’s products incorporate third party technology, usually under licence. Inadvertent actions may expose Pace to the risk of infringing third party intellectual property rights. Potential claims can still be submitted many years after a product has been deployed. Any such claims are always vigorously defended.
Provisions for royalty claims are recognised when it is considered more likely than not that an outflow of economic resources will be required to settle a claim that has resulted from the sale of a product allegedly using technology of a patent owner, and the amount of the outflow can be reliably measured. The directors have made provision for the potential royalty payable based on the latest information available, which represents the best estimate of the expenditure required to settle the present obligation. Having taken legal advice, the Board considers that there are defences available that should mitigate the amounts being sought. The Group will vigorously negotiate or defend all claims but, in the absence of agreement, the amounts provided may prove to be different from the amounts at which the potential liabilities are finally settled.
Impairment Reviews
As is required by International Accounting Standards, the Group carries out impairment reviews of its non-financial assets on an annual basis, or when indicators of impairment exist. Such reviews involve assessing the value in use of an asset or cash-generating unit (CGU) by reference to its estimated future cash flows, discounted to their present value. The judgements in relation to impairment reviews relate to the assumptions applied in calculating the value in use, and the future performance expectations.
Intangible Assets — Capitalised Development Costs
The Group business includes a significant element of research and development activity. Under accounting standards, principally IAS 38 ‘Intangible Assets’, there is a requirement to capitalise and amortise development spend to match costs to expected benefits from projects deemed to be commercially viable. The application of this policy involves the ongoing consideration by management of the forecasted economic benefit from such projects compared to the level of capitalised costs, together with the selection of amortisation periods appropriate to the life of the associated revenues from the product.
Acquisition Accounting
As part of the accounting for business combinations it is necessary to perform a purchase price allocation exercise to identify appropriate categories of intangible assets that have been purchased. Such an exercise involves judgement with regard to the types of assets identified, the value of those assets and the useful economic lives applied with regard to amortisation rates. The amounts recognised are calculated by reference to management forecasts and assumed discount rates, obsolescence curves and attrition rates.

For significant acquisitions, whilst the Directors use appropriate qualified independent valuation advisors to assist in the purchase price allocation work, the exercise inherently requires significant judgement and estimation to be taken.
2.
Accounting Policies

Business Combinations
Subsidiaries are entities that the Company has power over, exposure or rights to variable returns and an ability to use its power to affect those returns. The acquisition date is the date on which control is transferred to the acquirer. Judgement is applied in determining the acquisition date and determining whether control is transferred from one party to another.
Goodwill
Goodwill that arises upon the acquisition of subsidiaries is included in intangible assets.
Initial Measurement
The Group measures goodwill as the fair value of the consideration transferred including the recognised amount of any non-controlling interest in the acquiree, less the net recognised amount (generally fair value) of the identifiable assets acquired and liabilities assumed, all measured as of the acquisition date. Consideration transferred includes the fair values of the assets transferred, liabilities incurred by the Group to the previous owners of the acquiree and equity interests issued by the Group. Consideration transferred also includes the fair value of any contingent consideration and share-based payment awards of the acquiree that are replaced mandatorily in the business combination. If a business combination results in the termination of pre-existing relationships between the Group and the acquiree, then the lower of the termination amount, as contained in the agreement, and the value of the off-market element is deducted from the consideration transferred and recognised in other expenses.
A contingent liability of the acquiree is assumed in a business combination only if such a liability represents a present obligation and arises from a past event and its fair value can be measured reliably.
The Group measures any non-controlling interest at its proportionate interest in the identifiable net assets of the acquiree. Transaction costs that the Group incurs in connection with a business combination, such as finder’s fees, legal fees, due diligence fees and other professional and consulting fees, are expensed as incurred.
Subsequent measurement
Goodwill is measured at cost less accumulated impairment losses. In respect of equity accounted investees, the carrying amount of goodwill is included in the carrying amount of the investment and an impairment loss on such an investment is not allocated to any asset, including goodwill, that forms part of the carrying amount of the equity accounted investee.
As permitted by IFRS 1 ‘First-time Adoption of IFRS’, goodwill arising on acquisitions before 29 May 2004 (date of transition to IASB) has been frozen at the UK GAAP amounts subject to being tested for impairment annually. The Group performs its annual impairment review at the cash-generating unit level.
Other Intangibles
Other intangible assets that are acquired by the Group, which have finite useful lives, are measured at cost less accumulated amortisation and accumulated impairment losses.

Amortisation of other intangibles is done on a straight-line basis over the estimated useful economic lives of the particular asset categories as follows:
Customer contracts and relationships	three to ten years
Technology and patents	one to ten years
Other	three years
Research and Development Expenditure
All ongoing research expenditure is expensed in the period in which it is incurred. Where a product is technically feasible, production and sales are intended, a market exists and sufficient resources are available to complete the project, development costs are capitalised and subsequently amortised on a straight-line basis over the estimated useful life of the product concerned from commercial launch. The expenditure capitalised includes the cost of materials, direct labour and an appropriate proportion of overheads. Where these conditions are not met, development expenditure is recognised as an expense in the period in which it is incurred. Capitalised development expenditure is stated at cost less accumulated amortisation and impairment losses. The estimated useful lives for development expenditure are estimated to be in a range of between six and thirty months.
Capitalised development expenditure is not treated as a realised loss for the purpose of determining the Company’s distributable profits as the costs meet the conditions required to be treated as an asset in accordance with IAS 38.
The amortisation of capitalised development expenditure is charged to the income statement in research and development expenditure within the Administrative expenses category.
Impairment Charges
The carrying amounts of the Group’s non-financial assets, other than inventories and deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. For goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated each year at the same time. An impairment loss is recognised if the carrying amount of an asset or its related CGU exceeds its estimated recoverable amount.
The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. For the purpose of impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment testing is performed reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.
The Group’s corporate assets do not generate separate cash inflows and are utilised by more than one CGU. Corporate assets are allocated to CGUs on a reasonable and consistent basis and tested for impairment as part of the testing of the CGU to which the corporate asset is allocated. Impairment losses are recognised in profit or loss. Any impairment losses recognised in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU and then to reduce the carrying amounts of the assets in the CGU on a pro-rata basis.
An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

Exceptional Items
Items that are significant by virtue of their size or nature and that are considered non-trading are classified as exceptional operating items. Such items which include for instance the costs of opening or closing premises, costs of significant restructuring and profits and losses made on the disposal of properties, are included within the appropriate consolidated income statement category, albeit analysed as a separate line within that category, and are highlighted separately in the Notes to the Financial Statements. Exceptional operating items are excluded from the profit measures used by the Board to monitor underlying performance.
Revenue Recognition
Revenue comprises the value of sales of goods and services to third party customers occurring in the period, stated exclusive of value added tax and net of trade discounts and rebates.
Revenue on the sale of goods is recognised when substantially all of the risks and rewards in the product have passed to the customer and substantially all of the Group’s work is completed, which is usually upon delivery to the customer or his/her agent. The Group does not recognise revenue before delivery has occurred, the risks and rewards of ownership have been transferred to the customer, the amount of revenue can be measured reliably and collection of the related receivable is reasonably assured. The determination of whether the amount of revenue can be measured reliably or whether receivables are collectible is inherently judgemental.
Revenue in respect of services rendered, including engineering consultancy and support and software services, is recognised over the period over which they are performed, in relation to the level of work undertaken and any future obligations remaining.
Finance Income and Finance Costs
Finance income comprises interest income on funds invested and dividend income. Interest income is recognised as it accrues in profit or loss, using the effective interest method. Finance costs comprise interest expense on borrowings and impairment losses recognised on financial assets. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognised in profit or loss using the effective interest method. Foreign currency gains and losses are reported on a net basis.
Government Grants
Grants in respect of specific research and development projects are credited to research and development costs within the income statement or against the capitalised development expenditure as appropriate to match to the project’s related expenditure.
Cash and Cash Equivalents
Cash and cash equivalents comprise cash balances and call deposits. The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents. Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management system are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.
Allowance for Doubtful Debts
Trade receivables are assessed individually for impairment, or collectively where the receivables are not individually significant. Where necessary, provisions for doubtful debts are recorded in the income statement.
Inventory
Inventory is stated at the lower of cost and net realisable value. Cost is determined on a first-in-first-out basis and includes appropriate transport and handling costs but excludes royalties due only on ultimate sale. Where necessary, provision is made for obsolete, slow-moving and defective inventory.

Property, Plant and Equipment
The cost of items of property, plant and equipment is its purchase cost, together with any incidental costs of acquisition.
Depreciation is calculated so as to write off, on a straight-line basis over the expected useful economic lives of the asset concerned, the cost of property, plant and equipment, less any estimated residual values, which are adjusted, if appropriate, at each balance sheet date. The principal economic lives used for this purpose are:
Long leasehold properties	Period of lease
Short leasehold properties	Period of lease
Plant and machinery	One to ten years
Motor vehicles	Four years
Provision is made against the carrying value of items of property, plant and equipment where an impairment in value is deemed to have occurred.
Leased Assets
Leases in terms of which the Group assumes substantially all the risks and rewards of ownership are classified as finance leases. Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and depreciated over their expected useful lives. The interest element of leasing payments represents a constant proportion of the capital balance outstanding and is charged to the income statement over the period of the lease.
All other leases are regarded as operating leases and the payments made under them are charged to the income statement on a straight-line basis over the lease term.
Foreign Currency
Transactions in foreign currencies are translated to the respective functional currencies of Group entities at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated to the functional currency at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the income statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are retranslated to the functional currency at foreign exchange rates ruling at the dates the fair value was determined.
The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on consolidation, are translated to the Group’s presentational currency at foreign exchange rates ruling at the balance sheet date. The revenues and expenses of foreign operations are translated at an average rate for the year where this rate approximates to the foreign exchange rates ruling at the dates of the transactions. Exchange differences arising from this translation of foreign operations are taken directly to the translation reserve. When a foreign operation is disposed of such that control is lost, the cumulative amount in the translation reserve is reclassified to the income statement as part of the gain or loss on disposal.
Derivative Financial Instruments
The Group uses derivative financial instruments, usually forward foreign exchange contracts, to hedge its exposure to foreign exchange risks arising from operational, financing and investment activities. In accordance with its treasury policy, the Group does not hold or issue derivative financial instruments for trading purposes. The directors have determined that the instruments qualify for cash flow hedge accounting.
Derivative financial instruments are classified as cash flow hedges when they hedge the Group’s exposure to variability in cash flows that are either attributable to a particular risk associated with a recognised asset or liability, or a highly probable forecast transaction.

Derivatives are reviewed quarterly for effectiveness. Where a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognised asset or liability, or highly probable forecast transaction, the effective part of any gain or loss on the movement in fair value of the derivative financial instrument is recognised directly in equity.
The gain or loss on any ineffective part of the hedge is immediately recognised in the income statement within finance income/costs. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or liability, the associated cumulative gains or losses that were recognised directly in equity are reclassified into the income statement when the transaction occurs.
Trade Receivables
Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivable.
Trade Payables
Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.
Taxes
Current tax, including UK corporation tax and foreign tax, is provided at amounts expected to be paid (or recovered) using the tax rates that have been enacted or substantively enacted by the balance sheet date.
Deferred tax is provided using the balance sheet liability method, providing where relevant for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is measured using the tax rates that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the asset is realised or the liability settled.
A net deferred tax asset is recognised only when it is probable that sufficient taxable profits will be available in the foreseeable future from which the reversal of the temporary differences can be deducted.
Share-Based Payments
The grant date fair value of share-based payment awards granted to employees is recognised as an employee expense, with a corresponding increase in equity, over the period that the employees unconditionally become entitled to the awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service and non-market vesting conditions are expected to be met, such that the amount ultimately recognised as an expense is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.
The fair value of the amount payable to employees in respect of share appreciation rights, which are settled in cash, is recognised as an expense with a corresponding increase in liabilities over the period that the employees unconditionally become entitled to payment. The liability is re-measured at each reporting date and at settlement date. Any changes in the fair value of the liability are recognised as personnel expenses in profit or loss.
Employee Share Ownership Plans
The material assets, liabilities, income and costs of the Pace plc Employee Benefits Trust are treated as being those of the Company. Until such time as the Company’s own shares vest unconditionally with employees, the consideration paid for the shares is deducted in arriving at equity.

Employee Benefits
Obligations for contributions to defined contribution pension plans are recognised as an expense in the income statement as incurred. The Group has no defined benefit arrangements in place.
Interest-bearing Borrowings
Interest-bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost using the effective interest method, less any impairment losses.
Equity Instruments
Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.
Dividends Payable
Distributions to equity holders are disclosed as a component of the movement in shareholders’ equity. A liability is recorded for a final dividend when the dividend is approved by the Company’s shareholders and, for an interim dividend, when the dividend is paid.
Provisions
A provision is recognised in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation.
Royalty Provisions
Provisions for royalty claims, which include legal costs allowable under IFRS, are recognised when it is considered more likely than not that an outflow of economic resources will be required to settle a claim that has resulted from the sale of a product allegedly using technology of a patent owner, and the amount of the outflow can be reliably measured. The directors have made provision for the potential royalty payable based on the latest information available, which represents the best estimate of the expenditure required to settle the present obligation.
Warranty Provisions
A provision for warranties is recognised when the underlying products or services are sold. The provision is based on historical warranty data and a weighting of all possible outcomes against their associated probabilities. The level of warranty provision required is reviewed on a product by product basis and provisions are adjusted accordingly in the light of actual performance.
Restructuring
A provision for restructuring is recognised when the Group has approved a detailed and formal restructuring plan and the restructuring has either commenced or has been announced publicly. Provisions are not recognised for future operating losses.
Contingent Liabilities
A contingent liability is a possible obligation that arises from past events whose existence will be confirmed by the occurrence or non-occurrence of one or more uncertain future events beyond the control of the Group or a present obligation that is not recognised because it is not probable that an outflow of resources will be required to settle the obligation. A contingent liability also arises in where there is a liability that cannot be recognised because it cannot be measured reliably. The Group does not recognise a contingent liability but discloses its existence in the financial statements.

Changes in Accounting Policy and Disclosures
New and Amended Standards Adopted by the Group
The Group has adopted the following new standards and amendments for the first time. Unless otherwise stated, they have not had a material impact on the financial statements.
•
Amendments to IAS 32 ‘Offsetting Financial Assets and Financial Liabilities’

•
Investment Entities (Amendments to IFRS 10, IFRS 12 and IAS 27)

•
Recoverable Amount Disclosures for Non-Financial Assets (Amendments to IAS36)

•
Novation of Derivatives and Continuation of Hedge Accounting (Amendments to IAS39)

New Standards, amendments and interpretations issued but not effective for the financial year beginning 1 January 2014 and not early adopted
The following Adopted IFRSs have been issued but have not been applied by the Group in these financial statements. Their adoption is not expected to have a material effect on the financial statements unless otherwise indicated:
•
Annual improvement cycles 2010 – 2012 and 2011 – 2013 (mandatory for year ending 31 December 2015).

•
IFRS 14 Regulatory Deferral Accounts (mandatory for year ending 31 December 2016).

•
Amendments to IFRS 11:   Accounting for Acquisitions of Interests in Joint Operations (mandatory for year ending 31 December 2016).

•
Amendments to IAS 16 and IAS 38:   Clarification of Acceptable Methods of Depreciation (mandatory for year ending 31 December 2016).

•
Amendments to IAS 16 and IAS 41:   Bearer plants (mandatory for year ending 31 December 2016).

•
Amendments to IAS 27:   Equity method in separate financial statements (mandatory for year ending 31 December 2016).

•
Amendments to IFRS 10 and IAS 28:   Sale or Contribution of Assets (mandatory for year ending 31 December 2016).

•
Amendments to IFRS10, IFRS12 and IAS28:   Applying the Consolidation Exemption (mandatory for year ending 31 December 2016).

•
Annual improvement cycles 2012 – 2014 (mandatory for year ending 31 December 2016).

•
IFRS 15 Revenue from contracts with customers (mandatory for year ending 31 December 2017 with current exposure draft proposing further deferral to 31 December 2018). This standard may affect the accounting for certain contracts and will impose greater disclosure requirements on all companies. The Group is currently considering the impact of this standard.

•
IFRS 9 Financial Instruments (mandatory for year ending 31 December 2018). This standard will determine a new framework for the measurement of financial instruments. The Group is currently considering the impact of this standard.

3.
Segmental Analysis

In accordance with IFRS 8 ‘Operating Segments’, the chief operating decision-maker (CODM) has been identified as the Board of Directors which reviews internal monthly management reports, budget and forecast information to evaluate the performance of the business and make decisions.
The Group determines operating segments on the basis of SBU areas, being the basis on which the Group manages its worldwide interests.

During the year ended 31 December 2014 the Group created a new SBU named Pace Networks, which contains the Aurora Networks Inc business acquired in 2014. In addition, certain other activities were restructured and split out across the Pace International and Pace Americas SBUs.
The Group has the following operating segments which are also reportable segments for the purpose of IFRS 8:
•
Pace Americas;

•
Pace International; and

•
Pace Networks.

Other amounts include unallocated central costs that are not classified as reportable segments under IFRS 8. Pace adopted its current operating segmental presentation in the year ended 31 December 2014. The opening segment presentation for the years ended 31 December 2013 and 2012 have been restated to conform to this presentation.
Performance is measured based on segmental adjusted EBITA, as included in the internal management information which is reviewed by the CODM. Adjusted EBITA is used to measure performance as management believes that such information is the most relevant in evaluating the results of certain segments, relative to other entities that operate within these industries.
Revenues disclosed below materially represent revenues to external customers and pricing is determined on an arm’s length basis. There are no material inter-segment transactions.
The tables below present the segmental information on the revised basis, with prior periods amended to conform to the current period presentation.
Year ended 31 December 2014 (in millions of dollars)	Pace Americas	Pace International	Pace Networks	Other	Total
Segmental income statement
Revenue	1,561.6	793.8	264.6	—	2,620.0
Adjusted EBITA	150.2	88.3	47.4	(44.8)	241.1
Exceptional costs					(7.3)
Amortisation of other intangibles					(52.9)
Net interest payable					(5.2)
Tax charge					(27.7)
Profit for the year					148.0

Year ended 31 December 2013 (restated) (in millions of dollars)	Pace Americas	Pace International	Pace Networks	Other	Total
Segmental income statement
Revenue	1,680.2	789.0	—	—	2,469.2
Adjusted EBITA	152.7	82.8	—	(41.9)	193.6
Exceptional costs					(12.2)
Amortisation of other intangibles					(42.6)
Net interest payable					(8.0)
Tax charge					(34.1)
Profit for the year					96.7

Year ended 31 December 2012 (restated) (in millions of dollars)	Pace Americas	Pace International	Pace Networks	Other	Total
Segmental income statement
Revenue	1,442.1	961.3	—	—	2,403.4
Adjusted EBITA	144.0	71.9	—	(57.8)	158.1
Exceptional costs					(12.5)
Amortisation of other intangibles					(51.8)
Net interest payable					(13.7)
Tax charge					(21.7)
Profit for the year					58.4

Major Customers
In 2014 the Group had three customers which individually account for more than 10% of the Group’s total revenue, being 24%, 13% and 10%. In 2013 the Group also had three customers which accounted for 24%, 17% and 16% of the Group’s total revenue. In 2012 the Group also had three customers which accounted for 21%, 17% and 11% of the Group’s total revenue. All of the revenue from these customers is within the Pace Americas and Pace Networks reporting segments in 2014, and within the Pace Americas reporting segment in 2013 and 2012.
Geographical Analysis
In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of customers.
Revenue by destination (in millions of dollars)	2014	2013	2012
Europe	291.2	323.9	402.4
North America	1,635.6	1,540.5	1317.6
– of which USA	1,536.6	1,524.4	1,308.5
Latin America	373.2	358.4	374.4
– of which Brazil	287.8	277.8	301.6
Rest of World	320.0	246.4	309.0
	2,620.0	2,469.2	2403.4

Segment assets are based on the geographical location of the assets. The split of non-current assets by location is as follows:
Non-current assets (in millions of dollars)	2014	2013
UK	124.9	136.5
Europe – all France	117.1	127.5
Latin America	5.3	2.7
North America – all USA	558.3	321.8
Rest of World	21.9	1.6
	827.5	590.1

Non-current assets relate to property, plant and equipment and intangible assets and, as required under IFRS 8, exclude deferred tax assets, financial instruments and post-employment benefit assets.
The Group has four main revenue streams, being Set-top boxes (“STB”) and Media Servers, Gateways, Software & Services, and Networks. These revenue streams arise in each operating segment and are not defined by geographical locations.

The following table provides an analysis of the Group’s revenue streams according to those classifications:
(in millions of dollars)	2014	2013	2012
Set-top boxes & Media Servers	2,003.5	1,979.6	1,826.0
Gateways	239.7	375.8	469.4
Software & Services	112.2	113.8	108.0
Networks	264.6	—	—
	2,620.0	2,469.2	2,403.4

4.
Exceptional Costs

(in millions of dollars)	2014	2013	2012
Acquisition and integration costs	5.8	6.9	—
Restructuring and reorganisation costs	1.5	4.2	7.6
Aborted acquisition costs	—	1.1	3.5
Directors’ loss of office	—	—	1.4
	7.3	12.2	12.5

Acquisition costs in 2014 and 2013 relate to integration costs and professional service fees in respect of the acquisition of Aurora Networks, Inc on 6 January 2014. Restructuring and reorganisation costs in 2014, 2013 and 2012 relate to different restructuring programmes within the Group and represent the costs of redundancy and restructuring. Aborted acquisition costs in 2013 and 2012 relate to professional service fees in respect of aborted acquisitions.
5.
Finance Income/(Costs)

(in millions of dollars)	2014	2013	2012
Finance income – interest on bank deposits	2.5	1.8	0.5
Finance costs
Bank borrowings	(7.3)	(8.9)	(10.7)
Other finance costs	(0.4)	(0.9)	(3.5)
	(7.7)	(9.8)	(14.2)

6.
Staff Costs

The total number of persons (including directors) employed by the Group at 31 December 2014 was 2,078, at 31 December 2013 was 1,947 and at 31 December 2012 was 2,152.
The aggregate payroll costs of these persons were as follows:
Group (in millions of dollars)	2014	2013	2012
Wages and salaries	143.8	116.0	122.5
Social security costs	17.5	17.6	18.1
Other pension costs	5.8	4.6	5.9
Share-based payments (Note 24)	6.5	4.1	7.9
	173.6	142.3	154.4

7.
Taxation

(in millions of dollars)	2014	2013	2012
Current tax charge
Charge for the year	31.9	29.7	21.0
Adjustment in respect of prior years	(4.1)	2.7	(3.7)
Total current tax charge	27.8	32.4	17.3
Deferred tax charge/(credit)
Origination and reversal of temporary differences in the current year (Note 12)	(1.9)	2.7	—
Impact of change in tax rate	—	(1.0)	(0.3)
Adjustment in respect of prior years	1.8	—	4.7
Total deferred tax charge/(credit)	(0.1)	1.7	4.4
Total tax charge	27.7	34.1	21.7

Reconciliation of effective tax rate to UK statutory rate of 2014: 21.5%; 2013: 23.25%; 2012: 24.5%.
(in millions of dollars)	2014	2013	2012
Profit before tax	175.7	130.8	80.1
Tax using UK statutory tax rate at 2014: 21.5%; 2013: 23.25%; 2012: 24.5%	37.8	30.4	19.6
Effects of:
Permanent adjustments	(0.1)	—	—
Expenses not deductible for tax purposes	—	5.3	11.7
Controlled foreign companies UK tax charge	0.8	—	—
Adjustment to temporary differences	(15.0)	—	—
Research and development tax credit	(3.9)	(1.9)	(6.3)
Overseas current year tax not at 2014: 21.5%; 2013: 23.25%; 2012: 24.5%	6.8	(7.0)	(3.4)
Losses not recognised for current or deferred tax	3.6	5.6	(0.6)
Impact of change in tax rate	—	(1.0)	(0.3)
Adjustments to tax charge in respect of previous years	(2.3)	2.7	1.0
Total tax charge	27.7	34.1	21.7

8.
Earnings Per Ordinary Share

	2014	2013	2012
Basic earnings per ordinary share	47.4c	31.2c	19.4c
Diluted earnings per ordinary share	45.6c	29.8c	18.5c
Adjusted basic earnings per ordinary share	63.6c	44.3c	35.1c
Adjusted diluted earnings per ordinary share	61.2c	42.2c	33.4c

The calculation of basic earnings per share is based on a profit after tax of 2014: $148.0 million; 2013: $96.7 million; 2012: $58.4 million divided by the weighted average number of ordinary shares in issue of 2014: 312,334,970; 2013: 309,740,316; 2012: 300,344,669, excluding shares held by the Employee Benefit Trust.
Number of shares (million)	2014	2013	2012
Weighted average number of ordinary shares in issue during the year	312.3	309.7	300.3
Dilutive effect of options outstanding	12.2	15.3	15.1
Diluted weighted average number of ordinary shares in issue during the year	324.5	325.0	315.4

Diluted earnings per ordinary share varies from basic earnings per ordinary share due to the effect of the notional exercise of outstanding share options. The diluted weighted average number of ordinary shares in issue during the year is calculated using the treasury stock method which accounts for the fact that not all options are wholly dilutive. Further details of the outstanding share options held at the end of the year can be found in Note 24.
To better reflect underlying performance, adjusted earnings per share is also calculated (adjusting profit after tax to remove amortisation of other intangibles and exceptional items, post-tax). The earnings amount is calculated as follows:
(in millions of dollars)	2014	2013	2012
Profit after tax	148.0	96.7	58.4
Amortisation of other intangibles	52.9	42.6	51.8
Tax effect of above	(8.4)	(11.1)	(14.0)
Exceptional costs	7.3	12.2	12.5
Tax effect of above	(1.2)	(3.2)	(3.4)
Adjusted profit after tax	198.6	137.2	105.3

The Group’s effective tax rate for 2014: 15.8%; 2013: 26.1%; 2012: 27.1%) has been used to calculate the tax effect of adjusted items.
9.
Dividend Per Ordinary Share

	2014		2013		2012
	Per share	$m	Per share	$m	Per share	$m
Final dividend for the prior period	3.66c	11.7	3.06c	9.5	2.50c	7.5
Interim dividend for the current period	2.25c	7.0	1.83c	6.1	1.44c	4.8
	5.91c	18.7	4.89c	15.6	3.94c	12.3

In addition, a final dividend for 2014 of 4.75 cents per ordinary share, which amounts to $14.9 million (2013: $11.4 million) based on the ordinary shares as at the year-end was approved by Pace shareholders on 23 April 2015. This will be payable on 3 July 2015 to shareholders on the register at 5 June 2015, and has not been included as a liability in these Financial Statements.

10.
Intangible assets

(in millions of dollars)	Goodwill	Development expenditure	Customer contracts and relationships	Technology and patents	Other	Other intangibles
Cost
At 31 December 2012	337.9	266.9	164.3	131.8	10.9	307.0
Exchange adjustments	4.7	0.5	—	—	—	—
Additions	—	52.9	—	—	—	—
At 31 December 2013	342.6	320.3	164.3	131.8	10.9	307.0
Exchange adjustments	(13.2)	0.2	—	—	—	—
Acquisitions	141.7	—	30.0	108.0	—	138.0
Additions	—	66.2	—	—	—	—
Disposals	—	(218.9)	—	—	—	—
At 31 December 2014	471.1	167.8	194.3	239.8	10.9	445.0
Amortisation
At 31 December 2012	—	210.6	60.9	73.3	6.6	140.8
Exchange adjustments	—	(0.3)	0.2	0.3	—	0.5
Provided in the year	—	45.6	19.8	21.7	1.1	42.6
At 31 December 2013	—	255.9	80.9	95.3	7.7	183.9
Exchange adjustments	—	0.4	—	—	—	—
Provided in the year	—	45.4	14.9	37.9	0.1	52.9
Disposals	—	(218.9)	—	—	—	—
At 31 December 2014	—	82.8	95.8	133.2	7.8	236.8
Net book value at 31 December 2013	342.6	64.4	83.4	36.5	3.2	123.1
Net book value at 31 December 2014	471.1	85.0	98.5	106.6	3.1	208.2

Goodwill
All goodwill has arisen from business combinations and relates to the following acquisitions:
•
XCom Multimedia Communications SA (now Pace Europe SAS) in February 2001;

•
the STB and connectivity solutions business of Royal Philips Electronics (Pace France) in April 2008;

•
Bewan Systems SA (Bewan) in April 2010;

•
2Wire, Inc. (2Wire) in October 2010;

•
Latens Systems Limited (Latens) in November 2010; and

•
Aurora Networks, Inc. in January 2014.

The carrying amount of goodwill is allocated across Strategic Business Units, which are groups of cash-generating units (CGUs) as follows at 31 December 2014:
•
$138.7 million within Pace International;

•
$190.7 million within Pace Americas; and

•
$141.7 million within Pace Networks.

The carrying amount of goodwill is allocated across Strategic Business Units, which are groups of cash generating units (CGUs) as follows at 31 December 2013:
•
$153.1 million within Pace International; and

•
$189.5 million within Pace Americas.

These CGUs are independent sources of income streams and represent the lowest level within the Group at which the associated goodwill is monitored for management purposes. The Group tests goodwill annually for impairment or more frequently if there are indications that goodwill might be impaired.
The recoverable amount of CGUs is determined from value in use calculations. These calculations use cash flow projections based on the following year’s budget and the Group’s three year plan. These forecasts have been approved by the Board, and have an appropriate long-term growth rate of 1% at 31 December 2014 and 1% at 31 December 2013 applied to them.
To prepare value in use calculations, the cash flow forecasts are discounted back to present value using an appropriate market-based discount rate. The pre-tax discount rate used to calculate the value in use was 10.4% at 31 December 2014 and 13.4% at 31 December 2013.
The key assumptions in the value in use calculations are those regarding discount rates, sales growth rates and expected changes to selling prices and direct costs. Sales growth, selling prices and direct costs are built up within the budget and three year plan on a product by product basis utilising the knowledge and expertise of operational staff. The anticipated launch dates for new products, the achievable prices and direct costs to be incurred are therefore highly judgemental. The directors estimate discount rates using pre-tax rates that reflect current market assessments of the time value of money for the Group.
The directors have reviewed the recoverable amounts of the CGUs and have also considered the following reasonable changes in the assumptions:
•
movements in the pre-tax discount rate of up to an additional 10%; and

•
reductions in cash flows of up to $10 million per annum.

The directors consider that there is sufficient headroom within the value in use calculations at 31 December 2014 and at 31 December 2013.
Other Intangibles
Other intangibles relate to trademarks and licence agreements, customer contracts and relationships recognised as part of the acquisition of Pace France, 2Wire, Bewan, Latens and Aurora Networks, Inc.

11.
Property, Plant and Equipment

(in millions of dollars)	Short leasehold land and buildings	Plant, machinery and motor vehicles	Total
Cost
At 31 December 2012	38.4	140.0	178.4
Exchange adjustments	0.2	(0.1)	0.1
Additions	1.4	20.2	21.6
Disposals	(0.4)	(1.9)	(2.3)
At 31 December 2013	39.6	158.2	197.8
Exchange adjustments	(0.2)	(2.6)	(2.8)
Acquisitions	2.4	22.5	24.9
Additions	1.1	24.9	26.0
Disposals	(0.2)	(0.1)	(0.3)
At 31 December 2014	42.7	202.9	245.6
Depreciation
At 31 December 2012	20.3	95.3	115.6
Exchange adjustments	(0.2)	(0.5)	(0.7)
Provided in the year	5.4	19.6	25.0
Disposals	(0.4)	(1.7)	(2.1)
At 31 December 2013	25.1	112.7	137.8
Exchange adjustments	—	(2.2)	(2.2)
Acquisitions	1.7	16.3	18.0
Provided in the year	5.4	23.6	29.0
Disposals	(0.1)	(0.1)	(0.2)
At 31 December 2014	32.1	150.3	182.4
Net book value at 31 December 2013	14.5	45.5	60.0
Net book value at 31 December 2014	10.6	52.6	63.2

12.
Deferred Tax Assets/(Liabilities)

The movements in deferred tax assets and liabilities during the year are shown below:
(in millions of dollars)	Property, plant and equipment	Trading losses	Intangibles	Short-term timing differences	Total
Recognised assets/(liabilities)
At 31 December 2012	1.2	29.9	(68.8)	4.8	(32.9)
Credited/(charged) to income statement	(1.9)	(15.7)	13.9	2.0	(1.7)
Credited/(charged) to statement of comprehensive income	—	—	—	(0.5)	(0.5)
At 31 December 2013	(0.7)	14.2	(54.9)	6.3	(35.1)
Shown as deferred tax assets	0.7	14.2	—	6.3	21.2
Shown as deferred tax liabilities	(1.4)	—	(54.9)	—	(56.3)
Credited/(charged) to income statement	(2.3)	(4.7)	18.0	(10.9)	0.1
Acquisition	—	—	(48.3)	25.6	(22.7)
Credited/(charged) to statement of comprehensive income	—	—	—	(0.8)	(0.8)
At 31 December 2014	(3.0)	9.5	(85.2)	20.2	(58.5)
Shown as deferred tax assets	—	9.5	—	21.7	31.2
Shown as deferred tax liabilities	(3.0)	—	(85.2)	(1.5)	(89.7)

No deferred tax asset has been recognised on unused tax losses, outside the UK, of  $8.7 million at 31 December 2014 and $8.6 million at 31 December 2013 as it is not considered probable that sufficient taxable profit will be available against which the tax losses can be utilised.
The UK Finance Bill 2013, which includes the reduction in the UK corporation tax rate to 21% with effect from 1 April 2014 and to 20% from 1 April 2015, was substantively enacted on 2 July 2013. As a result, UK deferred tax has been calculated on the rates substantively enacted at the balance sheet date.
13.
Inventories

(in millions of dollars)	2014	2013
Raw materials and consumable stores	38.3	17.9
Finished goods	129.7	138.9
	168.0	156.8

The total amount of inventory written down which was recognised as an expense in the period was 2014: $5.3 million and 2013: $2.3 million.
14.
Trade and other receivables

(in millions of dollars)	2014	2013
Trade receivables	843.2	422.7
Other receivables	57.0	36.9
Prepayments and accrued income	8.9	9.1
	909.1	468.7

15.
Trade and other payables

(in millions of dollars)	2014	2013
Trade payables	825.4	473.4
Social security and other taxes	3.2	2.9
Other payables	19.1	15.0
Accruals and deferred revenue	86.9	75.8
	934.6	567.1

16.
Interest-bearing loans and borrowings

The Group’s interest-bearing loans and borrowings are measured at amortised cost. For more information about the Group’s exposure to interest rate, foreign currency and liquidity risk, see Note 17.
The Company has a facility provided by HSBC Bank PLC, The Royal Bank of Scotland PLC, JPMorgan Chase Bank N.A., Lloyds Bank PLC, Abbey National Treasury Services PLC, Wells Fargo Bank N.A., Silicon Valley Bank, Credit Industrial et Commercial and Fifth Third Bank in a syndicated deal.
The main facilities at 31 December 2014, which are all denominated in US Dollars, consist of a $310 million term loan facility together with a $150 million revolving credit facility.
The facilities have a termination date of 6 January 2019. Amortisation of the original $310 million term loan commenced on 6 January 2014 and two $15.5 million repayments were made during the year. Further repayments are to be made every six months until 6 January 2019, when a final bullet repayment of $77.5 million is due to be made.
Interest is payable on the facilities at LIBOR plus a specified margin. The margin is subject to a ratchet linked to overall leverage conditions of the Group.
Facility arrangement and associated fees of  $5.4 million were capitalised and are being amortised over the life of the facilities and included within the overall interest costs.

There are certain financial covenants with regard to the facilities. These are principally linked to interest cover and net leverage.
In addition to the main facilities, a Bi-lateral Bonding Facility with The Royal Bank of Scotland PLC was also entered into and covers bank guarantees, principally in respect of Duty and Deferment requirements for 2014: $7.7 million and 2013: $9.0 million.
The carrying value of the year-end borrowings position is as follows:
Group (in millions of dollars)	2014	2013
Non-current liabilities
Bank term loans	237.8	—
Current liabilities
Bank term loans	37.4	—
Bank revolving credit facility	—	—
	37.4	—

The face value of the borrowings was 2014: $237.8 million and 2013: $Nil in respect of the bank term loans within non-current liabilities, 2014: $37.4 million and 2013: $Nil in respect of the bank term loans within current liabilities and $Nil (2013: $Nil) in respect of the bank revolving credit facility.
The difference between the face value amounts and the amounts in the previous table is 2014: $2.4 million and 2013: $Nil in non-current liabilities and 2014: $1.4 million and 2013: $Nil in current liabilities which represented facility arrangement fees and accrued interest costs.
17.
Derivatives and other financial instruments

Short-term debtors and creditors that meet the definition of a financial asset or liability respectively have been excluded from all the following analysis, other than the currency risk exposures.
This note provides information about the contractual terms of the Group and Company’s interest-bearing loans and borrowings.
Interest Rate Risk Profile of Cash/Bank Overdrafts
Currency (in millions of dollars)	Floating rate	Interest free	Total
At 31 December 2014:
Sterling	7.9	(1.0)	6.9
US Dollar	(152.7)	18.1	(134.6)
Euro	2.4	1.0	3.4
Other	11.3	19.9	31.2
Total	(131.1)	38.0	(93.1)
At 31 December 2013:
Sterling	7.5	(0.2)	7.3
US Dollar	(26.0)	31.0	5.0
Euro	1.7	2.8	4.5
Other	11.1	5.1	16.2
Total	(5.7)	38.7	33.0

The interest rates on Sterling, US Dollar, Euro and other floating rate financial assets are linked to the relevant bank base rates.

Currency Exposures
The table below shows the Group’s currency exposures that give rise to the net currency gains and losses recognised in the income statement. Such exposures comprise the monetary assets and monetary liabilities of the Group which are not denominated in the operating or functional currency of the operating unit involved.
	Net foreign currency monetary assets/(liabilities)
	Sterling	US Dollar	Euro	Other	Total
At 31 December 2014:
Sterling	—	1.9	1.7	—	3.6
US Dollar	8.0	—	28.3	20.0	56.3
Euro	—	1.4	—	(0.1)	1.3
Other	0.1	1.7	—	—	1.8
Total	8.1	5.0	30.0	19.9	63.0
At 31 December 2013:
Sterling	—	2.5	1.1	—	3.6
US Dollar	3.5	—	15.8	15.1	34.4
Euro	—	(3.4)	—	—	(3.4)
Other	0.4	(2.1)	—	—	(1.7)
Total	3.9	(3.0)	16.9	15.1	32.9

Gains and Losses on Currency Derivatives
The majority of the Group’s production costs are denominated in US Dollars. The Group endeavours to obtain as much of its income as possible in US Dollars. The Group’s policy is to hedge forward progressively against movements in the value of foreign currencies, in respect of cash receipts and payments expected from transactions over the next twelve months.
Outstanding Currency Derivatives
	Sell currency	Buy currency	Principal amount	Average rate	Maturity
At 31 December 2014	US Dollar	GBP	$32.1m	0.62	Jan-15 – Dec-15
	Euro	US Dollar	$60.1m	1.32	Jan-15 – Jun-15
	US Dollar	SA Rand	$6.6m	0.09	Jan-15
At 31 December 2013	US Dollar	GBP	$28.6m	0.64	Jan 14 – Mar 14
	Euro	US Dollar	$98.3m	1.35	Jan 14 – Oct 14
	US Dollar	Euro	$13.8m	0.72	Jan 14
	SA Rand	US Dollar	$3.8m	0.10	Jan 14 – Feb 14

The Group’s derivatives contracts qualify for hedge accounting and have a fair value at the balance sheet date of 31 December 2014 of $4.4 million and 31 December 2013 of  $0.5 million.
Credit Risk
The Group’s credit risk is primarily attributable to its trade debtors. Credit risk is managed by monitoring the aggregate amount and duration of exposure to any one customer depending upon their credit rating. The Group does not require collateral in respect of financial assets. There were no significant impairments in the periods under review.

Exposure to Credit Risk
The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:
Carrying amount (in millions of dollars)	2014	2013
Trade receivables	843.2	422.7
Cash and cash equivalents	182.1	33.0
Forward exchange contracts used for hedging
Assets	5.3	2.2
	1,030.6	457.9

The maximum exposure to credit risk for receivables at the reporting date by geographic region was:
Carrying amount (in millions of dollars)	2014	2013
Domestic	195.3	121.9
Euro-zone countries	15.8	9.7
United States	530.2	227.7
Other regions	101.9	63.4
	843.2	422.7

The credit risk on liquid funds is limited because counterparties are banks with high credit ratings. At each balance sheet date there was no significant concentration of credit risk, other than those customers with revenues in excess of 10% of the Group’s total revenues, as explained in Note 3.
Of the trade receivables at 31 December 2014, 91% were within terms and at 31 December 2013, 92% were within terms. Of the balance at 31 December 2014, 5% were less than 30 days past due, with the remaining amounts over 30 days due and at 31 December 2013, 5% were less than 30 days past due. There were no material bad debts provisions deemed necessary against such balances, in the current or preceding years.
Liquidity Risk
The Group manages liquidity risk by maintaining adequate cash balances and banking facilities, continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

The following are the contractual maturities of financial liabilities, including estimated interest payments and excluding the impact of netting arrangements:
(in millions of dollars)	Carrying amount	Contractual cash flows	6 months or less	6 – 12 months	1 – 2 years	2 – 3 years	3 – 4 years	4 – 5 years
At 31 December 2014:
Non-derivative financial liabilities
Trade and other payables within one year	934.6	(934.6)	(934.6)	—	—	—	—	—
External borrowings	275.2	(279.0)	(19.4)	(19.4)	(46.5)	(54.2)	(62.0)	(77.5)
Derivative financial liabilities
Forward exchange contracts used for hedging
Outflow	—	(98.4)	(90.5)	(7.9)	—	—	—	—
Inflow	4.4	102.8	95.0	7.8	—	—	—	—
Total	1,214.2	(1,209.2)	(949.5)	(19.5)	(46.5)	(54.2)	(62.0)	(77.5)
At 31 December 2013:
Non-derivative financial liabilities
Trade and other payables within one year	567.1	(567.1)	(567.1)	—	—	—	—	—
External borrowings	—	—	—	—	—	—	—	—
Derivative financial liabilities
Forward exchange contracts used for hedging
Outflow	—	(145.1)	(95.2)	(49.9)	—	—	—	—
Inflow	0.5	145.4	96.0	49.4	—	—	—	—
Total	567.6	(566.8)	(566.3)	(0.5)	—	—	—	—

It is not expected that the cash flows included in the maturity analysis could occur significantly earlier, or at significantly different amounts.
The directors have considered the periods in which the cash flows associated with derivatives that are cash flow hedges are expected to occur, together with the timing of impact on profit or loss, and have determined that the timings are as disclosed in the above table.
Sensitivity Analysis
In managing interest rate and currency risks the Group aims to reduce the impact of short-term fluctuations on the Group’s earnings. The directors consider that a change of 100 basis points in interest rates during a twelve month period would have a $2.6 million impact on cash flows in 2014, $Nil in 2013 and $0.8 million in 2012.
The Group’s key foreign exchange exposures are in respect of the Euro and Sterling. A 1% strengthening in the US Dollar against these would have an adverse impact of  $Nil in 2014, $1.0 million in 2013 and $0.2 million in 2012 on the profit reported in the year and an adverse impact of  $0.6m in 2014 and $5.8 million in 2013 on equity.
Capital Management
Capital Risk Management
The Group and Company manage their capital, being the net assets base, to ensure their ability to continue as a going concern and to maintain an optimal capital structure to reduce the cost of capital. The capital structure of the Group and Company comprises equity attributable to equity holders of Pace plc, consisting of issued ordinary share capital, reserves and retained earnings as disclosed in Notes 19, 20, 21 and 22 and cash and cash equivalents and borrowings as disclosed in Note 16.
The Group and Company maintain or adjust their capital structure through the payment of dividends to shareholders (through the progressive dividend policy introduced in 2009), issue of new shares and buy-back of existing shares and issuing new borrowings or repaying existing borrowings.
Note 19 provides details regarding the Company’s share capital and movements in the period. There were no breaches of any requirements with regard to any relevant conditions imposed by either the UKLA or the Company’s Articles of Association during the periods under review.

Details of the Company’s facilities are given in Note 16. The facilities have been subject to certain financial performance covenants. There have been no breaches of these covenants in the period under review.
Fair Value
Fair Value Versus Carrying Amounts
The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy:
	Carrying amount				Fair value
	Fair value – hedging instrument	Loans and receivables	Other financial liabilities	Total	Level 1	Level 2	Level 3
	$m	$m	$m	$m	$m	$m	$m
At 31 December 2014:
Financial assets measured at fair value
Forward exchange contracts used for hedging	5.3	—	—	5.3	—	5.3	—
Financial assets not measured at fair value
Trade receivables	—	843.2	—	843.2	—	—	—
Cash and cash equivalents	—	182.1	—	182.1	—	—	—
Financial liabilities measured at fair value
Forward exchange contracts used for hedging	(0.9)	—	—	(0.9)	—	(0.9)	—
Financial liabilities not measured at fair value
Borrowings	—	(275.2)	—	(275.2)	—	—	—
Trade payables	—	—	(825.4)	(825.4)	—	—	—
	4.4	750.1	(825.4)	(70.9)	—	4.4	—
At 31 December 2013:
Financial assets measured at fair value
Forward exchange contracts used for hedging	0.5	—	—	0.5	—	0.5	—
Financial assets not measured at fair value
Trade receivables	—	422.7	—	422.7	—	—	—
Cash and cash equivalents	—	33.0	—	33.0	—	—	—
Financial liabilities not measured at fair value
Borrowings	—	—	—	—	—	—	—
Trade payables	—	—	(473.4)	(473.4)	—	—	—
	0.5	455.7	(473.4)	(17.2)	—	0.5	—

Fair Value Hierarchy
The Group’s financial instruments, namely forward exchange contracts, have been determined to represent Level 2 instruments (characterised by the existence of quoted prices (unadjusted) in active markets for identical assets or liabilities). Fair values are calculated by reference to valuations provided by financial institutions.
Exchange Rates
The following significant exchange rates applied during the year:
	Average rate			Spot rate
	2014	2013	2012	2014	2013	2012
Euro	1.33	1.33	1.28	1.23	1.37	1.32
Sterling	1.65	1.56	1.58	1.56	1.64	1.62

18.
Provisions

(in millions of dollars)	Royalties under negotiation	Warranties	Other	Total
At 31 December 2012	27.5	40.0	9.7	77.2
Charge for the year	9.8	24.7	14.4	48.9
Utilised	(1.4)	(24.9)	(10.5)	(36.8)
Transfer	—	0.1	—	0.1
Exchange adjustments	1.0	0.2	1.6	2.8
At 31 December 2013	36.9	40.1	15.2	92.2
Due within one year	—	20.0	11.9	31.9
Due after one year	36.9	20.1	3.3	60.3
Acquisitions	—	4.7	35.9	40.6
Charge for the year	15.7	34.5	6.4	56.6
Utilised	(7.1)	(15.2)	(33.8)	(56.1)
Transfer	4.7	(3.5)	—	1.2
Unused amounts reversed	—	—	(0.7)	(0.7)
Exchange adjustments	(0.3)	(1.1)	(0.3)	(1.7)
At 31 December 2014	49.9	59.5	22.7	132.1
Due within one year	—	21.7	9.8	31.5
Due after one year	49.9	37.8	12.9	100.6

Royalties Under Negotiation
Provisions for royalty claims are recognised when it is considered more likely than not that an outflow of economic resources will be required to settle a claim that has resulted from the sale of a product allegedly using technology of a patent owner, and the amount of the outflow can be reliably measured. The directors have made provision for the potential royalty payable based on the latest information available, which represents the best estimate of the expenditure required to settle the present obligation. Having taken legal advice, the Board considers that there are defences available that should mitigate the amounts being sought. The Group will vigorously negotiate or defend all claims but, in the absence of agreement, the amounts provided may prove to be different from the amounts at which the potential liabilities are finally settled.
Other Provisions
Other provisions mainly relate to retirement and exceptional restructuring provisions within the Group, along with professional fees to be incurred in relation to the Aurora Networks acquisition and certain other provisions.
Warranty Provisions
Pace provides warranties for its products from the point of sale and a provision for warranties is recognised when the underlying products are sold. The provision is based on historical warranty data, principally historical failure rates and related cost of repair information and a weighting of all possible outcomes against their associated probabilities. The level of warranty provision required is reviewed on a product by product basis and provisions are adjusted accordingly in the light of actual performance.
Although it is difficult to make accurate predictions of potential failure rates or the possibility of an epidemic failure, as a warranty estimate must be calculated at the outset of product shipment before field deployment data is available, these estimates improve during the lifetime of the product in the field.
It is expected that the expenditure with regard to warranties will be incurred within five years of the balance sheet date.

19.
Share Capital

	2014		2013
	Number	$m	Number	$m
Allocated, called up and fully paid
Ordinary shares of 5 pence each	315,067,925	29.1	313,942,223	29.0

The ordinary share capital of Pace plc is designated in Sterling.
During the year ended 31 December 2014, the Company also allotted ordinary shares as follows:
	Number	Nominal value $000	Consideration $000
Employee share option plan (62.0 pence)	12,902	1	13
Employee share option plan (128.0 pence)	204,827	17	432
Employee share option plan (192.0 pence)	468	—	1
Employee share option plan (197.0 pence)	203,934	17	662
Employee share option plan (85.5 pence)	127,261	10	179
Employee share option plan (51.0 pence)	80,000	7	67
Employee share option plan (58.75 pence)	75,000	6	73
Employee share option plan (75.0 pence)	62,500	5	77
Employee share option plan (97.75 pence)	20,000	2	32
Employee performance option plan (5.0 pence)	338,810	28	—
	1,125,702	93	1,536

During the year ended 31 December 2013, the Company also allotted ordinary shares as follows:
	Number	Nominal value $000	Consideration $000
Employee share option plan (58.0 pence)	539,128	39	402
Employee share option plan (62.0 pence)	41,601	3	34
Employee share option plan (128.0 pence)	27,475	2	47
Employee share option plan (154.0 pence)	125,016	10	263
Employee share option plan (199.25 pence)	501,882	36	1,374
Employee share option plan (69.50 pence)	50,000	4	46
Employee share option plan (85.5 pence)	1,087,178	82	1,232
Employee share option plan (51.0 pence)	114,988	9	75
Employee share option plan (58.75 pence)	188,829	15	143
Employee share option plan (75.0 pence)	1,111,266	84	1,096
Employee share option plan (97.75 pence)	100,000	8	131
Employee share option plan (47.0 pence)	200,000	16	118
Employee performance option plan (5.0 pence)	12,552	1	—
	4,099,915	309	4,961

There are no special rights or obligations attaching to the ordinary shares and there are no shares in the Company with special rights with regard to control of the Company. The Articles of Association of the Company may be amended by special resolution of the Company’s shareholders.
The Company’s Articles of Association provide that the Company may refuse to transfer shares in the following customary circumstances: where the share is not a fully paid share; where the Company has a lien; where the share transfer has not been duly stamped with correct amount of stamp duty; where the transfer is in favour of more than four joint transferees; where the share is a certified share and is not accompanied by the relevant share certificate(s) and such other evidence as the Board of Directors may reasonably require to prove the title of the transferor; or where the instrument of transfer is in respect of more than one class of share. These restrictions are in addition to any which are applicable to all UK listed companies imposed by law or regulation.
The Notice of the Annual General Meeting specifies deadlines for exercising voting rights and appointing a proxy or proxies to vote in relation to resolutions to be passed at the Annual General Meeting. All proxy votes are counted and numbers for, against or withheld in relation to each resolution are announced at the Annual General Meeting and published on the Company’s website after the meeting.
The Company is not aware of any agreements between shareholders which may result in restrictions on the transfer of securities and/or on voting rights.
There are no significant agreements to which the Company is a party that may take effect, alter or terminate upon a change of controls following a takeover bid other than in relation to: (i) employee share plans; and (ii) the Company’s borrowings, which would become repayable on a takeover being completed.
The Company’s Articles of Association provide that: (i) all directors must stand for election at the first Annual General Meeting after having been appointed to the Board; and (ii) at each Annual General Meeting, one-third of the directors who are subject to retirement by rotation must retire from office and may seek re-election. The Articles set out the procedure for determining the identity of the directors to retire at a particular Annual General Meeting.
Shares in the Company are held in the Pace plc Employee Benefit Trust (the Trust) for the purpose of satisfying awards made under the Company’s employees’ share plans. The Trustees of the Trust may exercise the voting rights attaching to shares held in the Trust in respect of which the beneficial interest has not vested in any beneficiary provided that they are satisfied that to do so is in the beneficiaries’ interests. The Trustees have waived their right to vote in respect of any such shares held above 5%.
Own Shares Held
At 31 December 2014, the Pace plc Employee Benefit Trust held 2,229,868 shares in the Company which cost $8.9 million. At 31 December 2013, the Pace plc Employee Benefit Trust held 2,692,189 shares in the Company which cost $10.3 million. These shares are held to satisfy options granted to employees.
The amounts arising on settlement of share options from the employee share trust represent cash receipts from the exercise of relevant share options.
20.
Share Premium Account

(in millions of dollars)
At 31 December 2012	79.0
Premium on allotments	4.7
At 31 December 2013	83.7
Premium on allotments	1.4
At 31 December 2014	85.1

The shares allotted during the year are listed in Note 19.
21.
Merger and Translation Reserve

Merger Reserve
(in millions of dollars)
At 31 December 2013 and 31 December 2014	109.9

The merger reserve was created upon the acquisition of the STB and connectivity solutions business of Royal Philips Electronics.

Translation Reserve
(in millions of dollars)
At 31 December 2012	(54.8)
Exchange difference on translating foreign operations	(4.8)
At 31 December 2013	59.6
Exchange differences on translating foreign operations	19.7
At 31 December 2014	79.3

The translation reserve represents the accumulated exchange differences arising from the impact of translation of subsidiaries with a functional currency other than US Dollars.
22.
Retained Earnings

(in millions of dollars)
At 31 December 2012	299.0
Profit for the year	96.7
Dividends to equity shareholders	(15.6)
Employee share incentive schemes	4.1
At 31 December 2013	384.2
Profit for the year	148.0
Dividends to equity shareholders	(18.7)
Employee share incentive charges	6.5
Movement in employee share trusts	(1.7)
At 31 December 2014	518.3

23.
Capital Commitments

	2014	2013
Contracted but not provided for (in millions of dollars)	1.8	0.7

24.
Employee benefits

Pension plans
The Group contributes to several defined contribution Group Personal Pension Plans, which all UK executive directors and employees are entitled to join. The total expense relating to these plans in the year ended 31 December 2014 was $5.8 million, in the year ended 31 December 2013 was $4.6 million and in the year ended 31 December 2012 was $5.9 million. At 31 December 2014 contributions of  $Nil and at 31 December 2013 of  $Nil were outstanding.
Share based payments
The Group operates various equity-settled share option schemes for certain employees, which can be separated into two distinct categories:
(i)
Share option plans

(ii)
Long-term incentive plans (“LTIPs”) and share awards

Share option plans relate to sharesave schemes which have various exercise prices and are open to all employees.
LTIPs and share awards have been issued as part of the annual bonus scheme for senior managers and key employees and have different terms and conditions, most notably a $nil exercise price.

The equity-settled share option schemes outstanding can be summarised as follows:
	Number of ordinary shares subject to option		Options agreed to be satisfied by the Pace Employee Benefit Trust
	2014	2013	2014	2013
Share option plans	4,682,008	6,754,903	1,750,829	3,567,404
LTIPs and share awards	9,622,154	10,971,458	9,622,154	10,971,458
Total dilutive share awards	14,304,162	17,726,361	11,372,983	14,538,862
Contingent share awards	600,000	938,810	—	—
Total share awards	14,904,162	18,665,171	11,372,983	14,538,862

Total dilutive share awards differs from the dilutive weighted average number of shares in issue because although all of the performance share awards are dilutive, only a proportion of the share options are dilutive based on their respective exercise price and the average share price for the period.
The following tables reconcile the number of share awards outstanding and the weighted average exercise price (WAEP) for all share plans.
2014	Share option plans		LTIPs and share awards		Total
	Number	WAEP	Number	WAEP	Number
Outstanding at 1 January 2014	6,754,903	156.4c	10,971,458	—	17,726,361
Granted during the year	761,548	570.3c	3,766,760	—	4,528,308
Exercised during the year	(786,892)	195.4c	(814,916)	—	(1,601,808)
Forfeited during the year	(2,047,551)	199.4c	(4,301,148)	—	(6,348,699)
Outstanding at 31 December 2014	4,682,008	200.1c	9,622,154	—	14,304,162
Exercisable at 31 December 2014	629,276	119.9c	27,070	—	656,346

2013	Share option plans		LTIPs and share awards		Total
	Number	WAEP	Number	WAEP	Number
Outstanding at 1 January 2013	12,725,189	171.1c	12,939,859	—	25,665,048
Granted during the year	481,326	310.8c	3,533,720	—	4,015,046
Exercised during the year	(4,205,363)	147.2c	(1,605,107)	—	(5,810,470)
Forfeited during the year	(2,246,249)	300.2c	(3,897,014)	—	(6,143,263)
Outstanding at 31 December 2013	6,754,903	156.4c	10,971,458	—	17,726,361
Exercisable at 31 December 2013	1,018,297	122.6c	394,437	—	1,412,734

Of the share options exercised during the year none were issued by the Pace plc Employee Benefit Trust (2013: 118,000).
Outstanding share options at 31 December 2014 were as follows:
Range of exercise prices (pence)	Number at 31 December 2014	Weighted average remaining contractual life months	Weighted average exercise price
58.75 pence – 75 pence	3,179,803	78.64	111c
85.5 pence – 91.75 pence	391,775	62.29	145c
135.5 pence – 197 pence	366,574	96.97	281c
338 pence – 356 pence	743,856	113.0	570c
	4,682,008	84.17	200c

Outstanding share options at 31 December 2013 were as follows:
Range of exercise prices (pence)	Number at 31 December 2013	Weighted average remaining contractual life months	Weighted average exercise price
47 pence – 75 pence	3,696,010	63.24	109c
85.5 pence – 97.75 pence	1,271,581	84.89	146c
128 pence – 208 pence	1,781,312	85.20	261c
	6,754,903	73.12	157c

The weighted average exercise price of options granted in the year ended 31 December 2014 was 570.3 cents and in the year ended 31 December 2013 was 310.8 cents.
The weighted average fair value at the measurement date of options granted in the year ended 31 December 2014 was 77.6 cents and in the year ended 31 December 2013 was 42.0 cents.
The weighted average exercise price at the date of exercise for options exercised in the year ended 31 December 2014 was 195.4 cents and in the year ended 31 December 2013 was 147.2 cents.
The weighted average share price during the year ended 31 December 2014 was 592.8 cents and during the year ended 31 December 2013 was 431.3 cents.
The fair value of services received in return for share options granted are measured by reference to the fair value of share options granted. The estimate of the fair value of the services received is measured based on a Black-Scholes model. The table below shows the assumptions used within the Black-Scholes model for share options that have been granted in the current and prior periods. Expectations of early exercise are incorporated into the model, where appropriate.
	2014	2013
Average share price (cents)	561.0c	432.0c
Weighted average exercise price (cents)	570.3c	310.8c
Expected volatility (%)	50%	50%
Option life (years)	10	10
Dividend yield (%)	1.4%	1.4%
Risk free interest rate (%)	5.0%	5.0%

The expected volatility is based on the historic volatility (calculated based on the weighted average remaining life of the share options), adjusted for any expected changes to future volatility due to publicly available information.
The charge for share-based payments in the year ended 31 December 2014 was $6.5 million and in the year ended 31 December 2013 was $4.1 million which is comprised entirely of equity settled transactions.
25.
Leasing commitments

Total amounts payable under non-cancellable operating lease rentals are as follows:
(in millions of dollars)	2014	2013
Land and buildings
Within one year	8.7	9.2
Between two and five years	18.4	19.9
In five years or more	5.3	3.4
	32.4	32.5

26.
Related parties

Identity of related parties
The Group has a related party relationship with its subsidiaries and with its directors.

Transactions with subsidiaries
Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.
Transactions with key management personnel
Key management of the Group is through the directors of the Company. The remuneration of the directors of Pace plc was:
(in millions of dollars)	2014	2013	2012
Short term benefits	2.0	2.8	2.8
Post-employment benefits	0.2	0.1	0.1
Share-based payments	1.2	1.2	1.5
Termination payments	—	—	1.1
	3.4	4.1	5.5

27.
Business Combinations

On 6 January 2014 the Group acquired 100% of the share capital of Aurora Networks Inc, a group of companies leading the development and manufacture of advanced, next-generation Optical Transport and Access Network solutions for broadband networks that support the convergence of video, data and voice applications, for a cash consideration of  $323.5 million. Prior to the acquisition the Group had no interest in the acquiree, and an explanation of the rationale for the acquisition is set out in the 2013 Annual Report and Accounts.
In the period from the acquisition date to 31 December 2014, Aurora Networks Inc contributed revenue of  $264.6 million and adjusted EBITA of  $47.4 million. If the acquisition had occurred on 1 January 2014, the consolidated results would not be materially different.
Details of the net assets acquired and goodwill are as follows:
(in millions of dollars)
Purchase consideration:
Headline consideration	310.0
Cash paid for tax benefits	13.0
Working capital adjustment and other consideration	0.5
Total Cash Consideration	323.5
Fair value of assets acquired (see below)	(181.8)
Goodwill	141.7
Other intangible assets:
Current and Next Generation Technology	108.0
Customer Relationships	30.0
138.0

There was no contingent consideration as part of the acquisition.
Goodwill relates to the assembled workforce and expected synergies with the wider Pace Group.

The assets and liabilities arising from the acquisition are as follows:
(in millions of dollars)	Book Value	Fair Value Adjustment	Fair Value
Property, plant and equipment	6.9	—	6.9
Other intangible assets	—	138.0	138.0
Deferred tax assets	19.7	7.5	27.2
Inventories	62.9	(20.0)	42.9
Trade and other receivables	55.7	—	55.7
Cash and cash equivalents	32.6	—	32.6
Deferred tax liabilities	(1.6)	(48.3)	(49.9)
Trade and other payables	(31.0)	—	(31.0)
Provisions	(40.6)	—	(40.6)
Net assets acquired	104.6	77.2	181.8

Inventories of  $62.9 million at 6 January 2014 have been reduced by $20.0 million as a fair value adjustment was made within the measurement period, to write down inventories to their recoverable amount.
28.
Contingencies

At present the Group is not a party in any legal proceedings in which the directors believe that is it probable that the resolution of such proceedings will result in a material liability for the Group. Currently there are legal proceedings against the Group in which it is asserted that certain of the Group’s products infringe third-party patents, but in each of those proceedings the Group does not believe that it is probable that the resolution of such proceedings will result in a material liability for the Group.
29.
Post balance sheet events

On 22 April 2015, Pace announced a recommended combination with ARRIS Group, Inc. (“ARRIS”) comprised of cash and shares offer, pursuant to which Pace and ARRIS will combine if appropriate approvals are obtained. A copy of this announcement has been made available on Pace’s website at www.pace.com/combination and may be requested in hard copy form from the Company Secretary at Pace plc, Victoria Road, Saltaire, West Yorkshire BD18 3LF on +44 (0)1274 538201. The combination is subject to approval by Pace and ARRIS shareholders. It is also subject to certain regulatory approvals as set out in the announcement. Should the combination proceed, the Group would recognise among other things transaction costs and accelerated share option costs.

ANNEX A
AGREEMENT AND PLAN OF MERGER

Annex A
AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of April 22, 2015, by and among ARRIS Group, Inc., a Delaware corporation (“ARRIS”), Archie ACQ Limited, a private limited company incorporated in England and Wales and wholly owned subsidiary of ARRIS (“New Parent”), Archie U.S. Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of New Parent (“U.S. Holdco”), and Archie U.S. Merger LLC, a Delaware limited liability company and wholly owned subsidiary of U.S. Holdco (“Merger Sub”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 7.1(a).
RECITALS
WHEREAS, ARRIS, New Parent and Pace plc, a company incorporated in England and Wales with company number 01672847 and whose registered office is at Victoria Road, Saltaire, BD18 3LF, United Kingdom (“Pace”) have entered into a Co-Operation Agreement (the “Co-Operation Agreement”) dated as of April 22, 2015;
WHEREAS, on the terms and subject to the conditions set forth in the Press Announcement, New Parent will acquire the entire issued and to be issued share capital of Pace pursuant to a scheme of arrangement under Sections 895 to 899 of the Companies Act, as such scheme of arrangement may be revised, amended or extended from time to time (the “Pace Acquisition”);
WHEREAS, the Pace Acquisition is conditioned upon, among other things, this Agreement being duly adopted by the affirmative vote of the holders of a majority of the outstanding Shares (as defined below) entitled to vote on such matter at a meeting of holders of Shares duly called and held for such purpose in accordance with applicable laws and the certificate of incorporation and bylaws of ARRIS;
WHEREAS, immediately subsequent to the Pace Acquisition, Merger Sub shall be merged with and into ARRIS (the “Merger”), with ARRIS continuing as the surviving entity, and ARRIS shall become a wholly owned subsidiary of U.S. Holdco (which, prior to the Merger, shall have been converted into a Delaware corporation), on the terms and subject to the conditions set forth in this Agreement (including that the Pace Acquisition is a condition to the Merger);
WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Merger qualify as a “reorganization,” described in section 368 of the Internal Revenue Code of 1986, as amended, and (ii) this Agreement constitutes, and is adopted as, a “plan of reorganization” (within the meaning of Treas. Reg. § 1.368-2(g)) for this purpose;
WHEREAS, the board of directors of ARRIS has approved the Merger, approved and declared advisable this Agreement, and resolved to recommend to its stockholders the adoption of this Agreement;
WHEREAS, the respective managers and members of each of U.S. Holdco and Merger Sub have approved this Agreement and the transactions contemplated hereby, including the Merger; and
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
The Merger
Section 1.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into ARRIS and the separate limited liability company existence of Merger Sub shall thereupon cease. ARRIS shall be the surviving entity in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of ARRIS with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware General Corporation Law (the “DGCL”), as applicable.

Section 1.2   Closing.   Subject to Section 7.4, and subject to the prior satisfaction or waiver of the conditions set forth in Section 6.1, unless otherwise mutually agreed in writing among ARRIS and New Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Troutman Sanders LLP at 600 Peachtree Street, Atlanta, Georgia 30308, on the day (the “Closing Date”) that is as soon as reasonably practicable following (and to the extent possible, immediately following or, failing that, to the extent possible on the same day as) the satisfaction of the condition set forth in Section 6.1(b) in accordance with this Agreement.
Section 1.3   Effective Time.   Subject to the provisions of this Agreement, on the Closing Date, substantially concurrently with the Closing, ARRIS and Merger Sub will cause a Certificate of Merger with respect to the Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLCA and the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed upon by the parties hereto in writing and set forth in the Certificate of Merger in accordance with the DLLCA and the DGCL (the “Effective Time”).
ARTICLE II
Certificate of Incorporation of Surviving Corporation; Bylaws
Section 2.1   Certificate of Incorporation.   At the Effective Time, the certificate of incorporation of ARRIS in effect immediately prior to the Effective Time shall be and remain the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the terms thereof or as provided by applicable Law, except for the following amendment thereto:
Article FOURTH shall be amended and restated in its entirety to read as follows:
“FOURTH. The total number of shares for which the corporation shall have authority to issue is One Thousand (1,000) shares of capital stock, par value $0.001, all of which shall be common stock.”
Section 2.2   Bylaws.   At the Effective Time, the bylaws of ARRIS in effect immediately prior to the Effective Time shall be and remain the bylaws of the Surviving Corporation, until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law.
ARTICLE III
Directors and Officers
Section 3.1   Directors.   The directors of U.S. Holdco immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Section 3.2   Officers.   The officers of U.S. Holdco immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
ARTICLE IV
Effect of the Merger on Capital Stock; Exchange of Certificates
Section 4.1   Agreement to Issue.   Immediately prior to the Effective Time, New Parent will issue the total number of New Parent Ordinary Shares (as defined below) required to be delivered pursuant to Section 4.2(a) to The Depositary Trust Company (“DTC”) to be used as Merger Consideration (as defined below), as further described in Section 4.2 and Section 4.3. In consideration of and as condition to such agreement to issue, U.S. Holdco shall transfer all of its shares of Lux Finco 2 to New Parent. No New Parent Ordinary Shares shall be delivered to or entered in the name of U.S. Holdco in connection with the transactions contemplated by this Section 4.1. U.S. Holdco shall unconditionally and irrevocably transfer all of its shares of Lux Finco 2 to New Parent prior to the Closing.

Section 4.2   Merger Consideration.
(a)   Conversion of ARRIS Shares.   At the Effective Time, each share of common stock, par value $0.01 per share, of ARRIS (each a “Share”) issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares, shall, by virtue of the Merger and without any action on the part of New Parent, Pace, U.S. Holdco, or Merger Sub or the holders of any Shares, be converted into, and thereafter only evidence, the right to receive, without interest, one (1) validly issued and fully paid New Parent ordinary share (such shares the “New Parent Ordinary Shares” and such consideration per Share the “Merger Consideration”) and all such Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate representing Shares (a “Certificate”) or non-certificated Share represented by book-entry (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive any distribution or dividend payable pursuant to Section 4.5.
(b)   Cancellation of Excluded Shares.   All Treasury Shares and all Shares that are owned of record by U.S. Holdco or Merger Sub as of immediately prior to the Effective Time (the “Excluded Shares”) shall be cancelled and shall cease to exist at the Effective Time, with no consideration being paid with respect thereto.
(c)   Cancellation of Merger Sub Shares.   The limited liability company interests in Merger Sub immediately prior to the Effective Time (1) shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation, and (2) shall be cancelled and shall cease to exist.
Section 4.3   Exchange Agent.
(a)   Exchange Agent.   Prior to the Effective Time, New Parent, U.S. Holdco or Merger Sub shall designate a bank or trust company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). DTC and the Exchange Agent shall allocate the responsibilities in this Article IV in a commercially reasonable manner.
(b)   Exchange Fund.   As of the Effective Time, New Parent shall have deposited with DTC a number of New Parent Ordinary Shares required to be delivered as Merger Consideration pursuant to Section 4.2(a). Each New Parent Ordinary Share deposited with DTC shall be in non-certificated book-entry form. The issuance of the New Parent Ordinary Shares hereunder shall be to DTC as nominee, in which case the transfer of legal title to the New Parent Ordinary Shares to the holders of Shares (other than Excluded Shares) shall be conditional only upon (i) U.S. Holdco having transferred all of its shares of Lux Finco 2 to New Parent (which US Holdco undertakes to do prior to satisfaction of the condition in Section 6.1(b)) and (ii) compliance by those holders with Section 4.4. In addition, New Parent or U.S. Holdco shall deposit, or cause to be deposited, with the Exchange Agent, as necessary from time to time from and after the Effective Time, any dividends or other distributions payable pursuant to Section 4.6 with respect to the New Parent Ordinary Shares with a record and payment date prior to the surrender of such Shares (such New Parent Ordinary Shares, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the “Exchange Fund”).
Section 4.4   Certificated Shares.   Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate, (a) a letter of transmittal (which shall notify holders of the effectiveness of the Merger and specify that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavit of loss in lieu thereof as provided in Section 4.9) to the Exchange Agent), and (b) instructions for effecting the surrender of the Certificates (or affidavit of loss in lieu thereof as provided in Section 4.9) to the Exchange Agent in exchange for delivery of the Merger Consideration therefor. Upon surrender of Certificates (or affidavit of loss in lieu thereof as provided in Section 4.9) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with such instructions, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor: (x) New Parent Ordinary Shares in non-certificated book-entry form representing the New Parent Ordinary Shares into which the Shares represented by such holder’s Certificates were converted pursuant to Section 4.2, and the Certificates so surrendered shall forthwith be cancelled, and (y) a check in an amount of United States dollars equal to any cash dividends or other distributions that such holder has the right to receive pursuant to Section 4.6 less any applicable withholding Taxes as provided in Section 4.10 and without interest thereon.

Section 4.5   Uncertificated Shares.   Promptly after the Effective Time, U.S. Holdco shall cause the Exchange Agent to (a) mail to each holder of uncertificated Shares materials advising such holder of the effectiveness of the Merger and the conversion of their Shares into the right to receive the Merger Consideration and (b) deliver (i) New Parent Ordinary Shares in non-certificated book-entry form representing that number of New Parent Ordinary Shares that such holder is entitled to receive in respect of each such uncertificated Share pursuant to Section 4.2 and (ii) a check in an amount of United States dollars equal to any cash dividends or other distributions that such holder has the right to receive pursuant to Section 4.6 less any applicable withholding Taxes as provided in Section 4.10 and without interest thereon.
Section 4.6   Dividends and Distributions with Respect to Unexchanged Shares; Voting.
(a)   All New Parent Ordinary Shares to be issued pursuant to the Merger shall be issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by New Parent in respect of the New Parent Ordinary Shares, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all New Parent Ordinary Shares issued in the Merger. The Exchange Agent shall hold any New Parent Ordinary Shares in respect of unsurrendered Certificates in trust for the holder of such Certificate until such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.8) has been surrendered for exchange in accordance with this Article IV. No dividends or other distributions in respect of the New Parent Ordinary Shares shall be paid to any holder of any unsurrendered Certificate until such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.8) has been surrendered for exchange in accordance with this Article IV. Subject to applicable Law and the provisions of this Article IV, following surrender of any such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.8), there shall be delivered to the record holder of the certificates representing shares of New Parent Ordinary Shares in exchange therefor, and, after deduction for any applicable withholding Taxes as provided in Section 4.10 and without interest thereon, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time with respect to such New Parent Ordinary Shares and not theretofore paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such New Parent Ordinary Shares with a record date after the Effective Time, but with a payment date subsequent to such surrender.
(b)   Registered holders of unsurrendered Certificates shall be entitled to direct the Exchange Agent how to vote the number of New Parent Ordinary Shares represented by such unsurrendered Certificates at any meeting of New Parent shareholders with a record date at or after the Effective Time, regardless of whether such holders have exchanged their Certificates.
Section 4.7   Transfers.   From and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.
Section 4.8   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund and any New Parent Ordinary Shares) which has not been transferred to the holders of Shares as of the one year anniversary of the Effective Time shall be delivered at the direction of U.S. Holdco to New Parent or its designee, upon demand. Any holder of Certificates (as applicable) who has not theretofore complied with this Article IV prior to the one year anniversary of the Effective Time shall thereafter look only to New Parent for delivery of New Parent Ordinary Shares and payment of any dividends and other distributions in respect thereof, in each case, less any applicable withholding Taxes as provided in Section 4.10 and without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, New Parent, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
Section 4.9   Transferred Certificates; Lost, Stolen or Destroyed Certificates.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and compliance with the replacement requirements established by the Exchange Agent including, if required by the Exchange Agent, the posting by such Person of a bond in customary amount and upon such terms as may be required by New Parent as indemnity against any claim with respect to such Certificate that may be made against it, the Exchange

Agent or the Surviving Corporation, the Exchange Agent shall deliver to such Person (or its designee) in exchange for such lost, stolen or destroyed Certificate, the New Parent Ordinary Shares and any dividends and other distributions in respect of the New Parent Ordinary Shares that would have been delivered pursuant to the provisions of this Article IV had such lost, stolen or destroyed Certificate been surrendered. If delivery of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of delivery that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such delivery shall have paid to the Exchange Agent any transfer and other Taxes required by reason of the delivery of the Merger Consideration to a Person other than the record holder of the Certificate surrendered or shall have established to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable.
Section 4.10   Withholding Rights.   Each of New Parent, U.S. Holdco, Merger Sub, the Surviving Corporation and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any consideration or amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable Tax Law. To the extent that amounts are so withheld by New Parent, U.S. Holdco, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts (a) shall be remitted to the applicable Governmental Entity and (b) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. To the extent that the amount so required to be deducted or withheld under applicable Tax Law from the payment of any consideration otherwise payable to any Person pursuant to this Agreement exceeds the cash consideration otherwise payable to such Person pursuant to this Agreement, each of New Parent, U.S. Holdco, Merger Sub, the Surviving Corporation and the Exchange Agent, as applicable, is hereby authorized to sell such portion of the New Parent Ordinary Shares or other non-cash consideration otherwise payable to such Person as is necessary to provide sufficient funds to enable it to comply with such deduction and withholding requirement.
ARTICLE V
Treatment of ARRIS Stock Plan Awards
Section 5.1   Treatment of Options.   Each option to acquire Shares granted under the ARRIS Stock Plans (each, an “ARRIS Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, cease to represent an option to acquire Shares and shall be converted, at the Effective Time, into an option to acquire that number of New Parent Ordinary Shares equal to the number of Shares subject to such ARRIS Option immediately prior to the Effective Time, at an exercise price per share equal to the per share exercise price applicable to such ARRIS Option immediately prior to the Effective Time (as converted, a “New Parent Option”) and, except as required in order to comply with applicable Law, such New Parent Option will continue to have, and be subject to, the same terms and conditions that were applicable to the corresponding ARRIS Option immediately prior to the Effective Time.
Section 5.2   Treatment of Restricted Shares.   Each restricted Share granted under the ARRIS Stock Plans (each, an “ARRIS Restricted Share”), that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, cease to be a Share and shall be converted into a restricted New Parent Ordinary Share (as converted, a “New Parent Restricted Share”) and, except as required in order to comply with applicable Law, such New Parent Restricted Share will continue to have, and be subject to, the same terms and conditions that were applicable to the corresponding ARRIS Restricted Share immediately prior to the Effective Time.

Section 5.3   Treatment of Restricted Stock Units.   Each restricted stock unit granted under the ARRIS Stock Plans (each, an “ARRIS RSU”) that is outstanding immediately prior to Effective Time shall, as of the Effective Time, cease to represent a restricted stock unit with respect to Shares and shall be converted into a restricted stock unit with respect to that number of New Parent Ordinary Shares equal to the number of Shares subject to the ARRIS RSU immediately prior to the Effective Time (as converted, a “New Parent RSU”) and, except as required in order to comply with applicable Law, such New Parent RSU will continue to have, and be subject to, the same terms and conditions that were applicable to the corresponding ARRIS RSU immediately prior to the Effective Time (including settlement in cash or shares, as applicable).
Section 5.4   Treatment of ESPP.   Each right to purchase Shares under the ARRIS Stock Plans (each, an “ARRIS ESPP”) that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, cease to represent a right to purchase Shares and shall be converted, at the Effective Time, into a right to acquire that number of New Parent Ordinary Shares equal to the number of Shares subject to such ARRIS ESPP immediately prior to the Effective Time, at an exercise price per share equal to the per share exercise price applicable to such ARRIS ESPP immediately prior to the Effective Time (as converted, a “New Parent ESPP”) and, except as required in order to comply with applicable Law, such New Parent ESPP will continue to have, and be subject to, the same terms and conditions that were applicable to the corresponding ARRIS ESPP immediately prior to the Effective Time
Section 5.5   Corporate Actions.   At or prior to the Effective Time, ARRIS, the board of directors of ARRIS and the compensation committee of the board of directors of ARRIS, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Sections 5.1, 5.2, 5.3 and 5.4. New Parent shall reserve for issuance a number of New Parent Ordinary Shares at least equal to the number of New Parent Ordinary Shares that will be subject to New Parent Options, New Parent Restricted Shares, New Parent RSUs and New Parent ESPPs as a result of the actions contemplated by Sections 5.1, 5.2, 5.3 and 5.4. Subject to applicable Law, New Parent shall take all corporate action necessary to assume the ARRIS Stock Plans and the award agreements thereunder that are applicable to the ARRIS Options, ARRIS Restricted Shares, ARRIS RSUs and ARRIS ESPPs.
ARTICLE VI
Condition, Termination and Amendments
Section 6.1   Conditions.   The respective obligation of each party to effect the Merger shall be subject to the satisfaction, or, in the case of Section 6.1(b) or Section 6.1(c), waiver in whole or in part by ARRIS, at or prior to the Closing of each of the following conditions:
(a)   ARRIS Stockholder Approval.   This Agreement shall have been duly adopted by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter at an ARRIS stockholders’ meeting duly called and held for such purpose in accordance with applicable Law and the certificate of incorporation and bylaws of ARRIS; and
(b)   Effectiveness of Pace Acquisition.   The Pace Acquisition shall have become Effective immediately prior to the Effective Time.
(c)   Lux Finco 2 Transfer.   U.S. Holdco shall have unconditionally and irrevocably transferred all of its shares of Lux Finco 2 to New Parent.
Section 6.2   Termination.   Subject to Section 7.4, this Agreement may be terminated at any time prior to the Effective Time by a written instrument executed by each of the parties hereto, whether before or after adoption of this Agreement by the holders of Shares and the sole member of Merger Sub.
Section 6.3   Amendment.   Subject to Section 7.4, and subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented in writing by the parties hereto, if such action has been approved by action of the board of directors (or equivalent governing body) of each the respective parties.

ARTICLE VII
Miscellaneous Provisions
Section 7.1   Certain Definitions.   As used in this Agreement, the following terms have the meanings set forth below:
(a)    “ARRIS Stock Plans” means, collectively, the Broadband Parent Corporation 2001 Stock Incentive Plan; the ARRIS Group, Inc. 2004 Stock Incentive Plan; the ARRIS Group, Inc. 2007 Stock Incentive Plan; the ARRIS Group, Inc. 2008 Stock Incentive Plan; the ARRIS Group, Inc. 2011 Stock Incentive Plan, as amended; the ARRIS Group, Inc. 2012 Israeli Sub Plan to the 2011 Stock; the Big Band Networks, Inc. 2007 Equity Incentive Plan, as amended; the Big Band Networks, Inc. 2007 Equity Incentive Plan Israeli Sub-Plan; the ARRIS Group, Inc. Amended and Restated Employee Stock Purchase Plan (2015), the ARRIS Group, Inc. 2012 Israeli Sub Plan to the Employee Stock Purchase Plan; and the ARRIS Group, Inc., Sub-Plan to the Amended and Restated Employee Stock Purchase Plan for participants located in the European Union/European Economic Area.
(b)   “business day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the County of New York or in London, England.
(c)   “Companies Act” means the UK Companies Act 2006, as amended.
(d)   “Effective” means that the Pace Acquisition shall have become effective in accordance with its terms or, in the event ARRIS has elected to implement the Pace Acquisition by way of a takeover offer as defined in section 974 of the Companies Act, such takeover offer shall have become or been declared unconditional in all respects.
(e)   “Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.
(f)   “Law” means any federal, state, local or foreign laws or regulations (whether civil, criminal or administrative), common law, statutory instruments, treaties, conventions, directives, regulations or rules made thereunder, ordinance, regulations, judgments, orders, injunctions, decrees, resolutions, arbitration awards, agency requirements, writs, franchises, variances, exemptions, approvals, licenses or permits in any applicable jurisdiction (including the United States, the United Kingdom, the European Union or elsewhere), including any rules of any relevant Governmental Entity.
(g)   “Lux Finco 2” means a limited liability company to be organized under the laws of Luxembourg as a wholly owned subsidiary of U.S. Holdco and capitalized with promissory notes in amounts and terms as agreed by ARRIS and New Parent.
(h)   “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity, or other entity of any kind or nature.
(i)   “Press Announcement” means the announcement detailing the terms and conditions of the Pace Acquisition to be made in accordance with Rule 2.7 of the U.K. City Code on Takeovers and Mergers, in the form set out in Schedule 1 to the Co-Operation Agreement.
(j)   “Tax” means all United States and non-United States taxes of any kind, including, without limitation, federal, state, local, provincial and other taxes and income, gain, profits, windfall profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, transfer, documentary, payroll, sales, employment, unemployment, disability, use, property, withholding, backup withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.
(k)   “Treasury Shares” means Shares held in treasury by ARRIS.

Section 7.2   Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
Section 7.3   Interpretation.   The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
Section 7.4   Rights of Pace.   Pursuant to the Co-Operation Agreement, New Parent and ARRIS have agreed to comply with their obligations under this Agreement and not to make any amendments to this Agreement or to terminate this Agreement, in each case, without the prior written consent of Pace (which cannot be unreasonably withheld, conditioned or delayed) and otherwise subject to the terms and conditions set forth in the Co-Operation Agreement with respect thereto.
Section 7.5   No Third Party Beneficiaries.   Except as provided in Sections 7.4 and 7.6, the parties hereto agree that this Agreement is solely for the benefit of the parties hereto, in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties hereto any right, remedy or claim under or by reason of this Agreement.
Section 7.6   Indemnification.
(a)   New Parent and U.S. Holdco, respectively, agree that all rights to indemnification, advancement of expenses or exculpation (including all limitations on personal liability) existing as of the date of this Agreement in favor of each present and former director, officer or employee of ARRIS or any of its subsidiaries provided for in their respective organizational documents or in any agreement to which ARRIS or any of its subsidiaries is a party in respect of actions or omissions occurring at or prior to the Effective Time (including actions or omissions occurring at or prior to the Effective Time arising out of the transactions contemplated by this Agreement) shall survive the consummation of the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years after the Effective Time, New Parent and U.S. Holdco, respectively, shall maintain in effect the provisions for indemnification, advancement of expenses or exculpation in the organizational documents of ARRIS and its subsidiaries or in any agreement to which ARRIS or any of its subsidiaries is a party and shall not amend, repeal or otherwise modify such provisions in any manner that would adversely affect the rights thereunder of any individuals who at any time prior to the Effective Time were directors, officers or employees of ARRIS or any of its subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including actions or omissions occurring at or prior to the Effective Time arising out of the transactions contemplated by this Agreement); provided, however, that in the event any claim, action, suit proceeding or investigation is pending, asserted or made either prior to the Effective Time or within such six year period, all rights to indemnification, advancement of expenses or exculpation required to be continued pursuant to this Section 7.6(a) in respect thereof shall continue until disposition thereof.
(b)   At and after the Effective Time, New Parent, U.S. Holdco and ARRIS shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director, officer or employee of ARRIS or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another company, joint venture, trust or other enterprise if such service was at the request or for the benefit of ARRIS or any of its subsidiaries (each, together with his or her respective heirs and representatives, an “ARRIS Indemnified Party” and, collectively, the “ARRIS Indemnified Parties”) against all costs and expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each ARRIS Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any actual or threatened claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in such person’s capacity as a director, officer or employee of ARRIS or any of its subsidiaries or as a director, officer, member, trustee or fiduciary of another company, joint venture, trust or other enterprise if such service was at the request or for the benefit of ARRIS or any of its subsidiaries, in each case occurring or alleged to have occurred at or before the Effective Time (including actions or omissions occurring at or prior to the Effective Time arising out of the transactions contemplated by this Agreement).
(c)   For a period of six years from the Effective Time, New Parent and U.S. Holdco, respectively, shall cause to be maintained in effect (i) the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the Effective Time maintained by ARRIS and its subsidiaries with respect to matters arising on or before the Effective Time (provided that New Parent and U.S. Holdco may substitute therefor policies with a carrier with comparable credit ratings to the existing carrier of at least the same coverage and amounts containing terms and conditions that are no less favorable to the insured) or (ii) a “tail” policy (which ARRIS may purchase at its option prior to the Effective Time, and, in such case, New Parent and ARRIS, respectively, shall cause such policy to be in full force and effect, and shall cause all obligations thereunder to be honored by ARRIS) under ARRIS’s existing directors’ and officers’ insurance policy that covers those persons who are currently covered by ARRIS’s directors’ and officers’ insurance policy in effect as of the date hereof for actions and omissions occurring at or prior to the Effective Time, is from a carrier with comparable credit ratings to ARRIS’s existing directors’ and officers’ insurance policy carrier and contains terms and conditions that are no less favorable to the insured than those of ARRIS’s directors’ and officers’ insurance policy in effect as of the date hereof.
(d)   The rights of each ARRIS Indemnified Party under this Section 7.6 shall be in addition to, and not in limitation of, any other rights such ARRIS Indemnified Party may have under the organizational documents of ARRIS or any of its subsidiaries, as applicable, any agreement, any insurance policy, Delaware law (or any other applicable Law) or otherwise. The provisions of this Section 7.6 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any ARRIS Indemnified Party without the written consent of such affected ARRIS Indemnified Party (it being expressly agreed that the ARRIS Indemnified Parties shall be third party beneficiaries of this Section 7.6 and shall be entitled to enforce the covenants contained in this Section 7.6). New Parent and U.S. Holdco shall be jointly and severally responsible for paying all reasonable expenses, including attorneys’ fees, that may be incurred by any ARRIS Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 7.6.
(e)   In the event any of New Parent, U.S. Holdco or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys more than 50% of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of New Parent and/or U.S. Holdco, as the case may be, assume the obligations set forth in this Section 7.6.
Section 7.7   Governing Law.
(a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF, THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.
(b)   Any suit, claim, action, hearing, charge, or other procedure of any nature (an “Action”) involving the parties hereto, arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely and exclusively in the state courts of the State of Delaware; provided that if  (and only after) such courts determine that they lack subject matter jurisdiction over any such Action, such Action shall be brought solely and exclusively in the Federal courts of the United States located in the District of Delaware, or any direct appellate court therefrom. Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect in any Action between the parties arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objections which it may now or hereafter have to the laying of venue of any Action between the parties arising out of or relating to this Agreement or the transactions contemplated hereby in any such court in accordance with the provisions of this Section 7.7(b). Each of the parties hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court. Nothing in this Agreement will affect the right of any party to this Agreement.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7(c).
Section 7.8   Specific Performance.   The parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof. It is accordingly agreed that if the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with Section 7.7, this being in addition to any other remedy to which such party is entitled at law or in equity.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date hereof.
ARRIS GROUP, INC.
By: /s/ Lawrence A. Margolis Name: Lawrence A. Margolis Title: Executive Vice President, Law & Administration, and Secretary
ARCHIE ACQ LIMITED
By: /s/ Lawrence A. Margolis Name: Lawrence A. Margolis Title: Director
ARCHIE U.S. HOLDINGS LLC
By: /s/ Lawrence A. Margolis Name: Lawrence A. Margolis Title: President
ARCHIE U.S. MERGER LLC
By: /s/ Lawrence A. Margolis Name: Lawrence A. Margolis Title: President

ANNEX B
2.7 ANNOUNCEMENT

Annex B
Part I
Not for release, publication or distribution, in whole or in part, directly or indirectly, in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction.
FOR IMMEDIATE RELEASE	22 APRIL 2015
RECOMMENDED COMBINATION
OF
PACE PLC
AND
ARRIS GROUP, INC.
Summary
•
The Boards of ARRIS and Pace are pleased to announce that they have reached agreement on the terms of a recommended combination of Pace with ARRIS.

•
Under the terms of the Merger, Pace Shareholders will be entitled to receive:

for each Pace Share:     132.5 pence in cash
and
0.1455 New ARRIS Shares
•
The Merger terms represent an indicative value of 426.5 pence per Pace Share based on ARRIS’s closing share price of US$30.16 on the Latest Practicable Date (being 21 April 2015).

•
The indicative value of 426.5 pence per Pace Share values the entire issued and to be issued share capital of Pace on a fully diluted basis at approximately £1.4 billion and represents:

◦
a premium of approximately 27.6 per cent. to the closing price of 334.2 pence per Pace Share on the Latest Practicable Date; and

◦
an implied enterprise value/Adjusted EBITDA multiple of Pace of approximately 8.2x.

•
The Boards of ARRIS and Pace have agreed that, in addition to the consideration payable in connection with the Merger, Pace Shareholders will continue to be entitled to receive the proposed final dividend for 2014 of 4.75 cents, payable on 3 July 2015 to Pace Shareholders on the register on 5 June 2015.

•
The Merger will enable the Combined Group to better serve customers in markets across the globe with its enhanced scope and scale, broad geographic footprint and innovative product offerings.

•
The Merger is expected to generate compelling financial benefits, including significant synergies from the optimisation of back-office infrastructure, component procurement and go-to-market efficiencies, and the removal of Pace’s public company costs.

•
The Combined Group is expected to have 2014 pro forma revenues of approximately US$8 billion and will employ over 8,500 people globally in more than 15 countries.

•
ARRIS expects the Transaction to be US$0.45 – US$0.55 per share accretive to ARRIS’s Non-GAAP EPS1 in the first twelve months following completion. ARRIS expects the Transaction to reduce the US non-GAAP effective tax rate of New ARRIS to approximately 26 to 28 per cent. in the first full year following closing.

1
Non-GAAP EPS excludes stock compensation expense, amortization of intangible assets, restructuring charges, acquisition, integration, other one-time items and their related income tax effect. The statement that the Transaction is expected to be earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

•
ARRIS has a strong track record of successfully generating shareholder value from prior transactions, including its acquisition of Motorola Home in 2013, since the announcement of which ARRIS’s share price has more than doubled.

•
It is New ARRIS’s intent, upon completion of the Merger, to continue to invest in its organic businesses (including the businesses of Pace), to continue to add adjacent acquisitions, to reduce its leverage and to consider share repurchases as appropriate.

•
The Merger will result in Pace Shareholders holding approximately 24 per cent. of the Combined Group.

•
The Pace Board, which has been so advised by J.P. Morgan Cazenove, considers the terms of the Merger to be fair and reasonable. In providing advice to the Pace Board, J.P. Morgan Cazenove has taken into account the commercial assessments of the Pace Directors.

•
The Pace Board believes that the terms of the Transaction are in the best interests of Pace Shareholders as a whole and intends unanimously to recommend that Pace Shareholders vote in favour of the resolutions to be proposed at the Court Meeting and the General Meeting to approve the Merger, as the Pace Directors have irrevocably undertaken to do in respect of their own beneficial holdings of 1,063,293 Pace Shares representing, in aggregate, approximately 0.34 per cent. of the ordinary share capital of Pace in issue on the Latest Practicable Date.

•
In order to undertake the Transaction, ARRIS has formed a new company, New ARRIS, which is incorporated in England and Wales. Following completion of the Transaction, New ARRIS will be the holding company of the Pace Group and the ARRIS Group and will operate globally under the ARRIS brand name. To do so, ARRIS will undertake the ARRIS Merger pursuant to the US Merger Agreement.

•
Pursuant to the ARRIS Merger, ARRIS Stockholders will receive one New ARRIS Share for each ARRIS Share. The ARRIS Board has approved the Transaction and intends to recommend that ARRIS Stockholders vote in favour of the adoption of the US Merger Agreement.

•
It is intended that the New ARRIS Shares will be listed on NASDAQ.

•
It is intended that the Merger will be implemented by means of a court-sanctioned Scheme of Arrangement between Pace and the Scheme Shareholders under Part 26 of the Companies Act.

•
The Merger will be conditional on, amongst other things, the approval of the Scheme by the Scheme Shareholders, the sanction of the Scheme by the Court, the adoption of the US Merger Agreement by ARRIS Stockholders, and the receipt of certain merger control clearances, including under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

•
The Conditions to the Merger are set out in full in Appendix I to this Announcement.

•
It is expected that the Scheme Circular will be published in the third quarter of 2015 and that, subject to the satisfaction, or where relevant waiver, of all relevant Conditions, the Scheme will become Effective and the Transaction is expected to complete in late 2015.

Commenting on the Merger, Bob Stanzione, Chairman, Chief Executive Officer and President of ARRIS said:
“This transaction is another example of ARRIS’s ongoing strategy of investing in the right opportunities to position our company for growth. Adding Pace’s talent, products and diverse customer base will provide ARRIS with a large scale entry into the satellite segment, broaden our portfolio and expand our global presence. We expect this merger will enable ARRIS to increase our speed of innovation. We believe this is a tremendous opportunity for ARRIS and our customers, employees, shareholders and partners around the world as we collaborate to invent the future. We look forward to working with the talented and accomplished team at Pace.”

Commenting on the Merger, Allan Leighton, Chairman of Pace said:
“Pace plc is a great company with a strong track record of pioneering innovation and excellent customer service. Through a combination of organic development and acquisitions, Pace has grown to be a leading technology solutions provider to the PayTV and Broadband industries serving cable, satellite and telco customers across the globe. Over the last three years, Mike Pulli and the wider Pace team have successfully executed against our strategic plan to develop Pace into a more distinctive, profitable and cash generative company, creating significant value for shareholders.
The Pace Directors believe that ARRIS’s offer recognises this value and also gives our shareholders the opportunity to share in the future success of the Combined Group. While we believe that Pace is strongly positioned to continue to execute its strategy in the medium and long term, we believe that the combination of the complementary ARRIS and Pace businesses will create a platform for future growth above and beyond our standalone potential. We believe this is a great fit for both companies, our employees, customers and trading partners.”
This summary should be read in conjunction with the full text of the following announcement including the Appendices. The Conditions and certain further terms of the Merger are set out in Appendix I. Appendix II contains bases and sources of certain information contained within this document. Appendix III contains details of the irrevocable undertakings given to ARRIS. Appendix IV contains the definitions of certain terms used in this Announcement.
There will be an ARRIS investor call at 5:00pm US Eastern time, 22 April 2015. Dial-in details are set out below:
UK toll free: 080 0055 6013
Secondary UK dial in: +44 20 7136 5118
US toll free: 888 713 4218
Secondary US dial in: +1 617 213 4870
Passcode: 141904410
A replay of the conference call can be accessed approximately two hours after the call through 29 April 2015 by dialing +1 (888) 286-8010 or +1 (617) 801-6888 and using the pass code 55255256.
Live internet access to the call will be available through the Investor Relations section of the ARRIS’s website at www.arris.com.
A replay will also be made available for a period of 12 months following the conference call on ARRIS’s website at www.arris.com.
Enquiries:
ARRIS Investor Contacts
Bob Puccini
Tel: (+1 720 895 7787)
ARRIS Media Contacts
Jeanne Russo
Tel: (+1 215 323 1880)
David Hulmes
Tel: (+44 118 921 5550)
Evercore (Financial Adviser to ARRIS)
Naveen Nataraj
Tel: (+1 212 857 3100)
Edward Banks
Tel: (+44 20 7653 6000)

Pace Investor Contacts
Mark Shuttleworth
Chris Mather
Tel: (+44 1274 538 330)
J.P. Morgan Cazenove (Financial Adviser and Corporate Broker to Pace)
Hugo Baring
Thomas White
Dwayne Lysaght
Sam Roberts
Tel: (+44 20 7742 4000)
Jefferies (Corporate Broker)
Nick Adams
David Watkins
Tel: (+44 20 7029 8000)
Pace Media Contacts
(Pendomer Communications)
Charles Chichester
Tel: (+44 20 3603 5220)
Further information
This Announcement is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. This Announcement does not constitute a prospectus or a prospectus equivalent document.
Any vote by the Scheme Shareholders in respect of the Merger should only be made on the basis of the information contained in the Scheme Circular, which will contain the full terms and conditions of the Merger (including details of how to vote). Pace Shareholders are advised to read the formal documentation in relation to the Merger carefully once it has been dispatched.
Please be aware that addresses, electronic addresses and certain other information provided by Pace Shareholders, persons with information rights and other relevant persons in connection with the receipt of communications from Pace may be provided to New ARRIS during the offer period as required under Section 4 of Appendix 4 of the Code.
Evercore (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting as financial adviser to ARRIS and no-one else in connection with the Transaction and will not be responsible to anyone other than ARRIS for providing the protections afforded to clients of Evercore nor for providing advice in relation to the Transaction or any other matters referred to in this Announcement.
J.P. Morgan Cazenove (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting as financial adviser exclusively for Pace and no-one else in connection with the Transaction and will not be responsible to anyone other than Pace for providing the protections afforded to clients of J.P. Morgan Cazenove nor for providing advice in relation to the Transaction or any other matters referred to in this Announcement.
Jefferies (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting as financial adviser exclusively for Pace and no-one else in connection with the Transaction and will not be responsible to anyone other than Pace for providing the protections afforded to clients of Jefferies nor for providing advice in relation to the Transaction or any other matters referred to in this Announcement.

Overseas jurisdictions
The availability of the New ARRIS Shares in, and the release, publication or distribution of this Announcement in or into, jurisdictions other than the United Kingdom may be restricted by law and therefore persons into whose possession this Announcement comes who are not resident in the United Kingdom should inform themselves about, and observe any applicable restrictions. Pace Shareholders who are in any doubt regarding such matters should consult an appropriate independent adviser in their relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.
This Announcement has been prepared for the purposes of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.
Rule 2.10 disclosures
In accordance with Rule 2.10 of the Takeover Code, as at close of business on 21 April 2015 (being the Latest Practicable Date), there were 316,644,229 Pace Shares in issue and admitted to trading on the main market of the London Stock Exchange. There are no Pace Shares held in treasury. The ISIN Number for the Pace Shares is GB0006672785.
In accordance with Rule 2.10 of the Takeover Code, as at close of business on 21 April 2015 (being the Latest Practicable Date), there were 146,070,290 ARRIS Shares issued and outstanding and admitted to trading on NASDAQ. The ISIN Number for the ARRIS Shares is US04270V1061.
Notes to US investors in Pace
In furtherance of the Transaction, New ARRIS intends to file with the SEC a registration statement on Form S-4 containing a Proxy Statement of ARRIS that will also constitute a Prospectus of New ARRIS relating to the New ARRIS Shares to be issued to ARRIS Stockholders in the Transaction. In addition, any of ARRIS, New ARRIS and Pace may file additional documents with the SEC.
INVESTORS AND SECURITY HOLDERS OF ARRIS AND PACE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Those documents, if and when filed, as well as ARRIS’s and New ARRIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov, at ARRIS’s website at www.arris.com and at Pace’s website at www.pace.com. It is expected that the New ARRIS Shares to be issued to Pace Shareholders under the Scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.
ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement/Prospectus. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended 31 December 2014, which was filed with the SEC on 27 February 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on 9 April 2015. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus.
Pace and New ARRIS are each incorporated under the laws of England. Some of the officers and directors of Pace and New ARRIS are residents of countries other than the United States. It may not be possible to bring an action against Pace and New ARRIS in a non-US court for violations of the US securities laws. It may be difficult to compel Pace, New ARRIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court.
Share purchases
In accordance with normal UK practice and subject to compliance with the US Securities Exchange Act of 1934, as amended, ARRIS or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Pace Shares outside of the United States, other than pursuant to the Merger, until the date on which the Merger becomes Effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK, will be reported to the Regulatory Information Service of the London Stock Exchange and will be available on the London Stock Exchange website at http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.
Notes regarding New ARRIS Shares
The New ARRIS Shares to be issued pursuant to the Merger have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the New ARRIS Shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the New ARRIS Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).
No Profit Forecast or Quantified Financial Benefits Statement
No statement in this Announcement is intended as a profit forecast, profit estimate or quantified financial benefits statement and no statement in this Announcement should be interpreted to mean that earnings per Pace Share or ARRIS Share for the current or future financial years would necessarily match or exceed the respective historical published earnings per Pace Share or ARRIS Share or to mean that the Combined Group’s earnings in the first twelve months following the Merger, or in any subsequent period, would necessarily match, or be greater than or be less than those of ARRIS and/or Pace for the relevant preceding financial period or any other period.
Dealing Disclosure requirements
Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time (BST)) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time (BST)) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time (BST)) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at http://www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Forward-looking statements
This Announcement contains certain forward-looking statements with respect to a possible combination involving ARRIS and Pace. The words “believe”, “expect”, “anticipate”, “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are based on numerous assumptions and assessments made in light of ARRIS’s or, as the case may be, Pace’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible combination will not be completed, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the possible combination, adverse effects on the market price of ARRIS Shares and on ARRIS’s or Pace’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects relating to the announcement of the possible combination or any further announcements relating to the possible combination or the consummation of the possible combination on the market price of ARRIS Shares or Pace Shares, significant transaction costs and/or unknown liabilities, customer reaction to the announcement of the combination, possible litigation relating to the combination or the public disclosure thereof, general economic and business conditions that affect the combined companies following the consummation of the possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in ARRIS’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended 31 December 2014, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement could cause ARRIS’s plans with respect to Pace, ARRIS’s or Pace’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. ARRIS and Pace expressly disclaim any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.
Publication on website
Pursuant to Rule 26.1 of the Code, a copy of this Announcement and other documents in connection with the Merger will, subject to certain restrictions, be available for inspection on ARRIS’s website at www.arris.com and Pace’s website at www.pace.com no later than 12 noon (London time (BST)) on the day following this Announcement. The contents of the websites referred to in this Announcement are not incorporated into, and do not form part of, this Announcement.

Part II
Not for release, publication or distribution, in whole or in part, directly or indirectly, in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction.
FOR IMMEDIATE RELEASE	22 APRIL 2015
RECOMMENDED COMBINATION
OF
PACE PLC
AND
ARRIS GROUP, INC.
1.
Introduction

The Boards of ARRIS and Pace are pleased to announce that they have reached agreement on the terms of a recommended combination of Pace with ARRIS.
2.
The Merger

Under the terms of the Merger, Pace Shareholders will be entitled to receive:
for each Pace Share:     132.5 pence in cash
and
0.1455 New ARRIS Shares
The Merger terms represent an indicative value of 426.5 pence per Pace Share based on ARRIS’s closing share price of US$30.16 on the Latest Practicable Date (being 21 April 2015).
The indicative value of 426.5 pence per Pace Share values the entire issued and to be issued share capital of Pace on a fully diluted basis at approximately £1.4 billion and represents:
◦
a premium of approximately 27.6 per cent. to the closing price of 334.2 pence per Pace Shares on the Latest Practicable Date; and

◦
an implied enterprise value/Adjusted EBITDA multiple of Pace of approximately 8.2x.

On the basis of approximately 48.2 million New ARRIS Shares being issued pursuant to the Merger, following the Transaction, Pace Shareholders will hold New ARRIS Shares representing approximately 24 per cent. of the issued share capital of New ARRIS and ARRIS Stockholders will hold New ARRIS Shares representing approximately 76 per cent. of the issued share capital of New ARRIS.
The Boards of ARRIS and Pace have agreed that, in addition to the consideration payable in connection with the Merger, Pace Shareholders will continue to be entitled to receive the proposed final dividend for 2014 of 4.75 cents, payable on 3 July 2015 to Pace Shareholders on the register on 5 June 2015.
3.
Background to and reasons for the Transaction

The Merger will enable the Combined Group to better serve customers in markets across the globe with its enhanced scope and scale, broad geographic footprint and innovative product offerings.
The Merger is expected to generate compelling financial benefits, including significant synergies from the optimisation of back-office infrastructure, component procurement and go-to-market efficiencies, and the removal of Pace’s public company costs.
The Combined Group is expected to have 2014 pro forma revenues of approximately US$8 billion and will employ over 8,500 people globally in more than 15 countries.

In particular, ARRIS believes:
◦
the Merger of the two companies with complementary product and geographic positions in consumer premises equipment (“CPE”) and network infrastructure will create a global industry player with impressive characteristics and a compelling investment thesis;

◦
the enhanced scope and scale of New ARRIS will enable it to maintain pace with recent consolidation among operators and increase volumes across a broad array of product cost tiers, and create manufacturing and procurement efficiencies;

◦
the Merger will diversify New ARRIS’s geographic and customer footprint, building on the Combined Group’s strong global presence, including complementary positions in both Latin America and Asia, two of our industry’s highest growth regions; and

◦
the Merger will provide New ARRIS with a large scale entry into the satellite segment.

ARRIS expects the Transaction to be US$0.45 - US$0.55 per share accretive to ARRIS’s Non-GAAP EPS2 in the first twelve months following completion.
ARRIS expects the Transaction to reduce the non-GAAP effective tax rate of New ARRIS to approximately 26 to 28 per cent. in the first full year following closing.
ARRIS has a strong track record of successfully generating shareholder value from prior transactions, including its acquisition of Motorola Home in 2013, since the announcement of which ARRIS’s share price has more than doubled.
It is New ARRIS’s intent, upon completion of the Merger, to continue to invest in its organic businesses (including the businesses of Pace), to continue to add adjacent acquisitions, to reduce its leverage and to consider share repurchases as appropriate.
4.
Pace Recommendation

The Pace Board, which has been so advised by J.P. Morgan Cazenove, considers the terms of the Merger to be fair and reasonable. In providing its advice, J.P. Morgan Cazenove has taken into account the commercial assessments of the Pace Directors.
The Pace Board considers that the terms of the Transaction are in the best interests of Pace Shareholders as a whole and intends unanimously to recommend that Pace Shareholders vote in favour of the resolutions to be proposed at the Court Meeting and the General Meeting to approve the Merger, as the Pace Directors have irrevocably undertaken to do in respect of their own beneficial shareholdings in Pace which amount in aggregate to 1,063,293 Pace Shares, representing approximately 0.34 per cent. of the ordinary share capital of Pace in issue on the Latest Practicable Date.
5.
Background to and reasons for the Pace recommendation

Pace has a strong track record of innovation, first-to-market solutions and excellent customer service, having successfully operated as a provider of technology solutions to the PayTV and Broadband industries for over thirty years. Through a combination of organic development and acquisitions Pace has grown to be a leading technology solutions provider to the PayTV and Broadband industries serving cable, satellite and telco customers across the globe.
Over the past three years, Pace’s management has significantly transformed Pace, resulting in a material improvement in operational efficiency, cash flow management and recent entry into the network infrastructure segment through the acquisition of Aurora Networks Inc. Since Mike Pulli was

2
Non-GAAP EPS excludes stock compensation expense, amortization of intangible assets, restructuring charges, acquisition, integration, other one-time items and their related income tax effect. The statement that the Transaction is expected to be earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

appointed CEO in December 2011, return on sales has increased from 6.1 per cent. to 9.2 per cent., Adjusted Basic EPS3 has increased 114 per cent., approximately US$600 million Free Cash Flow4 has been delivered and Pace has delivered total shareholder returns of 403 per cent.
The Pace Board believes that the Transaction will create a global industry leader in the provision of technology solutions to the PayTV and Broadband industries. The Combined Group will be well positioned to better serve, and provide incrementally innovative solutions for, its customers in a rapidly evolving and increasingly complex digital communications landscape. The Transaction provides excellent opportunities for Pace’s employees to continue providing world-class expertise for Pace’s customers across a broadened remit and platform. The Pace Board believes the Pace-ARRIS combination represents the most compelling combination within the industry.
Pace and ARRIS have complementary customer profiles and the breadth and depth of commercial, research, and development experience and capabilities of the Combined Group will accelerate the ability of both companies to reach their full potential for shareholders and customers across the globe. Pace will benefit from the Combined Group’s financial resources and the expected cost savings a combination is expected to generate. The share component of the consideration provides Pace Shareholders with meaningful ownership in New ARRIS allowing them to access the benefits of the Merger in addition to the continued exposure to the PayTV and Broadband technology solutions sector.
In light of these factors, the Pace Board believes the terms of the Transaction substantially recognise Pace’s growth potential and its longer term prospects and the Transaction is in the best interests of Pace Shareholders as a whole. In reaching its conclusion, the Pace Directors considered the terms of the Transaction in relation to the value and prospects of the underlying business, the potential benefits ARRIS expects to achieve from combining its operations with those of Pace and the potential medium term standalone value of Pace Shares. The Pace Directors intend unanimously to recommend that Pace Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Combination at the Pace General Meeting.
6.
Irrevocable undertakings to vote in favour of the Merger

The Pace Directors who hold Shares in Pace, being Mike Pulli, Allan Leighton, Pat Chapman-Pincher, John Grant and Mike Inglis, have irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting in respect of their holdings of Pace Shares which amount, in aggregate, to 1,063,293 Pace Shares representing approximately 0.34 per cent. of the ordinary share capital of Pace in issue on the Latest Practicable Date.
Further details of these irrevocable undertakings are set out in Appendix III to this Announcement.
7.
Information on the Pace Group

Pace is a leading technology developer for the global Pay TV industry, working across satellite, cable, IPTV and terrestrial platforms. Pace has highly experienced specialist engineering teams, developing intelligent and innovative products and services for both Pay TV operators and Telcos across the world.
Pace has built up its experience and expertise over 30 years and enjoys a customer base of over 200 operators around the globe (including eight of the world’s largest Pay TV operators).
Pace’s principal activities are the development, design and distribution of technologies, products and services for managed subscription television, telephony and broadband services and the provision of engineering design and software applications to its customers. It also provides related support services including consulting, systems integration and customer care centres.

3
Based on earnings before the post-tax value of exceptional costs and amortisation of other intangibles.

4
Calculated as cash flow before proceeds from issue of shares, dividends, acquisition cash flows and debt repayment/drawdown.

Pace was founded in 1982 and is headquartered in Saltaire, United Kingdom. It employs over 2,000 people in locations around the world, including France, the USA, Brazil, India and China.
Pace is a member of the FTSE 250 and listed on the Official List of the London Stock Exchange. Its shares were admitted to trading on 27 June 1996.
For the year ended 31 December 2014, Pace generated revenues of US$2,620 million and Adjusted EBITDA of approximately US$270 million.
8.
Information on the ARRIS Group

ARRIS is a global provider of entertainment and communications solutions. It operates in two business segments: Customer Premises Equipment (“CPE”) and Network & Cloud (“N&C”). It enables service providers, including cable, telephone, and digital broadcast satellite operators, and media programmers to deliver media, voice, and IP data services to their subscribers.
ARRIS is a leader in set tops, digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE, which it also sells directly to consumers through retail channels. ARRIS’s solutions are complemented by a broad array of services including technical support, repair and refurbishment, and system design and integration.
ARRIS is headquartered in Suwanee, Georgia, USA, and is listed on NASDAQ. For the year ended 31 December 2014, ARRIS generated revenues of approximately US$5,323 million and operating income of approximately US$341 million.
9.
Information on New ARRIS

9.1
Overview

The New ARRIS Group will operate under a new holding company, New ARRIS, and will retain operational headquarters in Suwanee, Georgia, USA.
9.2
New ARRIS

New ARRIS is a private limited company incorporated and tax resident in England and Wales. New ARRIS was formed solely for the purpose of effecting the Transaction. Prior to the Effective Date, New ARRIS will be converted, pursuant to section 90 of the Companies Act, to a public limited company. To date, New ARRIS has not conducted any activities other than those incidental to its formation and the execution of the Co-operation Agreement and the New ARRIS Facility. Following completion of the Transaction, New ARRIS will become the holding company of the Pace Group and the ARRIS Group.
Application will be made for the listing of New ARRIS Shares on NASDAQ. It is expected that on the Effective Date, New ARRIS will be listed on NASDAQ.
10.
Management and employees

ARRIS and Pace attach great importance to the skills and experience of the existing management and employees of ARRIS and Pace, and New ARRIS will benefit from the combined talent of both organisations.
ARRIS confirms that, following implementation of the Merger, the existing contractual and statutory employment rights, including in relation to pensions, of all Pace Group employees will be fully safeguarded.
The ARRIS Board recognises that in order to achieve the expected benefits of the Merger, operational and administrative restructuring will be required following completion of the Merger. The detailed steps for such a restructuring are not yet known but ARRIS will aim to retain the best talent across the Combined Group.

11.
Dividends

The Boards of ARRIS and Pace have agreed that, in addition to the consideration payable in connection with the Merger, Pace Shareholders will continue to be entitled to receive the proposed final dividend for 2014 of 4.75 cents, payable on 3 July 2015 to Pace Shareholders on the register on 5 June 2015.
12.
Pace Share Schemes

Participants in the Pace Share Schemes will be contacted regarding the effect of the Merger on their rights under the Pace Share Schemes (including awards to be made under the Performance Share Plan, International Performance Share Plan and Deferred Share Plan shortly after today’s date) and appropriate proposals will be made to such participants in due course. In relation to the options that subsist under the Pace Sharesave Plan and the Pace Americas US Sharesave Plan, the proposals will include a choice for participants to allow their awards to vest and become exercisable or to agree to the rollover of their awards into New ARRIS Shares.
The Pace Share Schemes contain provisions whereby Pace’s Remuneration Committee has certain discretions as regards the vesting of certain awards in these circumstances. Pace’s Remuneration Committee will exercise such discretion in such manner as it considers appropriate, which may include allowing all applicable options and awards to vest in full.
13.
The Merger and the ARRIS Merger

13.1
Structure of the Merger

It is intended that the Merger will be implemented by means of a Court-sanctioned scheme of arrangement between Pace and the Scheme Shareholders under Part 26 of the Companies Act.
The purpose of the Scheme is to provide for New ARRIS to become the direct or indirect owner of the entire issued and to be issued share capital of Pace. In order to achieve this, the Scheme Shares will be transferred to New ARRIS (or a subsidiary of New ARRIS). In consideration for this, the Scheme Shareholders will receive cash and New ARRIS Shares on the basis set out in section 2 of this Announcement. The transfer of those Scheme Shares to New ARRIS (or a subsidiary of New ARRIS) will result in Pace becoming a direct or indirect wholly owned subsidiary of New ARRIS.
The Scheme requires approval by Pace Shareholders by the passing of a resolution at the Court Meeting. The Scheme must be approved at the Court Meeting by a majority in number representing not less than three-fourths in value of the Scheme Shareholders present and voting, either in person or by proxy. In addition, the implementation of the Scheme will require approval by the passing of certain resolutions at the General Meeting to be held immediately after the Court Meeting.
The Scheme must also be sanctioned by the Court. The Scheme will only become Effective upon delivery to the Registrar of Companies of the Scheme Court Order.
Once the Scheme becomes Effective, it will be binding on all Scheme Shareholders, whether or not they voted at the Court Meeting and the General Meeting and, if they did vote, whether or not they voted in favour of or against the resolutions proposed at those meetings.
ARRIS or New ARRIS reserves the right, subject to the prior consent of the Panel, to elect to implement the acquisition of the Pace Shares by way of a takeover offer (as such term is defined in section 974 of the Companies Act). In such event, such Offer will be implemented on the same terms (subject to appropriate amendments as described in Part 2 of Appendix I), so far as applicable, as those which would apply to the Scheme. Furthermore, if such Offer is made and sufficient acceptances of such Offer are received, when aggregated with Pace Shares otherwise acquired by New ARRIS, it is the intention of New ARRIS to apply the provisions of section 979 of the Companies Act to acquire compulsorily any outstanding Pace Shares to which such Offer relates.

13.2
Conditions

The Scheme is subject to certain Conditions and certain further terms referred to in Appendix I of this Announcement. The Conditions will be set out in the Scheme Circular to be sent to all Pace Shareholders.
The Conditions in Appendix I provide that the Merger is conditional on, amongst other things:
(a)
the Court Meeting and General Meeting being held on or before the 22nd day after the expected date of the meetings to be set out in the Scheme Circular in due course or such later date (if any) as ARRIS and Pace may agree;

(b)
the Scheme Court Hearing being held on or before the 22nd day after the expected date of the hearing to be set out in the Scheme Circular in due course, or such later date (if any) as ARRIS and Pace may agree;

(c)
the Scheme becoming unconditional and becoming Effective by no later than 22 April 2016 or such later date (if any) as ARRIS and Pace may agree and (if required) the Court may allow;

(d)
the Form S-4 having become effective under the Securities Act and not having been the subject of any stop order suspending its effectiveness, and no proceedings seeking any such stop order having been initiated or threatened by the SEC;

(e)
the US Merger Agreement being duly adopted by the affirmative vote of the holders of a majority of the outstanding ARRIS Shares entitled to vote on such matter at an ARRIS Stockholders’ Meeting duly called and held for such purpose in accordance with applicable law and the certificate of incorporation and bylaws of ARRIS;

(f)
NASDAQ having authorised the listing of all of the New ARRIS Shares upon official notice of issuance and not having withdrawn such authorisation; and

(g)
all notifications and filings as may be required under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the “HSR Act”), having been made in connection with the acquisition of Pace shares by ARRIS and all applicable HSR Act waiting periods (including any extensions thereof) relating to the acquisition of Pace shares by ARRIS having expired or been terminated.

The Merger is also conditional on the receipt of various other anti-trust clearances in a number of jurisdictions, including Brazil, Colombia, Germany, Portugal and South Africa.
Pace Shareholders should note that completion of the Scheme will be conditional upon the satisfaction or, where appropriate, waiver of all the above Conditions in addition to the satisfaction or, where appropriate, waiver of the other Conditions and certain further terms set out in Appendix I to this Announcement.
The terms of the Scheme will provide that the Scheme Shares will be acquired under the Scheme fully paid and free from all liens, charges and encumbrances, rights of pre-emption and any other third party rights of any nature whatsoever and together with all rights attaching thereto, including the right to receive and retain all dividends and other distributions declared, paid or made after the date on which the Scheme becomes Effective. If any dividend or other distribution or return of capital is proposed, declared, made, paid or becomes payable by Pace in respect of a Scheme Share on or after the date of this Announcement and prior to the Scheme becoming Effective, other than the Permitted Dividend, New ARRIS reserves the right to reduce the value of the consideration payable for each Scheme Share by up to the amount per Scheme Share of such dividend, distribution or return of capital except where the Scheme Share is or will be acquired pursuant to the Scheme on a basis which entitles New ARRIS to receive the dividend, distribution or return of capital and to retain it.
If any such dividend or distribution is paid or made after the date of this Announcement and New ARRIS exercises its rights described above, any reference in this Announcement to the consideration payable under the Scheme shall be deemed to be a reference to the consideration as so reduced. Any exercise by ARRIS of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Scheme.

13.3
The ARRIS Merger

Immediately following the Merger, US Merger Sub will merge with and into ARRIS, with ARRIS continuing as the surviving corporation. On the Effective Date, all ARRIS common shares will be cancelled and will automatically be converted into the right to receive New ARRIS Shares on a one-for-one basis. Following the ARRIS Merger, ARRIS will become an indirect wholly owned subsidiary of New ARRIS. The ARRIS Merger is subject to the terms and conditions of the US Merger Agreement. Following completion of the Merger, the then-current ARRIS Board of Directors will serve as the New ARRIS Board of Directors.
13.4
ARRIS stockholder approval

Pursuant to the US Merger Agreement, immediately following the Merger, US Merger Sub will merge with and into ARRIS and ARRIS will continue as the surviving corporation. As a result, the US Merger Agreement must be duly adopted by the affirmative vote of the holders of a majority of the outstanding ARRIS Shares entitled to vote on such matter at an ARRIS Stockholders’ meeting duly called and held for such purpose in accordance with applicable law and the certificate of incorporation and bylaws of ARRIS. ARRIS and New ARRIS are required to send ARRIS Stockholders a proxy/prospectus which will, among other things, summarise the background to and reasons for the transactions to be consummated pursuant to the US Merger Agreement, provide information about the special meeting of ARRIS Stockholders at which the adoption of the US Merger Agreement will be considered, and provide information relating to the New ARRIS Group and the New ARRIS Shares.
The ARRIS Board has approved the Transaction and intends to recommend that ARRIS Stockholders vote in favour of the adoption of the US Merger Agreement.
14.
De-listing and re-registration

Applications will be made to the UK Listing Authority and the London Stock Exchange for the cancellation of the listing of the Pace Shares on the Official List and of the trading in Pace Shares on the London Stock Exchange’s main market for listed securities respectively, upon or shortly after the Scheme becoming Effective. When the Scheme becomes Effective, the share certificates in respect of Pace Shares will cease to be valid and entitlements to Pace Shares held in CREST will be cancelled.
New ARRIS intends to re-register Pace as a private company as soon as it is appropriate to do so under the provisions of the Companies Act.
It is intended that, subject to and following the Scheme becoming Effective, and subject to requirements of NASDAQ and applicable securities law, New ARRIS will take all actions necessary or appropriate action to voluntarily terminate the listing of ARRIS Shares on NASDAQ. The last trading day of ARRIS Shares on NASDAQ will be the last Business Day before the Effective Date.
15.
Settlement, listing and dealing of New ARRIS Shares

Once the Scheme has become Effective, New ARRIS Shares will be allotted to Scheme Shareholders and former ARRIS Stockholders.
Application will be made for the listing of New ARRIS Shares on NASDAQ. It is expected that on the ARRIS Merger Effective Date, New ARRIS will be listed on NASDAQ.
Details of how UK shareholders can hold, access and trade the New ARRIS Shares will be set out in the Scheme Circular.
16.
Financing of the Merger

New ARRIS will finance the cash component (the “Cash Component”) of the consideration payable in connection with the Merger from existing cash balances made available to it by ARRIS and under the New ARRIS Facility.

Evercore, as financial adviser to ARRIS, is satisfied that ARRIS and New ARRIS have the necessary financial resources available to satisfy in full the cash consideration payable under the Merger.
Under the terms of the New ARRIS Facility, New ARRIS has agreed that it will not, without the consent of the administrative agent:
(a)
amend or waive any term of the Scheme Circular in a manner materially adverse to the interests of the lenders from those in this Announcement, save for any amendment or waiver required by the Panel, the Code, a court or any other applicable law, regulation or regulatory body; and

(b)
should the Merger be implemented by way of an Offer, amend or waive the acceptance condition (as determined under the terms of that Offer at the relevant time) to permit the Offer to become unconditional as to acceptances until New ARRIS has (directly or indirectly) acquired acceptances which, when aggregated with all Pace shares to which the Offer relates (excluding Treasury Shares) directly or indirectly acquired by New ARRIS represent at least 90 per cent. of the Pace shares to which the Offer relates (excluding Treasury Shares).

It is ARRIS’s current intention to seek the consent of the lenders under the Existing ARRIS Facility in order to amend and extend that facility to increase its size and extend its term, in which case New ARRIS may use the proceeds from this amended facility to fund the Cash Component instead of the New ARRIS Facility.
Further information on the financing of the Merger will be set out in the Scheme Circular.
The pro forma leverage of the Combined Group is expected to be below 2.5 times net debt to Non-GAAP EBITDA (based on the pro forma EBITDA for the Combined Group for 2014 and taking into account the acquisition financing and the payment of the Cash Component). On the basis that the amended facility referred to above is put in place, ARRIS expects that the available liquidity of the Combined Group on closing will be approximately US$1,150 million.
17.
Offer-related arrangements

17.1
Confidentiality agreements

Pace and ARRIS have entered into a mutual Confidentiality Agreement, as amended and restated, dated 20 April 2015 pursuant to which each party has undertaken to keep confidential information relating to the other party and not to disclose it to third parties (other than to permitted disclosees) unless required by law or regulation. These confidentiality obligations will remain in force until the completion of the Transaction.
Pace and ARRIS have also entered into a Clean Team Confidentiality Agreement dated 13 April 2015 which sets out how any confidential information that is competitively sensitive can be disclosed, used or shared, and a Synergies Clean Team Confidentiality Agreement dated 17 April 2015 which sets out how certain competitively sensitive synergy information can be disclosed, used or shared, in each case to a clean team made up of certain named representatives of the parties’ respective external legal advisers.
17.2
Co-operation Agreement

Pace, ARRIS and New ARRIS have entered into the Co-operation Agreement pursuant to which Pace has agreed to provide ARRIS with such information and assistance as ARRIS may reasonably require for the purposes of obtaining the regulatory clearances that ARRIS determines are necessary or desirable in order to satisfy the Regulatory Conditions and making any submission, filing or notification to any regulatory authority.
ARRIS has agreed that it shall use reasonable endeavours to obtain the regulatory clearances that ARRIS determines are necessary or desirable in order to satisfy the Regulatory Conditions as soon as reasonably practicable.

By way of compensation for any loss suffered by Pace in connection with the preparation and negotiation of the Merger, the Co-operation Agreement and any other document relating to the Merger, ARRIS has undertaken that, on the occurrence of a Break Payment Event (as defined below), ARRIS will pay or procure the payment to Pace of an amount in cash, in US dollars, equal to US$20 million (the “Break Payment”) in the event that on or prior to 22 April 2016:
(a)
on 22 April 2016, any Regulatory Condition shall not have been satisfied or waived by ARRIS or New ARRIS;

(b)
ARRIS or New ARRIS invokes any Regulatory Condition; or

(c)
the ARRIS Board withdraws or qualifies its recommendation without Pace’s consent and either: (i) the US Merger Agreement has not been approved at the ARRIS Stockholders’ Meeting; (ii) the ARRIS Stockholders’ Meeting has not occurred; (iii) the Co-operation Agreement has been terminated in accordance with its terms; or (iv) the Effective Date has not occurred by 22 April 2016, each a “Break Payment Event”.
ARRIS shall have no obligation to pay the Break Payment to Pace if: (a) the failure of ARRIS to satisfy a Regulatory Condition or the invoking of a Regulatory Condition is due to a material breach of Pace’s undertakings to provide certain information and assistance to ARRIS for the purposes of satisfying the Regulatory Conditions; or (b) Pace withdraws or qualifies its recommendation before a Break Payment Event referred to in (b) or (c) above occurs.
The Co-operation Agreement further provides that, in the event that the ARRIS Stockholders do not approve the US Merger Agreement at the ARRIS Stockholders Meeting but ARRIS has not withdrawn its recommendation, ARRIS shall indemnify Pace for all costs and expenses (including irrevocable VAT) incurred by Pace in connection with the Merger up to an aggregate amount of US$12 million (“Expense Reimbursement Payment”).
ARRIS is only obliged to pay one Break Payment and any Break Payment will be reduced by the amount of the Expense Reimbursement Payment with such payment to be Pace’s exclusive remedy in connection with any claim it may have in respect of any or all Break Payment Events or the circumstances giving rise to the Expense Reimbursement Payment.
ARRIS may switch to an Offer with the consent of the Panel only after having received the prior written consent of Pace (such consent not to be unreasonably withheld or delayed).
ARRIS has agreed to certain customary restrictions on the conduct of its business during the period pending completion of the Merger.
The Co-operation Agreement contains provisions in relation to the Pace Share Schemes. Details of these arrangements will be set out in the Scheme Circular.
The Co-operation Agreement can be terminated:
(a)
by written agreement of ARRIS and Pace;

(b)
by ARRIS or Pace if any Condition is invoked in accordance with the terms of the Scheme (or the Offer as the case may be) but only in circumstances which constitute “material significance” to ARRIS for the purposes of Rule 13.5 of the Code (other than Conditions 1 or 2 in Appendix I or, in the case of an Offer, the acceptance condition);

(c)
by ARRIS or Pace, if the ARRIS Board withdraws or qualifies its recommendation without Pace’s consent;

(d)
by ARRIS or Pace if the Pace Board notifies ARRIS or publicly states that it no longer recommends (or intends to recommend) that Pace Shareholders vote in favour of the Scheme;

(e)
by ARRIS or Pace if there is an announcement by a third party announcing a firm intention to make an offer for Pace which is recommended by the Pace Board; or

(f)
by ARRIS or Pace if the Transaction has not completed by 22 April 2016.

18.
Overseas shareholders

The availability of the New ARRIS Shares under the terms of the Merger to persons not resident in the United Kingdom may be affected by the laws and regulations of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements. Further details in relation to Overseas Shareholders will be contained in the Scheme Circular.
This Announcement does not constitute an offer or invitation to purchase any securities.
19.
Taxation

It is expected that Pace Shareholders who are resident in the UK for tax purposes will generally not be charged to tax in the UK in respect of that element of the consideration provided to them in the form of New ARRIS Shares, but that any cash consideration received by such shareholders for their Pace Shares will crystallise a disposal for such shareholders for the purposes of UK tax on chargeable gains and may, depending on the circumstances of such shareholders, give rise to a charge to UK capital gains tax or UK corporation tax.
It is expected that, for US federal income tax purposes, the Transaction generally will be taxable to US shareholders of both ARRIS and Pace. The tax consequences of the Transaction may vary based on an individual shareholder’s circumstances, and a more complete description of the anticipated tax consequences of the Transaction will be made available in the Scheme Circular and the ARRIS Proxy Statement.
20.
Fractional entitlements

Fractions of New ARRIS Shares will not be allotted to Scheme Shareholders but will be aggregated and sold as soon as practicable after the Scheme becomes Effective. The net proceeds of such sale will then be paid in cash to the relevant Scheme Shareholders in accordance with their fractional entitlements.
21.
Disclosure of interests in Pace Shares

In connection with the Merger, ARRIS will make an Opening Position Disclosure in respect of Pace Shares and ARRIS Shares by no later than 12 noon on 7 May 2015, setting out the details required to be disclosed by it under Rule 8.1(a) of the Takeover Code.
22.
Expected timetable

Further details of the Scheme will be contained in the Scheme Circular. It is expected the Scheme Circular will be published in the third quarter of 2015 and that, subject to the satisfaction, or where relevant waiver, of all relevant Conditions as set out in Appendix I to this Announcement, the Scheme will become Effective and the Transaction is expected to complete in late 2015.
23.
Documents available on website

Copies of the following documents will shortly be available on ARRIS’s website at www.arris.com and Pace’s website at www.pace.com by no later than 12 noon (London time (BST)) on the Business Day following the date of this Announcement:
•
this Announcement;

•
the Co-operation Agreement;

•
the US Merger Agreement;

•
the irrevocable undertakings described in paragraph 6 and listed in Appendix III;

•
the confidentiality agreements described in paragraph 17; and

•
the documents relating to the financing of the Merger referred to in paragraph 16.

24.
General

The Merger will be made subject to the Conditions and on the terms contained in Appendix I to this Announcement and on the further terms and conditions to be set out in the Scheme Circular. The Scheme will be governed by English law and subject to the applicable rules and regulations of the London Stock Exchange, the Panel and the Financial Conduct Authority.
The Conditions and certain further terms of the Merger are set out in Appendix I. Appendix II contains bases and sources of certain information contained within this document. Appendix III contains details of the irrevocable undertakings given to ARRIS. Appendix IV contains the definitions of certain terms used in this Announcement.
There will be an ARRIS investor call at 5:00pm US Eastern time, 22 April 2015. Dial-in details are set out below:
UK toll free: 080 0055 6013
Secondary UK dial in: +44 20 7136 5118
US toll free: 888 713 4218
Secondary US dial in: +1 617 213 4870
Passcode: 141904410
A replay of the conference call can be accessed approximately two hours after the call through 29 April 2015 by dialing +1 (888) 286-8010 or +1 (617) 801-6888 and using the pass code 55255256.
Live internet access to the call will be available through the Investor Relations section of the ARRIS’s website at www.arris.com.
A replay will also be made available for a period of 12 months following the conference call on ARRIS’s website at www.arris.com.
Enquiries:
ARRIS Investor Contacts
Bob Puccini
Tel: (+1 720 895 7787)
ARRIS Media Contacts
Jeanne Russo
Tel: (+1 215 323 1880)
David Hulmes
Tel: (+44 118 921 5550)
Evercore (Financial Adviser to ARRIS)
Naveen Nataraj
Tel: (+1 212 857 3100)
Edward Banks
Tel: (+44 20 7653 6000)
Pace Investor Contacts
Mark Shuttleworth
Chris Mather
Tel: (+44 1274 538 330)
J.P. Morgan Cazenove (Financial Adviser and Corporate Broker to Pace)
Hugo Baring
Thomas White
Dwayne Lysaght
Sam Roberts
Tel: (+44 20 7742 4000)

Jefferies (Corporate Broker)
Nick Adams
David Watkins
Tel: (+44 20 7029 8000)
Pace Media Contacts
(Pendomer Communications)
Charles Chichester
Tel: (+44 20 3603 5220)
Further information
This Announcement is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. This Announcement does not constitute a prospectus or a prospectus equivalent document.
Any vote by the Scheme Shareholders in respect of the Merger should only be made on the basis of the information contained in the Scheme Circular, which will contain the full terms and conditions of the Merger (including details of how to vote). Pace Shareholders are advised to read the formal documentation in relation to the Merger carefully once it has been dispatched.
Please be aware that addresses, electronic addresses and certain other information provided by Pace Shareholders, persons with information rights and other relevant persons in connection with the receipt of communications from Pace may be provided to New ARRIS during the offer period as required under Section 4 of Appendix 4 of the Code.
Evercore (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting as financial adviser to ARRIS and no-one else in connection with the Transaction and will not be responsible to anyone other than ARRIS for providing the protections afforded to clients of Evercore nor for providing advice in relation to the Transaction or any other matters referred to in this Announcement.
J.P. Morgan Cazenove (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting as financial adviser exclusively for Pace and no-one else in connection with the Transaction and will not be responsible to anyone other than Pace for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates nor for providing advice in relation to the Transaction or any other matters referred to in this Announcement.
Jefferies (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting as financial adviser exclusively for Pace and no-one else in connection with the Transaction and will not be responsible to anyone other than Pace for providing the protections afforded to clients of Jefferies nor for providing advice in relation to the Transaction or any other matters referred to in this Announcement.
Overseas jurisdictions
The availability of the New ARRIS Shares in, and the release, publication or distribution of this Announcement in or into, jurisdictions other than the United Kingdom may be restricted by law and therefore persons into whose possession this Announcement comes who are not resident in the United Kingdom should inform themselves about, and observe, any applicable restrictions. Pace Shareholders who are in any doubt regarding such matters should consult an appropriate independent adviser in their relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.
This Announcement has been prepared for the purposes of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Rule 2.10 disclosures
In accordance with Rule 2.10 of the Takeover Code, as at close of business on 21 April 2015 (being the Latest Practicable Date), there were 316,644,229 Pace Shares in issue and admitted to trading on the main market of the London Stock Exchange. There are no Pace Shares held in treasury. The ISIN Number for the Pace Shares is GB0006672785.
In accordance with Rule 2.10 of the Takeover Code, as at close of business on 21 April 2015 (being the Latest Practicable Date), there were 146,070,290 ARRIS Shares issued and outstanding and admitted to trading on NASDAQ. The ISIN Number for the ARRIS Shares is US04270V1061.
Notes to US investors in Pace
In furtherance of the Transaction, New ARRIS intends to file with the SEC a registration statement on Form S-4 containing a Proxy Statement of ARRIS that will also constitute a Prospectus of New ARRIS relating to the New ARRIS Shares to be issued to ARRIS Stockholders in the Transaction. In addition, ARRIS, New ARRIS and Pace may file additional documents with the SEC.
INVESTORS AND SECURITY HOLDERS OF ARRIS AND PACE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Those documents, if and when filed, as well as ARRIS’s and New ARRIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov, at ARRIS’s website at www.arris.com and at Pace’s website at www.pace.com. It is expected that the New ARRIS Shares to be issued to Pace Shareholders under the Scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.
ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement/Prospectus. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended 31 December 2014, which was filed with the SEC on 27 February 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on 9 April 2015. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus when it is filed.
Pace and New ARRIS are each incorporated under the laws of England. Some of the officers and directors of Pace and New ARRIS are residents of countries other than the United States. It may not be possible to bring an action against Pace and New ARRIS in a non-US court for violations of the US securities laws. It may be difficult to compel Pace, New ARRIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court.
Share purchases
In accordance with normal UK practice and subject to compliance with the United States Securities Exchange Act of 1934, as amended, ARRIS or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Pace Shares outside of the United States, other than pursuant to the Merger, until the date on which the Merger becomes Effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK, will be reported to the Regulatory Information Service of the London Stock Exchange and will be available on the London Stock Exchange website at http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.
Notes regarding New ARRIS Shares
The New ARRIS Shares to be issued pursuant to the Merger have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the New ARRIS

Shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the New ARRIS Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).
No Profit Forecast or Quantified Financial Benefits Statement
No statement in this Announcement is intended as a profit forecast, profit estimate or quantified financial benefits statement and no statement in this Announcement should be interpreted to mean that earnings per Pace Share or ARRIS Share for the current or future financial years would necessarily match or exceed the respective historical published earnings per Pace Share or ARRIS Share or to mean that the Combined Group’s earnings in the first twelve months following the Merger, or in any subsequent period, would necessarily match or be greater than or be less than those of ARRIS and/or Pace for the relevant preceding financial period or any other period.
Dealing Disclosure requirements
Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time (BST)) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time (BST)) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time (BST)) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at http://www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Forward-looking statements
This Announcement contains certain forward-looking statements with respect to a possible combination involving ARRIS and Pace. The words “believe”, “expect”, “anticipate”, “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are based on numerous assumptions and assessments made in light of ARRIS’s or, as the case may be, Pace’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible combination will not be completed, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the possible combination, adverse effects on the market price of ARRIS Shares and on ARRIS’s or Pace’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects relating to the announcement of the possible combination or any further announcements relating to the possible combination or the consummation of the possible combination on the market price of ARRIS Shares or Pace Shares, significant transaction costs and/or unknown liabilities, customer reaction to the announcement of the combination, possible litigation relating to the combination or the public disclosure thereof, general economic and business conditions that affect the combined companies following the consummation of the possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in ARRIS’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended 31 December 2014, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement could cause ARRIS’s plans with respect to Pace, ARRIS’s or Pace’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. ARRIS and Pace expressly disclaim any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.
Publication on website
Pursuant to Rule 26.1 of the Takeover Code, a copy of this Announcement and other documents in connection with the Merger will, subject to certain restrictions, be available for inspection on ARRIS’s website at www.arris.com and Pace’s website at www.pace.com no later than 12 noon (London time (BST)) on the day following this Announcement. The contents of the websites referred to in this Announcement are not incorporated into, and do not form part of, this Announcement.

APPENDIX I
CONDITIONS AND CERTAIN FURTHER TERMS OF THE MERGER
Part 1: Conditions of the Scheme and the Merger
1.
The Merger will be conditional upon:

(a)
the Court Meeting and General Meeting being held on or before the 22nd day after the expected date of the meetings to be set out in the Scheme Circular in due course or such later date (if any) as ARRIS and Pace may agree;

(b)
the Scheme Court Hearing being held on or before the 22nd day after the expected date of the hearing to be set out in the Scheme Circular in due course, or such later date (if any) as ARRIS and Pace may agree; and

(c)
the Scheme becoming unconditional and becoming Effective by no later than 22 April 2016 or such later date (if any) as ARRIS and Pace may agree and (if required) the Court may allow.

2.
The Scheme will be conditional on:

(a)
approval of the Scheme by a majority in number representing not less than three-fourths in value of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment thereof) and at any separate class meeting which may be required by the Court (or at any adjournment thereof);

(b)
all resolutions required to approve and implement the Scheme (including, without limitation, to amend Pace’s articles of association) being duly passed by the requisite majority or majorities of the Pace Shareholders at the General Meeting, or at any adjournment thereof; and

(c)
the sanction of the Scheme by the Court with or without modifications, on terms reasonably acceptable to ARRIS and Pace and the delivery of a copy of the Scheme Court Order to the Registrar of Companies in England and Wales.

3.
In addition, subject as stated in Part 2 below and to the requirements of the Panel, the Merger will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

Approval of ARRIS Stockholders
(a)
the US Merger Agreement being duly adopted by the affirmative vote of the holders of a majority of the outstanding ARRIS Shares entitled to vote on such matter at an ARRIS Stockholders’ Meeting duly called and held for such purpose in accordance with applicable law and the certificate of incorporation and bylaws of ARRIS;

Joint Proxy Statement and Prospectus
(b)
the Form S-4 having become effective under the Securities Act and not having been the subject of any stop order suspending its effectiveness, and no proceedings seeking any such stop order having been initiated or threatened by the SEC;

Admission of the New ARRIS Shares
(c)
NASDAQ having authorised the listing of all of the New ARRIS Shares upon official notice of issuance and not having withdrawn such authorisation;

Merger Control
United States
(d)
all notifications and filings as may be required under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder

(the “HSR Act”), having been made in connection with the acquisition of Pace shares by ARRIS and all applicable HSR Act waiting periods (including any extensions thereof) relating to the acquisition of Pace shares by ARRIS having expired or been terminated;
Brazil
(e)
insofar as the Merger triggers a mandatory filing requirement in Brazil, CADE having approved the consummation of the Merger on terms reasonably satisfactory to ARRIS, pursuant to the Brazilian competition law No 12529 of 30 November 2011, Title VII Chapter I;

South Africa
(f)
insofar as the Merger triggers a mandatory merger control filing requirement in South Africa, the South African Competition Commission, Competition Tribunal or Competition Appeal Court having approved the consummation of the Merger on terms reasonably satisfactory to ARRIS, or the Merger being regarded as having been approved, pursuant to the South African Competition Act 89 of 1998, as amended;

Germany
(g)
insofar as the Merger triggers a mandatory merger control filing requirement in Germany, German competition clearance having been obtained as follows:

(a)
the German Competition Authority having decided that the Merger does not fall within the scope of the German Act against Restraints of Competition (the “German Act”);

(b)
expiry of the period of one month from the German Competition Authority’s receipt of the complete filing without the German Competition Authority having informed ARRIS and Pace (the “Parties”) within that period that it has initiated an examination of the Merger pursuant to section 40(1) sentence 1 of the German Act;

(c)
clearance of the Merger by the German Competition Authority pursuant to section 40(2) sentence 2 of the German Act by expiry of a period of four months from receipt of the complete filing or any period extended pursuant to section 40(2) sentences 4 to 7 of the German Act, without the Parties having received the decision that the Merger is prohibited;

(d)
the German Competition Authority’s decision that it clears the Merger without conditions and obligations; or

(e)
the German Competition Authority’s decision that it clears the Merger with conditions and obligations in terms reasonably satisfactory to ARRIS;

Colombia
(h)
insofar as the Merger triggers a mandatory merger control filing requirement in Colombia, Colombian competition clearance having been obtained as follows:

(a)
the Superintendence of Industry and Commerce (the “SIC”), having issued the acknowledgement of receipt of the notification of the Merger, in accordance with the provisions of article 9 of Law 1340/2009, and Section 3.3, Second Chapter, Title VII of the SIC Basic Regulation (the “Basic Regulation”);

(b)
the SIC having issued a decision clearing the Merger in accordance with the provisions of Article 9 and Article 10 of Law 1340/2009, during the preliminary review under Section 2.4, or during the substantive review under Section 2.6, Second Chapter, Title VII of the Basic Regulation, in terms reasonably satisfactory to ARRIS; or

(c)
the Merger being tacitly approved by virtue of Article 10, numeral 5 of Law 1340/2009 once the maximum period set forth to adopt and notify a final decision has elapsed, and in accordance with the provisions of Section 2.8, Second Chapter, Title VII of the Basic Regulation;

Portugal
(i)
insofar as the Merger triggers a mandatory merger control filing requirement in Portugal, Portuguese competition clearance having been obtained as follows:

(a)
the Board of the Directors of the Portuguese Competition Authority (the “PCA”) having issued a decision that the Merger does not give rise to a concentration falling within the scope of Article 50(1)(a) of the Portuguese Competition Act (Law No. 19/2012 of 8 May) (the “Portuguese Act”);

(b)
the PCA having issued a decision under Article 50(1)(b) of the Portuguese Act, not to oppose the Merger, in terms reasonably satisfactory to ARRIS, or, following the expiry of the applicable term, an implicit decision not to oppose the Merger, under Article 50(4), of the Portuguese Act; or

(c)
the PCA having issued a decision under Article 53(1)(a) of the Portuguese Act, not to oppose the Merger, in terms reasonably satisfactory to ARRIS, or, following the expiry of the applicable term, an implicit decision not to oppose the Merger, under Article 53(5) of the Portuguese Act;

Regulatory
(j)
no Relevant Authority or any other person or body in any jurisdiction having decided to take, instituted, implemented or threatened any action, proceedings, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, order or decision or taken any other steps, and there not continuing to be outstanding any statute, regulation, order or decision, which would or would reasonably be expected to:

(i)
make the acquisition of any Pace Shares or of control of Pace by ARRIS or New ARRIS void, illegal or unenforceable or otherwise materially restrict, restrain, prohibit, delay or interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or require material amendment thereof or otherwise challenge or interfere therewith;

(ii)
require or prevent the divestiture by any member of the Pace Group or the Wider Pace Group or by any member of the ARRIS Group or the Wider ARRIS Group of all or a portion of either of their respective businesses, assets, intellectual property, equity holdings, or property or impose any limitation on the ability of any of them to conduct their respective businesses or own any of their assets, intellectual property, equity holdings, or property which is material in the context of the Pace Group taken as a whole or material in the context of the Merger;

(iii)
impose any limitation on or result in a delay in the ability of any member of the Wider Pace Group or the Wider ARRIS Group to acquire or to hold or to exercise effectively any rights of ownership of shares or loans or securities convertible into shares in any member of the Wider Pace Group or of the Wider ARRIS Group held or owned by it or to exercise management control over any member of the Wider Pace Group or of the Wider ARRIS Group to an extent which is material in the context of the Pace Group taken as a whole or the ARRIS Group taken as a whole or material in the context of the Merger; or

(iv)
otherwise materially and adversely affect the assets, business, profits or prospects of any member of the Wider ARRIS Group or of any member of the Wider Pace Group,

and all applicable waiting and other time periods during which any such Relevant Authority could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference having expired, lapsed or been terminated;
Certain matters arising as a result of any arrangement, agreement, etc.
(k)
except as publicly announced by Pace prior to the date hereof  (by the delivery of an announcement to a Regulatory Information Service), there being no provision of any arrangement, agreement, licence, permit or other instrument to which any member of the Wider

Pace Group is a party or by or to which any such member or any of their assets is or may be bound, entitled or subject to and which, in consequence of the Transaction or the acquisition or proposed acquisition of any Pace Shares, or control of Pace by New ARRIS or otherwise, would or would reasonably be expected to result in:
(i)
any monies borrowed by, or other indebtedness actual or contingent of, any such member of the Wider Pace Group being or becoming repayable or being capable of being declared repayable immediately or prior to its or their stated maturity or the ability of any such member to borrow monies or incur any indebtedness being inhibited or becoming capable of being withdrawn;

(ii)
the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such security (whenever arising or having arisen) being enforced or becoming enforceable;

(iii)
any such arrangement, agreement, licence or instrument being terminated or adversely modified or any action being taken of an adverse nature or any obligation or liability arising thereunder;

(iv)
any obligation to obtain or acquire any license, permission, approval, clearance, permit, notice, consent, authorisation, waiver, grant, concession, agreement, certificate, exemption, order or registration from any governmental authority or any other person;

(v)
any assets of any such member being disposed of or charged, or any right arising under which any such asset could be required to be disposed of or charged, other than in the ordinary course of business;

(vi)
the interest or business of any such member of the Wider Pace Group in or with any firm or body or person, or any agreements or arrangements relating to such interest or business, being terminated or adversely modified or affected;

(vii)
any such member ceasing to be able to carry on business under any name under which it presently does so;

(viii)
the creation of liabilities (actual or contingent) by any such member or for which any such member may be responsible;

(ix)
the creation or acceleration of any liability to taxation of any such member; or

(x)
the financial or trading position of any such member being prejudiced or adversely affected,

which in each case is material in the context of the Pace Group taken as a whole or material in the context of the Merger, and no event having occurred which, under any provision of any arrangement, agreement, licence or other instrument to which any member of the Wider Pace Group is a party, or to which any such member or any of its assets may be bound, entitled or subject, could result in any of the events or circumstances as are referred to in paragraphs (i) to (x) of this condition (k);
Certain events occurring since 31 December 2014
(l)
except as publicly announced by Pace (by the delivery of an announcement to a Regulatory Information Service), no member of the Wider Pace Group having, since 31 December 2014:

(i)
issued, agreed to issue or proposed the issue of additional shares or securities of any class, or securities convertible into, or exchangeable for or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities (save as between Pace and wholly-owned subsidiaries of Pace and save for options granted, and for any Pace Shares allotted upon exercise of options granted under and in accordance with the terms of the Pace Share Schemes), or redeemed, purchased or reduced any part of its share capital;

(ii)
sold or transferred or agreed to sell or transfer any Treasury Shares;

(iii)
recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution other than to Pace or another member of the Pace Group, save for the Permitted Dividend;

(iv)
agreed, authorised, proposed or announced its intention to propose any merger or demerger or acquisition or disposal of assets or shares which is material in the context of the Pace Group taken as a whole or material in the context of the Merger (other than in the ordinary course of trading) or to any material change in its share or loan capital (or equivalent thereof);

(v)
issued, authorised or proposed the issue of any debentures or incurred any indebtedness or contingent liability other than in the ordinary course of trading) which is material in the context of the Pace Group taken as a whole or material in the context of the Merger;

(vi)
acquired or disposed of or transferred, mortgaged or encumbered any asset or any right, title or interest in any asset (other than in the ordinary course of trading) in a manner which is material in the context of the Pace Group taken as a whole or material in the context of the Merger;

(vii)
entered into or varied or announced its intention to enter into or vary any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term or unusual nature or is outside the ordinary course of business or involves or could involve an obligation of a nature or magnitude and in either case which is material in the context of the Pace Group taken as a whole or material in the context of the Merger;

(viii)
entered into or proposed or announced its intention to enter into any reconstruction, amalgamation, transaction or arrangement (otherwise than in the ordinary course of business) which is material in the context of the Pace Group taken as a whole or material in the context of the Merger;

(ix)
taken any action nor having had any steps taken or legal proceedings started or threatened against it for its winding-up or dissolution or for it to enter into any arrangement or composition for the benefit of its creditors, or for the appointment of a receiver, administrator, trustee or similar officer of it or any of its assets (or any analogous proceedings or appointment in any overseas jurisdiction) (save in respect of a member of the Wider Pace Group which is dormant and was solvent at the relevant time);

(x)
been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xi)
entered into or varied or made any offer to enter into or vary the terms of any service agreement or arrangement with any of the directors or senior executives of Pace other than in accordance with ordinary course annual reviews in line with past practice and consistent with Pace’s approved remuneration policy;

(xii)
proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Pace Group;

(xiii)
made or agreed or consented to any change to the terms of the trust deeds and rules constituting the pension scheme(s) established for its directors, employees or their dependants or any change to the benefits which accrue, or to the pensions which are payable, thereunder, or to the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made or agreed or consented to, in each case which is material in the context of the Pace Group taken as a whole or material in the context of the Merger;
(xiv)
taken any action which results in the creation or acceleration of any material tax liability for any member of the Wider Pace Group;

(xv)
waived, compromised or settled any claim which is material in the context of the Wider Pace Group; or

(xvi)
entered into or made an offer (which remains open for acceptance) to enter into any agreement, arrangement or commitment or passed any resolution with respect to any of the transactions or events referred to in this paragraph (l);

No adverse change, litigation, regulatory enquiry or similar
(m)
since 31 December 2014, except as publicly announced by Pace prior to the date hereof  (by the delivery of an announcement to a Regulatory Information Service), or as disclosed in this Announcement, or where not material in the context of the Pace Group taken as a whole:

(i)
there having been no adverse change in the business, assets, financial or trading position or profits or prospects of any member of the Wider Pace Group;

(ii)
no litigation, arbitration proceedings, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the Wider Pace Group and no enquiry or investigation by or complaint or reference to any Relevant Authority against or in respect of any member of the Wider Pace Group having been threatened, announced or instituted or remaining outstanding; and

(iii)
no contingent or other liability having arisen or been incurred which might reasonably be expected to adversely affect any member of the Wider Pace Group;

No discovery of certain matters regarding information, liabilities and environmental issues
(n)
New ARRIS not having discovered that, except as publicly announced by Pace (by the delivery of an announcement to a Regulatory Information Service), in each case which is material in the context of the Pace Group taken as a whole or material in the context of the Merger:

(i)
the financial, business or other information concerning the Wider Pace Group which has been disclosed at any time by or on behalf of any member of the Wider Pace Group publicly (by the delivery of an announcement to a Regulatory Information Service), either contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not materially misleading;

(ii)
any member of the Wider Pace Group is subject to any liability, contingent or otherwise, which is not disclosed in the annual report and accounts of Pace for the financial year ended 31 December 2014;

(iii)
any past or present member of the Wider Pace Group has not complied with all applicable legislation or regulations of any jurisdiction or any notice or requirement of any Relevant Authority with regard to the storage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance reasonably likely to impair the environment or harm human health, which non-compliance would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider Pace Group;

(iv)
there has been a disposal, spillage, emission, discharge or leak of waste or hazardous substance or any substance reasonably likely to impair the environment or harm human health on, or from, any land or other asset now or previously owned, occupied or made use of by any past or present member of the Wider Pace Group, or in which any such member may now or previously have had an interest, which would be reasonably likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider Pace Group;
(v)
there is or is reasonably likely to be any obligation or liability (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Pace Group or in which any such member may now or previously have had an interest under any environmental legislation or regulation or notice, circular or order of any Relevant Authority in any jurisdiction; or

(vi)
circumstances exist whereby any Relevant Authority or any person or class of persons would be reasonably likely to have any claim or claims in respect of any product or process of manufacture, or materials used therein, now or previously manufactured, sold, licensed or carried out by any past or present member of the Wider Pace Group which claim or claims would be reasonably likely to affect adversely any member of the Wider Pace Group.

Conditions 3(a) to (n) (other than Condition 3(c)) inclusive must be fulfilled, be determined by ARRIS or New ARRIS to be satisfied or (if capable of waiver) be waived by ARRIS or New ARRIS prior to commencement of the Scheme Court Hearing (or such later date as agreed between ARRIS and Pace and with the approval of the Panel (if required)), failing which the Scheme shall lapse.
To the extent permitted by law and subject to the requirements of the Panel, ARRIS or New ARRIS reserves the right to waive all or any of the Conditions (other than Conditions 1, 2, 3(a), 3(b) and 3(c)) inclusive, in whole or in part. ARRIS shall be under no obligation to waive or treat as fulfilled any of the Conditions by a date earlier than the date of the Scheme Court Hearing notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.
Part 2: Certain further terms of the Merger
1.
ARRIS or New ARRIS reserves the right, subject to the prior consent of the Panel and Pace’s right of consent set out in the Co-operating Agreement, to elect to implement the Merger by way of a takeover offer (as defined in section 974 of the Companies Act). In such event, such Offer will be implemented on the same terms and conditions subject to appropriate amendments to reflect the change in method of effecting the Merger, which: (i) will include an acceptance condition set at 90 per cent. (or such lesser percentage, being more than 50 per cent., as ARRIS or New ARRIS may decide) of the voting rights then exercisable at a general meeting of Pace, including, for this purpose, any such voting rights attaching to Pace Shares that are unconditionally allotted or issued, and to any Treasury Shares which are unconditionally transferred or sold by Pace, before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise; and (ii) may include changing the consideration structure under the terms of the Merger.

2.
If ARRIS is required by the Panel to make an offer for Pace Shares under the provisions of Rule 9 of the Code, ARRIS or New ARRIS may make such alterations to any of the above conditions as are necessary to comply with the provisions of that Rule.

3.
The Scheme and the Co-operation Agreement and any dispute or claim arising out of, or in connection with, them (whether contractual or non-contractual in nature) will be governed by English law and will be subject to the jurisdiction of the Courts of England.

4.
The terms of the Scheme will provide that the Scheme Shares will be acquired under the Scheme fully paid and free from all liens, charges and encumbrances, rights of pre-emption and any other third party rights of any nature whatsoever and together with all rights attaching thereto, including the right to receive and retain all dividends and other distributions declared, paid or made after the date on which the Scheme becomes Effective, other than the Permitted Dividend. If any dividend or other distribution or return of capital is proposed, declared, made, paid or becomes payable by Pace in respect of a Scheme Share on or after the date of this Announcement and prior to the Scheme becoming Effective, other than the Permitted Dividend, New ARRIS reserves the right to reduce the value of the consideration payable for each Scheme Share under the Scheme by up to the amount per Scheme Share of such dividend, distribution or return of capital except where the Scheme Share is or will be acquired pursuant to the Scheme on a basis which entitles New ARRIS to receive the dividend, distribution or return of capital and to retain it.
5.
If any such dividend or distribution is paid or made after the date of this Announcement, other than the Permitted Dividend, and New ARRIS exercises its rights described above, any reference in this Announcement to the consideration payable under the Scheme shall be deemed to be a reference to the consideration as so reduced. Any exercise by ARRIS of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Scheme.

6.
The New ARRIS Shares to be issued under the Scheme will be issued credited as fully paid and will rank pari passu with all other New ARRIS Shares, including the right to receive in full all dividends and other distributions, if any, declared, made or paid after the date hereof.

7.
Fractions of New ARRIS Shares will not be allotted or issued to Scheme Shareholders. Fractional entitlements to New ARRIS Shares will be aggregated and sold in the market and the net proceeds of sale distributed pro rata to the Scheme Shareholders entitled thereto.

8.
Under Rule 13.5 of the Code, New ARRIS may not invoke a condition to the Merger so as to cause the Merger not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the condition are of material significance to New ARRIS in the context of the Merger. The determination of whether or not such a condition can be invoked would be determined by the Panel. Conditions 1, 2, 3(a), 3(b) and 3(c) are not subject to this provision of the Code.

APPENDIX II
SOURCES AND BASES
Unless otherwise stated in this Announcement:
1.
All references to Pace Shares are to Pace ordinary shares of 5 pence each and references to ARRIS Shares are to ARRIS ordinary shares of US$0.01 each.

2.
The aggregate value of the cash component of the consideration of US$655.1 million (or £438.8 million) is calculated by multiplying the offered amount of 132.5 pence in cash per Pace Share by Pace’s fully diluted share capital (as referred to in paragraph 7 below).

3.
The number of New ARRIS Shares issued under the Scheme to Pace shareholders of 48.2 million is calculated by multiplying the exchange ratio of 0.1455 by the fully diluted share capital of Pace (as referred to in paragraph 7 below).

4.
The aggregate value of the share component of the consideration of US$1,453.5 million (or £973.7 million) is calculated by multiplying the number of New ARRIS Shares to be issued under the terms of the Scheme of 48.2 million by the price per ARRIS Share of US$30.16 (being the closing price on the Latest Practicable Date).

5.
The value attributed to the entire existing issued and to be issued share capital of Pace under the terms of the Merger of  £1.4 billion is the sum of the aggregate value of the cash component and the aggregate value of the share component of the consideration (as referred to in paragraphs 2 and 4 above respectively).

6.
The percentage of the share capital of the Combined Group that will be owned by Pace Shareholders of 24% is calculated by dividing the number of New ARRIS Shares to be issued under the terms of the Scheme by the issued share capital of the Combined Group (as defined in paragraph 8 below) and multiplying the resulting sum by 100 to produce a percentage.

7.
The fully diluted share capital of Pace of 331,180,277 Pace Shares is calculated on the basis of:

a.
Pace’s issued share capital as at the close of business on the Latest Practicable Date, of 316,644,229 Pace Shares; and

b.
14,536,048 Pace Shares which may be issued on or after the date of this Announcement in connection with the exercise of options or vesting of awards (made or anticipated to be made) under the Pace Share Schemes, as at the close of business on 21 April 2015, after having deducted 2,177,963 shares held in the Pace Employee Benefit Trust.

8.
The share capital of the Combined Group (being 202,915,183) has been calculated on the basis of:

a.
a total number of 146,070,290 ARRIS Shares in issue on the Latest Practicable Date prior to the date of this Announcement;

b.
8,652,101 ARRIS Shares which may be issued on or after the date of this Announcement in connection with the exercise of options or vesting of awards (made or anticipated to be made) under ARRIS’s stock incentive plans and employee stock purchase plan;

c.
an exchange ratio of one New ARRIS Share for each ARRIS Share under the US Merger Agreement; and

d.
48,192,792 New ARRIS Shares which would be issued under the terms of the Merger (as referred to in paragraph 3 above).

9.
The enterprise value of Pace is defined as equity value on a fully diluted basis (as defined in paragraph 5 above) plus net debt of US$93.1 million as at 31 December 2014.

10.
All prices for Pace Shares have been derived from Bloomberg and, unless otherwise stated, represent closing prices on the relevant date(s).

11.
All prices for ARRIS Shares have been derived from Bloomberg and, unless otherwise stated, represent closing prices on the relevant date(s).

12.
Unless otherwise stated, where amounts are translated from US Dollars to British Pounds, an exchange rate of US$1.4928:£1 has been used, as sourced from Bloomberg on 21 April 2015.

13.
Unless otherwise stated, the financial information relating to ARRIS is extracted from the audited consolidated financial statements of ARRIS for the relevant years, prepared in accordance with US GAAP.

14.
Unless otherwise stated, the financial information relating to Pace is extracted from the audited consolidated financial statements of Pace for the relevant years, prepared in accordance with IFRS as adopted by the EU.

15.
Certain figures included in this Announcement have been subject to rounding adjustments.

APPENDIX III
IRREVOCABLE UNDERTAKINGS
ARRIS has received irrevocable undertakings from the following members of the Pace Board to complete and return, or procure the completion and return, of relevant forms of proxy to vote in favour of the resolutions to be proposed at the General Meeting and the Court Meeting in connection with the Merger in respect of their own beneficial holdings of Pace Shares, amounting, in aggregate, to 1,063,293 Pace Shares and representing, in aggregate, approximately 0.34 per cent. of the existing issued share capital of Pace, comprised as follows:
Name	Number of Pace Shares	Percentage of Pace Shares in issue (at 21 April 2015)
Mike Pulli	611,317	0.19%
Allan Leighton	346,081	0.11%
Pat Chapman-Pincher	15,551	0.00%
John Grant	65,000	0.02%
Mike Inglis	25,344	0.01%
TOTAL	1,063,293	0.34%
In addition to the Pace Shares set out above, the irrevocable undertakings described above relate to all Pace Shares beneficially owned by the relevant member of the Pace Board following the exercise or vesting of options and awards, subject to an ability to sell a sufficient number of such Pace Shares to satisfy tax liabilities arising as a result of such exercise or vesting, as contemplated by the Co-operation Agreement. These irrevocable undertakings will cease to be binding if:
(i)
this Announcement is not issued by 11:59 p.m. (UK time) on 23 April 2015, or such later time as may be agreed in writing by ARRIS and Pace;

(ii)
the Scheme Circular is not despatched to Pace Shareholders on or before 22 September 2015 or such later time as may be agreed by the Panel;

(iii)
the Scheme does not become effective on or before 22 April 2016; or

(iv)
ARRIS announces that it does not intend to make or proceed with the Scheme and the Scheme is withdrawn and no new replacement scheme of arrangement is announced by ARRIS within five business days of such withdrawal.

APPENDIX IV
DEFINITIONS
The following definitions apply throughout this document unless the context requires otherwise:
“2014 Adjusted EBITDA”	Pace operating profit before exceptional costs, amortisation of other intangibles and depreciation for the year ended 31 December 2014
“ARRIS”	ARRIS Group, Inc., of 3871 Lakefield Drive, Suwanee, Georgia, USA
“ARRIS Board”	the board of directors of ARRIS
“ARRIS Group”	ARRIS and its subsidiaries
“ARRIS Merger”	the merger, immediately following the consummation of the Merger, of US Merger Sub with and into ARRIS
“ARRIS Merger Effective Date”	the date on which the ARRIS Merger becomes effective
“ARRIS Proxy Statement”	the proxy statement relating to the matters to be submitted to the ARRIS Stockholders at the ARRIS Stockholders Meeting
“ARRIS Shares”	the common shares of ARRIS
“ARRIS Stockholders”	the holders of the ARRIS Shares
“ARRIS Stockholders Meeting”	a special meeting of the ARRIS Stockholders for the purpose of duly adopting the US Merger Agreement
“Business Day”	a day (other than a Saturday or Sunday) on which banks are open for general business in London
“CADE”	Brazil’s Council for Economic Defence
“Code” or “Takeover Code”	the City Code on Takeovers and Mergers
“Combined Group”	the combined group following the Transaction, consisting of the ARRIS Group, the New ARRIS Group and the Pace Group
“Companies Act”	the UK Companies Act 2006, as amended
“Conditions”	the conditions to the implementation of the Merger (including the Scheme) which are set out in Appendix I to this Announcement and to be set out in the Scheme Circular
“Co-operation Agreement”	the agreement dated 22 April 2015 between New ARRIS, ARRIS and Pace and relating, among other things, to the implementation of the Merger
“Court”	the High Court of Justice in England and Wales
“Court Meeting”	the meeting(s) of Scheme Shareholders to be convened by an order of the Court under section 896 of the Companies Act, notice of which will be set out in the Scheme Circular, to consider and if thought fit approve the Scheme (with or without amendment) including any adjournment thereof
“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear UK & Ireland Ltd is the operator
“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of dealings in interests in relevant securities of a party to an offer
“Effective”
in the context of the Merger:
(i)
if the Merger is implemented by way of Scheme, means the Scheme having become effective pursuant to its terms; or

(ii)
if the Merger is implemented by way of an Offer, such offer having become or been declared unconditional in all respects in accordance with its terms

“Effective Date”	the date on which the Merger becomes Effective
“Evercore”	Evercore Partners International LLP
“Existing ARRIS Facility”	the US$2,175,000,000 facility agreement entered into between, among others, ARRIS and Bank of America, N.A. and the lenders as described therein, dated 17 April 2013
“Form S-4”	a registration statement on Form S-4 (of which the ARRIS Proxy Statement will form a part) with respect to the issuance of New ARRIS Shares to be delivered to ARRIS Stockholders in respect of the ARRIS Merger
“General Meeting”	the general meeting of Pace Shareholders to be convened in connection with the Merger, notice of which will be set out in the Scheme Circular, to consider and if thought fit approve various matters in connection with the implementation of the Scheme, including any adjournment thereof
“IFRS”	International Financial Reporting Standards
“Jefferies”	Jefferies International Limited
“J.P. Morgan Cazenove”	J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove)
“Latest Practicable Date”	21 April 2015, being the latest practicable date prior to the release of this Announcement
“London Stock Exchange”	London Stock Exchange plc
“Merger”	the direct or indirect acquisition of the entire issued and to be issued share capital of Pace, excluding any Treasury Shares, by New ARRIS to be implemented by way of the Scheme or (should New ARRIS so elect, subject to the consent of the Panel (where necessary)) and subject to the provisions of the Co-Operation Agreement by way of an Offer
“Merger Control Authority”	any national, supra-national or regional, government or governmental, quasi-governmental, statutory, regulatory or investigative body or court, in any jurisdiction, responsible for the review and/or approval of mergers, acquisitions, concentrations, joint ventures, or any other similar matter
“NASDAQ”	The NASDAQ Stock Market
“New ARRIS”	Archie ACQ Limited of 22 Bedford Row, London WC1R 4JS
“New ARRIS Board”	the board of directors of New ARRIS
“New ARRIS Facility”	the facility agreement entered into between, among others, ARRIS, New ARRIS and Bank of America, N.A., dated on or about 22 April 2015
“New ARRIS Group”	ARRIS, New ARRIS, and their respective subsidiary undertakings
“New ARRIS Shares”	the new ordinary shares in New ARRIS, to be allotted pursuant to the Scheme (or, if applicable, the Offer) or the ARRIS Merger, as the context requires
“Offer”	the implementation of the Merger by means of a takeover offer as defined in section 974 of the Companies Act in circumstances described in this Announcement, rather than by means of the Scheme
“Official List”	the official list maintained by the UK Listing Authority pursuant to Part 6 of the Financial Services and Markets Act 2000
“Opening Position Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to an offer
“Overseas Shareholders”	Pace Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom
“Pace”	Pace plc of Victoria Road, Saltaire, BD18 3LF, United Kingdom
“Pace Board”	the board of directors of Pace
“Pace Directors”	the directors of Pace
“Pace Group”	Pace and its subsidiary undertakings
“Pace Shareholders”	holders of Pace Shares

“Pace Shares”	ordinary shares of 5 pence each in the capital of Pace
“Pace Share Schemes”
the following share incentive plans operated by Pace:
(i)
Sharesave Plan (UK Plan);

(ii)
US Sharesave Plan;

(iii)
Approved Discretionary Share Option Plan 2005;

(iv)
Unapproved Share Option Plan 2005;

(v)
Performance Share Plan;

(vi)
International Performance Share Plan;

(vii)
Deferred Share Plan; and

(viii)
Chairman’s Appointment Share Award

“Panel” or “Takeover Panel”	the Panel on Takeovers and Mergers
“Permitted Dividend”	the proposed final dividend for 2014 of 4.75 cents, payable by Pace on 3 July 2015 to Pace Shareholders on the register on 5 June 2015
“Regulatory Conditions”	the Conditions set out in paragraphs (b) to (j) of Appendix I
“Regulatory Information Service”	a primary information provider which has been approved by the Financial Conduct Authority to disseminate regulated information
“Relevant Authority”	any government or governmental, quasi-governmental, supranational, statutory, administrative or regulatory body, authority, court, trade agency, association, institution, environmental body or Merger Control Authority
“Scheme” or “Scheme of Arrangement”	the scheme of arrangement proposed to be made under Part 26 of the Companies Act between Pace and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court
“Scheme Circular”	the document to be sent to Pace Shareholders setting out, amongst other things, the Scheme and notices convening the Court Meeting and the General Meeting, and including the particulars required by section 897 of the Companies Act
“Scheme Court Hearing”	the hearing of the Court to sanction the Scheme
“Scheme Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act
“Scheme Record Time”	the time and date specified in the Scheme Circular by reference to which the Scheme will be binding on holders of Pace Shares at such time

“Scheme Shareholders”	holders of Scheme Shares at the relevant time
“Scheme Shares”
the Pace Shares:
(i)
in issue at the date of the Scheme Circular and which remain in issue at the Scheme Record Time;

(ii)
(if any) issued after the date of the Scheme Circular but before the Voting Record Time and which remain in issue at the Scheme Record Time; and

(iii)
(if any) issued at or after the Voting Record Time but at or before the Scheme Record Time on terms that the holder thereof shall be bound by the Scheme or in respect of which the original or any subsequent holders thereof are, or have agreed in writing to be, bound by the Scheme and, in each case, which remain in issue at the Scheme Record Time excluding, in any case, any Pace Shares held by or on behalf of New ARRIS or the New ARRIS Group at the Scheme Record Time

“SEC”	the US Securities and Exchange Commission
“Securities Act”	the US Securities Act of 1933, as amended
“Transaction”
the proposed acquisition by New ARRIS of the entire issued and to be issued share capital of each of ARRIS and Pace to be implemented by:
(i)
in the case of ARRIS, the ARRIS Merger; and

(ii)
in the case of Pace, the Merger

“Treasury Shares”	shares held as treasury shares as defined in section 724(5) of the Companies Act
“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland
“US Holdco”	ARCHIE U.S. Holdings LLC of Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of Newcastle, Delaware 19808
“US Merger Agreement”	the agreement and plan of merger dated 22 April 2015 between US Holdco, US Merger Sub, New ARRIS and ARRIS pursuant to which US Merger Sub shall merge with and into ARRIS
“US Merger Sub”	ARCHIE U.S. Merger Sub, LLC of Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of Newcastle, Delaware 19808

“Voting Record Time”	the time and date specified in the Scheme Circular by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00pm (London time (BST)) on the day which is two days before the date of the Court Meeting or if the Court Meeting is adjourned, 6.00pm (London time (BST)) on the day which is two days before such adjourned meeting
“Wider ARRIS Group”	any member of the ARRIS Group or any associated undertaking or any company of which 20 per cent. or more of the voting capital is held by the New ARRIS Group or any partnership, joint venture, firm or company in which any member of the ARRIS Group may be interested
“Wider New ARRIS Group”	any member of the New ARRIS Group or any associated undertaking or any company of which 20 per cent. or more of the voting capital is held by the New ARRIS Group or any partnership, joint venture, firm or company in which any member of the New ARRIS Group may be interested
“Wider Pace Group”	any member of the Pace Group or any associated undertaking or any company of which 20 per cent. or more of the voting capital is held by the Pace Group or any partnership, joint venture, firm or company in which any member of the Pace Group may be interested
All times refer to London time (BST) unless otherwise stated.
All references to “GBP”, “pence”, “sterling” or “£” are to the lawful currency of the United Kingdom.
All references to “US dollar”, “USD”, “US$” or “cents”, are to the lawful currency of the United States.
All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

ANNEX C
CO-OPERATION AGREEMENT

Annex C

DATED 22 April 2015
(1)   ARRIS GROUP, INC.
(2)   ARCHIE ACQ LIMITED
(3)   PACE PLC

CO-OPERATION AGREEMENT

THIS AGREEMENT is made on 22 April 2015
BETWEEN:
(1)
ARRIS GROUP, INC., a company incorporated in the State of Delaware and whose head office is at 3871 Lakefield Drive, Suwanee GA 30024, United States of America (“Arris”);

(2)
ARCHIE ACQ LIMITED, a company incorporated in England and Wales with company number 09551763 and whose registered office is at 20-22 New Bedford Row, London, WC1R 4JS, United Kingdom (“New Arris”); and

(3)
PACE PLC, a company incorporated in England and Wales with company number 01672847 and whose registered office is at Victoria Road, Saltaire, BD18 3LF, United Kingdom (“Pace”),

together referred to as the “Parties” and each as a “Party” to this Agreement.
RECITALS:
(A)
Arris, through one of its wholly-owned Affiliates, New Arris, intends to announce a firm intention to acquire the entire issued and to be issued share capital of Pace on the terms and subject to the conditions referred to in this Agreement and set out in the 2.7 Announcement.

(B)
The Acquisition is intended to be effected by way of a scheme of arrangement (“Scheme”) under sections 895 to 899 of the UK Companies Act provided that, as set out in the 2.7 Announcement, Arris and New Arris reserve the right, with Pace’s prior consent, to elect to implement the Acquisition (as defined below) by means of an Offer (as defined below).

(C)
Immediately subsequent to the completion of the Acquisition, a wholly-owned subsidiary of New Arris will be merged with and into Arris, with Arris continuing as the surviving entity, in a transaction in which the Arris Shareholders will receive ordinary shares of New Arris in exchange for their Arris Shares (the “Merger”), and, as a result of the Merger, Arris will become a wholly-owned subsidiary of New Arris.

(D)
The Parties have agreed to enter into this Agreement to record their respective obligations to regulate the basis on which they are willing to implement the Acquisition and Merger.

IT IS AGREED as follows:
1.
Interpretation

1.1
in this Agreement (including Schedule 2 (Pace Share Plans) but not Schedule 1 (2.7 Announcement)) each of the following words and expressions shall have the following meanings:

“2.7 Announcement”
means the press announcement detailing the terms and conditions of the Acquisition to be made pursuant to Rule 2.7 of the Code, in the form set out in Schedule 1 (2.7 Announcement);
“Acquisition”
means the proposed acquisition by New Arris of the entire issued and to be issued share capital of Pace not owned by Arris or an Affiliate of Arris, to be implemented by means of the Scheme or, should New Arris so elect with the consent of the Panel and Pace (in accordance with the terms of this Agreement), by means of the Offer;
“Act”
means the Companies Act 2006, as amended;
“Advisers”
means in relation to Arris and New Arris, (i) Herbert Smith Freehills LLP, (ii) Troutman Sanders LLP, (iii) Hogan Lovells LLP and (iv) Evercore, and in relation to Pace, (i) Travers Smith LLP, (ii) Paul, Weiss, Rifkind, Wharton & Garrisson LLP and (iii) J.P. Morgan Limited;

“Affiliate”
in relation to a Party, means any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party, and for these purposes a party shall be deemed to control a person if such party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the person, whether through the ownership of over fifty (50) per cent of the voting securities or the right to appoint over fifty (50) per cent of the relevant Board by contract or otherwise;
“Agreement”
means this agreement executed and delivered as a deed, as amended, amended and restated or supplemented from time to time in accordance with its terms including the Schedules hereto;
“Arris Adverse
Recommendation Change”
means any failure to include the Arris Recommendation in the Joint Proxy Statement (including an announcement by Arris that it will not convene the Arris Shareholders Meeting), or any withdrawal or qualification without Pace’s consent of the Arris Recommendation, it being understood that the following shall not constitute an Arris Adverse Recommendation Change: any holding statement(s) (including the mere issuance of a public communication that is similar in nature to a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or similar disclosure or communication) issued by the Arris Board to Arris Shareholders following a change of circumstances so long as (i) any such holding statement contains an express statement that such recommendation is not withdrawn and does not contain a statement that the Arris Board intends to withdraw such recommendation; and (ii) if the Arris Board publicly clarifies that it maintains the Arris Recommendation before the date falling five (5) Business Days prior to the Arris Shareholders Meeting;
“Arris Directors”
means the directors of Arris from time to time;
“Arris Group”
means Arris and its subsidiaries and subsidiary undertakings from time to time (which, for the avoidance of doubt, shall exclude Pace or any other member of the Pace Group but include New Arris);
“Arris Recommendation”
means the unanimous and unconditional recommendation by the Board of Arris to adopt the Merger Agreement;
“Arris Responsible
Officers”
means, collectively those officers of Arris and New Arris required by the Panel to take responsibility for the Scheme Document;
“Arris Shares”
means the shares of common stock, par value $0.01 per share of Arris;
“Arris Shareholders”
means holders of Arris Shares;
“Arris Shareholders
Approval”
the adoption by Arris Shareholders of the Merger Agreement by the affirmative vote of the majority of the outstanding stock of Arris entitled to vote thereon as required by Section 251 of the General Corporation Law of the State of Delaware;

“Arris Shareholders Meeting”
the meeting of Arris Shareholders (such meeting, as adjourned or postponed in accordance with the terms of this Agreement) called for the purpose of obtaining the Arris Shareholders Approval;
“Business Day”
means a day (other than a Saturday or a Sunday) on which banks in the City of London and New York are open for business generally;
“Clearances”
means all consents, approvals, clearances, permissions, waivers and/or filings that are necessary or desirable as determined by Arris (acting reasonably) in order to satisfy the Regulatory Conditions including the SEC Clearance and also the expiry of all waiting periods, the expiry of which will be required under the laws, regulations or practices applied by any Relevant Authority in connection with the implementation of the Acquisition in order to satisfy the Regulatory Conditions, and any reference to Clearances having been “satisfied” shall be construed as meaning that the foregoing have been obtained or, where appropriate, made or expired in accordance with the relevant Regulatory Condition;
“Code”
means the City Code on Takeovers and Mergers;
“Conditions”
means the conditions to completion of the Scheme and the Acquisition set out in Appendix I to the 2.7 Announcement with such consequential amendments as may be reasonably necessary as a result of any election by New Arris to implement the Acquisition by way of Offer;
“Confidentiality
Agreement”
means the confidentiality agreement as amended and restated between Arris and Pace on 20 April 2015;
“Continuance Period”
means the period between the date of the 2.7 Announcement and the earliest to occur of: (i) the Effective Date; and (ii) the date of termination of this Agreement in accordance with clause 12;
“Court”
means the High Court of Justice in England and Wales;
“Court Meeting”
means the meeting or meetings of Scheme Shareholders to be convened pursuant to an order of the Court under section 896 of the Act for the purposes of considering and, if thought fit, approving the Scheme (with or without any amendment approved or imposed by the Court and agreed to by Pace and New Arris) notice of which shall be contained in the Scheme Document, including any adjournment, postponement or reconvention of any such meeting;
“Effective Date”
means the date upon which:
(a)
the Scheme becomes effective in accordance with its terms; or

(b)
if New Arris elects to implement the Acquisition by way of the Offer, the Offer becomes or is declared unconditional in all respects;

“Exchange Act”
means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
“Form S-4”
shall have the meaning given that term in Clause 2.9.1;

“General Meeting”
means the meeting of shareholders of Pace to be convened for the purpose of considering, and if thought fit, approving the shareholder resolutions necessary to enable Pace to implement the Scheme, including a resolution amending the articles of association of Pace;
“Group”
in relation to any person, means its subsidiaries, subsidiary undertakings and holding companies and the subsidiaries and subsidiary undertakings of any such holding company;
“Guarantee”
has the meaning given to it in clause 9.1;
“Joint Proxy Statement”
has the meaning set out in clause 2.9.1;
“Law”
means any applicable statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, directives, governmental guidelines or interpretations having the force of law or bylaws, in each case, of a Relevant Authority;
“Long Stop Date”
means 22 April 2016;
“Merger Agreement”
means the agreement in a form agreed between the Parties prior to the date of this Agreement and initialled by the Parties, to be entered into to implement the Merger between Arris, New Arris, Archie U.S. Holdings LLC., and Archie U.S. Merger LLC;
“Nasdaq”
means the Nasdaq Global Market;
“New Arris Shares”
means the ordinary shares in New Arris, to be issued in the Merger and allocated pursuant to the Scheme or the Offer (as the case may be);
“Notice”
has the meaning given to that term in Clause 14.1 (Notices);
“Offer”
should New Arris elect to effect the Acquisition by way of a takeover offer (as that term is defined in section 974 of the Act), means the offer to be made by New Arris, for all of Pace Shares (not already owned by New Arris or any associate (as that term is defined in Section 988 of the Act) of New Arris) on the terms and subject to the conditions to be set out in the related Offer Document and form of acceptance including, where the context requires, any subsequent revision, variation, extension or renewal thereof;
“Offer Document”
means the document which would be despatched to (amongst others) holders of Pace Shares pursuant to which the Offer would be made if New Arris elects to implement the Acquisition by means of an Offer in accordance with the terms of this Agreement;
“Pace Board”
the board of directors of Pace from time to time;
“Pace Directors”
means the directors of Pace from time to time;
“Pace Group”
means Pace and its subsidiaries and subsidiary undertakings from time to time;
“Pace Recommendation”
means the unanimous and unqualified recommendation by the Pace Directors to (i) Scheme Shareholders to vote in favour of the Scheme and the Scheme Resolutions (including any resolutions required to approve and implement the Acquisition) when presented to such holders or (ii) Pace Shareholders to accept the Offer if Arris elects to proceed with the Offer in accordance with the terms of this Agreement;
“Pace Shareholders”
means the holders of Pace Shares from time to time;
“Pace Shares”
means the ordinary shares of 5 pence each in the capital of Pace;
“Panel”
means the UK Panel on Takeovers and Mergers;
“Permitted Customer Activity”
means customer contracts entered into in the ordinary course of business;
“Personnel”
in relation to any person, means its board of directors, members of their immediate families, related trusts and persons acting in concert with them, as such expressions are construed in accordance with the Code;
“Proceedings”
has the meaning given to that term in clause 16.2 (Governing law and jurisdiction);
“Regulatory Conditions”
means the conditions to the Scheme (or the Offer, as the case may be) which are set out in paragraphs 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 3(h), 3(i) and 3(j) as set out in Appendix I to the 2.7 Announcement;
“Relevant Authority”
means any court, tribunal, government or governmental, quasi-governmental, supranational, statutory, regulatory, self-regulatory, environmental or investigative body, person, court, trade or regulatory agency, authority, association or institution or any competition, antitrust or supervisory body, in each case in any jurisdiction;
“Representative”
means, in relation to each Party, its Advisers, directors, officers, employees, agents and consultants, and any individuals seconded to work for such Party (including persons who, at the relevant time, occupied such position);
“Sanction Date”
means the date the Court sanctions the Scheme, pursuant to Section 899 of the Act;
“Sanction Hearing”
means the Court hearing at which Pace will seek an order sanctioning the Scheme, pursuant to Section 899 of the Act including any adjournment thereof;
“Scheme”
means the scheme of arrangement proposed to be made under Sections 895 to 899 of the Act between Pace and the Scheme Shareholders to be contained in the Scheme Document, the principal terms of which are set out in the 2.7 Announcement, with or subject to any modification, amendment, revision, addition or condition approved or imposed by the Court and agreed to by Pace and Arris;
“Scheme Document”
means, where the Acquisition is being implemented by way of the Scheme, the document to be despatched to, among others, the Pace Shareholders in connection with the Scheme which will contain, among other things, the terms and conditions of the Scheme;

“Scheme Meetings”
means the Court Meeting and the General Meeting;
“Scheme Record Time”
means the time and date to be specified in the Scheme Document;
“Scheme Resolutions”
means the resolutions to be proposed at the Scheme Meetings as set out in the notices of those meetings;
“Scheme Shareholders”
means holders of Scheme Shares;
“Scheme Shares”
means Pace Shares in issue on the date of the Scheme Document together with any further Pace Shares (if any) issued after the date of dispatch of the Scheme Document and prior to the Voting Record Time, other than any Pace Shares held by Arris or any Affiliate of Arris;
“SEC”
means the U.S. Securities and Exchange Commission;
“SEC Clearance”
means the clearance by the SEC of the Joint Proxy Statement and the declaration by the SEC of the effectiveness of the Form S-4;
“Securities Act”
means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
“Service Document”
means a claim form, application notice, order or judgment or other document relating to any Proceedings;
“Shareholder Approval Long Stop Date”
means the Business Day prior to the date on which the Scheme Meetings are held (or the adjourned Scheme Meetings are held);
“US$” or “US dollars”
means the lawful currency of the United States;
“VAT”
means, within the European Union, such taxation levied in accordance with (but subject to derogations from) Council Directive 2006/112/EC and elsewhere, any taxation levied by reference to value added or sales; and
“Voting Record Time”
means 6.00 p.m. (London time) on the day prior to the day immediately before the date of the Court Meeting or any adjournment, postponement or reconvention thereof.
1.2
In this Agreement (including the Schedules other than Schedule 1 (2.7 Announcement)), except where the context otherwise requires:

1.2.1
terms and expressions used but not expressly defined in this Agreement shall, unless the context otherwise requires, have the meanings given in the 2.7 Announcement;

1.2.2
words in the singular shall include the plural and vice versa;

1.2.3
a reference to a “person” shall include a reference to an individual, an individual’s executors or administrators, a partnership, a firm, a body corporate, an unincorporated association, government, state or agency of a state, local or municipal authority or government body, a joint venture or association (in any case, whether or not having separate legal personality);

1.2.4
references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.5
any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight, London time;

1.2.6
the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;
1.2.7
the headings in this Agreement are for convenience only and shall not affect its interpretation;

1.2.8
a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented from time to time;

1.2.9
terms defined in the Act and not expressly defined in this Agreement, including the expressions, “holding company”, “subsidiary” and “subsidiary undertaking” shall, unless the context otherwise requires, have the meaning ascribed to it by the Act; and

1.2.10
except where this Agreement provides otherwise, obligations, covenants, warranties, representations and undertakings expressed to be assumed or given by two or more persons shall in each case be construed as if expressed to be given jointly and severally.

1.3
The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

2.
Implementation of the Acquisition

General
2.1
During the Continuance Period, each of Arris and New Arris undertakes to Pace to keep Pace reasonably informed of the progress towards satisfaction (or otherwise) of any Condition and if it is aware, or becomes aware, of any matter which it believes to be material in the context of the satisfaction of any of the Conditions such that Arris determines (acting reasonably) that the relevant Condition becomes or is reasonably likely to become incapable of satisfaction or Arris intends to invoke the Condition in accordance with the terms of the Scheme or the Offer, Arris shall give Pace written notice of such matter and, prior to New Arris exercising any right it may have under clause 12.1.2(1), provide Pace with reasonable opportunity to remedy such matter (to the extent the matter is capable of being remedied).

2.2
Where the Acquisition is being implemented by way of the Scheme, each of Arris and New Arris undertakes that before the Sanction Hearing, they shall deliver a notice in writing to Pace either:

2.2.1
confirming the satisfaction or waiver of all Conditions (other than the Condition set forth in 1(c) and 2(c)of Appendix I to the 2.7 Announcement (Scheme Approval)); or

2.2.2
if applicable, confirming New Arris’s intention to invoke a Condition,

and, if clause 2.2.2 applies, it shall also provide to Pace at the same time in writing reasonable details of the event which has occurred, or circumstance which has arisen, which it considers as being sufficiently material for the Panel to permit New Arris to invoke any of the Conditions.
2.3
To the extent that the Acquisition is being implemented by means of the Scheme, subject to the provisions of this Agreement, each of Arris and New Arris will instruct counsel to appear on its behalf at the Sanction Hearing and will undertake to the Court to be bound by the terms of the Scheme insofar as it relates to them. If the Acquisition is implemented by way of an Offer the obligations of the Parties pursuant to this clause 2 relating to the Scheme or Scheme Document shall be of no force and effect.

2.4
If the Acquisition is being implemented by means of the Scheme, to the extent that Pace provides Arris with drafts and revised drafts of the Scheme Document for review and comment and, where comments have been provided to Pace, to the extent Pace takes into account Arris’s reasonable comments in respect of such drafts and revised drafts, Arris undertakes:

2.4.1
to provide to Pace for the purposes of inclusion in the Scheme Document all such information about Arris, New Arris, the other members of the Arris Group and their respective Personnel as may reasonably be required by Pace (having regard to the Code and applicable regulations) for inclusion in the Scheme Document (including all information that would be required under the Code or applicable regulations); and
2.4.2
to procure that the Arris Responsible Officers accept responsibility for all information included in the Scheme Document (and any variation or amendment to the Scheme Document) with the approval of Arris and New Arris other than information which they are not required to accept responsibility for under the Code.

2.5
If any supplemental circular or document is required to be published in connection with the Scheme or, subject to the prior written consent of Arris, any variation or amendment to the Scheme, Arris shall promptly provide such co-operation and information necessary to comply with Law and all regulatory provisions) as Pace may reasonably request in order to finalise such document.

2.6
Each of Arris and New Arris undertakes to Pace:

2.6.1
subject to the Joint Proxy Statement having been cleared by the SEC, to use reasonable endeavours to duly call, give notice of, convene and hold the Arris Shareholders Meeting for the purpose of obtaining the Arris Shareholders Approval by no later than the Shareholder Approval Long Stop Date, save as permitted in clause 2.6.2, it being understood that the obligations of Arris pursuant to this clause 2.6 shall be extinguished by the making of any Arris Adverse Recommendation Change or any Condition becoming incapable of satisfaction by the Long Stop Date or being invoked (and the Panel having agreed that such Condition is incapable of satisfaction or invocation (as the case may be) and is not required to be waived) in accordance with the Scheme Document or the Offer Document (as applicable);

2.6.2
that it shall be entitled to adjourn or postpone the Arris Shareholders’ Meeting:

(a)
up to on or before the Shareholder Approval Long Stop Date, only:

(1)
with the prior written consent of Pace (such consent not to be unreasonably withheld, conditioned or delayed, it being acknowledged that it would be unreasonable to withhold or delay such consent in the case of an adjournment of Scheme Meetings); or

(2)
if at the time for which the Arris Shareholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement) there are insufficient Arris Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Arris Shareholders’ Meeting, in which case the meeting shall be adjourned for a reasonable period of time; or

(3)
for a reasonable period of time, to allow additional time for solicitation of proxies if necessary to obtain the Arris Shareholders Approval; or

(4)
to allow reasonable additional time for the filing and distribution to Arris Shareholders prior to the Arris Shareholders Meeting of any supplemental or amended disclosure which the Arris Board has determined in good faith, is required;

(b)
after the Shareholder Approval Long Stop Date, only with the prior written consent of Pace.

Preparation of Arris Shareholder Communications
2.7
Each of Arris and New Arris undertakes to Pace to provide Pace with drafts and revised drafts of any written communication or other documentation to be issued by Arris or New Arris to Arris or Pace Shareholders in connection with the Acquisition (including for the avoidance of doubt the Form S-4 and in the case the Acquisition is implemented by way of Offer, any Offer Document, UK Prospectus or registration requirement on the Form S-4 that may be required and any amendments or supplements thereto but excluding announcements by Arris in connection with the Acquisition which will be dealt with in accordance with clause 8) (the “Arris Shareholder Communication”) for review and comment at such time as will allow Pace a reasonable opportunity for such review and comment and Arris and New Arris shall take into account Pace’s reasonable comments in respect of such drafts and revised drafts.

Switching to an Offer and Scheme Process
2.8
Arris and New Arris shall be entitled, with the consent of the Panel, to implement the Acquisition by way of the Offer rather than the Scheme (such an election being a “Switch”) but only where Pace provides its prior written consent (such consent not to be unreasonably withheld or delayed, it being acknowledged by the Parties that objecting to any conditions to an Offer which are identical to the Conditions in the 2.7 Announcement (other than Conditions 1 and 2) shall not be reasonable).

Preparation of Joint Proxy Statement/Prospectus.
2.9
Each of Arris and New Arris undertakes to Pace to:

2.9.1
as promptly as reasonably practicable, to the extent that Pace provides all co-operation reasonably requested by Arris and New Arris in connection therewith and subject to Pace providing the information required for the Form S-4 (as defined below) in accordance with clause 3.4, prepare and cause to be filed with the SEC (a) preliminary proxy materials, which shall comprise (i) a Scheme Document and (ii) a proxy statement relating to the matters to be submitted to Arris Shareholders (such proxy statement, and any amendments or supplements thereto, the “Joint Proxy Statement”) and (b) a registration statement on Form S-4 (of which the Joint Proxy Statement is a part) with respect of the New Arris Shares to be issued in the Acquisition and the Scheme (the “Form S-4”) unless Arris determines (acting reasonably) that a registration statement is not required; and

2.9.2
promptly notify Pace (and/or its nominated Advisers) of any oral comments and provide copies of any written communications (including written comments or requests for additional information received from the SEC) sent to or received from the SEC in relation to the Form S-4;

2.9.3
without prejudice to clause 2.6, use reasonable endeavours (a) to have the Joint Proxy Statement cleared by the SEC and the Form S-4 declared effective as soon as reasonably practicable after the date of this Agreement, (b) to keep the Form S-4 effective as long as is necessary to consummate the Acquisition and the Merger and (c) to mail the Joint Proxy Statement to Arris Shareholders as promptly as possible after the Form S-4 is declared effective, after having established as expeditiously as possible a record date for the Arris Shareholders Meeting and commenced a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith and to the extent that Pace provides all co-operation reasonably requested by Arris in connection therewith;

2.9.4
use reasonable endeavours to take any action required to be taken by it under any applicable U.S. state securities Laws in connection with the Acquisition or the Merger,

and furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action; and
2.9.5
advise Pace, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the New Arris Shares issuable in connection with the Acquisition and the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4.

2.10
If, at any time prior to the Effective Time, any information relating to any of the Parties, or their respective Affiliates, officers or directors, should be discovered by either Party, and such information should be set forth in an amendment or supplement to the Joint Proxy Statement or the Form S-4 so that such documents, when taken as a whole, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed by Arris or New Arris with the SEC and, to the extent required by Law, disseminated to Arris Shareholders and Pace Shareholders and Pace shall provide all assistance reasonably requested by Arris or New Arris for the purposes of enabling Archie to comply with its obligations under this clause 2.10.

Merger Agreement
2.11
Arris and New Arris undertake to, and shall procure that Archie U.S. Holdings LLC and Archie U.S. Merger LLC shall, promptly enter the Merger Agreement after the execution and delivery of this Agreement. Without the prior written consent of Pace (which shall not be unreasonably withheld, conditioned or delayed), Arris and New Arris shall procure that (a) no amendments shall be made to the Merger Agreement that are adverse to the holders of Pace Shares or which are otherwise material, (b), the Merger Agreement shall not be terminated by any party to the Merger Agreement; and (c) the parties to the Merger Agreement shall comply with their respective obligations thereunder.

3.
Undertakings to obtain Clearances

3.1
Without prejudice to Arris’s obligations to consult and cooperate with Pace set forth in this clause 3, Arris shall, subject to clause 3.2, be responsible for:

3.1.1
obtaining the Clearances; and

3.1.2
contacting and corresponding with the Relevant Authorities in relation to the Clearances.

3.2
For the avoidance of doubt, Arris shall be responsible for making with Pace’s assistance, all antitrust or regulatory filings that are necessary or that Arris deems (acting reasonably) to be necessary or advisable in jurisdictions which require one filing, and each Party will be responsible for making its own filing, or causing its Affiliates as necessary to make their own filings, in those jurisdictions which require each Party to file a separate form and in which Arris deems (acting reasonably) the filings to be necessary or advisable in connection with the Transactions (such as the U.S.).

3.3
Subject to any provision of this Agreement to the contrary, Arris shall have the right to determine the strategy to obtain the Clearances.

3.4
Pursuant to clause 2.9.1 above, Pace undertakes to (i) assist Arris in relation to satisfying the Regulatory Conditions and in communicating with any Relevant Authority in relation to the Clearances including by providing as promptly as reasonably practicable such information and assistance to Arris as Arris may reasonably require for the purposes of obtaining any Clearance and making a submission, filing or notification to any Relevant Authority (including but not limited to producing all documents and information requested by a Relevant Authority in connection with the Transaction as promptly as practicable); and (ii) as promptly as practicable, Pace undertakes, with the assistance of its external accountants, to provide Arris with consolidated audited annual financial statements and unaudited interim financial statements for Pace and its Subsidiaries fulfilling the requirements of Regulation S-X, Item 3-05 under the Securities Act for an acquired business, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thereafter will provide Arris such subsequent financial statements as may be required by said Item 3-05.
3.5
Notwithstanding any other provision of this Agreement to the contrary, during the Continuance Period:

3.5.1
Arris and New Arris shall use reasonable endeavours to obtain the Clearances as soon as reasonably practicable;

3.5.2
neither Arris nor New Arris shall, without the prior written consent of Pace, effect or commit to effect any transaction other than any Permitted Customer Activity, which would be reasonably likely to preclude, impede, or prejudice to a material extent obtaining any of the Clearances as described in clause 3.5.1;

3.6
Each Party undertakes to keep the other Parties fully informed of any developments which are material or potentially material to the obtaining of the Clearances, including (without limitation) all material dealings with any Relevant Authority.

3.7
Each Party undertakes to the other Parties, except to the extent that to do so is prohibited by the Relevant Authority or by Law:

3.7.1
to provide the other Parties, as promptly as reasonably practicable and in any event before any applicable deadline or due date, all such information as may reasonably be required by the other Parties to assist in determining in which jurisdictions any merger control, financial regulatory or other filing with a Relevant Authority may be necessary or desirable for the purpose of obtaining the Clearances and to provide all such other assistance as may reasonably be required in connection with obtaining the Clearances, including assistance in connection with such pre-notification contacts with Relevant Authorities as Arris considers desirable or appropriate in the circumstances;

3.7.2
where it considers that it may be necessary or appropriate to make a notification or submission to a Relevant Authority for a regulatory clearance that does not relate to a Clearance (other than the reference to Condition 3(j) in Appendix I to the 2.7 Announcement) but which relates to any regulatory clearance which is the subject matter of Condition 3(j) in Appendix I to the 2.7 Announcement, to provide to the other Parties, as promptly as reasonably practicable and in any event before any applicable deadline or due date and for the avoidance of doubt before any such notification or submission to the Relevant Authority has been made, all such information as may reasonably be required by the other Party to assist its understanding of the reason for the notification or submission in respect of the regulatory clearance;

3.7.3
(a) to provide, or procure the provision of, to the other Party draft copies of all filings, notifications, submissions, responses and significant communications to be made to any Relevant Authority in relation to obtaining any Clearance (but excluding the provision to the other Party of copies of proposed large document productions to the Relevant Authority unless specifically requested by the other Party), at such time as will allow the other Party (and its Advisers) a reasonable opportunity to provide comments on such filings, notifications, submissions, responses and communications before they are submitted or sent and (b) only Arris may make or offer any remedy provision to a Relevant Authority in order to obtain Clearances and to the extent practicable Arris will provide any remedy and substantially new proposal in draft form to Pace at least two (2) full Business Days in advance of the submission of such proposal to any Relevant Authority);
3.7.4
to have regard in good faith to and to take due consideration of comments made by the other Party (and its Advisers) on the filings, notifications, submissions, responses and communications provided pursuant to clause 3.7.3;

3.7.5
to promptly notify the other Party (or its Advisers) of and provide copies of all filings, notifications, submissions, responses and communications in the form submitted or sent to any Relevant Authority in relation to obtaining any Clearances but excluding the provision to the other Party or its Advisers of any large document productions to the Relevant Authority unless specifically requested by the other Party, and, in the case of non-written material communications to a Relevant Authority, to promptly provide the other Party (or its Advisers) with reasonable details of such material communications without delay; and

3.7.6
to promptly notify the other Party (or its Advisors) of and provide copies of any material communications (or in the case of non-written material communications, reasonable details of the contents of any such material communications) from any Relevant Authority in relation to obtaining any Clearances.

3.8
There shall be no suspension of, termination of, or other impact on the Acquisition as a result of any merger control or merger control regulatory engagement process that does not relate to a Regulatory Condition save that in the case of Condition 3(j) in Appendix I to the 2.7 Announcement, there shall only be any such suspension of, termination of, or other impact on the Acquisition if such merger control or merger control regulatory engagement process shall otherwise result in the implementation of the Acquisition being void, illegal or unenforceable.

4.
Qualifications

4.1
Nothing in clauses 2 and 3 (inclusive) shall require any Party to provide or disclose to the other Parties or any of their respective Advisers, any information or document:

4.1.1
that is commercially or competitively sensitive or confidential or which constitutes a trade secret and, in each case, has not previously been disclosed to the other parties;

4.1.2
that a Party would be prohibited from providing or disclosing to the other Parties by any Regulatory Authority;

4.1.3
in circumstances that would result in the loss or waiver of any privilege that subsists in relation to such information (including legal privilege); or

4.1.4
in circumstances that would result in that Party being in breach of a material contractual obligation.

4.2
Where any of the circumstances referred to in clause 4.1 applies, the Parties shall co-operate and consult with each other and use reasonable endeavours to agree proposals for the disclosure of the relevant information in such manner (including, without limitation, disclosure on an “external counsel only” basis or directly to a Relevant Authority) as will not result in the disclosure:

4.2.1
to another Party of personally identifiable information of a director, officer or employee of the disclosing party or any member of its Group;

4.2.2
to another Party of information which the disclosing party considers to be commercially sensitive;

4.2.3
of any information in breach of Law or the terms of an existing contract; or

4.2.4
of any information in circumstances that would result in the loss of privilege.

5.
Conduct of Business

5.1
Subject to clauses 5.2 and 5.3, except as expressly contemplated by this Agreement, as consented to in writing by Pace (which consent shall not be unreasonably withheld, conditioned or delayed) or as required by applicable Law, during the Continuance Period, neither Arris nor New Arris shall (and shall procure that no member of the Arris Group shall):

5.1.1
authorise or pay any dividends on or make any distribution in cash or in otherwise with respect to its shares, except that it may pay dividends and other distributions with reference to a record date after the Effective Date (so, that if the Acquisition is completed, the New Arris Shares rank for participation in such dividends and other distributions rateably and equally with all other New Arris Shares then in issue);

5.1.2
other than in the ordinary course of trading and consistent with past practice, allot or issue any shares or any securities convertible into or exchangeable for any shares, or grant any rights, warrants or options to acquire any such shares or any such securities, in each case, that are issued or granted at less than the fair market value of the relevant security on the date of issuance or grant;

5.1.3
consolidate, subdivide or reclassify any of its shares;

5.1.4
other than on arms’ length terms, directly or indirectly, repurchase, redeem or otherwise acquire, cancel or reduce, any of its shares or any rights, warrants or options to acquire such shares;

5.1.5
adopt a plan of complete or partial liquidation or dissolution of Arris, New Arris or any material member of the Arris Group, other than with respect to any reorganisation of the Arris Group which does not provide for or result in any material transfer of assets, rights or liabilities by any member of the Arris Group to an entity which is not a member of the Arris Group; or

5.1.6
agree, resolve or commit to do any of the foregoing.

5.2
Notwithstanding the restrictions in clause 5.1, Arris and New Arris may:

5.2.1
grant options or awards in respect of shares or sell shares to directors, officers and employees, in the normal and ordinary course in accordance with Arris’s employee incentive plans or employee stock purchase plans and consistent with past practice during the previous three years;

5.2.2
issue any shares to the extent necessary to satisfy any such options or awards vesting or due to be settled; and

5.2.3
do anything reasonably required for the purposes of implementing the Merger.

5.3
The restrictions contained in clauses 5.1.1 to 5.1.4 (inclusive) shall not apply to any transaction or arrangement between one member of the Arris Group and another member of the Arris Group in each case including Arris or New Arris.

5.4
Arris agrees that the following matters shall be permitted and shall not contravene Rule 21 of the Code:

5.4.1
the declaration and approval of the Permitted Dividend (as defined in the 2.7 Announcement);

5.4.2
the proposing and passing of any resolutions at the 2015 Annual General Meeting of Pace set out in the notice thereto;

5.4.3
the grant of options and awards as contemplated by Schedule 2;

5.4.4
the issue of any shares or the funding of the Pace plc Employee Benefits Trust to purchase or subscribe for shares, to the extent necessary to satisfy any options or awards as summarised in Schedule 2.

6.
Pace Share Plans

The Parties undertake to comply with the relevant provisions set out in Schedule 2 (Pace Share Plans).
7.
Break Fees

7.1
By way of compensation for any loss suffered by Pace in connection with the preparation and negotiation of the Acquisition, this Agreement and any other document relating to the Acquisition, Arris undertakes that on the occurrence of any of the events listed below (each, a “Break Payment Event”), Arris shall pay or shall procure the payment by a member of the Arris Group (provided that such member is not required by Law to make any deductions or withholdings on account of tax from a Break Payment) to Pace an amount (the “Break Payment”) in cash, in US dollars, equal to US$20,000,000 in the event that on or prior to the Long Stop Date:

(a)
on the Long Stop Date, any Regulatory Condition shall not have been satisfied or waived by Arris or New Arris;

(b)
Arris or New Arris invoke any Regulatory Condition; or

(c)
(subject to clause 7.6) an Arris Adverse Recommendation Change has occurred and either (i) the Arris Shareholders Approval has not been obtained at the Arris Shareholders Meeting, (ii) the Arris Shareholders Meeting has not occurred; (iii) the Agreement has been terminated in accordance with clause 12 or (iv) the Acquisition does not complete by the Long Stop Date, but provided that Arris shall have no obligation to pay the Break Payment to Pace: (i) pursuant to clause 7.1(a) or (b) above where the failure to satisfy the Regulatory Condition or the invoking of a Regulatory Condition on or prior to the Long Stop Date is due to a material breach of clause 3 of this Agreement by Pace; or (ii) if Pace withdraws or qualifies its unanimous and unconditional recommendation that Pace shareholders vote in favour of the Scheme (or in the event of a switch to an Offer, they fail to provide or withdraw or qualify their recommendation of an Offer) before a Break Payment Event in clause 7.1 (b) or 7.1(c) occurs. For the avoidance of doubt, in no event shall Arris be obliged to pay or procure the payment of more than one Break Payment and any Break Payment shall be reduced by any amount paid or by any amount payable pursuant to clause 7.5 to Pace.
7.2
Arris shall pay or procure the payment of the relevant Break Payment or Expense Reimbursement Payment by electronic bank transfer to a bank account designated by Pace within seven (7) days of the occurrence of the Break Payment Event (other than in relation to clause 7.1(c)) or the circumstances triggering the Expense Reimbursement Payment or in the event the Break Fee Event relates to clause 7.1(c) the earliest of: (i) the date that the Arris Shareholders vote against the adoption of the Merger Agreement; (ii) any Party terminating the Agreement pursuant to clause 12; or (iii) the Acquisition not completing by the Long Stop Date.

7.3
The Parties acknowledge and agree that, at the date of this Agreement, it is not possible to ascertain the amount of the overall loss that Pace would incur as a result of a Break Payment Event and the Break Payment represents a genuine pre-estimate by the parties of the amount of the overall loss that Pace would incur as a result of such Break Payment Event. The Parties agree that the Break Payment or Expense Reimbursement Payment (as the case may be) shall be Pace’s sole and exclusive remedy in connection with any claim it may have in respect of any or all Break

Payment Events or the circumstances giving rise to the Expense Reimbursement Payment and Pace waives the right to bring any other claim in respect of such matter.
7.4
The Parties intend and shall use all reasonable endeavours to secure that the Break Payment or Expense Reimbursement Payment is not treated for VAT purposes as consideration for a taxable supply. If, however, the Break Payment or Expense Reimbursement Payment is treated by H. M. Revenue & Customs or any other tax authority, in whole or in part, as consideration for a taxable supply, then the amount of the Break Payment shall be regarded as inclusive of VAT.

7.5
In the event that the Arris Shareholders Approval is not obtained at the meeting of the Arris Shareholders at a time when no Arris Adverse Recommendation Change has occurred Arris shall indemnify Pace for all costs and expenses (including irrecoverable VAT) reasonably incurred by Pace in connection with the Acquisition up to an aggregate amount not to exceed US$12 million (the “Expense Reimbursement Payment”).

8.
Announcements

Prior to satisfaction or waiver (as the case may be) of the Conditions, and unless the Pace Recommendation is not given or is withdrawn or qualified or (in relation to any response made by Arris) where a Pace announcement has been made relating to competing offer for Pace without prior consultation with Arris, in each case except as may be agreed by the Parties, Arris, New Arris or any other member of the Arris Group will provide any public announcement to be made by them in connection with the Acquisition to Pace for review and comment at such time as will allow Pace a reasonable opportunity for such review and comment and Arris and New Arris shall take into account Pace’s reasonable comments in respect of such drafts except where such announcement is required by Law, the Panel, Nasdaq or the rules of any other relevant stock exchange where Arris and New Arris shall only be required to comply with the foregoing to the extent practicable in the time available.
9.
Arris Guarantee

9.1
Arris irrevocably and unconditionally guarantees to Pace the performance and observance by New Arris of all its obligations under this Agreement (the “Guarantee”).

9.2
The Guarantee is to be a continuing security which shall remain in full force and effect until the obligations of New Arris under this Agreement have been fulfilled or shall have expired in accordance with the terms of this Agreement and the Guarantee is to be, in addition, and without prejudice to, and shall not merge with, any other right, remedy, guarantee or security which Pace may now or hereafter hold in respect of all or any of the obligations of New Arris under this Agreement, provided that in no circumstances shall the Guarantee entitle Pace to recover more than once with respect to the same loss.

9.3
The liability of Arris under the Guarantee shall not be affected, impaired or discharged by reason of any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate New Arris from its obligations hereunder including, without limitation:

9.3.1
any amendment, variation or modification to, or replacement of this Agreement;

9.3.2
the taking, variation, compromise, renewal, release, refusal or neglect to perfect or enforce any rights, remedies or securities against New Arris or any other person;

9.3.3
any time or indulgence or waiver given to, or composition made with, New Arris or any other person; or

9.3.4
New Arris becoming insolvent, going into receivership or liquidation or having an administrator appointed.

9.4
The Guarantee shall constitute primary obligations of Arris and Pace shall not be obliged to make any demand on New Arris or any other person before enforcing its rights against Arris under the Guarantee.

9.5
If at any time any one or more of the provisions of the Guarantee is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected if impaired thereby.

10.
Time of the Essence

Any time, date or period referred to in any provision of this Agreement may be extended (subject to the terms of this Agreement) by mutual agreement between Pace and Arris but as regards any time, date or period originally fixed or any time, date or period so extended, time shall be of the essence.
11.
Directors’ and Officers’ Liability Insurance

11.1
For six years after the Effective Date, Arris undertakes in favour of Pace and in favour of each of the directors and officers of Pace and each of its subsidiary undertakings as at and prior to the date of this Agreement that Arris shall honour and fulfil provisions in Pace’s and its subsidiary undertakings’ certificates of incorporation, articles of association or similar governing documents (and any indemnity in favour of officers and directors) existing as of the date hereof regarding elimination of liability of directors, indemnification of officers and directors and advancement of expenses with respect to matters existing or occurring at or prior to the Effective Date.

11.2
Arris acknowledges that Pace may purchase at reasonable cost customary directors’ and officers’ liability insurance cover “tail” policies, for both current and former directors and officers of Pace and any of its subsidiary undertakings, including directors or officers who retire or whose employment is terminated as a result of the Acquisition, for acts or omissions up to and including the Effective Date, in the form of run-off cover for a period of six years following the Effective Date. Such “tail” policies shall be with reputable insurer(s) and provide cover, in terms of amount and breadth, substantially similar cover to that provided under the Pace’s directors’ and officers’ liability insurance as at the date of this Agreement.

12.
Termination

12.1
This Agreement may be terminated as follows:

12.1.1
upon agreement in writing by Arris and Pace at any time prior to completion of the Acquisition;

12.1.2(1)
by Arris or Pace if any Condition is invoked in accordance with the terms of the Scheme or the Offer so as to cause the Acquisition not to proceed (but only in circumstances which constitute “material significance” to Arris for the purposes of Rule 13.5 of the Code, except Conditions 1 or 2 in the 2.7 Announcement or in the case of an Offer, the acceptance condition);

(2)
by either Arris or Pace if an Arris Adverse Recommendation Change has occurred;

12.1.3
by either Arris or Pace, by written notice to the other Party, if:

(1)
the Pace Board notifies Arris or publicly states that it no longer recommends (or intends to recommend) that Pace Shareholders vote in favour of the Scheme or Pace fails to include in its Scheme Document a recommendation that Pace Shareholders vote in favour of the Scheme the Pace Directors withdraw or qualify their unanimous and unconditional recommendation that Pace Shareholders vote in favour of the Scheme (or in the event of a switch to an Offer, they fail to provide, withdraw or qualify their recommendation of an Offer);
(2)
there is an announcement by a third party announcing a firm intention to make an offer for Pace which is recommended by the Pace Board; or

12.1.4
by either Arris or Pace, by written notice to the other Party, if the Effective Date has not occurred by the Long Stop Date.

12.2
Subject to clause 7.3, termination of this Agreement shall be without prejudice to the rights of any of the Parties which have arisen prior to termination.

12.3
Clauses 1, 7 , 12 and 13 to 17 (inclusive) shall survive termination of this Agreement.

13.
Representations and Warranties

13.1
Each of Arris, New Arris and Pace represents and warrants to the other Parties that:

13.1.1
it is a company duly organised and validly existing under the laws of its jurisdiction of incorporation;

13.1.2
it has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with the terms thereof;

13.1.3
this Agreement constitutes its binding obligations in accordance with the terms thereof;

13.1.4
the execution and delivery of, and performance of its obligations under, this Agreement will not:

(1)
result in a breach of any provision of its or its subsidiaries’ constitutional documents;

(2)
result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound;

(3)
result in a breach of any order, judgment or decree of any court or government authority to which it is a party or by which it is bound; or

(4)
require the approval of its shareholders (other than a shareholder approval referred to in this Agreement).

13.2
Each of the representations and warranties in this Clause 13 (Representations and Warranties) shall be construed as separate and shall not be limited by the others.

14.
Notices

14.1
A notice under or in connection with this Agreement (a “Notice”) shall be in writing and shall be delivered personally or recorded delivery mail (or air mail if overseas) or by electronic mail with confirmation, to the Party due to receive the Notice to the relevant address specified in Clause 14.2 (Notices) or to another person or address specified by that Party by written notice to Arris (in the case of Pace) and Pace (in the case of Arris or New Arris) received before the Notice was despatched.

14.2
The address referred to in Clause 14.1 (Notices) is:

14.2.1
in the case of Arris or New Arris:

Address:
3871 Lakefield Drive
SUWANEE
GA
30024
USA

Marked for the attention of:
General Counsel

Email address:
patrick.macken@arris.com

With a copy to:
Gavin Davies

Address:
Herbert Smith Freehills LLP
Exchange House
Primrose Street
London
EC2A 2EG

Email address:
gavin.davies@hsf.com

and
Brink Dickerson

Address:
Troutman Sanders LLP
600 Peachtree Street,
N.E.Suite 5200
Atlanta, Georgia 30308-2216
USA

Email address:
brink.dickerson@troutmansanders.com

14.2.2
in the case of Pace:

Address:
Victoria Road, Saltaire BD18 3LF

Marked for the attention of:
Mike Pulli

Email address:
mike.pulli@pace.com

With a copy to:
Anthony Dixon

Address:
Pace plc, Victoria Road, Saltaire BD18 3LF

Email address:
anthony.dixon@pace.com

and
Spencer Summerfield

Address:
Travers Smith LLP 10 Snow Hill, London EC1A 2AL

Email address:
spencer.summerfield@traverssmith.com

14.3
A Notice given under Clause 14 (Notices) shall conclusively be deemed to have been received:

14.3.1
at the time of delivery if delivered personally or by electronic mail with confirmation;

14.3.2
one Business Day after posting if sent by recorded delivery mail; and

14.3.3
five Business Days after posting if sent by air mail,

15.
General

15.1
The provisions of this Agreement may be modified or amended only by written agreement of the Parties.

15.2
Each Party acknowledges and agrees that damages may not be an adequate remedy for any breach or threatened breach by it of this Agreement and that any Party who is not in breach shall be entitled without proof of special damage to seek injunctive relief and other equitable remedy (including specific performance),

15.3
No Party may assign (whether absolutely or by way of security and whether in whole or in part), transfer, mortgage, charge, declare itself a trustee for a third party of, or otherwise dispose of  (in any manner whatsoever) the benefit of this Agreement or sub-contract or delegate in any manner whatsoever its performance under this Agreement (each of the above a “dealing”) and any such purported dealing in contravention of this clause 15.3 (General) shall be ineffective.
15.4
With the exception of the persons in whose favour the undertaking by Arris in clause 11 (Directors’ and Officers’ Liability Insurance) is made, a person who is not a Party shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

15.5
The provisions of this Agreement are supplemental to, and shall not prejudice, the terms of the Confidentiality Agreement which shall remain in full force and effect. This Agreement, together with the Confidentiality Agreement, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the Parties with respect thereto.

15.6
Each of the provisions of this Agreement are severable. If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the Laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected. If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the Laws of any jurisdiction but would be valid, binding and enforceable if some part of the provision were deleted or amended, then the provision shall apply with the minimum modifications necessary to make it valid, binding and enforceable in that instance under the Law of that jurisdiction without affecting the validity or enforceability of the remaining provisions of the Agreement under the Laws of that jurisdiction or of that provision under the Laws of any other jurisdiction.

15.7
This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

15.8
No delay or omission by either Party in exercising any right, power or remedy provided by Law or under this Agreement shall affect that right, power or remedy or operate as a waiver of it. The single or partial exercise of any right, power or remedy provided by Law of under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy,

15.9
Subject to clause 7, each Party shall pay its own costs and expenses in relation to the preparation, execution and carrying into effect of this Agreement (including the costs of preparation and/or submission of any filings and/or notifications) provided that the shareholders of Pace shall in no way be liable for any such costs and expenses (whether or not the Acquisition proceeds),

16.
Governing Law and Jurisdiction

16.1
This Agreement, and any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, shall be governed by and construed in accordance with English law.

16.2
The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Agreement. Any proceeding, suit or action arising out of or in connection with this agreement or the negotiation, existence, validity or enforceability of this agreement (“Proceedings”) shall be brought only in the courts of England.

16.3
Each Party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in the courts of England,

16.4
Each Party irrevocably submits and agrees to submit to the jurisdiction of the courts of England.

17.
Agent for service

17.1
Arris irrevocably appoints New Arris to be its agent for the receipt of Service Documents. Arris agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules.

17.2
if the agent at any time ceases for any reason to act as such, Arris shall appoint a replacement agent having an address for service in England or Wales and shall notify Pace of the name and address of the replacement agent. Failing such appointment and notification, Pace shall be entitled by notice to Arris to appoint a replacement agent to act on behalf of Arris. The provisions of this clause 17 (Agent for service) applying to service on an agent apply equally to service on a replacement agent.

17.3
A copy of any Service Document served on an agent shall be sent by post to Arris. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first set out above.
EXECUTED by Lawrence A. Margolis
) /s/ Lawrence A. Margolis

acting for and on behalf of ARRIS GROUP, INC.
)

EXECUTED by Lawrence A. Margolis
) /s/ Lawrence A. Margolis

acting for and on behalf of ARCHIE ACQ LIMITED
)

EXECUTED by Michael V. Pulli
) /s/ Michael V. Pulli

acting for and on behalf of PACE PLC
)

Schedule 1
2.7 Announcement

Schedule 2
PACE SHARE PLANS
PART 1
SHARE PLANS PROPOSALS
Introduction
1.
The Parties agree that the options and awards held by, and those to be granted under, the Perry Share Plans will be dealt with in accordance with the terms set out in this Schedule. For the avoidance of doubt, should the Acquisition proceed by way of an Offer (rather than by way of Scheme), the provisions of this Schedule shall apply as far as possible on the same terms and conditions to such Offer (as applicable).

2.
In this Schedule 2:

2.1
“Share Plans” means:

2.1.1
the Perry plc Deferred Share Plan (the “Deferred Share Plan”);

2.1.2
the Perry Performance Share Plan (the “PSP”);

2.1.3
the Perry International Performance Share Plan (the “IPSP”);

2.1.4
the Perry Unapproved Discretionary Share Option Plan 2005 (the “Unapproved Option Plan”);

2.1.5
the Perry Approved Discretionary Share Option Plan 2005 (the “Approved Option Plan”);

2.1.6
the Perry Sharesave Plan (the “UK Sharesave Plan”); and

2.1.7
the Perry Americas US Sharesave Plan (the “US Sharesave Plan”);

2.2
“Trust” means The Perry plc Employee Benefits Trust;

2.3
“Trustee” means Computershare Trustee (Jersey) Limited in its capacity as the current trustee of the Trust;

2.4
“Appointment Share Award” means the right to acquire 600,000 Perry Shares on 31 May 2015 in accordance with the terms of the historic award made to the Chairman of Perry in 2011;

2.5
“UK Optionholders” shall mean holders of options under the UK Sharesave Plan and/or the Approved Option Plan;

2.6
“US Optionholders” shall mean holders of options under the US Sharesave Plan; and

2.7
“Israeli Awardholders” shall mean holders of options or awards under the Share Plans who are resident in Israel.

3.
3.1
The table set out in Section A of Part 2 of this Schedule details all subsisting options and rights to acquire Perry Shares as at the date of this Agreement (“Existing Awards”), including those that would have vested following the announcement of Perry’s results for 2014, had Perry not then been in a prohibited period (“Deferred Vesting Awards”). It is currently anticipated that all options and awards, except those granted under the Deferred Share Plan, will be satisfied through newly issued Perry Shares;

3.2
The table set out in Section B of Part 2 of this Schedule details the options and rights to acquire Perry Shares that Archie, Perry and the Panel have agreed can be granted shortly following the 2.7 Announcement (“Delayed Awards”), including those under the Deferred Share Plan, that are intended to be satisfied by the Trust using existing Shares (“Delayed Trust Awards”);

3.3
The table set out in Section C of Part 2 of this Schedule contains the most up to date indicative information regarding the options due to be granted on 22 April 2015 under the UK Sharesave Plan and the US Sharesave Plan (“Sharesave Grants”). The Sharesave Grants, once made, shall also be considered to be Existing Awards;

3.4
Perry Shares are due to be issued on or shortly after 31 May 2015 to satisfy the Appointment Share Award;

3.5
Shares are due to be issued in June 2015 to satisfy options over up to 1,529,836 Perry Shares following maturity of the options under the UK Sharesave Plan and the US Sharesave Plan.

4.
Archie hereby acknowledges and agrees that:

4.1
Perry shall be entitled to make the Sharesave Grants (if it has not already done so).

4.2
Perry shall be entitled to make such arrangements as are reasonable in order to effect the grant of the Delayed Awards as soon as possible after the 2.7 Announcement (including, without limitation, recommendations to and arrangements with the Trustee for the funding of the Trust to enable it to satisfy the Delayed Trust Awards through purchased shares and to subscribe at par to satisfy awards under the PSP and IPSP, to the extent called upon to do so).

4.3
The Deferred Vesting Awards will vest upon the 2.7 Announcement being made and, unless otherwise prohibited by law, the Awardholders concerned will not be restricted from selling Perry Shares in order to meet their tax obligations or, save for any person who has given an irrevocable undertaking to vote in favour of the Merger, otherwise.

4.4
The vesting and exercise of rights under the Perry Share Plans are governed by and shall occur in accordance with the rules of the relevant Perry Share Plan, and accordingly are subject in certain respects to the exercise of discretions conferred on the Remuneration Committee of the Board of Perry. There shall be no fetter on the Remuneration Committee’s discretion and accordingly it shall be entitled (but not required) to exercise its discretion to allow the Existing Awards and Delayed Awards to vest in full without pro-rating if in due course it considers this to be appropriate.

4.5
The Perry Shares remaining subject to the Appointment Share Award will vest in full on 31 May 2015, will be issued as soon as practicable thereafter and, unless otherwise prohibited by law, the Chairman will not be restricted from selling Perry Shares in order to meet his tax obligations in accordance with the terms of the Appointment Share Award.

4.6
Perry shall be entitled to issue shares (to the Trustee or to participants as appropriate), and to provide funding to the Trustee to the extent required, in order to give effect to the vesting and/or exercise of the Existing Awards, the Delayed Awards and the Sharesave Grants.

4.7
For the avoidance of doubt, Awardholders are not restricted from exercising options under the Share Plans.

Making the Proposals
5.
Perry undertakes to Archie to co-operate with Archie and use its reasonable endeavours to provide such details to Archie in relation to the Share Plans and agree any amendments required to be made to the Share Plans as Archie reasonably requires in order to formulate and agree with Perry the proposals to be made to the participants in the Share Plans in accordance with Rule 15 of the Takeover Code (the “Proposals”).

6.
The Proposals to optionholders under the UK Sharesave Plan and the US Sharesave Plan will include the ability to either exercise their options on or following the change of control of Perry in accordance with the Sharesave rules or to exchange their Sharesave options for replacement options over shares in New Archie.

7.
Perry and Archie shall use their reasonable endeavours to ensure that:

7.1
where permitted by the rules of the relevant Perry Share Plans:

7.1.1
holders of subsisting options under the Share Plans who are UK Optionholders shall be permitted to exercise their subsisting options at such time as would enable UK Optionholders who hold tax-favoured options to qualify, where possible, for beneficial income tax and National Insurance contributions treatment on exercise of such options;

7.1.2
holders of subsisting options under the Share Plans who are US Optionholders shall be permitted to exercise their subsisting options at such time as would enable US Optionholders who hold tax-favoured options to qualify, where possible, for beneficial income tax and social contributions treatment on exercise of such options;

7.1.3
holders of subsisting options under the Share Plans who are Israeli Optionholders shall be permitted to exercise their subsisting options at such time and in such a manner as would enable Israeli Optionholders who hold tax-favoured options to qualify, where possible, for beneficial tax treatment on exercise of such options;

7.2
holders of Options under the Perry Share Plans who agree to exercise their options conditionally on approval being given at the Sanction Hearing shall be offered a “cashless exercise facility” (structured as an undertaking to pay) whereby any exercise price payable on the exercise of an option (along with any tax and National Insurance contributions or their equivalents in any jurisdiction required to be withheld, see below) will be deducted from the cash consideration due to the option holder under the Scheme and remitted to, or at the direction of Perry to, the relevant tax authority as appropriate.

8.
Perry agrees to recommend to the Trustee that the Trustee will, in priority to the issue of Perry Shares, use the Perry Shares currently comprised in the Trust to satisfy the vesting and/or exercise of options and/or awards under any of the Share Plans which occurs following the date of this agreement.

Documentation and Communications
9.
The Parties shall jointly write to participants in the Perry Share Plans outlining the anticipated effect of the Scheme on their contractual rights and setting out the Proposals. The Parties shall co-operate with each other in preparing this communication.

10.
Perry and Archie agree that the board of directors of Perry shall propose (at the General Meeting) an amendment to the articles of association of Perry by the adoption and inclusion of a new article under which, with effect from the Scheme becoming effective, Perry Shares which are issued after the record date in respect of the Scheme as a result of the exercise or vesting of rights under the Perry Share Plans will, to the extent not otherwise acquired under the Scheme, be transferred to New Archie for the same consideration as is payable to shareholders under the Scheme.

PART 2
AWARD DETAILS
Section A — Existing Awards
Plan	Approved	Unapproved	PSP	IPSP	DSB	UK Sharesave	US Sharesave	AL Appointment Award	Total Award Shares
Total Existing Awards	55,832	2,465,689	2,704,162	3,576,887	1,577,798	1,496,731	419,813	600,000	12,896,912
Section B — Delayed Awards
Plan	PSP	IPSP*	DSB	Total Award Shares
Total 2015 Share Awards	701,325	1,657,500	769,085	3,127,910

*
35,000 Phantom share awards to be made to employees based in Brazil which will be settled in cash. Not included in the above number

Section C — Sharesave Grants
UK Sharesave	275 pence	446,025
US Sharesave	284.07 pence*	243,164

*
$4.24

ANNEX D
FORM OF NEW ARRIS ARTICLES OF ASSOCIATION

ANNEX E
FAIRNESS OPINION OF EVERCORE

Annex E
April 22, 2015
The Board of Directors of
ARRIS Group, Inc.
3871 Lakefield Drive
Suwanee, GA 30024
Members of the Board of Directors:
We understand that ARRIS Group, Inc., a Delaware corporation (“ARRIS”), proposes to enter into a transaction (the “Transaction”) pursuant to which (a) ARRIS will cause Archie ACQ Limited, a company incorporated under the laws of England and Wales (“New ARRIS”) and a wholly owned subsidiary of ARRIS, to acquire, pursuant to a scheme of arrangement under Part 26 of the U.K. Companies Act 2006 (the “Companies Act”) (or, if ARRIS and New ARRIS so elect, by means of a takeover offer as defined in section 974 of the Companies Act), Pace plc, a public limited company organized under the laws of England and Wales (“Pace”), on the terms and subject to the conditions set forth in (i) the Co-Operation Agreement, dated as of April 22, 2015 (the “Co-Operation Agreement”), by and among ARRIS, New ARRIS and Pace, and (ii) the announcement to be issued by ARRIS, New ARRIS and Pace pursuant to Rule 2.7 of the City Code on Takeovers and Mergers on or about the date hereof  (the “Announcement”), which terms provide that each outstanding ordinary share of 5 pence each in the capital of Pace (“Pace Shares”) will be acquired by New ARRIS (the “Acquisition”) in exchange for the right to receive 132.5 pence in cash and 0.1455 ordinary shares in the capital of New ARRIS (“New ARRIS Shares”), and (b) immediately following the completion of the Acquisition, Archie U.S. Merger LLC, a Delaware limited liability company (“Merger Sub”) and wholly owned subsidiary of Archie U.S. Holdings LLC, a Delaware limited liability company (“US Holdco”) and wholly owned subsidiary of New ARRIS, will merge with and into ARRIS (the “Merger”), with ARRIS as a surviving corporation in the Merger and a wholly owned subsidiary of US Holdco, on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of April 22, 2015 (the “Merger Agreement” and, together with the Co-Operation Agreement and the Announcement, the “Transaction Documents”), by and among ARRIS, New ARRIS, US Holdco and Merger Sub, pursuant to which each outstanding share of common stock, par value $0.01 per share, of ARRIS (“ARRIS Shares”), other than any ARRIS Shares that are held in treasury by ARRIS or owned of record by US Holdco or Merger Sub, will be converted into the right to receive one (1) New ARRIS Share (the “Merger Consideration”). As a result of the Transaction, ARRIS will become an indirect wholly owned subsidiary of New ARRIS and Pace will become a wholly owned direct subsidiary of New ARRIS. The terms and conditions of the Transaction are more fully set forth in the Transaction Documents.
The Board of Directors of ARRIS (the “Board of Directors”) has asked us whether, in our opinion, the Merger Consideration to be received by the holders of ARRIS Shares in the Transaction (after giving effect to the completion of the Acquisition) is fair, from a financial point of view, to such holders.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to each of ARRIS and Pace that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain non-public projected financial and operating data relating to ARRIS prepared and furnished to us by management of ARRIS;

(iii)
reviewed certain publicly available projected financial and operating data relating to Pace, including publicly available research analysts’ estimates;

(iv)
reviewed the projected synergies and other benefits, including the amount and timing of realization thereof, anticipated by management of ARRIS to be realized from the Transaction;

(v)
discussed with management of ARRIS the past and current operations, financial projections (including publicly available research analysts’ estimates) and current financial condition of each of ARRIS and Pace (including their views on the risks and uncertainties of achieving such projections);

(vi)
discussed with management of Pace the past and current operations, publicly available financial projections (including publicly available research analysts’ estimates) and current financial condition of Pace (including their views on the risks and uncertainties of achieving such projections);

(vii)
discussed with management of ARRIS the projected tax synergies and benefits, operating synergies and other strategic benefits, including the amounts and timing of realization thereof, anticipated by management of ARRIS to be realized from the Transaction (including their views on the risks and uncertainties of realizing such synergies and other benefits);

(viii)
reviewed the reported prices and the historical trading activity of the ARRIS Shares and the Pace Shares;

(ix)
compared the financial performance of ARRIS and Pace and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(x)
compared the financial performance of ARRIS and the valuation multiples relating to the Transaction with those of certain other transactions that we deemed relevant;

(xi)
reviewed the potential pro forma financial impact of the Transaction on the future financial performance of New ARRIS, based on the projected financial data relating to each of ARRIS and Pace referred to above, including the projected tax synergies and benefits, operating synergies and other strategic benefits, including the amounts and timing of realization thereof, anticipated by management of ARRIS to be realized from the Transaction;

(xii)
reviewed the financial terms and conditions of the Transaction Documents; and

(xiii)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. At your direction, for purposes of our analysis and opinion, we have utilized and relied upon certain composite projected financial and operating data for Pace derived from publicly available research analysts’ estimates.
With respect to the projected financial data relating to ARRIS and Pace referred to above, including those relating to the projected synergies and other benefits anticipated by management of ARRIS to be realized from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the future financial performance of ARRIS and Pace, respectively, and such synergies and other benefits. We express no view as to any projected financial data relating to ARRIS or Pace or the assumptions on which they are based. We have relied, at your direction, without independent verification, upon the assessments of management of ARRIS as to whether the projected tax synergies and benefits, operating synergies and other strategic benefits, including the amounts and timing of realization thereof, anticipated by management of ARRIS to be realized from the Transaction are reasonable, and whether the anticipated synergies and other benefits will be realized in accordance with such projections.
For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Transaction Documents are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Transaction Documents and that all conditions to the consummation of the Transaction will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on ARRIS or Pace or the consummation of the Transaction or materially reduce the benefits of the

Transaction to the holders of the ARRIS Shares. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that ARRIS has obtained such advice as it deemed necessary from qualified professionals.
We have not made nor assumed any responsibility for making any independent valuation or appraisal of the respective assets or liabilities of ARRIS or Pace, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of either ARRIS or Pace under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of ARRIS Shares, from a financial point of view, of the Merger Consideration to be received by such holders in the Transaction. We do not express any view on, and our opinion does not address, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of ARRIS, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ARRIS, or any class of such persons, whether relative to the Merger Consideration or otherwise. We do not express any view on, and our opinion does not address, any other terms or other aspects of the Transaction, including, without limitation, the form or structure of the Transaction, the terms and conditions of the Transaction Documents or any other agreements or arrangements entered into or contemplated in connection with the Transaction. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to ARRIS, nor does it address the underlying business decision of ARRIS to engage in the Transaction. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Transaction, including as to how any holder of ARRIS Shares should vote or act in respect of the Transaction. We express no opinion herein as to the price at which the shares of ARRIS or Pace will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by ARRIS and its advisors with respect to legal, regulatory, accounting and tax matters.
We will receive a fee for our services upon the rendering of this opinion. ARRIS has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Transaction is consummated.
Prior to this engagement, we, Evercore Group L.L.C., and its affiliates provided financial advisory services to ARRIS and had received fees for the rendering of these services including the reimbursement of expenses. During the two-year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Pace pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to New ARRIS and its affiliates in the future, and in connection with any such services we may receive compensation.
In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of ARRIS, Pace and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.
This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of ARRIS Shares in the Transaction (after giving effect to the completion of the Acquisition) is fair, from a financial point of view, to such holders.
Very truly yours,
EVERCORE GROUP L.L.C.
By:
/s/ Naveen Nataraj

Naveen Nataraj
Senior Managing Director

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20.    Indemnification of Directors and Officers
New ARRIS is currently a private limited company incorporated under the laws of England and Wales, but will be re-registered as a public limited company prior to the completion of the Combination. Chapter 7 of Part 10 of the Companies Act contains provisions protecting directors from liability. All statutory references in this Item 20 are to the Companies Act.
Section 232(1) makes void any provision that purports to exempt a director of a company from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.
Section 232(2) makes void any provision by which a company directly or indirectly provides an indemnity for a director of the company (or of an associated company) against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, except as permitted by:
(a) liability insurance pursuant to Section 233;
(b) qualifying third-party indemnity provisions falling within Section 234; and
(c) qualifying pension scheme indemnity provisions falling within Section 235.
Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.
Section 234 allows for New ARRIS to provide an indemnity against liability incurred by a director to someone other than New ARRIS or an associated company. Such an indemnity does not permit indemnification against liability to pay (i) criminal fines, (ii) penalties to a regulatory authority, (iii) the costs of an unsuccessful defense of criminal, (iv) the costs of civil proceedings brought by New ARRIS or an associated company or (v) the costs in connection with an application for relief under Sections 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct).
Any indemnity provided under Section 234 must be disclosed in the New ARRIS’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).
Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the company can be ratified, in accordance with Section 239, by a resolution of the members of the company, disregarding the votes of the director (if a member) and any connected member.
To the extent permitted by the Companies Act (as amended from time to time) and without prejudice to any indemnity to which any person may otherwise be entitled, the articles of association of New ARRIS provide for indemnification to the fullest extent permitted under law.
Where a person is indemnified against any liability in accordance with this Item 20, such indemnity shall extend, to the extent permitted by the Companies Act, to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.
In addition, to the fullest extent permitted by law and without prejudice to any other indemnity to which the director may otherwise be entitled, New ARRIS will enter into deeds of indemnity with its directors and officers. Under the deeds of indemnity, New ARRIS will indemnify its directors and officers to the fullest extent permitted or authorized by the Companies Act, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification.
The directors of New ARRIS will, to the fullest extent permitted by law, also be entitled to coverage pursuant to ARRIS current directors’ and officers’ liability insurance.

Item 21.   Exhibits and Financial Statement Schedules
The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this registration statement and are numbered in accordance with Item 601 of Regulation S-K.
Item 22.   Undertakings
The undersigned registrant hereby undertakes as follows:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§ 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Suwanee, State of Georgia, on July 1, 2015.
ARRIS International Limited
By:	/s/ Robert J. Stanzione
Name: Robert J. Stanzione Title: President and Chief Executive Officer
BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Robert Stanzione, Lawrence Margolis, and David Potts and each of them, his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on July 1, 2015.
Signature	Title
/s/ Robert J. Stanzione Robert J. Stanzione	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ David B. Potts David B. Potts	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ Lawrence A. Margolis Lawrence A. Margolis	Executive Vice President and Director (Authorized Representative in the United States)

EXHIBIT INDEX
Exhibit No.	Description of Document
2.1	Agreement and Plan of Merger, dated as of April 22, 2015 (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
2.2	Co-operation Agreement, dated as of April 22, 2015 (included as Annex C to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
3.1	Form of Articles of Association of ARRIS International Limited*
5.1	Opinion of Herbert Smith Freehills LLP as to the validity of the securities being registered*
8.1	Opinion of Troutman Sanders LLP as to certain U.S. federal income tax matters*
8.2	Opinion of Herbert Smith Freehills LLP as to certain UK tax matters*
10.1	Amended and Restated Credit Agreement, dated as of June 18, 2015 (incorporated herein by reference to Exhibit 10.1 of the Current Report of ARRIS Group, Inc. on Form 8-K filed with the Commission on June 19, 2015)
10.2	Form of Indemnification Agreement*
21.1	Subsidiaries of ARRIS International Limited
23.1	Consent of Ernst & Young LLP concerning the financial statements of ARRIS Group, Inc.
23.2	Consent of KPMG LLP concerning the financial statements of Pace plc
23.3	Consent of Herbert Smith Freehills LLP (included in Exhibit 5.1)*
23.4	Consent of Troutman Sanders LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included in signature page of this registration statement)
99.1	Consent of Evercore Group L.L.C.
99.2	Form of ARRIS Group, Inc. Proxy Card
99.3	Consent of Alex B. Best
99.4	Consent of Harry L. Bosco
99.5	Consent of J. Timothy Bryan
99.6	Consent of James A. Chiddix
99.7	Consent of Andrew T. Heller
99.8	Consent of Doreen A. Toben
99.9	Consent of Debora J. Wilson
99.10	Consent of David A. Woodle
99.11	Consent of Dr. Jeong Kim

*
To be filed by amendment.